PROSPECTUS SUPPLEMENT NO. 22	Filed Pursuant to Rule 424(b)(8)
(to prospectus dated April 7, 2023)	Registration No. 333-271046

390,000 Shares of Common Stock

NUBURU, INC.

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 7, 2023 (as supplemented from time to time, the “Prospectus”), with the information contained in the Current Reports on Form 8-K filed by Nuburu, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on July 30, 2024 and August 12, 2024, the Amended Annual Report on Form 10-K/A filed by the Company with the SEC on August 12, 2024, and the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 14, 2024, collectively (the "Reports"); other than any information which was furnished and not filed with the SEC. Accordingly, we have attached the Reports to this prospectus supplement. The Prospectus relates to the offer and resale of up to 390,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by Lincoln Park Capital Fund, LLC. This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock is traded on the NYSE American under the symbol “BURU.” On August 16, 2024, the last quoted sale price for our Common Stock as reported on the NYSE American was $1.75 per share.

We are a “smaller reporting company” and an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 10 of the Prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 19, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2024, Nuburu, Inc. received a letter from NYSE American LLC (“NYSE American”) informing Nuburu that it has resolved the continued listing deficiency with respect to low selling price as described in Section 1003(f)(v) of the NYSE American Company Guide. As a result, the staff of NYSE Regulation has withdrawn its delisting determination and will be lifting the trading suspension on Nuburu’s common stock on NYSE American. The common stock will commence trading on NYSE American on Friday, August 2, 2024 under the symbol “BURU.”

Item 7.01 Regulation FD Disclosure.

On July 30, 2024, Nuburu issued a press release regarding resuming trading on NYSE American effective August 2, 2024, which is attached hereto as Exhibit 99.1. The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated July 30, 2024

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	July 30, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer

NUBURU Announces NYSE American Removal of Trading Suspension

Centennial, Colo. July 30, 2024, (BUSINESS WIRE)-- NUBURU, Inc. (“NUBURU” or the “Company”) (NYSE American: BURU), a leading innovator in high-power and high-brightness industrial blue laser technology, today announced that, on July 29, 2024, it received a letter from NYSE American LLC (“NYSE American”) informing Nuburu that it has resolved the continued listing deficiency with respect to low selling price as described in Section 1003(f)(v) of the NYSE American Company Guide. As a result, the staff of NYSE Regulation has withdrawn its delisting determination and will be lifting the trading suspension on Nuburu’s common stock on NYSE American. The common stock will commence trading on NYSE American on Friday, August 2, 2024 under the symbol “BURU.”

About NUBURU

Founded in 2015, NUBURU, Inc. (NYSE American: BURU) is a developer and manufacturer of industrial blue lasers that leverage fundamental physics and their high-brightness, high-power design to produce faster, higher quality welds and parts than current lasers can provide in laser welding and additive manufacturing of copper, gold, aluminum, and other industrially essential metals. NUBURU's industrial blue lasers produce minimal to defect-free welds up to eight times faster than the traditional approaches — all with the flexibility inherent to laser processing. For more information, please visit www.NUBURU.net.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including relating to its partnership with GE Additive. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "plan," "seek," "targets," "projects," "could," "would," "continue," "forecast" or the negatives of these terms or variations of them or similar expressions. Forward-looking statements in this press release include, among other things: anticipated benefits associated with laser-based additive manufacturing. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by NUBURU and its management, are inherently uncertain and many factors may cause the Company's actual results to differ materially from current expectations which include, but are not limited to: (1) the ability to meet security exchange listing standards and regain listed status; (2) failure to achieve expectations regarding its product development and pipeline; (3) the inability to access sufficient capital to operate as anticipated, whether from Lincoln Park Capital Fund, LLC or other sources; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that NUBURU may be adversely affected by other economic, business and/or competitive factors; (7) volatility in the financial system and markets caused by geopolitical and economic factors; (8) failing to realize benefits from the partnership with GE Additive; and (9) other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in NUBURU's most recent periodic report on Form 10-K or Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. NUBURU does not give any assurance that it will achieve its expected results. NUBURU assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

Investor Contact Info:
NUBURU, Inc.
ir@nuburu.net
(720) 767-1400

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Information reported in Item 2.03 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 6, 2024, Nuburu, Inc. (the “Company”) entered into a securities purchase agreement with Esousa Group Holdings LLC ("Esousa") pursuant to which, in exchange for a capital infusion of $500,000, the Company issued a $525,000 face amount unsecured, subordinated convertible note with 5% OID, 15% interest, and a 6-month maturity date, and which is convertible into common stock at the lower of a 20% discount to: (a) a 10% premium to the price as of the date of execution, or (b) the lowest daily VWAP during the 10 days prior to conversion. Issuances of common stock on conversion are (i) subject to approval by NYSE American of a supplemental listing application, and (ii) limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

Esousa also holds senior convertible notes of the Company, $500,000 of which it agreed to extinguish in exchange for an unsecured, subordinated convertible note that bears no interest for so long as it is not in default, and has a 6-month maturity date and a conversion price equal to 25% of the closing price the day prior to the conversion date.

Both notes are unsecured and subordinated to the Company’s outstanding senior convertible notes and junior bridge notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the common stock on an eligible exchange.

Item 3.02 Unregistered Sales of Equity Securities.

Information reported in Item 2.03 is incorporated by reference herein. The securities were sold in a private placement to an accredited investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement, dated August 6, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC

10.2 Exchange Agreement, dated August 6, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	August 12, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of August 6, 2024 (the “Execution Date”), between Nuburu, Inc., a Delaware corporation (the “Company”), and the investors listed on the Buyer Schedules attached hereto (each a “Buyer” and, collectively, the “Buyers”).

RECITALS

A.
The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
B.
The Buyers wish to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, 5% Original Issue Discount Subordinated Convertible Notes in the form attached hereto as Exhibit A (each a “Convertible Note” and, collectively, the “Convertible Notes”) convertible into shares of Common Stock in an aggregate amount as set forth on the Buyer Schedules and in this Agreement (the “Conversion Shares”).
C.
At the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.
PURCHASE AND SALE OF CONVERTIBLE NOTES.
(a)
Convertible Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer shall purchase from the Company on the applicable Closing Date (as defined below), Convertible Notes in an aggregate original principal amount as set forth on each Buyer’s respective Buyer Schedule.
(b)
Closing. The date and time of the closing (the “Closing”) of the Convertible Notes shall take place as soon as practicable, but no later than the third (3rd) Business Day following the satisfaction or waiver of all of the closing conditions set forth in Sections 6 and 7

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(other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of such closing conditions) (the “Closing Date”).
(c)
Payment of Purchase Price; Delivery of Securities. On the Closing Date, each Buyer shall pay its pro rata portion of an aggregate $500,000 (the “Purchase Price”) to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and the Company shall issue to each Buyer a Convertible Note with a principal amount equal to such Buyer’s its pro rata portion of $525,000, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
(d)
Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Buyers made under this Agreement or the other Transaction Documents (as defined below).
(e)
Legal Expenses. The Company has paid by wire transfer to the legal counsel for the Buyers cash in the amount of Fifty Thousand Dollars ($50,000), which is reimbursement for the Buyers’ legal expenses.
2.
BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants to the Company, on behalf of itself, that:

(a)
Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)
No Public Sale or Distribution. Such Buyer (i) is acquiring, or will acquire, the Convertible Notes, and (ii) upon conversion of its Convertible Notes, will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws.
(c)
Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(d)
Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to

2

determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(e)
Information. Such Buyer and its advisors, if any, acknowledge that they have been furnished with or provided access via EDGAR to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as Registration Statements on Form S-1 or S-3 (including amendments thereto). Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the offer and sale of the Securities and to obtain any additional information such Buyer has requested which is necessary to verify the accuracy of the information furnished to such Buyer concerning the Company and such offering. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges that such Buyer is basing its decision to invest in the Securities solely upon the information contained in the Transaction Documents, the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any other SEC Documents, and its own due diligence and, except as specifically set forth in this Agreement, has not based its investment decision upon any representations made by any Person (as defined below).
(f)
No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)
Transfer or Resale. Such Buyer understands, that except as provided in the Registration Rights Agreement and Section 4(g) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, reasonably acceptable to the Company, to such Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(h)
Validity; Enforcement. The execution and delivery of the Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Buyer and no further consent or authorization of such Buyer or its members is required. Each Transaction Document has been duly executed by such Buyer and when delivered in accordance with terms

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hereof and thereof, constitutes the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)
No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Buyer to perform its obligations hereunder.
(j)
Experience of Buyer. Such Buyer has such knowledge, sophistication and experience in business and financial matter so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(k)
Foreign Corrupt Practices. Neither such Buyer nor any of its subsidiaries or affiliates, nor, to the knowledge of such Buyer, any director, officer, agent, employee, member or other Person acting on behalf of such Buyer or any its subsidiaries or affiliates has, in the course of its actions for, or on behalf of, such Buyer or any of its subsidiaries or affiliates (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any foreign or domestic government official or employee.
(l)
General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.
(m)
Patriot Act Representations.
(i)
Such Buyer represents that all evidence of identity provided is genuine and all related information furnished is accurate.
(ii)
Such Buyer hereby acknowledges that the Company seeks to comply with all applicable anti-money laundering laws and regulations. In furtherance of such efforts, such Buyer hereby represents and agrees that: (A) no part of the funds used by such Buyer to acquire the Securities have been, or shall be, directly or indirectly derived from or related

4

to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (B) no payment to the Company by such Buyer shall cause the Company to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Executive Order 13224 (2001) (the “Patriot Act”) issued by the President of the United States and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.
(iii)
Such Buyer represents and warrants that the amounts to be paid by such Buyer to the Company will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Such Buyer represents and warrants that, to the best of its knowledge, none of: (A) such Buyer; (B) any Person controlling or controlled by such Buyer; or (C) any Person having a beneficial interest in such Buyer is (I) a country, territory, individual or entity named on a list maintained by OFAC, (II) a Person prohibited under the OFAC Programs, (III) a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below or (IV) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.
(iv)
Such Buyer further represents and warrants that such Buyer: (A) has conducted thorough due diligence with respect to all of its beneficial owners, (B) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence.
(v)
Neither such Buyer nor any Person directly or indirectly controlling, controlled by or under common control with such Buyer is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(vi)
Such Buyer agrees to provide the Company all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of such Buyer from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. Such Buyer agrees to notify the Company promptly if there is any change with respect to the representations and warranties provided herein. Such Buyer consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of any information about such Buyer or its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti- money laundering, anti-terrorist and asset control laws, regulations, rules and orders.
(n)
No Broker Fees. No brokerage or finder's fees or commissions are or will be payable by such Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.
3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyers the matters set forth in this Section 3. These representations and warranties are current as of the date of this Agreement, except to the extent that a representation or warranty expressly states that such representation or warranty is current only as of an earlier date. If any information is so reflected as of an earlier date, there have been no material changes since such date to the date hereof.

(a)
Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b)
Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Notes and the reservation for issuance and issuance of the Conversion Shares upon conversion of the Convertible Notes) have been (i) duly authorized by the Company’s board of directors and (ii) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governing body of the Company (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, the filing of a Form D with the SEC, the filing of a proxy or information statement with the SEC in connection with the Stockholder Approval and any other filings as may be required by any state securities agencies, the filing of required notices and/or

6

applications to the Principal Market for the issuance and sale of the Securities, the filings required by Section 4(h) of this Agreement). This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.
(c)
Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. As of each Closing, the Company shall have reserved from its duly authorized capital stock not less than 150% of the maximum number of Conversion Shares issuable upon conversion of the Convertible Notes (without taking into account any limitations on the conversion of the Convertible Notes set forth therein). The issuance of the Convertible Notes is duly authorized, and upon the due execution, issuance and delivery, the Convertible Notes will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The issuance of the Conversion Shares is duly authorized, and upon issuance in accordance with the Convertible Notes, the Conversion Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. Upon issuance in accordance with the terms of the Transaction Documents, Buyers will have good and marketable title to the Securities.
(d)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Notes and the Conversion Shares and the reservation for issuance of the Conversion Shares), subject to the Required Approvals, will not (i) result in a violation of the Certificate of Incorporation of the Company or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws or operating agreements of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

7

(e)
Consents. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, the filing of a Form D with the SEC and other filings as may be required by any state securities agencies, the Stockholder Approval, the filing of required notice and/or application to the Principal Market for the issuance and sale of the Securities, and the filings required by Section 4(h) of this Agreement (collectively, the “Required Approvals”)), in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof, other than have already been waived in connection herewith. All consents, authorizations, orders, filings and registrations that the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to suspension of the Common Stock in the foreseeable future. To the extent applicable, the Company has obtained approval of the Principal Market for listing or trading of Registrable Securities that constitute Common Stock.
(f)
Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that such Buyer is not (i) an officer or director of the Company, (ii) an affiliate (as defined in Rule 405 of the 1933 Act) of the Company (an “Affiliate”) or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 10% of the Common Stock. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to such Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.
(g)
No General Solicitation; Placement Agent’s Fees. None of the Company, any of its Affiliates, or any Person acting on behalf of the Company or any of its Affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any of its placement agent’s fees, financial advisory fees, or brokers’ commissions, relating to or arising out of the transactions contemplated hereby.
(h)
No Integrated Offering. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on behalf of the Company or any of its Affiliates has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under

8

the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on behalf of the Company or any of its Affiliates will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(i)
Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares may increase in certain circumstances. The Company further acknowledges that, except to the extent an issuance would exceed the beneficial ownership limitation contained in the Transaction Documents, its obligation to issue the Conversion Shares upon conversion of the Convertible Notes in accordance therewith and with this Agreement is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.
(j)
Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti- takeover provision under the Certificate of Incorporation or other organizational documents of the Company or any of its Affiliates or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to each Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and such Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Affiliates.
(k)
SEC Documents; Financial Statements. During the two (2) years prior to the date hereof (or such shorter period of time as the Company has been subject to reporting under the 1934 Act), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing, as well as all registration statements under the 1933 Act, filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have

9

been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude the footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to each Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.
(l)
Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company and its subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up. Neither the Company nor any of its subsidiaries has any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings. The Company is not, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.
(m)
No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company or any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that would have a Material Adverse Effect on the Company.
(n)
Conduct of Business; Regulatory Permits. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its organizational documents including its Certificate of Incorporation, any other organizational charter, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its subsidiaries, respectively. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, the Company is not in violation of any of the rules, regulations

10

or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed in the SEC Documents, since January 1, 2024, (i) the Common Stock has been designated for quotation on the Principal Market, or (ii) Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension of the Common Stock from the Principal Market. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(o)
Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries (as applicable) has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(p)
Sarbanes-Oxley Act. Except as set forth in the SEC Documents, the Company and each of its subsidiaries is in material compliance with all applicable requirements of the Sarbanes- Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder.
(q)
Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.
(r)
Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of: (i) 250,000,000 shares of Common Stock, of which 3,247,283 are issued and outstanding and 3,002,348 are reserved for issuance pursuant to Convertible Securities (as defined below) other than the Convertible Notes, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share, of which 2,388,905 are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in the SEC Documents: (i) to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all

11

Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws); (ii) the Company’s capital stock is not subject to preemptive rights or any other similar rights or any Liens; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, respectively (other than as may be issued from time to time under any equity incentive plan maintained); (iv) except for the Convertible Note, there are no outstanding debt securities, convertible notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (v) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (vi) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except as provided in the Registration Rights Agreement); (vii) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (viii) there are no securities or instruments containing anti- dilution or similar provisions that will be triggered by the issuance of the Securities; (ix) neither the Company nor any of its subsidiaries has stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof.
(s)
Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, each of the Company and its subsidiaries (i) does not have any material outstanding Indebtedness, Indebtedness secured by any Lien on any assets of the Company or any of its Subsidiaries or other material debt obligations, except for the Convertible Notes, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

12

(t)
Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company’s or its subsidiaries’ executive officers or directors which would be reasonably likely to adversely affect the transactions contemplated by this Agreement or would require disclosure in the SEC Documents. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.
(u)
Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(v)
Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(w)
Title. The Company and its subsidiaries have good and marketable title to (i) all real property owned by it and (ii) all personal property, owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

13

(x)
Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Except as disclosed in the SEC Documents, none of the Company’s or its subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, which could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any material infringement by the Company or any of its subsidiaries of Intellectual Property Rights of others, except as disclosed in the SEC Documents. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding their Intellectual Property Rights and which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Documents. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to materially affect the value of their respective Intellectual Property Rights.
(y)
Environmental Laws. The Company and its subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(z)
Subsidiary Rights. The Company or one of its subsidiaries has unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(aa) Tax Status. Each of the Company and its subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and except in each case where the failure to file, pay or set aside could not be reasonably expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction to which Company and its subsidiaries are subject. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

14

(bb) Internal Accounting and Disclosure Controls. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its subsidiaries. There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

15

(ee) Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ff) U.S. Real Property Holding Corporation. Neither the Company nor any of its subsidiaries is or has ever been, and so long as any of the Securities are held by any Buyer, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each subsidiary shall so certify upon any Buyer’s request.

(gg) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(hh) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required by law to be paid in connection with the issuance, sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes directly in relation to such stock transfer will be or will have been complied with.

(ii) [Reserved].

(jj) Fixtures and Equipment. Each of the Company and its subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other

16

representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any of its subsidiaries is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

(ll) Money Laundering. The Company and its subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non- U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Registration Rights. Except as disclosed in the SEC Documents, no holder of securities of the Company (other than Buyers) has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Securities hereunder that could expose the Company to material liability or any Buyer to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(nn) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any Buyer or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to any Buyer regarding the Company, its subsidiaries, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that each Buyer makes no and has not made

17

any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.
COVENANTS.
(a)
Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Buyer promptly after filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to each Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide confirmation of any such action, if applicable, so taken to such Buyer on or prior to such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to such Buyer.
(b)
Reporting Status. Until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(c)
Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes(which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital.
(d)
Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, Quarterly Reports on Form 10- Q and Current Reports on Form 8-K, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.
(e)
Listing. The Company shall use its commercially reasonable efforts to obtain the Common Stock listing on an Eligible Market. After obtaining such listing, the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on such Eligible Market. The Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Registrable Securities consisting of Common Stock upon the Principal Market so that all such Registrable Securities consisting of Common Stock may be traded on the foregoing, subject to official notice of issuance, but in no event later

18

than the Closing Date, and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).
(f)
Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions, relating to or arising out of the transactions contemplated hereby, but shall not be responsible for any such fees or obligations incurred by Buyer. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of- pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to each Buyer.
(g)
Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by each Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and each Buyer effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At each Buyer’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by each Buyer provided that the Company shall be under no obligation to deliver any legal opinion required in connection therewith unless required by the Company’s transfer agent to be issued by the Company’s legal counsel.
(h)
Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement and the form of each Convertible Note) (including all attachments, the “Form 8-K Filing”). From and after the date of the Form 8 K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to each Buyer by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide each Buyer with any material, non-public information regarding the Company from and after the date of the Form 8 K Filing without the express prior written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of each Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 8 K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) such Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of each Buyer, the

19

Company shall not (and shall cause each of its affiliates to not) disclose the name of such Buyer in any filing (other than the Form 8 K Filing or any filing that incorporates language from the Form 8 K Filing and other than the Registration Statement and other than as required by applicable law or rules and regulations), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that each Buyer has not had, and such Buyer shall not have (unless expressly agreed to by such Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such Buyer), any duty of confidentiality with respect to any information regarding the Company or any of its subsidiaries (as applicable) that such Buyer receives from the Company, any of its subsidiaries or any of its or its officers, directors, employees, shareholders or agents.
(i)
Additional Registration Statements. Until the Applicable Date (as defined below), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Registrable Securities. “Applicable Date” means the 30th day anniversary of the first date on which the resale by the Buyers of all Registrable Securities is covered by one or more effective Registration Statements (as defined in the Registration Rights Agreement) (and each prospectus contained therein is available for use on such date). Notwithstanding the foregoing, this Section 4(i) shall be of no further force or effect in the event that the failure to register the Registrable Securities is primarily due to information related to any Buyer and/or actions or events within the reasonable control of any Buyer.
(j)
Additional Issuance of Securities. The Company agrees that during the Restricted Period, the Company shall not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, debt (with or related to equity), any preferred stock or any purchase rights) (“Additional Issuance”). Notwithstanding the foregoing, this Section 4(j) shall not apply in respect of the following: (i) issuances pursuant to acquisitions, joint ventures, license arrangements, services, leasing arrangements and similar transaction arrangements; (ii) an issuance of shares of Common Stock issued pursuant to agreements existing as of the date of this Agreement or upon the conversion or exercise of Convertible Securities issued prior to the date hereof, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion or exercise price of any such Convertible Securities is not lowered, none of such Convertible Securities are (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any Buyer; (iii) the issuance of compensatory equity awards to employees, directors and other third parties under an Approved Share Plan; provided that provisions of such Approved Share Plan that were in effect on the date immediately prior to the date of this Agreement remain in effect without amendment in any manner that adversely affects any Buyer, including any amendment to increase the number of shares issuable thereunder; (iv) the issuance of shares of Common Stock (or pre-funded warrants) for an aggregate purchase price not to exceed $800,000, provided that the following conditions are met:

20

(A) the Company has first offered the sale of such Common Stock (or pre-funded warrants) to each Buyer and no Buyer has accepted such offer within ten (10) days of such initial offer and the sale is conducted under substantially similar terms as what was offered to the Buyers, (B) the Common Stock is issued pursuant to an exemption from registration under the 1933 Act, and (C) the Company shall not register resales of such shares of Common Stock until it has obtained Stockholder Approval and all Registrable Securities are registered pursuant to the terms the Registration Rights Agreement; and (v) the issuance of the Convertible Notes and the Conversion Shares.Stockholder Approval. The Company shall either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the tenth (10th) calendar day after the Closing Date, an information statement with respect thereto or (y) provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held as soon as feasible, but not later than the sixtieth (60th) calendar day after the Closing Date (the “Stockholder Meeting Deadline”), a proxy statement. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of all of the Conversion Shares in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the Note) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to obtain the Stockholder Approval by the Stockholder Meeting Deadline.
(l)
Reservation of Shares. As long as any of the Convertible Notes remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, no less than 150% of the shares of Common Stock issuable upon conversion of the Convertible Notes (Convertible Notes are exercisable in full and without regard to any limitations on the exercise of the Convertible Notes set forth therein).
(m)
Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
(n)
Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.
(o)
Corporate Existence. So long as any Buyer owns any Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

21

(p)
Due Diligence. Each Buyer shall have the right, from time to time as such Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information (“Confidential Information”) and reasonably cooperate with such Buyer in connection with such Buyer’s due diligence; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to such Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. In the event a party is required by law, court order or governmental authority to disclose the Confidential Information of the other party, such party shall give the other party written notice of the information to be disclosed as far in advance of its disclosure as practicable and shall reasonably cooperate with the other party’s efforts, and use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.
5.
REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.
(a)
Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Notes in which the Company shall record the name and address of the Person in whose name the Convertible Notes have been issued (including the name and address of each transferee) reflecting the principal amount of the Convertible Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by each Buyer or its legal representatives.
(b)
Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to each Buyer to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of such Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by such Buyer to the Company, and confirmed by the Company, upon the conversion of the Convertible Notes. The Company represents and warrants that no instruction other than such irrevocable transfer agent instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If any Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 or

22

another exemption from registration, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the irrevocable transfer agent instructions to the Company’s transfer agent on the Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.
(c)
Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE]/[EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)
Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act (provided that each Buyer provides the Company with any certificates from such Buyer or its broker reasonably required by the Company’s transfer agent), (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the

23

Company) or a registration statement, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without current public information being available and without volume and manner of sale limitations (provided that each Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of counsel, but which may include any certificates from such Buyer or its broker reasonably required by the Company’s transfer agent), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that each Buyer provides the Company with an opinion of counsel to such Buyer from reputable counsel to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Trading Day following the delivery by any Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, credit the aggregate number of shares of Common Stock to which each Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system (the date by which such credit is so required to be made to the balance account of such Buyer’s or Buyer’s nominee with DTC is referred to herein as the “Required Delivery Date”).
(e)
Failure to Timely Deliver; Buy-In. If the Company fails to issue and credit the balance account of such Buyer’s or Buyer’s nominee with DTC for such number of Securities so delivered to the Company by the Required Delivery Date, then, in addition to all other remedies available to such Buyer, at the sole discretion of such Buyer, the Company shall:
(i)
pay in cash to such Buyer on each Trading Day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1% of the product of (A) the number of shares of Common Stock not so delivered or credited (as the case may be) to such Buyer or Buyer’s nominee multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date; or
(ii)
if on or after the Required Delivery Date, such Buyer (or any other Person in respect, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock (the “Replacement Shares”) equal to all or any portion of the number of shares of Common Stock, that such Buyer so anticipated receiving from the Company without any restrictive legend, then, within one (1) Trading Day after such Buyer’s request and in such Buyer’s sole discretion, either (A) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Replacement Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to so credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (B) promptly honor its obligation to so credit such Buyer’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and

24

pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (2) the lowest Closing Sale Price (as defined in the Convertible Notes) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Replacement Shares (as the case may be) and ending on the date of such delivery and payment under this clause (B).
(f)
Manner of Sale. Each Buyer, severally and not jointly with the other Buyers, agrees with the Company that such Buyer will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5 is predicated upon the Company’s reliance upon this understanding.
6.
CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
(a)
The obligation of the Company hereunder to issue and sell the Convertible Notes to each Buyer at the applicable Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(i)
Each Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.
(ii)
Each Buyer shall have delivered to the Company the Purchase Price for the Convertible Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.
(iii)
The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

25

7.
CONDITIONS TO BUYERS’ OBLIGATION TO PURCHASE.
(a)
The obligation of each Buyer hereunder to purchase its Convertible Notes at the Closing is subject to the satisfaction, at or before each applicable Closing Date and in respect of each such Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(i)
The Company shall have duly executed and delivered to each Buyer each of the Transaction Documents to which the Company is a party and the Company shall have duly executed and delivered to such Buyer the Convertible Notes as is set forth on the applicable Buyer Schedule and the Company shall have complied in all material respects with all obligations under this Agreement and the other Transaction Documents, including, without limitation, the Convertible Notes.
(ii)
Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, (i) to the foregoing effect and (ii) verifying the accuracy of Section 7(a)(vii) herein.
(iii)

(iv)
All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the SEC under the 1934 Act.
(v)
The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.
(vi)
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be pending by any governmental authority that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.
(vii)
Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the

26

Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.
(viii)
The Company shall have delivered to each Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.
8.
TERMINATION.

In the event that the Closing shall not have occurred within ten (10) days after the date hereof, then each Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability to any other party; provided, however, that the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement. Notwithstanding anything to the contrary above, nothing contained in this Section 8 shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party hereto to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.
CERTAIN DEFINITIONS
(a)
1934 Act. The “1934 Act” means the Securities Exchange Act of 1934, as amended.
(b)
Approved Share Plan. “Approved Share Plan” means any employee benefit plan or other compensatory contract, agreement or other arrangement (including an arrangement with a single officer or director) which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer, director or consultant for services provided or to be provided to the Company in their capacity as such.
(c)
Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
(d)
Closing Sale Price. “Closing Sale Price” shall mean for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (“Bloomberg”), or if the foregoing does not apply, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

27

(e)
Common Stock. “Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).
(f)
Contingent Obligation. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(g)
Convertible Securities. “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, shares of Common Stock).
(h)
Environmental Laws. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(i)
Eligible Market. “Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market or any other national securities exchange.
(j)
Indebtedness. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the purchase price of property or assets, including indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), other than trade payables entered into in the ordinary course of business, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, (E) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (F) all indebtedness referred

28

to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any material property or assets (including accounts and contract rights) owned by such Person, even though the Person has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above.
(k)
Insolvent. “Insolvent” means the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness.
(l)
Lien. “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the 1933 Act and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.
(m)
Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its subsidiaries to perform any of its respective obligations under any of the Transaction Documents (as defined below).
(n)
Person. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(o)
Principal Market. “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded; provided however, that in the event the Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market then the “Principal Market” shall mean such market or exchange on which the Common Stock is then listed or traded.
(p)
Registrable Securities. “Registrable Securities” means (i) the Conversion Shares, (ii) any capital stock of the Company issued or issuable with respect to such Conversion Shares, or the Convertible Notes, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Stock is converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Convertible Notes) into which the Common Stock is converted or exchanged, in each case, without regard to any limitations on exercise or exchange of the Convertible Notes. As to any Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of them shall not require registration under the 1933 Act; or (c) such securities are

29

freely saleable under Rule 144 under the 1933 Act without the requirement for current public information and without volume or manner of sale limitations.
(q)
Restricted Period. “Restricted Period” means the period commencing on the Execution Date and ending on the date immediately following the 30th day after the latest of: (i) the Execution Date, (ii) the date on which a registration statement (or registration statements) registering for resale all Registrable Securities (disregarding any reduction pursuant to Section 2(f) of the Registration Rights Agreement) has been declared effective by the SEC, (iii) the date on which the Common Stock begins trading on an Eligible Market and (iv) the date on which the Company has obtained the Stockholder Approval.
(r)
Securities. “Securities” means the Convertible Notes and the Conversion Shares.
(s)
Trading Day. “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Buyer or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
(t)
Transaction Documents. “Transaction Documents” means, collectively, this Agreement, the Convertible Notes, the Registration Rights Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(u)
VWAP. “VWAP” means the volume weighted average price for the Common Stock traded on the Principal Market during normal trading hours for the applicable time period.
10.
MISCELLANEOUS.
(a)
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal

30

service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c)
Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(d)
Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(e)
Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its affiliates and Persons acting on its behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the

31

schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties hereto solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or all holders of the Convertible Notes. The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by any Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (ii) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect any Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.
(f)
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) , one (1) Business Day after it is sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iii) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Nuburu, Inc.

7442 S Tucson Way, Suite 130

Centennial, Colorado 80112

Email Address: [●]

Attention: [●]

32

With a copy (for informational purposes only) to:

Holland & Hart LLP

555 17th Street

Denver, Colorado 80202

E-mail: [***]

Attention: Amy Bowler

If to the Transfer Agent:

Continental Stock Transfer & Trust

1 State Street 30th Floor

New York, NY 10004-1571

E-mail: [***]

Attention: Douglas Reed

If to a Buyer:

See Buyer Schedule

with a copy (for informational purposes only) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017-3852

Telephone: (914) 329-6625 E-mail: [***]

Attention: Robert Cohen, Esq.

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (ii) above.

(g)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, including, without limitation, by way of a Fundamental Transaction (as defined in the Convertible Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the applicable Convertible Note).

33

(h)
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and its permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 10(k).
(i)
Survival. The representations, warranties, agreements and covenants shall survive the Closing until the applicable statute of limitations. Each Buyer shall be responsible only for its representations, warranties, agreements and covenants hereunder.
(j)
Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)
Indemnification.
(i)
In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless such Buyer and each holder of any Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (B) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (C) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company, but other than by an affiliate of any Buyer) or which otherwise involves such Indemnitee that arises out of or results from (I) the execution, delivery, performance or enforcement of any of the Transaction Documents, (II) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (III) any disclosure properly made by any Buyer pursuant to Section 4(h), or (IV) the status of any Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), unless such action is based primarily upon a breach of such Buyer’s representations, warranties, or covenants under the Transaction Documents, or any agreements or understandings such Buyer may have with any such third party, or any violations by such Buyer of state or federal securities laws or any conduct by such Buyer which constitutes fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the

34

maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(ii)
Promptly after receipt by an Indemnitee under this Section 10(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 10(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 10(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.
(iii)
The indemnification required by this Section 10(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

35

(iv)
Notwithstanding any provision in this Agreement or any other Transaction Documents, the aggregate indemnification obligations of the Company pursuant to this Section 10(k) shall not exceed 100% of the aggregate Purchase Price actually paid by the Buyers.
(v)
The sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement hereunder shall be the indemnification provided by this Section 10(k), and each Buyer expressly waives any other rights or remedies it may have; provided however, that equitable relief, including remedies of specific performance and injunction, shall be available with respect to any matter where money damages would not be sufficient to compensate any Buyer or to preserve the rights of such Buyer pending resolution of a dispute, and this Section 10(k) shall not relieve the Company from liability for willful misconduct, gross negligence, bad faith, fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
(l)
Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.
(m)
Remedies. Each Buyer and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security, to the extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to each Buyer. The Company therefore agrees that each Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.
(n)
Exercise of Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may continue to exercise its other rights, elections, demands and options hereunder and under any other Transaction Document from time to time as if such original right, election, demand or option had not been exercised without prejudice to its future actions and rights and remedies.
(o)
Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to such Buyer hereunder or pursuant to any other Transaction Document or any Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared

36

to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

37

IN WITNESS WHEREOF, each Buyer and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NUBURU, INC.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: CEO

Title:

CEO

IN WITNESS WHEREOF, each Buyer and the Company has caused its signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

Esousa Group Holdings LLC

By: /s/ Michael Wachs Name: Michael Wachs

Title: Managing Member

BUYER SCHEDULE

Name of Buyer: Esousa Group Holdings LLC

Convertible Notes to be purchased and sold shall have an aggregate principal amount of

$525,000, convertible into Common Stock at a price per share (the “Conversion Price”) equal to a 20% discount to the lower of (a) 110% of the Closing Sale Price of the Common Stock on the Execution Date, and (b) the lowest daily VWAP in the ten trading days prior to such conversion date designated by the Buyer.

Notice Contact Information

Esousa Group Holdings LLC

[***]

Exhibit 10.2

Certain information has been omitted from this exhibit in places marked “[***]” because it contains personally identifiable information omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), is dated as of August 6, 2024, by and between Nuburu, Inc., a Delaware corporation (the “Company”), and Esousa Group Holdings LLC, a New York limited liability company (the “Creditor”).

WHEREAS, the Company and the Creditor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or by Section 3(a)(9) of the Securities Act and Rule 144(d)(3)(ii) of the Securities Act, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.;

WHEREAS, concurrent with the execution of this Agreement, the Creditor has purchased holds and has the right to transfer interest in a promissory note issued by the Company constituting an outstanding principal amount of $500,000 plus accrued but unpaid interest equal to $39,315 (the “Existing Debt”, and the amount owing pursuant thereto, the “Debt Amount”), which the Creditor purchased from David Seldin (the “Original Creditor”) pursuant to a Note Purchase Agreement, dated as of the date hereof, between the Creditor and the Original Creditor (the “Note Purchase Agreement”);

WHEREAS, the Company and the Creditor desire to enter into this Agreement, pursuant to which, among other things, the Creditor shall exchange, as set forth herein, in whole or in part, the Existing Debt for a Subordinated Convertible Note in the form attached hereto as Exhibit A (the “Convertible Note”) convertible into shares of Common Stock (the “Conversion Shares”), as provided hereunder in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Creditor hereby agree as follows:

1.
EXCHANGES OF EXISTING DEBT. Effective on the date hereof, the Creditor hereby delivers the Existing Debt in exchange for the contemporaneous execution and delivery of the Convertible Note, which shall be issued with an aggregate original principal amount equal to the Debt Amount, on the terms and conditions set forth in this Agreement (the “Exchange”).
(a)
Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Buyers made under this Agreement or the other Transaction Documents (as defined below).
(b)
Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(i)
“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.
(ii)
“Bloomberg” means Bloomberg, L.P.

(iii)
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(iv)
“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).
(v)
“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).
(vi)
“Convertible Securities” means any capital stock, warrants, notes, rights, options or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries.
(vii)
“Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.
(viii)
“Material Adverse Effect” means any material adverse effect on (A) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, or (B) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents (as defined below).
(ix)
“Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, corporation, association trust, unincorporated organization, government or any department or agency thereof, or any other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d) of the Exchange Act.
(x)
“Principal Market” means the NYSE American, LLC.
(xi)
“Restricted Period” means the period commencing on the date of this Agreement and ending on the date immediately following the 90th day after the date of this Agreement; provided, however, that such period shall be extended for every day on which the Common Stock suspended from trading on the Principal Market.
(xii)
“Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such

2

exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Creditor.
2.
REPRESENTATIONS AND WARRANTIES AND COVENANTS.
(a)
Company’s Representations. The Company hereby represents and warrants and covenants to the Creditor, as of the date hereof and each other date in which the Company issues Exchange Shares to the Creditor, as follows:
(i)
Each of the Company and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, Other than its subsidiaries, there is no Person in which the Company, directly or indirectly, owns share capital or holds an equity or similar interest.
(ii)
The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Convertible Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Convertible Notes and the Conversion Shares in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Notes and the Conversion Shares have been duly authorized by the Company’s Board of Directors and no further filing (other than a Form 8-K and the applicable notification regarding the listing of additional shares), consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
(iii)
The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation and issuance of the Conversion Shares) will not (A) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its subsidiaries, any share capital of the Company or any of its subsidiaries or Bylaws (as defined below) of the Company or any of its subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

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(iv)
Neither the Company nor any of its subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than a Form 8-K and the applicable notification regarding the listing of additional shares) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form 8-K and the applicable notification regarding the listing of additional shares) and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. As of the date of this Agreement, except as disclosed in the SEC Documents, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.
(v)
All share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Convertible Note and Conversion Shares to be issued to the Creditor hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
(vi)
The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Creditor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. There is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings. For so long as the Creditor shall hold any of the Existing Debt or any Exchange Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(vii)
As of the date hereof, the authorized share capital of the Company consists of: (A) 250,000,000 shares of Common Stock, of which, 3,247,283 shares are issued and outstanding, and (B) 50,000,000 shares of preferred stock, par value $0.0001 per share, of which 2,388,905 are issued and outstanding. As of the date hereof, the Company has reserved from its duly authorized capital stock

4

3,002,348 shares of Common Stock for issuance pursuant to Convertible Securities. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in SEC Documents: (A) none of the Company’s or any subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (C) except for the Existing Debt and all other debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (D) other than with respect to the current indebtedness of the Company or any of its subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (E) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (F) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (G) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Note and/or the Conversion Shares; (H) neither the Company nor any subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (I) neither the Company nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company will furnish to the Creditor upon Creditor’s written request true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents or is not otherwise available in documents filed by the Company with the SEC.
(viii)
The Company confirms that neither it nor any other Person acting on its behalf has provided the Creditor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that the Creditor will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Creditor regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

5

(ix)
The Convertible Note is duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. When issued and delivered upon conversion of the Convertible Note in accordance therewith, the Conversion Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, Encumbrances and rights of refusal of any kind. Upon issuance in accordance herewith and subject to the representations and warranties and covenants of the Creditor set forth in Section 2(b) having been and remaining at such issuance true and correct and the accuracy of the representations, warranties, and covenants of the Original Creditor in the Note Purchase Agreement, the Convertible Note and the Conversion Shares will be exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act and all of the Conversion Shares will be caused by the Company to be freely transferable and freely tradable by the Creditor without restriction pursuant to Rule 144, including, without limitation Rule 144(d)(3)(ii), of the Securities Act by requesting the Transfer Agent to remove restrictive legends from the Conversion Shares. Neither the Convertible Note issuable hereunder nor any certificates evidencing any of such Conversion Shares (if a certificate therefor is requested in writing by the Creditor) shall bear any restrictive or other legends or notations. The Company shall not, and the Company shall cause all other Persons to not, issue any stop-transfer order, instruction or other restriction with respect to any Conversion Shares.
(x)
The Company agrees that the outstanding principal balance of the promissory note issued by the Company to the Original Creditor (as described in the Note Purchase Agreement) exceeds the $500,000 and accrued but unpaid interest on such principal amount as of the date hereof is equal to $39,315 and, further, the Company has consented to the sale and assignment of the Existing Debt by the Original Creditor to the Creditor and that such Existing Debt remains outstanding and owed to Creditor subject to all the terms and conditions included in the promissory note issued by the Company to the Original Creditor (as described in the Note Purchase Agreement).
(xi)
The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the applicable Exchange of Existing Debt, the Company has not received and will not receive any consideration from the Creditor for the Convertible Note to be issued in an Exchange or the Conversion Shares.
(xii)
To the Company’s knowledge, neither the Creditor nor the Original Creditor, nor any of their respective Affiliates, (A) is or was an officer, director, 10% shareholder, control person, or Affiliate of the Company within the last 90 days, or (B) has or will, directly or indirectly, provide any consideration to or invest in any manner in the Company in exchange or consideration for, or otherwise in connection with, the sale or satisfaction of the Existing Debt, other than pursuant to this Agreement.
(xiii)
The Company acknowledges and agrees that (A) the issuance of Convertible Note and Conversion Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (B) neither the Company nor any of the Company’s Affiliates has or will provide the Creditor with any material non-public information regarding the Company or its securities, and (C) the Creditor has no obligation of confidentiality to the Company and may sell any of the Conversion Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.
(xiv)
The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (A) the Creditor is acting solely in an arm’s length capacity, (B) the Creditor does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (C) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Creditor, (D) the Creditor has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company,

6

or in any similar capacity, and (E) any statement made by the Creditor or any of the Creditor’s representatives, agents or attorneys is not advice or a recommendation to the Company.
(xv)
The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.
(xvi)
Except as disclosed in SEC Documents, the Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system. As of the date of this Agreement, to the Company’s actual knowledge based solely on absence of, as of the date hereof, any notice from any such securities exchange or automated quotation system that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system, the Company is in compliance with all such listing and maintenance requirements.
(xvii)
The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s DWAC service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.
(xviii)
The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the Certificate of Incorporation, Bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Convertible Note and/or Conversion Shares hereunder and the Creditor’s ownership of such Convertible Note and Conversion Shares, together with all other securities now or hereafter owned or acquired by the Creditor. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a change in control of the Company or any of its subsidiaries. Until the time that the Creditor no longer beneficially owns any Convertible Note or Conversion Shares, the Company and its board of directors shall not adopt any anti-takeover provision, including without limitation any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Creditor to acquire or hold Conversion Shares in accordance with this Agreement, without the Creditor’s written consent.
(xix)
The Company shall take such action as the Creditor shall reasonably determine is necessary in order to qualify the Convertible Note and the Conversion Shares issuable to the Creditor hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Creditor hereunder and for resale by the Creditor to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of the Convertible Note and the Conversion Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of the Convertible Note and the Conversion Shares to the Creditor.
(xx)
The Company’s Common Stock is listed on the Principal Market (or traded on other exchange or market reasonably acceptable to the Creditor).

7

(xxi)
No suspension of trading of the Company’s Common Stock is in effect.
(xxii)
No injunctions or other legal proceedings relating to the Exchange is pending or threatened against the Company.
(xxiii)
The Company has delivered to the Creditor and the Company’s transfer agent an opinion of counsel in a form acceptable to the Creditor, to the effect that upon conversion of the Convertible Note, Conversion Shares issued pursuant to any such conversion may be issued without restriction to the Creditor in exchange for applicable portion of the outstanding debt under the Convertible Note pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 3(a)(9) therein.
(xxiv)
Except as disclosed in SEC Documents, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party.
(b)
Creditor Representations. The Creditor hereby makes the following representations, warranties and covenants, as of the date hereof and each other date in which the Creditor exchanges all or any portion of the Existing Debt into the Exchange Shares, as follows:
(i)
The Creditor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(ii)
The Creditor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing Debt being exchanged in the applicable Exchange free and clear of all rights and Encumbrances. The Creditor has full power and authority to transfer and dispose of the Existing Debt to the Company free and clear of any right or Encumbrance.
(iii)
The Creditor understands that the Convertible Note and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Creditor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of the Creditor to acquire the Convertible Note and the Conversion Shares.
(iv)
This Agreement has been duly and validly authorized, executed and delivered on behalf of the Creditor and constitutes the legal, valid and binding obligations of the Creditor enforceable against the Creditor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(v)
The execution, delivery and performance by the Creditor of this Agreement and the consummation by the Creditor of the transactions contemplated hereby and thereby will not (A) result in a violation of the organizational documents of the Creditor or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Creditor is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Creditor, except in the case of clauses (B) and (C) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Creditor to perform its obligations hereunder.

8

(vi)
As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Creditor nor any Affiliate thereof is or was an officer, director, or 10% or more shareholder of the Company.
(vii)
Creditor represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement and no brokerage or finder's fees or commissions are or will be payable by Creditor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. No additional consideration from the Creditor was received or will be received by the Company for the Convertible Note or the Conversion Shares.
(viii)
Creditor understands and acknowledges that the issuance and transfer to it of the shares of the Convertible Note and the Conversion Shares has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Creditor understands that the Company is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, acknowledgments and understandings of Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Convertible Note and the Conversion Shares.
(ix)
Creditor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Creditor’s investment in the Company through Creditor’s acquisition of the Convertible Note and the Conversion Shares. Creditor is able to bear the economic risk of its investment in the Company through Creditor’s acquisition of the Convertible Note and the Conversion Shares for an indefinite period of time. At the present time, Creditor can afford a complete loss of such investment and has no need for liquidity in such investment.
(x)
Creditor acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Creditor’s investment in the Company pursuant to its acquisition of the Convertible Note and the Conversion Shares. Creditor acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.
(xi)
Creditor represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Convertible Note and the Conversion Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.
(xii)
Creditor agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any short sales of, or sell put options or similar instruments with respect to, the Company’s Common Stock or any other Company’s securities.
3.
RESTRICTION ON ADDITIONAL ISSUANCES. The Company agrees that during the Restricted Period, the Company shall not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, debt (with or related to equity), any preferred stock or any purchase rights) (“Additional Issuance”). Notwithstanding the foregoing, this Section 3 shall not apply in respect of the following: (i) issuances pursuant to acquisitions, joint ventures, license arrangements, services, leasing arrangements and similar transaction arrangements; (ii) an issuance of shares of Common Stock issued pursuant to agreements existing as of the date of this Agreement or upon the conversion or

9

exercise of Convertible Securities issued prior to the date hereof, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion or exercise price of any such Convertible Securities is not lowered, none of such Convertible Securities are (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects Creditor; (iii) the issuance of compensatory equity awards to employees, directors and other third parties under an Approved Share Plan; provided that provisions of such Approved Share Plan that were in effect on the date immediately prior to the date of this Agreement remain in effect without amendment in any manner that adversely affects Creditor, including any amendment to increase the number of shares issuable thereunder, (iv) the issuance of shares of Common Stock (or pre-funded warrants) for an aggregate purchase price not to exceed $800,000, provided that the following conditions are met: (A) the Company has first offered the sale of such Common Stock (or pre-funded warrants) to each Buyer and no Buyer has accepted such offer within ten (10) days of such initial offer and the sale is conducted under substantially similar terms as what was offered to the Buyers, (B) the Common Stock is issued pursuant to an exemption from registration under the 1933 Act, and (C) the Company shall not register resales of such shares of Common Stock until it has obtained Stockholder Approval and all Registrable Securities are registered pursuant to the terms the Registration Rights Agreement; and (v) the issuance of the Convertible Notes and the Conversion Shares.
4.
EXCLUSIVITY. During the period commencing on the date hereof and ending on the later of 10 calendar days after the end of the Restricted Period or such time as when all of the Convertible Note has been exchanged or repaid, the Company shall not, without the prior written consent of the Creditor, (a) enter into, effect, alter, announce or recommend to its shareholders any transaction whereby the Company directly or indirectly issues equity or debt securities of the Company to a party in exchange for outstanding equity or debt securities (other than ordinary exercise of Convertible Securities), claims or property interests, or partly in such exchange and partly for cash, in one or more transactions carried out pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act (any such transaction, an “Exchange Transaction”), or (b) otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Creditor) to seek an Exchange Transaction involving the Company or any of its subsidiaries. The Company, its Affiliates, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Creditor) with respect to any of the foregoing. For clarity, except as provided in Section 3, nothing herein shall preclude the Company from effecting a private or public offering, that is not an Exchange Transaction, nor shall any such offering require the consent or approval of the Creditor, and the exercise or conversion of any securities issued in any such offering shall not require the consent or approval of the Creditor.
5.
DISCLOSURE.
(a)
The Company shall, on or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching all the material Exchange Documents (including, without limitation, this Agreement and the form of Convertible Note) (including all attachments, the “Form 8-K Filing”). From and after the date of the Form 8 K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to Creditor by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents.
(b)
The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide Creditor with any material, non-public information regarding the Company from and after the date of the Form 8 K Filing without the express prior written

10

consent of such Creditor. Subject to the foregoing, neither the Company nor any Creditor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Creditor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 8 K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Creditor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).
(c)
Without the prior written consent of Creditor, the Company shall not (and shall cause each of its affiliates to not) disclose the name of Creditor in any filing (other than the Form 8 K Filing or any filing that incorporates language from the Form 8 K Filing and other than the Registration Statement and other than as required by applicable law or rules and regulations), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Creditor has not had, and Creditor shall not have (unless expressly agreed to by Creditor after the date hereof in a written definitive and binding agreement executed by the Company and Creditor), any duty of confidentiality with respect to any information regarding the Company or any of its subsidiaries (as applicable) that Creditor receives from the Company, any of its subsidiaries or any of its or its officers, directors, employees, shareholders or agents.
6.
INDEMNIFICATION.
(a)
In consideration of the Creditor’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Common Stock thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall indemnify the Creditor and all of their shareholders, partners, members, officers, directors, employees (collectively, the “Creditor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Creditor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”) incurred by any Creditor Indemnitee as a result of, or arising out of, or relating to (i) any material misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents or (ii) any material breach of any covenant, agreement or obligation of the Company contained in any of the Exchange Documents.
(b)
In consideration of the Company’s execution and delivery of the Exchange Documents to which it is a party and agreeing to issue (subject to the terms hereof) the Shares thereunder and in addition to all of the Creditor’s other obligations under the Exchange Documents, the Creditor shall indemnify the Company and all of their shareholders, partners, members, officers, directors, employees and counsel (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Creditor in any of the Exchange Documents, (ii) any material breach of any covenant, agreement or obligation of the Creditor contained in any of the Exchange Documents.
(c)
Promptly after receipt by a Company Indemnitee or Creditor Indemnitee (as applicable) under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Company Indemnitee or Creditor Indemnitee (as applicable) shall, (i) if an Indemnified Liability in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Creditor Indemnitee; provided, however, that a Creditor Indemnitee shall have the right to retain its own counsel at the Company’s expense, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Creditor Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Creditor Indemnitee and any other party represented by

11

such counsel in such proceeding. In the case of a Creditor Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Creditor at its sole discretion; provided, however, that the Company shall have the right to consent to Creditor Indemnitee’s counsel if the Company is responsible for fees and expenses of the Creditor Indemnitee’s counsel, such consent not to be unreasonably withheld, delayed or conditioned. The Creditor Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Creditor Indemnitee which relates to such Indemnified Liability. The Company shall keep the Creditor Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Creditor Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Creditor Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Creditor Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Creditor Indemnitee under this Section 6, except to the extent that the Company is materially prejudiced in its ability to defend such action; and (ii) if an Indemnified Liability in respect thereof is to be made against the Creditor under this Section 6, deliver to the Creditor a written notice of the commencement thereof, and the Creditor shall have the right to participate in, and, to the extent the Creditor so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Creditor and the Company Indemnitee; provided, however, that a Company Indemnitee shall have the right to retain its own counsel at the Creditor’s expense, if, in the reasonable opinion of counsel retained by the Creditor, the representation by such counsel of the Company Indemnitee and the Creditor would be inappropriate due to actual or potential differing interests between such Company Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Company Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Company at its sole discretion; provided, however, that the Creditor shall have the right to consent to Company Indemnitee’s counsel if the Creditor is responsible for fees and expenses of the Company Indemnitee’s counsel, such consent not to be unreasonably withheld, delayed or conditioned. The Company Indemnitee shall cooperate fully with the Creditor in connection with any negotiation or defense of any such Indemnified Liability by the Creditor and shall furnish to the Creditor all information reasonably available to the Company Indemnitee which relates to such Indemnified Liability. The Creditor shall keep the Company Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Creditor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Creditor shall not unreasonably withhold, delay or condition its consent. The Creditor shall not, without the prior written consent of the Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Creditor shall be subrogated to all rights of the Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Creditor within a reasonable time of the commencement of any such action shall not relieve the Creditor of any liability to the Company Indemnitee under this Section 6, except to the extent that the Creditor is materially prejudiced in its ability to defend such action.
(d)
Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to indemnify any Person to the extent that the aggregate of all Indemnified Liabilities subject to the indemnification by the Company exceeds the Existing Debt Amount.

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(e)
The indemnification required by this Section 6 shall be the sole and exclusive remedy of the Company Indemnitees and the Creditor Indemnitees.
7.
MISCELLANEOUS.
(a)
Holding Period. For the purposes of Rule 144 of the Securities Act, the Company agrees not to take a position contrary to the Creditor’s position that the holding period of the Exchange Shares may be tacked on the holding period of the Existing Debt.
(b)
Further Assurances; Additional Documents. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.
(c)
No Oral Modification. This Agreement may only be amended in writing signed by the Company and by the Creditor. All waivers relating to any provision of this Agreement must be in writing and signed by the waiving party.
(d)
Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby. The Company shall be responsible for the payment of any financial advisory fees, legal expenses of counsel to the Company (including, without limitation, with respect to any legal opinion issued in connection herewith or any Exchange), fees in connection with the registration obligations set forth in Section 7 hereof, DTC fees, or transfer agent fees relating to or arising out of the transactions contemplated hereby, but shall not be responsible for any such fees or obligations incurred by the Creditor.
(e)
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(f)
Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(g)
Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted

13

by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Exchange Documents, any remedy at law may prove to be inadequate relief to the Creditor. The Company therefore agrees that the Creditor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving damages and without posting a bond or other security.
(h)
Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Creditor exercises a right, election, demand or option under an Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then the Creditor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(i)
Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Creditor hereunder or the Creditor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Exchange Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Dollar Exchange Rate on the date of calculation. “Dollar Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
(j)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
(k)
Survival. The representations, warranties, agreements and covenants in this Agreement shall survive the execution and delivery hereof until the consummation of the transactions contemplated hereby or termination or expiration of this Agreement by its terms.
(l)
Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(m)
Severability; Usury. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by the Creditor, under the Exchange Documents,

14

including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Creditor, or collection by the Creditor pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Creditor and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Creditor, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Creditor under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Creditor under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
(n)
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(o)
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(p)
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(q)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
(r)
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon confirmation of transmission, when sent by email; or (iv) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be (A) if to the Company, at the address set forth on its signature page attached hereto or (B) if to the Creditor, at the address set forth on its signature page attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (z) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

NUBURU, INC.

By: /s/ Brian Knaley

Title: CEO

IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

CREDITOR:

ESOUSA GROUP HOLDINGS LLC

By: /s/ Michael Wachs Name: Michael Wachs

Title: Managing Member

Address:

Esousa Group Holdings LLC [***]

Attention: Michael Wachs

[***]

with a copy (for informational purposes only) to: McDermott Will & Emery LLP

[***]

Attention: Robert Cohen, Esq.

l

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

(Amendment No. 2)

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

Commission File Number 001-39489

NUBURU, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7442 S Tucson Way, Suite 130, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 767-1400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ No ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ NO ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒

The aggregate market value of the voting Common Stock held by non-affiliates of the registrant at June 30, 2023 was approximately $23,600,000. Shares of common stock beneficially owned by each executive officer and director have been excluded in that such persons may be deemed to be affiliates. This determination of executive officers and directors as affiliates is not necessarily a conclusive determination for any other purposes.

The number of shares of Registrant's Common Stock outstanding as of August 8, 2024 was 3,273,388 shares.

Documents Incorporated by Reference

None.

EXPLANATORY NOTE

Nuburu, Inc. (referred to herein as the "Company," "Nuburu," "we," "us," or "our") is filing this amendment No. 2 on Form 10-K/A (this "Amendment No. 2") to amend our Annual Report on Form 10-K for the year ended December 31, 2023, originally filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2024 (the “Original 10-K”) and amended on April 29, 2024 ("Amendment No. 1"). This amendment solely corrects typographical errors in the Report of Independent Registered Public Accounting Form on page F-2 of this document.

Except for the changes described above, including the filing of related certifications added to the exhibit list in Part IV, and the changes included in Amendment No. 1, this Amendment No. 2 makes no changes to the Original 10-K. This Amendment No. 2 does not reflect events occurring after the filing of the Original 10-K or modify disclosures affected by subsequent events. Accordingly, this Amendment No. 2 should be read in conjunction with the Original 10-K and other filings with the SEC. Terms used but not otherwise defined in this Amendment No. 2 have such meaning as ascribed to them in the Original 10-K.

i

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Annual Report on Form 10-K include, but are not limited to, statements about:

•
our success in retaining or recruiting, or changes required in, our officers, key employees, or directors;
•
our public securities’ potential liquidity and trading;
•
the ability to maintain the listing of our common stock, par value of $0.0001 per share (the "Common Stock") on a securities exchange;
•
the anticipated benefits of the Business Combination (as defined in "Frequently Used Terms" below);
•
the outcome of any legal proceedings that may be instituted against us related to the Business Combination;
•
existing regulations and regulatory developments in the United States and other jurisdictions;
•
the need to hire additional personnel and our ability to attract and retain such personnel;
•
our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
•
obtaining financing under that certain Purchase Agreement by and among the Company and Lincoln Park Capital Fund, LLC (“Lincoln Park”), dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Lincoln Park Purchase Agreement”)
•
our business, operations and financial performance, including:
•
expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•
future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the use of blue laser technology in 3D printing applications;
•
expectations regarding product development and pipeline;
•
expectations regarding research and development efforts;
•
expectations regarding market size;
•
expectations regarding the competitive landscape;
•
expectations regarding future acquisitions, partnerships, or other relationships with third parties;
•
future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future; and
•
other statements detailed under the section entitled “Risk Factors” and in other sections of this Annual Report on Form 10-K.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this Annual Report on Form 10-K, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this Annual Report on Form 10-K:

•
our ability to obtain financing, including under the Lincoln Park Purchase Agreement;
•
our ability to meet NYSE American’s continued listing standards;
•
our ability to protect our intellectual property;
•
whether the market embraces our products;
•
whether we achieve full commercialization in a timely manner;
•
the outcome of any legal proceedings that may be instituted against us;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain our management and key employees;
•
our ability to retain or recruit key employees;
•
costs related to being a public company;
•
changes in applicable laws or regulations;
•
the possibility that we may be adversely affected by economic, business, or competitive factors;
•
volatility in the markets caused by geopolitical and economic factors; and
•
other risks and uncertainties set forth in the section titled “Risk Factors” and in other sections of this Annual Report on Form 10-K.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Annual Report on Form 10-K are more fully described under the heading “Risk Factors” and elsewhere in this Annual Report on Form 10-K. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this Annual Report on Form 10-K describe additional factors that could adversely affect our business, financial condition, or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions, as applicable, on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this Annual Report on Form 10-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Frequently Used Terms

Unless otherwise stated in Item 8. Financial Statements and accompanying footnotes, or the context otherwise requires, references in this Annual Report to:

“Business Combination” are to the business combination of Legacy Nuburu with a subsidiary of Tailwind, with Legacy Nuburu surviving such business combination as a wholly owned subsidiary of Tailwind;

“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind, Nuburu, and Merger Sub, Inc., as the same has been or may be amended, modified, supplemented, or waived from time to time;

“Closing” are to the consummation of the Transactions;

“Closing Date” are to January 31, 2023, the date on which the Transactions were consummated;

"Common Stock" are to the Company's common stock, par value of $0.0001 per share, listed on the New York Stock Exchange after the Business Combination;

“Exchange Ratios” are to the quotients as defined in, and calculated in accordance with, the Business Combination Agreement, which was included as an exhibit to our Current Report on Form 8-K (File No. 001-39489) filed with the SEC on February 6, 2023;

“Legacy Nuburu” are to Nuburu Subsidiary, Inc., a Delaware corporation (f/k/a Nuburu, Inc. before the Closing Date);

“Public Warrants” are to the 16,710,785 whole warrants of the Company sold to public investors in the Tailwind IPO (defined below);

“SEC” is the Securities and Exchange Commission;

“Tailwind” are to Tailwind Acquisition Corp, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Nuburu, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;

“Tailwind IPO” are to the initial public offering by Tailwind which closed on September 9, 2020; and

“Transactions” are to the Business Combination, together with the other transactions contemplated by the Business Combination Agreement and the related agreements.

Unless the context otherwise requires, all references in this section to “Nuburu,” the “Company,” “we,” “us,” “our,” and other similar terms refer to: (i) Legacy Nuburu and its subsidiaries prior to the Closing, and (ii) Nuburu, Inc., a Delaware corporation, and its consolidated subsidiary, Nuburu Subsidiary, Inc., after the Closing.

SUMMARY OF RISK FACTORS

The following is a summary of the principal risks described below in Part I, Item 1A “Risk Factors” in this Annual Report on Form 10-K. We believe that the risks described in the “Risk Factors” section are material to investors, but other factors not presently known to us or that we currently believe are immaterial may also adversely affect us. The following summary should not be considered an exhaustive summary of the material risks facing us, and it should be read in conjunction with the “Risk Factors” section and the other information contained in this Annual Report on Form 10-K.

Risks Relating to Our Business and Operations

•
We have not been profitable historically and may not be able to achieve profitability in the future.
•
We received fewer proceeds from the Business Combination than we initially anticipated. We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.
•
Our limited operating history and the novelty of our blue laser systems make evaluating our business, the risks and challenges we may face, and our future prospects difficult.
•
The engineering of certain of our laser systems is still in the prototype stage, and there is no guarantee that we will be successful in implementing production of our laser systems on a commercial scale.
•
If our laser systems contain design or manufacturing defects, our business and financial results could be harmed.
•
Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition, and operating results.
•
The failure of our suppliers to deliver necessary raw materials and components that meet the specifications for our laser systems in a timely manner could cause installation delays, cancellations, and damage to our reputation.
•
We depend on sole source or limited source suppliers.
•
We are highly dependent upon the ability to ship products to customers and to receive shipments of supplies from suppliers.
•
If we fail to accurately forecast component and material requirements for our products, we could incur additional costs and significant delays in shipments, which could result in a loss of customers.
•
There is no assurance that non-binding letters of intent and other indications of interest from customers will be converted into binding orders, sales, bookings, or committed offtake contracts.
•
We expect to contract with a number of large companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues.
•
We currently partner with and in the future may derive a portion of our revenue from government entities.
•
Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.
•
If we are not able to continue to reduce our cost structure in the future, our ability to become profitable may be impaired.
•
We are highly dependent on current key executives and if we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could suffer.
•
Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses, and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.
•
Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.
•
Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities, income, revenue, or expenses.
•
Operational costs can be difficult to predict.
•
We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.
•
Our insurance coverage may not adequately protect us from harm or losses we may suffer.
•
There is no assurance that we will be able to execute on our business model.
•
Expanding operations internationally will subject us to a variety of risks and uncertainties.

Risks Relating to Ownership of our Securities

•
Our Common Stock is subordinated to our Series A preferred stock, par value $0.0001 per share (the "Preferred Stock").
•
Shares of our Preferred Stock may be subordinate to any senior preferred stock we may issue and to any future indebtedness.
•
At the two-year anniversary of the Preferred Stock Issuance (as defined below), we will be obligated to redeem shares of our Preferred Stock for cash. There can be no guarantee that we will have funds available to make this redemption.
•
NYSE American may delist the Company’s Common Stock from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.
•
If our Common Stock is delisted from trading, the ability of holders of Preferred Stock to transfer or sell their shares of our Preferred Stock may be limited and the market value of our Preferred Stock will likely be materially adversely affected.
•
The Company’s stock price may change significantly and investors could lose all or part of their investment as a result.
•
There is no public market for our Preferred Stock.
•
Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain Selling Securityholders still may receive significant proceeds.
•
The Company’s stockholders will experience dilution as a result of the issuance of Common Stock through debt and equity transactions. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

For a more complete discussion of the material risks facing our business, see Item 1A. "Risk Factors" below.

PART I

ITEM 1. BUSINESS

Unless the context requires otherwise, references to “Nuburu,” “we,” “us,” or “our” in this section are to the business and operations of Legacy Nuburu prior to the Business Combination and to the Company and its subsidiaries following the Business Combination.

Corporate History and Background

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and our ongoing business will be the business formerly operated by Legacy Nuburu, this business section primarily includes information regarding Legacy Nuburu’s business.

Overview

Nuburu is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to multiple markets, including e-mobility, healthcare, and consumer electronics via a broad range of high value applications that include welding and 3D printing. By delivering increased speed and quality we hope to enhance productivity and cost efficiency for manufacturers in the e-mobility, consumer electronics, aerospace and defense, and 3D printing markets as well as to find additional applications currently not yet serviced by existing laser technologies.

We have invented, patented, and developed what we believe to be the next pivotal point for manufacturing technology, with the potential to revolutionize the manufacturing industry by changing how products are made. Our technology is also aligned with the need to reduce carbon generation in manufacturing. Most manufacturing processes require heat to shape, manipulate, and form basic materials into a product. The Nuburu laser system outperforms currently available alternatives by more efficiently coupling heat into the material being processed, thereby helping to promote a more sustainable future by using less energy and, in turn, generating less carbon in the manufacturing process.

A fundamental physical characteristic is that metals absorb blue laser light better than infrared (“IR”) laser light. In the case of materials such as gold, copper, silver, and aluminum the advantage of blue laser light is substantial. The better absorption results in substantial improvements in the quality of the part produced, the yield of parts during production and the speed at which the part can be produced. We believe that these advantages enable efficiencies in the overall productivity of the manufacturing line and can extend the life of the products produced. We also believe that these characteristics will be advantageous to our customers, whether in upgrading existing manufacturing processes or enabling entirely new approaches to manufacturing through the use of Nuburu’s laser systems in either industrial welding or 3D printing technology applications.

Nuburu is currently shipping blue laser systems for applications such as EV batteries, large screen displays, and cell phone components. We have performed thousands of welds in hundreds of application tests to date and we believe we have a strong and substantial customer pipeline for our laser light engines.

Nuburu has developed a thorough understanding of the market need for its laser light engines across a broad array of applications including battery, e-mobility, consumer electronics, and 3D printing metal systems. We estimate that our serviceable addressable market (“SAM”) will grow from approximately $4 billion today to approximately $34 billion by 2032 (see “— Market Opportunity”).

Nuburu’s co-founders identified these market opportunities at an early stage and began working in 2013 to protect their early mover advantage with a strong patent portfolio. Nuburu has approximately 220 granted and pending patents and patent applications globally, which include: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. Notably, Nuburu has been awarded patent protection for the use of high-power blue lasers. At the time Nuburu was started, industrial quality, high-power blue lasers did not exist and Nuburu was the first to successfully apply blue lasers to the practice of welding and 3D printing.

Industry Background

Industrial markets have been a major focus for laser applications ever since the invention of the laser. In the early 1970s, lasers emerged as a useful source for cutting and welding. However, the material systems were limited to steel and other materials with low reflectivity given the long wavelengths of the Infrared Carbon Dioxide (IR CO2) lasers that were the mainstay of that era.

The first era was followed by the introduction of lamp-pump yttrium aluminum garnet (YAG) lasers in the late 1970s with a shorter wavelength and more compact size, which resulted in an expansion of applications into cutting, welding, and drilling. The lamp pumped lasers were superseded in the 1980s by the invention of diode pumped solid state lasers which offered higher efficiency and superior reliability.

However, the lamp pump lasers still had poor absorption in materials such as aluminum and copper given the IR wavelength of these lasers.

In the early 2000s, the fiber laser was introduced into the industrial laser market and offered superior efficiency, reliability, and scalability than the diode pumped solid state lasers and was rapidly adopted because of its compact size. The fiber laser with its improved performance displaced the CO2 lasers in welding and ushered in a new era for additive manufacturing (3D printing). Currently, fiber lasers account for approximately 50% of the total materials processing laser market according to Laser Focus World, in part because of their compact size and ease of operation. The fiber laser, however, still operates at the IR wavelength with low absorption in materials such as copper and aluminum.

Market Opportunity

We estimate the total addressable market (“TAM”) for industrial lasers that could be replaced by blue lasers (i.e., our total revenue opportunity at 100% market share, assuming no competition), to be $15 billion today and to grow to over $65 billion in the next ten years. Our estimated TAM was constructed by our management team using three primary elements: (i) the 3D metal printing system market analysis published in the AMPOWER 2022 market report, (ii) the blue addressable laser market published in the Laser Focus World 2022 market report, and (iii) the non-laser technology replacement market which was estimated by Nuburu based on its discussions with existing and potential customers about their expected production needs and anticipated demand.

Included in our estimated TAM is the 3D printing metal system market, which is a $2.7 billion market today, including machines, service, and materials, and is projected to grow to over $8.4 billion by 2026 based on projections by AMPOWER and to $32.8 billion by 2032 based on our own estimates. The TAM for industrial lasers that could be replaced by blue lasers is $10.5 billion today and, assuming a greater than 10% compounded annual growth rate ("CAGR"), based on projections by Laser Focus World’s 2022 market summary and our own estimates, could reach approximately $35 billion by 2032. In addition, we have included a non-laser conversion TAM, which we estimate to be $0.75 billion today and which we project to grow to $5.6 billion by 2032, assuming the conversion of ultrasonic and contact welding methods to blue laser welding methods. This data is shown in the following chart and results in an estimated TAM of over $65 billion.

Total Addressable Market

($B)
80
70
60
50
40
30
20
10
3D Printing Metal System[1]
Laser[2]
Non-Laser Technologies Replacement[3,4]
CAGR
20%
10%
26%
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

(1) Source: AMPOWER 2022 and Nuburu estimates based on customer feedback.

(2) Source: Laser Focus World Industrial Forecast 2021 and Nuburu estimates based on customer feedback.

(3) Source: Nuburu estimates based on customer feedback.

(4) Includes non-welding technologies such as ultrasonic, resistance, TIG, selected soldering and others.

We have also estimated Nuburu’s serviceable addressable market (“SAM”), which is depicted in the chart below and represents the portion of our estimated TAM that can be served by our existing and planned products, again assuming no competition. Our management team constructed this estimate by conducting a bottom-up analysis that factored in discussions with customers and analyzed how the blue laser systems we manufacture today can address the laser welding and 3D printing markets. The calculation of SAM for our blue laser systems includes the conversion of non-laser machine tools to laser-based systems, and the battery, EV, consumer electronics and display manufacturing market segments.

The 3D printing portion is included in our calculation of SAM given our intent to penetrate this market with blue-laser based 3D printers. We estimate our SAM to be $4 billion today and expect it to grow to over $33 billion in the next ten years.

The estimated SAM shown below is a bottom-up calculation driven by feedback provided by a survey of certain of our current and potential customers in each of the sub segments indicated. The volume estimates consider:

•
the number of existing production lines to be retrofitted over time;
•
the number of planned new production lines;
•
an average estimated laser replacement of about four years; and
•
do not account for the use of blue lasers in new applications currently not utilizing lasers other than for very limited recently identified segments.

Based on the foregoing, we estimate the light engine industrial laser segment to grow from $2.7 billion in 2022 to over $9.5 billion in 2032, driven by the electrification of key market segments including batteries, e-mobility, consumer electronics and metal 3D printing systems. This projected market growth is a combination of new market opportunities and replacing fiber lasers and solid-state lasers in existing applications. The 3D printing metal systems market is expected to grow from over $2 billion in 2022 at a CAGR of approximately 26% to over $32 billion in 2032, according to the AMPOWER 2022 report and Nuburu estimates.

Serviceable Addressable Market

($B)
35
30
25
20
15
10
5
3D Printing Metal System[1]
Battery[2]
E-Mobility[2]
Consumer Electronics[2]
3D Printing Lasers[2]
Other Applications & Potential Adjacencies[2, 3]
CAGR
29%
26%
17%
21%
21%
26%
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

(1) Source: AMPOWER 2022 and Nuburu estimates based on customer feedback.

(2) Source: Nuburu estimates based on customer feedback.

(3) Includes bio-instrumentation, display and others.

We believe Nuburu’s existing and planned products are well positioned to address our SAM, and as we continue to develop products based on new technology, we hope to be well positioned to compete in the larger TAM in the future.

Key Growth Trends

Over time, manufacturing operations have begun to integrate lasers into material processing applications. We believe that areas that have seen and continue to experience rapid growth, such as 3D printing, energy storage, e-mobility, and consumer electronics, have been more concerned with how, where and when they can integrate lasers into their operations, rather than if they should adopt them.

In addition to such long-standing trends of manufacturing ecosystems in converting to superior production technologies, there are two global macro trends that we believe will serve as powerful “tailwinds” driving growth in the market for laser systems, including (i) energy de-carbonization and electrification and (ii) supply chain improvements and manufacturing reshoring. Nuburu believes both of these trends will serve as drivers to the attractiveness and adoption of its products.

With respect to the trend of energy de-carbonization and electrification, many nations with large economies have announced and begun implementing, in varying degrees, energy policies directed at decreasing carbon emissions. The paths to executing these policies include increasing the electrification of certain modes of transportation. We expect to benefit from this trend, as batteries, which Nuburu’s blue laser technology is able to weld more efficiently, are a key element of these policies.

There is also a global trend towards making supply chain improvements and reshoring manufacturing to domestic production. The COVID-19 pandemic, and the related widespread lockdowns, combined with the Russian invasion of Ukraine, exposed vulnerabilities and weaknesses in global supply chains across an array of products. This has led companies and governments to reconsider their existing supply chains and has led to an uptick in business planning and policy-making that aims to relocate the manufacturing of key components and sub-assembly lines within domestic markets, closer to downstream assembly and manufacturing plants. One potential means to reshore and reduce supply chain vulnerability is to increase the use of 3D printing to allow manufacturers to “print on demand” the many components needed to fabricate products, or to completely print products in one step. We also believe that our products offer meaningful solutions to this trend, as Nuburu’s blue laser technology can help provide the means to cost effectively produce parts on demand.

Our Technology

Although IR lasers are the incumbent technology used in many systems today, we believe that they are not the optimum choice for processing aluminum, copper, gold, and other reflective metals. Nuburu believes its technology is well positioned to usher in a new era of manufacturing, extending laser technology to far broader applications and markets.

Nuburu is currently targeting two major markets: (i) laser welding or material processing and (ii) metal 3D printing. Both markets have grown substantially in recent years, already resulting in multi-billion-dollar TAMs and SAMs, and we believe both are poised to experience further substantial growth.

Welding

Nuburu’s initial focus is on the materials processing market. The blue industrial laser offers improved quality and speed to welding and joining applications driven by superior absorption of the blue laser relative to an IR laser. For example, in copper, which is an important material in the electrification wave of manufacturing, absorption of IR lasers is only 5%, while blue lasers achieve absorption of 65%.

Traditional IR welding and joining is effectively a violent process that vaporizes the target metal, ejecting particulates and leaving holes behind. To minimize these problems, IR lasers have employed multiple methods to minimize the defects when welding high reflectivity materials, the two most common of which are (i) the use of a scanner to create a swirl pattern on the metal and (ii) the use of a dual beam or ring beam.

The first method, the use of a scanner-based swirl pattern, does work, but it results in a more complex welding pattern which in turn results in a slower speed for a given laser power. By contrast, the blue laser of the same equivalent power can directly weld the copper material substantially faster (up to 8x faster) with minimal to no defects in the weld and minimal to no spatter generation during the welding process.

The second method, the ring laser beam, uses a lower power laser beam surrounding a high intensity laser beam. The lower power laser beam preheats the metal to the point that the high intensity laser beam can couple its energy into the part. In the case of copper, this preheating technique increases the absorption from about 5% to 15%, which is sufficient for the IR laser to be able to initiate the weld. By contrast a blue laser with the same power level will weld copper substantially faster (up to 8x faster) than the ring laser and with greater energy efficiency because of the much higher absorption of the blue laser beam (65%) compared to the IR ring laser. While the ring laser must use excess energy to even initiate the weld, the blue laser simply welds the parts. This is very evident when welding copper foils, where the ring laser is only capable of a spot weld, while the blue laser is capable of continuous welding of the foils, a feature highly desired in battery manufacturing.

Nuburu’s blue laser therefore offers valuable capabilities for improving the means to manufacture at a lower cost than what is currently possible with IR lasers. We also expect that these capabilities will lead to the wider adoption of laser welding as it will allow manufacturers that until now have used lasers primarily for welding steel and stainless-steel components to also use lasers on more reflective materials such as copper and aluminum (which are used in great quantities in electric vehicles).

Metal 3D Printing

Nuburu’s second focus is metal 3D printing. 3D printing is performed with many different methods; however, the most common laser-based methods fall into one of three categories: (i) laser powder bed fusion, (ii) direct energy deposition and (iii) laser-based wire feed. Each of these methods has its advantages, the powder bed fusion method currently offers the highest resolution and finest feature printing capabilities, but also the slowest printing rates. The direct metal deposition method has a poorer surface finish and cannot print as fine of features as the powder bed fusion, but it does achieve very high build speeds. The laser-based wire feed printing method produces a relatively rough surface finish, but it can print much larger parts at very high speeds which is its key advantage.

Powder Bed Fusion

Powder bed fusion is a method for 3D printing where a thin layer of powdered feedstock is laid down, and then an energy source melts particles together at specific locations on that plane. A subsequent particle layer is deposited and again selectively melted, joining powder on the top layer to the previously melted layer beneath. This process is repeated with a different pattern for each layer until the part is completed. Once completed, the part is removed from the build plate and the unmelted powder is recovered and recycled to be used again in the process. The part is cleaned, inspected and the final machining steps are performed to achieve the desired part features and dimensions.

When a laser is the energy source for powder bed fusion, the technique is called selective laser melting. Lasers are the preferable option for the energy source because alternative methods, such as an electron beam, require the build volume to be in a vacuum. However, traditional IR lasers suffer from the same limitations in 3D printers that also limit their effectiveness in welding applications. A high intensity laser beam is rapidly scanned across the powder bed melting and vaporizing the metal particles. While the smallest particles are readily vaporized, some portions of the larger particles are also vaporized. This is problematic in several ways. First, the metal plume that comes off the powder as the metal vaporizes requires complex fume filtering and management. Second, metal vaporization being trapped in the part during printing may create a void or defect in the part that could be a weakness in the final part produced. This weakness may be a mechanical weakness, or in the case of copper, the thermal and electrical characteristics may be degraded due to the presence of these voids. A third issue that arises when trying to scale the physical part size and the printing volume is the management of the plume of metal as it can easily redeposit on an adjacent area of the part or an adjacent part. This condensation of the metal vapor can also cause voids and defects in the parts, making scaling up laser powder bed fusion systems using IR lasers challenging for machine designers because of these limitations in the fundamental process of rapidly melting the metal.

When used in a powder bed fusion application, the blue laser can be incorporated in one of two ways. The first, is simply a drop-in replacement for the IR laser, which already represents a significant improvement as blue laser has the advantage of increased absorption and consequently increased printing speed. This printing speed advantage has been demonstrated by Nuburu in both copper and stainless steel, with consistently faster printing speeds than achieved with an IR laser.

However, the blue laser, because of its high absorption rate, can also be used in a different mode of printing, one that does not lead to vaporization of the metal and consequently a dramatic reduction in the voids or defects created in the part during the printing process. This process is the conduction mode printing process where a large spot size with a low laser power density is used to take advantage of the enhanced absorption of the laser beam. The use of this large spot size is best described as area printing, where the spot is an image to be printed rather than just a spot. This results in a very calm melting of the powder with little to no vaporization, thereby substantially eliminating the need for fume management and successfully avoiding many pitfalls of the current 3D printing methods. The result is a substantial increase in print speed and the ability to easily scale up the printing method to large areas or to a large part count in a single printing run.

Direct Energy Deposition

Direct Energy Deposition ("DED") is the method where the powder is delivered by a nozzle into the laser beam as the beam traverses the part being produced. The advantages of this method include the very efficient use of powder and the ability to deposit metal at a very high build rate. The powder use is more efficient than a powder bed system, because only the powder to be deposited is used in the process, unlike a powder bed, where the entire area of the part is covered with powder as it is being produced. This method has been in use for many years for remanufacturing old parts as well as producing new parts. A very precise motion control system is required to maintain surface quality as well as build quality. However, the surface quality and the minimum wall thickness is a direct function of the large spot size used in this method and consequently this method cannot achieve the same part resolution or surface finish as a powder bed based system.

We believe that the blue laser is an ideal source for this method because of its ability to couple the laser power efficiently into the powder as it is rapidly approaching the build surface. The powder must be completely melted before reaching the surface to be properly incorporated into the build. The high absorption characteristics of the blue laser light enables the rapid heating of all metal materials that would be used with this method, resulting in Nuburu’s blue laser achieving an increase in build speed of up to 7x in copper and 3x in stainless steel compared to an equivalent IR laser.

Laser-based Wire Feed

Wire feed deposition is the method of 3D printing where a wire is fed into the laser beam as the beam traverses the part. This method has also been used for many years for remanufacturing old parts as well as producing new parts. A very high precision motion control system is likewise required to maintain surface quality as well as build quality. The overall surface quality and minimum wall thickness is limited by the wire thickness used in this method. Consequently, this method cannot achieve the same part resolution or surface finish as a powder bed system, but it can achieve very high metal deposition rates.

We believe that the blue laser is an ideal source for this method because of its ability to couple the laser power efficiently into the wire as it is rapidly approaching the build surface. The wire must be completely melted just as it reaches the build surface. This approach requires a wire feed head that can operate in any direction coupled to the blue laser and a very fine control of the wire as it is fed into the laser beam. The approach can deposit material very fast and uses a gantry style system to trace out and build the part. Some companies have used 6-axis robots to accomplish the same type of build, allowing very large parts to be fabricated out of materials such as titanium and other alloys. Nuburu is working with other companies that are developing systems using a very fine wire feed method which should greatly improve the surface finish and allow the manufacturing of very large parts (~1m3).

Blue Laser in 3D Printing

Nuburu believes its blue laser technology has the potential to be a novel solution for 3D printing by opening an entirely new path to lowering 3D printing costs. We expect the blue laser light engine will be a “plug and play” replacement for today’s IR lasers, enabling both new systems to be built as well as old systems to be upgraded. Once upgraded, we expect that these light engines will provide a wider material processing capability, higher printing speeds, better resolution and stronger as printer parts. Nuburu has demonstrated this capability by integrating its blue laser into a commercial 3D printed and quantifying the speed and performance advantages. In addition, the blue laser has demonstrated the ability to print “hard to print” materials such as copper and gold. These results can be attributed to the enhanced absorption characteristics of the blue laser light which enabled the blue laser to print these materials when the IR lasers could not melt the base material in either a powder bed printer or wire feed printer. These results highlight that Nuburu’s blue laser provides increased flexibility with respect to the material used in blue laser-based 3D printer. We believe this flexibility in material processing makes the blue laser a superior choice for customers when designing their production lines and making their purchasing choices.

A challenge with 3D printing is to print parts that are competitive in cost with more conventional metal manufacturing methods such as casting and injection molding. Nuburu has demonstrated and applied for patents on a new area printing technology (“APT”). Nuburu is currently designing and testing this new technology which we believe has the potential to greatly increase the printing speed of a more conventional 3D printer. The projected printing rates for this technology would make the per part cost competitive with more conventional means of manufacturing such as sand casting and injection molding. We believe that the APT approach to printing challenges the paradigm of today’s 3D printers and consequently has the potential to become a breakthrough technology that could propel 3D printing into major manufacturing markets by meeting the cost per part required by these industries and permitting the printing of much larger parts.

Nuburu has already demonstrated this printing technique in the laboratory and is now being funded through a U.S. Air Force contract from AFWERX to develop a full-scale version of such a printer (see “— Research and Development — Research”).

Benefits of Our Technology

We believe Nuburu’s blue lasers are an ideal manufacturing tool for a number of reasons.

Wavelength Characteristics

Fundamental physics states that the color of the light directly represents the energy carried by light. As the energy of the light increases so does the ability of materials to absorb this energy. Metal absorption is one manifestation of this inherent property of blue. In other words, no amount of manipulation can change the way that metals absorb other wavelengths of light, meaning that blue has an inherent superiority for processing steel, gold, titanium, aluminum, copper, nickel, and many other metals. This applies to metal surfaces that are machined, polished, sandblasted or etched which has no effect on the ability of the laser to melt or weld the material.

Superiority to IR Lasers

The blue laser is adept at welding parts that are difficult for an IR laser to weld, particularly reflective metals such as copper, gold and aluminum. The IR wavelength is poorly absorbed by these materials, so IR lasers struggle to create and sustain melting. The ways that IR lasers can overcome the absorptivity issues are either by preheating the metal or by increasing the laser intensity until the material vaporizes and creates what is termed a keyhole. While this allows absorption, the process is violent and creates spatter and debris on the component and voids in the weld. Spatter creates loose debris in assemblies which may cause electrical short circuits and failure. Pores in the weld zone reduce strength and electrical performance.

A substantial number of products requires some level of welding, for example, batteries in an electric vehicle, cell phones, cell phone components and large screen displays. These products contain significant amounts of copper, gold, aluminum and stainless steel which must be joined together at some point during the assembly of the product. Nuburu’s light engines are able to deliver the necessary heat required to weld the precision parts together quickly and with high manufacturing yields.

Permits Welding of Smaller Features

Nuburu uses patented technology to spatially and spectrally combine the outputs of blue wavelength diodes. The diodes are individually aligned to produce smaller spot size and higher intensity. This high intensity, or brightness, creates a smaller laser focus and therefore allows welding or melting of smaller features. In addition, the high brightness allows greater distances from the focus lens to the workpiece allowing scan head beam delivery or access into remote positions. In summary, Nuburu blue lasers offer flexible output for use in an automated machine.

(1) Speed across materials on a per watt basis.

3D Printing Compatibility

Nuburu provides manufacturers with blue lasers for welding, cutting, stripping coatings and 3D printing. These lasers, when combined with external optical components, make up a light engine. Our customers are able to integrate our blue light engines into their manufacturing processes in a variety of ways, including by directly attaching the laser to a scanner to allow for rapidly redirecting of the laser beams across a part or, in the case of 3D printing, the powder bed. We believe that this compatibility enables our blue laser-based light engines to be a plug and play replacement for today’s IR lasers.

Alternatively, a Nuburu laser fiber could be attached to a welding or cutting head and then mounted on a motion system to allow the laser beam to be moved and repositioned. Finally, a Nuburu light engine could consist of a Nuburu laser and a light modulation system that enables a new generation of 3D printers based on APT rather than single spot printing, which is currently the industry standard. We believe this approach to 3D printing, which we are currently working to develop, has the potential to revolutionize the industry by delivering increased speed and quality in printing metal parts.

Modular Design

Nuburu’s laser systems are based on a modular design where the lowest power module is the building block for higher power systems. This homogenizes the supply chain, streamlines production and allows for rapid new product development. By using a common module approach, we aim to achieve lower costs, consistent performance, good reliability and simplified serviceability.

Simple Design

The Nuburu laser designs are straight forward and designed for automated assembly. The light from the individual laser diodes is combined with no additional steps to create the beam. This is referred to as a direct diode laser source and is more efficient than other technologies, requiring less electrical power to run the machine. To achieve high power, high brightness from its laser systems, Nuburu’s automated manufacturing methods align all of the optical components of the system. Each laser diode operates at a different wavelength or color and they are each superimposed on each other to achieve a laser beam brightness that is the same as a single emitter. A linear array of sources is created with this method which represents the highest brightness and power that can be achieved from the combination of so many laser diodes. The high brightness translates into the lowest possible beam divergence for the product. The low beam divergence is essential for integration with industry-standard optical scanning systems, including those integral to both production lines and powder bed fusion 3D printing.

Recognition

The value proposition of the Nuburu commercial product line has led to several industrial and academic partnerships, along with industry recognition, including: Finalist Prism Award — Photonics Media (2018), Innovators Award, Platinum Honoree — Laser Focus World (2018), Innovators Award, Gold Honoree — Laser Focus World (2019), Innovation Award — Laser World of Photonics (2019), Technology Innovation Award, Best Practices Award, Frost & Sullivan (2019), and Innovators Award, Gold Honoree — Laser Focus World (2020). In addition, in 2019, Frost and Sullivan awarded Nuburu its Technology Innovation Award recognizing Nuburu as a company employing best practices.

Key Advantages

For welding applications, Nuburu’s blue industrial laser provides the following key advantages when compared to conventional welding methods:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because there is no need for pre-heating;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids; and
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Superior part quality due to lack of ejected material during the welding process.

For additive manufacturing, Nuburu’s blue laser light engines provide the following advantages:

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High energy process efficiency due to the high absorption of the blue laser light;
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Higher speed because of the higher absorption on the parts;
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Greater part strength due to minimal voids;
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Lower electrical resistance due to minimal voids;
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Higher part yield due to the reduced spatter not causing defects in adjacent parts; and
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Smaller part size as the blue laser can be focused on a tighter spot size.

Our Products

In 2017, Nuburu launched the world’s first commercially available high-power blue industrial laser, the Nuburu AO-150. This laser demonstrated the ability to weld the thin foils used in lithium-ion batteries.

These batteries are the predominant rechargeable power source for portable devices and tools, and are built using layers of thin copper and aluminum foils separated by electrolytes that hold and release the electrical charges. The foils must be joined along one edge, but traditional manufacturing methods of achieving this have been unsatisfactory: Soldering is time consuming; ultrasonic welding creates poor quality welds and requires tool contact and thus entails associated repair and replacement costs; and the IR can only spot weld these foils, both of which prevent batteries from achieving high performance. By contrast the Nuburu AO-150 welds these foils rapidly with essentially no particle ejection or voids left behind.

In 2018, Nuburu launched the higher power AO-500 and additional supporting hardware, extending the range of applications for the blue industrial laser. For example, the lithium-ion batteries described above are built around thin foils, but the foils are welded to tabs, the tabs to the case, and then the case to busbars that connect individual modules together for high-capacity batteries. Each of those joints might connect different materials and different thicknesses of materials. A single blue industrial laser can perform all these welds with straightforward adjustments of laser power and other parameters. This provides the direct advantage of high-quality connections produced at high speeds, and the indirect advantages associated with reduced production line footprint, and decreased maintenance and training costs.

Nuburu has continued to improve the performance of the blue industrial laser. In 2019, Nuburu was able to integrate the next generation of laser diodes into the AO-150 and AO-500 products producing 200 Watt and 650 Watts respectively, which enabled us to introduce the AO-200 and the AO-650. Nuburu continues to improve the performance of its AO-650 laser with the latest lasers with greater lifetime and power margin. Nuburu has combined two AO-650 lasers to study applications requiring up to 1,400 Watts of laser power. Numerous tests were performed at power levels up to 1,400 Watts providing a guideline for the products that will be needed to address the major copper welding markets indicating that higher power and smaller spot sizes will be needed.

Nuburu based its long-term roadmap, shown in the chart below, on these early test results. Following these results, an entirely new product design approach was adopted that we expect will provide higher brightness and rapid scalability to multi-kilowatt (“kW”) power levels. This is the BLTM series laser, where the beam quality has been improved by a factor of 3x and the output power of the base model has been upgraded to 250 Watts.

Nuburu announced the commercial launch of the first laser in the NUBURU BLTM Series, the BL-250, in January 2023. We anticipate that the BL-250 will serve as the base building block for additional products. By combining multiple modules into a single laser system, Nuburu expects to develop a product with increased continuous power. For example, combining four BL-250 modules into a single laser system would allow for a product with over 1,000 Watts of continuous power. Furthermore, by combining the 1,000-Watt subsystems, Nuburu expects to be able to extend the output power to 2kW and 4kW. Nuburu anticipates that the output power of the blue laser diodes in these systems will continue to improve and expects upgrades to these systems will be straightforward resulting in an upgrade of these systems to 1.5kW, 2.5kW and 4.5kW. With this modular design approach, we expect to rapidly achieve scale in our automated production line, homogenize our supply chain, streamline our production, and increase the speed of product development. We expect this modular approach to enable us to deliver consistent performance, good reliability, and simplified customer serviceability at competitive prices.

For this line of products, Nuburu expects the final products to be in the form of a light engine, encompassing both the laser and the beam delivery system. Our beam delivery system can be one of two types: (i) an optical scanner-based system or (ii) a welding head with sensors. We are developing the BLTM product line to be compatible with existing scanners, which works by rapidly scanning the beam across the processing surface with a pair of orthogonal mirrors.

Both our AO and BLTM product lines have been designed to be compatible with standard welding heads which may include a variety of sensors, such as a seam tracker and a weld quality monitor. These beam delivery systems are an add-on to the sale of laser systems because Nuburu is committed to providing a complete welding solution to its customers.

We are also currently working to develop the next generation of blue lasers to be released in our product roadmap, involving a single mode blue fiber laser (NUBURU SMTM Series) which we anticipate being unmatched in performance and brightness in the industry. We have designed and are currently testing the first alpha prototype. We are designing this line of single mode blue lasers to be compatible with both types of beam delivery systems; however, the optical scanner will be the preferred beam delivery system. Today every powder bed 3D printer uses an IR laser and a scanner. We are designing the Nuburu single mode laser to be a direct drop-in replacement for the incumbent IR lasers. 3D printing with the blue single mode laser benefits from the high absorption of the blue light creating solid parts with good surface quality at near net shape independent of the material being processed. For steel, titanium, pure copper, and copper alloys, our initial testing results demonstrate significant improvements in build rate and part quality, and reduction in post-processing time.

Our Competitive Strengths

Disruptive Technology: We believe our technology will disrupt and enable fast growing markets such as e-mobility, consumer electronics, aerospace and defense and 3D printing, while also helping to promote a sustainable future.

Proprietary Technology: We have an extensive IP portfolio, with approximately 220 granted and pending patents and applications worldwide.

Customer Engagement: We have engaged with blue chip companies in large, global industries as current and target customers. Over time, we also anticipate follow-on revenue streams from supplying replacement lasers and light engines and from conducting any required servicing.

Experienced, Leadership: We have a pioneering and visionary management team with a track record of innovation and execution in the laser industry.

Growing Market Adoption: We have already shipped over 50 systems to over 30 customers, and have partnerships with NASA and AFWERX.

Our Growth Strategy

Nuburu aims to become the pre-eminent global supplier of lasers for welding and 3D printing for a significant range of industrially important metals in both established and emerging manufacturing applications. Our growth strategy is driven by two global industrial trends:

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The growing importance of quality and speed for large scale volume manufacturing in energy storage, consumer electronics, e-mobility, aerospace, and other industries, and
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Burgeoning 3D printing applications, particularly for high-value aerospace, automotive, and medical metal parts.

Some key aspects of our growth strategy include:

Maintain and develop products for welding

Nuburu expects to make the blue laser the technology of choice for welding applications such as batteries, consumer electronics (such as cell phones, tablets, and large screen displays), electric vehicles, and renewable energy. The speed, quality, and yield that can be achieved with the blue laser is the key driver in its adoption into these markets. Nuburu’s AO product line has already made inroads into manufacturing components for cell phones, displays, and wire-feed 3D printing. We expect that Nuburu’s BLTM product line will expand the range of applications that can be addressed by combining the blue laser with a scanner to enable remote welding of batteries, consumer electronics and electric vehicle components. The scanner capability opens market opportunities for the blue laser because of its ability to rapidly move the beam from weld seam to weld seam. This light engine provides the production speed and quality sought by manufacturers for welding batteries, consumer electronics and electrical vehicle components.

Integrate Blue lasers into Directed Energy Deposition 3D Printing

Nuburu has integrated its AO-650 into a DED machine capable of printing parts using blown powder. In a direct comparison, the Nuburu blue laser outperformed an IR laser by a wide margin resulting in a substantial improvement in printing energy efficiency which translates directly to speed, a superior surface finish, and near forged metal densities. While this is a small portion of the additive market, it is an important one that enables our light engines to print large scale parts from a variety of materials such as titanium and copper alloys. The blue laser-based DED machine provided manufacturers with the speed, surface finish and densification required by markets such as aerospace.

Integrate single mode blue laser into additive machines

Nuburu is developing a single mode blue laser ("SM") that we expect to be a drop-in replacement for the IR fiber lasers used in 3D powder bed printers today. This technology is at the center of the Nuburu research and development efforts where the initial demonstration of a single mode blue fiber laser was successful. Nuburu is now working to scale the output power of the laser to its initial offering of 100 Watts CW. This laser is expected to expand the additive space, allowing the fabrication of parts that are 10x the size of parts fabricated with an IR laser, at speeds up to 7x faster for a given power level and to print metals that are reflective in the near IR. This technology is compatible with existing systems, allowing customers the flexibility to upgrade their existing systems to blue as an alternative to ordering an entirely new 3D printing system. The improvement in process speed and part quality is expected to enable the mass adoption of 3D printing in aerospace, healthcare, dentistry, jewelry and other general manufacturing applications.

Next Generation Blue Laser Additive Systems

Nuburu has demonstrated the ability to print metal parts with its APT. We expect that this system will flash print over 2 million spots simultaneously in an area over 1,000x greater than the single spot used in today’s printers. The laser light engines are modular in their design which allows a powder bed printer system to be outfitted with a single light engine or multiple light engines. Multiple light engines provide a path to very high printing speeds, and lower operating costs. This method of printing relies on the conduction mode printing referred to earlier in this document and will not have the complicated fume management systems required in today’s large area printers. A system based on several light engines has the potential to achieve 10-20kg/hr printing speeds while maintaining a 0.050mm minimum part resolution. We expect that a breakthrough in speed while maintaining resolution and part quality will enable adoption in cost sensitive markets such as automotive and consumer products.

With respect to all of the 3D printing applications, Nuburu anticipates growing its capabilities organically or through partnerships or acquisitions.

Extend Blue Laser Capabilities

Nuburu believes it has only started to uncover the many potential applications of this technology beyond the two major markets explored to date: vehicle electrification and 3D printing. With expanded resources we expect to be able to uncover additional applications in defense, healthcare, solar energy and semiconductor processing markets. In addition, we believe that as Nuburu introduces new products they will find applications in the growing market-place.

Please see Item 1A. "Risk Factors" in this Annual Report on Form 10-K for additional discussion of the potential risks related to our product development and growth strategy.

Manufacturing and Supply

Manufacturing

Nuburu is located in Centennial, Colorado with an approximately 30,000 square foot facility. The facility primarily supports applications testing, manufacturing, engineering, and research and development of lasers and laser systems. Approximately 2,400 square feet of our facility is a clean room facility in which the laser light engine modules are manufactured, assembled, and tested. Other areas of the facility facilitate the integration of the laser light engine modules with control and power electronics into a chassis to form laser systems. Completed laser systems undergo testing and quality control within the facility.

We anticipate that our current facility can support the manufacturing volumes forecasted through mid-2025. Needed capacity increases can be accomplished by improvements to the manufacturing line, adding equipment to bottleneck manufacturing steps, as well as expansion of key areas. We expect to be able to improve production flow through modest infrastructure leasehold improvements, such as removal of divisive walls and inclusion of doors and passthroughs in strategic locations. These improvements would allow the product assembly to flow in a continuous uninterrupted line, increasing efficiencies.

Nuburu’s lasers are designed to be compatible with automated manufacturing methods. Nuburu continually improves the design of its lasers as well as the automation equipment required to manufacture these systems. Our strategy for scaling up our existing manufacturing line is based on two key elements: (i) optimizing the automated production flow and (ii) minimizing the touch labor. The automated assembly provides both the needed precision as well as the reproducibility of the assembly to manufacture the high precision blue laser modules. Since the key steps are performed with automated machines, we can minimize both the touch labor as well as the skill set needed for manufacturing. These elements combine to provide Nuburu with a cost effective and scalable manufacturing strategy. However, once the base production line design is finalized, the entire production line may be replicated as many times as is needed to increase capacity, limited only by space constraints and infrastructure limitations.

Throughout the manufacturing process, Nuburu uses multiple screening steps to check the quality of its products beginning with an initial automated screening test that identifies laser diodes that are below performance standards. For this initial test, six laser diodes are integrated into an assembly and undergo a visual inspection. The diodes are also turned on to quantify their performance and verify that they meet specifications. Those units are then integrated into a screening station and operated for a predetermined period to eliminate early failures, which are referred to as infant mortalities. Once they have passed this first step, they are integrated into a module, which is then tested for performance before integration into a system. After integration into a system, Nuburu uses a week-long test procedure to confirm that the electronics and laser are performing according to specifications.

We expect to work to reduce waste and limit costs while developing robust manufacturing processes with the aim of enhancing our competitive advantage in the marketplace. To do this, we expect to incorporate the Six Sigma Lean methodologies as well as ISO quality standards to ensure we meet customer expectations. With Six Sigma, we expect to further improve the quality of our products and decrease the variations that cause rework or defects. By incorporating the 5S pillars of the Six Sigma process into our day-to-day work life, we expect to develop a streamlined productive work environment ensuring organized and improved cycle times, with the aim of reducing the cost of goods sold. Through these tools we aim to create an environment that demands quality and performance, while reducing downtime and defects that are generated from undefined processes and underutilized talent.

We anticipate that as we ramp up our manufacturing, we will require additional engineers and production personnel to build out and then operate our manufacturing capabilities.

Supply

We purchase raw materials used to manufacture our products and other components, such as laser diodes, micro-optics, optics, optical filters, bulk optics, cooling components, electronic components, and other materials, from various suppliers. We purchase materials and components through purchase orders or agreed-upon terms and conditions with our key suppliers. To mitigate raw material and component supply chain issues and risks, we aim to take a variety of actions such as second source qualification, accumulation of safety stock and vendor surveillance. We may also consolidate our supply base and move supplier locations. If we transition locations, we may increase our inventory of such products as a “safety stock” during the transition, which would cause the amount of inventory reflected on our balance sheet to increase.

Partnerships

Over the past five years, Nuburu has developed a number of partnerships in cell phone component welding systems, display welding systems, and 3D printing.

Key research institutes

Nuburu has established various partnerships, past or current, with prominent welding and 3D printing institutes including Edison Welding Institute in North America, two Fraunhofer institutes and Munich Technical University in Germany, Warwick University (WMG — Energy Innovation Center) in the United Kingdom, Osaka Welding Institute in Japan and Shanghai Jai tung University in China. The purpose of these partnerships has been to validate our own testing and benchmark our metal processing application results against incumbent technologies used in manufacturing, including for example against IR lasers, ultrasonic welding, resistance welding and tungsten inert gas welding.

Key customers & partnerships

Nuburu has also developed key partnerships with selective customers. We have performed hundreds of applications and thousands of test welds for customers and target customers around the world. These applications serve as a validation of customer specific application over a wide range of welding applications including batteries, consumer electronic components, heat sinks for cell phones (vapor chambers), 3C applications such as connectors, PC board interfaces, flex circuits and 3D printing.

The first-generation AO-650 has been qualified by and is already operating in the production of vapor chambers by a key integrator in Asia. Our AO-150 is in the manufacturing qualification stage with two large systems for mask welding by an organic light-emitting diode ("OLED") manufacturer in Asia. We recently also finalized a multi-year supply and license agreement for a 3D printing application with Essentium, a manufacturer of 3D printing platforms. We have delivered our AO blue laser systems to over ten large brands worldwide which have been installed on-site at our customers’ manufacturing facilities and are currently undergoing engineering and manufacturing qualification testing. In 2023, we began delivering our new BLTM product line to both existing and new customers.

Research and Development

We conduct research and development efforts on our laser technology for new products at our headquarters in Colorado and we conduct research on applications at both our headquarters and partner facilities.

Research

We are currently conducting research that aims to continuously improve our blue laser systems. Our laser research is concentrated in two areas: (i) creating the highest possible brightness laser from blue laser diodes and (ii) developing a single mode blue laser source.

Nuburu has been studying numerous methods for increasing the brightness and power levels of its product line. These studies are focused on maximizing the brightness of our direct diode laser technology and include wavelength multiplexing, spectral beam combining and coherent beam combining. Nuburu is also testing numerous methods to build a single mode blue laser system with the aim of maximizing laser performance.

Nuburu is also developing APT that uses millions of laser beams to simultaneously print a portion of a metal part in a single shot. This approach to 3D printing would allow breakthrough speeds and resolution for the parts being printed. This is because current 3D printers work by scanning a laser beam across the powder bed to fuse a very small spot of metal onto the printed part. The printing speed is limited by two factors, the amount of laser energy that can be absorbed by the metal and the speed at which the scanner can move the laser beam. These factors ultimately limit the amount of laser power that can be used and the speed at which any single scanner-based 3D printer can print. This is not the case with Nuburu’s APT, where the millions of laser beams illuminate an area that is approximately 1,000x the size of the spot typically used in a 3D printer ultimately resulting in a radically new approach to 3D printing that greatly reduces spatter and fumes that can cause defects in the parts being produced. We believe that multiple parts can be produced simultaneously on a single build plate without the issue of defects and further, that very large parts can be printed without concerns over part integrity. Nuburu completed a project funded by the Air Force Research Labs through the AFWERX program to develop this large-scale, high-speed 3D printer and is in the process of bidding for another project to further this research.

Nuburu’s APT uses Texas Instruments Digital Light Projector ("DLP") to create a blue laser image on the powder bed with millions of pixel resolution. These devices were designed for large movie theaters and as a result they can handle high blue laser power levels. This provides the ability to create an image on a powder bed that is over 1,000x the size of the spots used today but with sufficient power density to fuse the powder layer by layer into a 3D printed part. The result is higher printing speeds with 0.050mm of resolution in the image from each laser print engine. Multiple laser print engines can be used within a single printer to further increase the printing speed providing a path to 10-20kg/hr printing rates or higher depending on the size of the system. The laser light engine for this type of printer consists of an AO 650H laser, a collimating and homogenizing system, the DLP spatial light modulator and a reimaging system. The AO-650H provides 650 Watts of laser power through a 400µm core optical fiber and a narrow laser bandwidth. The performance of this system can be increased by the incorporation of Nuburu's newly released BLTM product line which has 10x the brightness of the AO-650H.

Product Development

Nuburu’s current product development activities are focused on the BLTM product line, which we have started to bring to the industrial laser marketplace in 2023. This product consists of a high brightness 250-Watt laser system. This product along with its manufacturing method have been under development since 2017 at Nuburu. The development of this system encompasses the design of the laser, its electronics, and an automated manufacturing capability. Since Nuburu is focused on developing laser modules with individual laser sources, the only economical method to manufacture these systems is to fully automate the production process. Nuburu has invested in all of the equipment to accomplish this goal resulting in a pilot production line that is intended to be scalable. This module forms the basis for the multi-mode product line extending from 250 Watts to multi-kWs of laser power. This modularity means that the system output power can be rapidly scaled from today’s single module system to a system that would encompass 16 modules and produce over 4-5kW of laser power. Nuburu has designed all of the mechanical components and electronic components with system scalability in mind. This modular design approach means that the next generation of higher power products that are needed to address a broad market need can be rapidly and efficiently developed.

Intellectual Property

Nuburu currently has approximately 220 granted and pending patents (of which more than 30 are in the United States and the remainder are foreign), including patents and applications directed to blue laser applications such as welding, blue laser technologies, single mode blue laser technologies, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. A number of its patent applications also relate to APT, electronic manufacturing, battery manufacturing, and other blue laser applications. These patents are at various stages of review. Our currently issued patents are expected to expire at various times between 2034 and 2039.

Nuburu’s practice is to apply for patent protection in key countries worldwide and to date we have been successful at securing patents in the United States and other countries. Our foreign rights include protections in Finland, France, Germany, Ireland, Switzerland, Spain, Italy, the United Kingdom, Japan, South Korea, China, and Russia. Our patent portfolio is regularly updated with new provisional applications, regular utility applications, and international and foreign applications, as well as with continuing patent applications being filed as patents are granted to keep the patent families active and to extend our portfolio coverage.

We currently do not license any patents.

Proprietary active alignment

The Nuburu design approach requires extremely precise alignment. The need to maintain precision alignment typically represents a challenge for optical systems intended for use in production environments, but we have developed proprietary active and automated alignment technology that solves this challenge and streamlines laser assembly and leads to robust and reliable performance in the field. That built-in robustness leads to long-term laser output power stability over thousands of hours of operation. Proprietary alignment technology also allows for a modular design approach, which enables both scalable product designs and straightforward production line maintenance. We believe that the active alignment that we have achieved would be very difficult to replicate.

Proprietary single mode technology

In conjunction with the proprietary design of the AO- and BL-series lasers, we hold patents and patent applications for an additional and further breakthrough in technology key to the next generation blue lasers. This technology enables a high-power single mode blue laser. Single mode laser performance provides the ultimate laser beam with the lowest angular divergence and the highest possible power density. This laser can be focused to a smaller spot size than an infrared laser and is the basis for Nuburu’s next generation single laser 3D printer design. In addition, when the single mode laser is combined with an optical scanner, it becomes possible to rapidly weld parts at a considerable distance. Since a blue laser has a substantially lower beam divergence than an IR laser, the standoff distance can be increased, or the spot size can be decreased to increase the precision of the welding process. We expect this ongoing development to position Nuburu as a leader in next-generation blue industrial lasers for the foreseeable future.

Competition

The laser system industry in which we operate has significant price and technological competition. We compete directly with mature competitors such as Coherent, Inc., nLight, Inc., IPG Photonics Corporation, Laserline GmbH, Lumentum Holdings Inc., Raycus Fiber Laser Technologies Co., Ltd. and Trumpf SE + Co. KG, which are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition, which we do not have. However, we also compete with development-stage companies such as TeraDiode Inc. and others. A number of these competitors are seeking to improve conventional IR lasers or to develop new laser technologies, including blue laser technology. We also compete not only with companies providing conventional lasers, but also with companies offering non-laser solutions for the applications we target. Examples of current technologies used or expected to be used in welding and 3D printing applications include:

Infrared Fiber and Disc Lasers: Infrared lasers are the current predominant incumbent technology. However, when used on reflective material, the laser intensity must be increased to a level where the metal vaporizes, which creates spatter on the surface and pores in the weld itself. A higher intensity also results in a smaller spot size and smaller melt area. In order to increase the melt area a scan head is used to “wobble” the beam in a pattern on the workpiece. This technique still creates a weld with excessive porosity and spatter. In addition, the need for a scan head for wobbling increases weld time by up to 10x compared with blue and the capital cost of the scan head and driving software is substantial.

Infrared Fiber Ring Lasers: Another way to improve the absorption of infrared wavelength into reflective material is to increase the temperature of the material prior to welding. A specially developed custom fiber laser or processing head is used to produce a ring of laser light around the main processing beam. This enables pre-heating of the metal before the processing beam. This is still a keyhole process but with some reduction in the heat input. However, this method also produces spatter in the melt area and voids in the weld. This approach also increases the cost of the equipment, as additional power is required. In some cases, two lasers are used, which further increases costs. The resulting process relies on a very precise balance of power in the ring and core and can be difficult to maintain in a production environment. Whilst the ring output approach can show acceptable results in thicker sections it still struggles in foil welding and fine feature applications.

Green Lasers: A more recent introduction in the laser market is the green laser, which can be generated from both a fiber laser and a solid-state laser by using a method called frequency doubling. A non-linear crystal is used to change the color of the laser from the IR to the green. These high-power green lasers are relatively new to the market and are still under evaluation by customers for 3D printing and welding applications. However, green lasers have significant drawbacks. While the wavelength is closer to blue and improvement in absorption is seen compared with IR lasers in typically reflective materials, the improvement is not as large as with blue. Typically, a 20% improvement in absorption is seen in blue compared with green. But the most significant drawback of green lasers is their complexity and poor electrical conversion efficiency. An optical technique known as “frequency doubling” is used to take the output of an IR laser and convert the output to green (i.e., a 2kW IR laser is used to make a 1kW green laser). This requires an additional process of putting the IR beam through a crystal. This is complicated, inefficient and the conversion crystal is considered a consumable, which requires frequent maintenance or replacement due to the deterioration of the non-linear crystals. These characteristics increase the capital and running costs for the manufacturer and also compromise the reliability of the green lasers.

Other Blue Lasers: In general, blue lasers based on an array of diodes in a bar produce lower brightness compared to individual devices because of the limitations of the spacing of the diodes on the bar array. In general, bar arrays thus result in a larger spot size or shorter standoff distance than could easily be achieved with individual devices such as our single chip approach used in our BLTM line of products. There is one company we are aware of that is developing blue laser diode bar technology that overcomes this limitation, but we believe this company’s beam quality is still limited to the multi-mode brightness of the individual laser diode source which would compete with our single mode BL line of products. We believe that our single mode laser greatly exceeds the performance of any of the direct diode laser beam combination methods that we are aware of.

While there are various competing laser technologies all seeking to disrupt the IR laser’s current foothold in various applications, we believe Nuburu’s blue-laser technology is the superior approach. The cost of our blue laser technology is currently greater than that of most conventional IR laser systems and that some potential customers may prioritize purchase price in making their investment decisions. However, we believe that our blue laser technology has the potential to offer our customers a greater return on investment. Nuburu’s blue laser fundamentally improves absorption rates and allows a melting process with no vaporization, which generally results in improved stable, high-quality welds and printed products, with minimal voids and spatter, all achieved using less energy and at increased speeds. We believe that Nuburu blue laser technology offers a superior solution to improving a variety of aspects of welding and 3D printing, providing customers with a broader range of applications than currently possible.

In addition to the technical aspects outlined above, we believe principal competitive factors include technology capabilities, materials, process and application know-how, cost of operation, product reliability, and the ability to provide a full range of products to meet customer needs. We believe that our future success depends on our ability to provide high-quality products, introduce new products to meet evolving customer needs and market opportunities, and extend our technologies to new applications.

Government Regulation and Compliance

We are subject to regulations governing the safe operation of our blue laser products. The lasers we produce are listed as Class IV lasers according to the U.S. Food and Drug Administration’s Center for Disease and Radiological Health (“CDRH”) and must meet all government guidelines for safe operation. Each laser system design must be registered with the CDRH prior to its release to the marketplace. Nuburu lasers also receive the CE mark (signaling that we have checked that our products meet applicable EU safety, health and environmental requirements) once they pass all of the CE certification testing on safety and radiofrequency emissions. This mark is required by most foreign countries to allow them to import our products.

Nuburu is also subject to the export regulations of the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). We have worked with BIS to classify our current suite of products, and we intend to classify each of our new products prior to releasing them. Nuburu also has established an export manual that clearly articulates our policies and procedures used to confirm that we are in compliance with applicable U.S. export regulations. All of our employees and distributors worldwide are required to confirm that they will adhere to these policies. Nuburu expects to update its policy and export manual from time to time to reflect any changes required by new export controls or developments in best practices. Currently, neither our AO nor our BL lasers require an export license to export to the list of countries that U.S. companies are permitted to export to. As part of our export process, we check the government’s consolidated screen list before we accept orders or ship lasers to ensure that none of the parties involved are prohibited parties.

Sales and Marketing

Given the size, complexity and value of our blue laser technology, our sales to date have come from long-term discussions between our management team and our current customers. Based on our experiences so far, we expect the approximate adoption timelines of our customers from first contact to first purchase order to range up to 22-24 months. Going forward, we intend to expand our marketing efforts and as we pursue a more widespread adoption of our blue laser technology.

We have developed and trained and expect to continue to develop and train third-party distributors that provide sales and customer support functions in their specific territory, including business development and sales, application and service support and local marketing. Our distributors are and are expected to be an integral part of our sales and marketing strategy. The Americas region is managed from our headquarters, but we have distributor partners located in key countries worldwide to help target current and prospective customers in Asia (particularly in China, Japan, Singapore, South Korea, India and Taiwan) and in Europe.

Our applications lab is key to our sales effort because it allows our customers to test our full range of products to explore various application capabilities and better understand how our lasers might help them address their most challenging manufacturing problems. Our technical team provides on-site support through installation and offers technical support and training to our customers.

Employees and Human Capital

As of February 29, 2024, Nuburu had 46 full-time employees. A significant number of our employees have a technical background and hold advanced engineering or scientific degrees. We are committed to being an employer of choice through increasing diversity in the workforce and building and maintaining a positive and inclusive culture. We view our human capital investments as crucial for our success.

Our work environment is highly collaborative and one that is based on trust and mutual respect. Our team is comprised of highly skilled engineers who take substantial pride and ownership in their work. We take pride in our transparent approach to communicating, whether internally with employees or externally with our partners and customers. We have developed company-wide safety policies based on guidelines from health officials as well as input from our employees to establish and maintain a safe and healthy workplace. The safety of our employees and other key stakeholders is our top priority.

To date, we have not experienced any work stoppages and we consider our relationship with our employees to be good. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

We anticipate that in order to reach our strategic objectives, we will be required to recruit and retain additional management, human resources, accounting, finance, technical, engineering and sales personnel.

Available Information

Our internet address is https://nuburu.net. We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statement, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website at https://ir.nuburu.net as soon as reasonably practicable after we electronically file or furnish such information with the SEC. The information contained on the websites referenced in this Annual Report on Form 10-K is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.

ITEM 1A. RISK FACTORS

An investment in our Common Stock or Preferred Stock involves risks. Prior to making a decision about investing in our Common Stock or Preferred Stock, you should consider carefully the risks together with all of the other information contained in this Annual Report on Form 10-K, including any risks described below. Each of the referenced risks and uncertainties could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results, and financial condition and the value of an investment in our securities. "Nuburu," "the Company," "we," "us," or "our" refers to Legacy Nuburu prior to the consummation of the Business Combination and to Nuburu following the Business Combination.

Risks Relating to Our Business and Operations

We are an early-stage company with a history of losses. We have not been profitable historically and may not be able to achieve profitability in the future.

Our financial statements as of and for the year ended December 31, 2023 included elsewhere in this Annual Report on Form 10-K have been prepared assuming we will continue as a going concern. If we are unable to generate sufficient cash flow to sustain our operations or raise additional capital in the form of debt or equity financing, this could affect our ability to continue as a going concern in the future. Since its inception in 2015, Nuburu has incurred significant net losses and has used significant cash in its business. As of December 31, 2023, Nuburu had an accumulated deficit of approximately $81.9 million, and for the year ended December 31, 2023, Nuburu had a net loss of approximately $20.7 million. We expect to continue to expand our operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support our growth. We anticipate that we will incur net losses for the foreseeable future and, even if we increase our revenues, there is no guarantee that we will ever become profitable. Our ability to achieve profitability in the future will depend on a number of factors, including:

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successfully implementing our products on a commercial scale;
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achieving meaningful sales volumes;
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identifying opportunities for other businesses to integrate our product into their operations;
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attracting customers in the United States and internationally;
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improving the effectiveness of our sales and marketing activities and any independent distributors or sales representatives;
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developing manufacturing techniques to produce the volume required to achieve our forecasted production;
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executing on any strategies to reduce costs, in the amount and on the timing projected;
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procuring sufficient quantities of raw materials and components and entering into agreements with new suppliers if necessary;
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fluctuations in the costs of needed raw materials and components;
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attracting and retaining key talent in a competitive labor market, and minimizing delays in hiring employees;
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delays associated with obtaining patents, licenses, and potential regulatory review;
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meeting cashflow needs despite any delays in payment from domestic or international customers;
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unforeseen technology issues in product development that could delay product releases;
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delays in finding suitable replacement components for components with long lead times due to any supply chain disruptions;
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delays in redesigning systems to compensate for supply chain disruptions;
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unrecoverable product development delays due to underfunded activities conducted prior to the Closing;
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the cost of filing and prosecuting patent applications and defending and enforcing our patent and other intellectual property rights;
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the cost of defending, in litigation or otherwise, any claims that we infringe third-party patent or other intellectual property rights; and
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the cost of enforcing or defending against non-competition claims.

Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the long term and our business may be disrupted at any time due to numerous factors outside of our control, including changes in the general macroeconomic outlook, local and regional volatility, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies, and related government policies and restrictions designed to mitigate the effects of such emergencies, civil strife, strikes, insurrections, acts of terrorism, hostilities or the perception that hostilities may be imminent, military conflict, acts of war, including sanctions or other restrictive actions, by the United States or other countries, and natural disasters.

We received fewer proceeds from the Business Combination than we initially anticipated. We will require additional capital to finance our operations and implement our business plan and strategy and if we are unable to raise such capital when needed, or on acceptable terms, that could have a material adverse effect on our ability to meet our financial obligations and support continued growth and development.

In connection with the Business Combination, we received cash of $3,243,079, prior to deducting transaction and issuance costs, which costs exceeded this amount received.

We plan to continue to use our cash on hand to fund our operations going forward. Such operations may include additional research and development spending, hiring additional personnel, capital expenditures, including for additional production and applications laboratories facilities, and the costs of operating as a public company. The development, design, manufacture, and sale of our products is a capital-intensive business. Advancing the development of our current and any future products will require a significant amount of capital, including to fund ongoing costs relating to our products and technologies, the construction and tooling of prototypes, the design and building of our production units, as well as any significant unplanned or accelerated expenses, and new strategic investments. As a result, we expect for some time to continue to incur substantial operating expenses without generating sufficient revenues to cover expenditures. We will need to obtain substantial additional funding in order to maintain our continuing operations. In addition, changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

On August 5, 2022, the Company entered into the Lincoln Park Purchase Agreement pursuant to which Lincoln Park agreed to purchase from the Company, at the option of the Company, up to $100,000,000 of Common Stock from time to time over a 48-month period. However, the Lincoln Park Purchase Agreement is subject to certain limitations including but not limited to, the effectiveness of a registration statement covering Common Stock that are issuable to Lincoln Park under the Lincoln Park Purchase Agreement (the “Lincoln Park Registration Statement”). The Company will also be required to satisfy various conditions in order to be able to commence purchases by Lincoln Park under the Lincoln Park Purchase Agreement. Once such conditions are satisfied, purchases by Lincoln Park under the Lincoln Park Purchase Agreement are subject to volume limitations tied to periodic market prices, ownership limitations restricting Lincoln Park from owning more than 9.99% of the then total outstanding Common Stock and a floor price of $1.00 below which Lincoln Park is not required to purchase any shares of Common Stock under the Lincoln Park Purchase Agreement. If any of these conditions are not satisfied or limitations are in effect, we may not be able to utilize all or part of the Lincoln Park Purchase Agreement, which could have an adverse impact on our ability to satisfy our capital needs and could materially adversely impact our business.

We may also obtain further funding through public or private equity offerings, private investment in public equity, or PIPE, offerings, debt financings, joint ventures, partnerships, collaborations, and licensing arrangements, through obtaining credit from financial institutions or other sources. If we raise additional funds through future issuances of equity or convertible debt securities, our then existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. If we raise additional funds through issuances of debt, we may be subject to restrictions on our operating activities. However, if we are unable to raise capital when needed or on acceptable terms, that could have a material adverse effect on our continued growth and development and/or we may be forced to cease operations. In addition, if adequate capital is not available to us, it may create substantial doubt among third parties, including suppliers and potential customers. Such doubt could adversely impact our business, reputation, prospects, and our financial statements. The report from our auditors for our financial statements for the year ended December 31, 2023 included a qualification expressing substantial doubt about our ability to continue as a going concern. The inclusion of a going concern qualification could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise.

Our business is currently dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on Nuburu’s financial condition and operating results.

Nuburu currently depends upon a small number of customers for a substantial portion of its revenue. During the year ended December 31, 2023, two customers accounted for 39% and 29% of Nuburu's revenue, respectively. During the year ended December 31, 2022, two customers accounted for 47% and 22% of Nuburu’s revenue, respectively. As of December 31, 2023, four customers accounted for 50%, 18%, 13%, and 10% of Nuburu's accounts receivable, respectively. As of December 31, 2022, three customers accounted for 62%, 26%, and 8% of Nuburu’s accounts receivable, respectively. A decline in revenue from, or the loss of, any significant customer could have a material adverse effect on Nuburu’s financial condition and operating results. Nuburu cannot assure: (i) that orders that may be completed, delayed, canceled, or reduced will be replaced with new business; (ii) that Nuburu’s current customers will continue to utilize Nuburu’s services consistent with historical volumes or at all; and/or (iii) that Nuburu’s customers will renew their manufacturing or services contracts with Nuburu on acceptable terms or at all.

Our limited operating history and the novelty of our blue laser systems make evaluating our business, the risks and challenges we may face and our future prospects difficult.

From our inception in 2015 to the present, we have focused principally on developing our blue laser systems, which are the systems we are seeking to commercialize. As a result, we have a limited history operating our business, and therefore a limited history upon which you can base an investment decision.

We began the first shipments of our high performance blue laser system, the BL-250, in 2023. We are also developing additional enhancements to the BL-250, a single mode fiber blue-laser system and blue laser 3D-printing products, which are still in the research and development stage.

Our blue laser systems are new types of products. In light of the fact that the laser industry has already undergone major transitions, from CO2 lasers to infrared fiber lasers, predicting our future revenue depends on the evolution of the market itself and market acceptance of our technology and systems. Moreover, budgeting for our expenses presents some uncertainty because of the unpredictability of the prices of raw materials and components and other trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially and adversely affected. You should consider our prospects in light of the risks and uncertainties emerging companies encounter when introducing new technologies into a competitive landscape.

The engineering of certain of our laser systems is still in the prototype stage, and there is no guarantee that we will be successful in implementing production of our laser systems on a commercial scale.

Our business depends on our ability to succeed in achieving production of our laser systems on a commercial scale. As our laser systems are highly complex, this process is costly and time-consuming, and there can be no guarantee that we will be successful. We have already shipped units of our primary blue laser system, the BL-250, but the ramping up of production and shipment on a commercial scale may be delayed, and we may incur more costs than we expect due, for example, to global supply chain issues that have increased the cost of certain electronic components or have forced us to redesign the system to work around supply chain shortages. In addition, the processes by which we engineer and manufacture our laser systems are still developing rapidly as we explore new processes and different techniques. Our business, reputation, results of operations and financial condition may be materially adversely affected if we are not able to successfully produce our laser systems on a commercial scale or to the extent that it takes us longer to do so or costs more than we expect.

If our laser systems contain design or manufacturing defects, our business and financial results could be harmed.

To date, we have completed prototypes of our laser systems and are ramping up commercial production and shipments of our systems. As our systems also have limited history of commercial operation, we have a limited frame of reference from which to evaluate the longevity and long-term performance of our products. There can be no assurance that we will be able to detect and fix any defects in our products prior to the sale to potential customers. Once we have commenced with commercial production of our laser systems and they are shipped to and installed and put into use by our customers, we may discover latent defects in design, manufacture or construction that may cause our systems not to perform as expected or that may require repair. Our laser systems also require software to operate which may need to be modified and updated over the life of our systems. Software products are inherently complex and often contain defects and errors when first introduced.

There can be no assurance that we will be able to detect and fix any defects in the hardware or software of our laser systems in the design and production phase, and such defects may not become apparent until our systems are adopted and used by customers. In most cases, we should be able to resolve software defects through the application of patches and updates, which can be completed remotely; however, hardware defects may be more difficult to address remotely and may require a system to be returned to us for maintenance and repair.

Our laser systems may not perform consistent with customer expectations or consistent with other laser systems which are currently or may yet become available. Any product defects or any other failure of our laser systems to perform as expected could harm our reputation and result in negative publicity, lost revenue, canceled or delayed deliveries, product liability claims and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition, and operating results.

Once we begin shipping our laser systems to customers on a commercial scale, we will need to increase our warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our laser systems, our business, prospects, financial condition and operating results could be materially adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that our then-existing warranty reserves will be sufficient to cover all claims.

The failure of our suppliers to deliver necessary raw materials and components that meet the specifications for our laser systems in a timely manner could cause installation delays, cancellations, and damage to our reputation.

We rely on a limited number of third-party suppliers for some of the raw materials and components for our laser systems, including laser diodes, micro-optics, optics, optical filters, bulk optics, cooling components, electronic components, and other materials that may be in limited supply and which are critical to our ability to produce our laser systems. If any of our suppliers provide insufficient inventory at the level of quality required or if our suppliers are unable or unwilling to provide us with the contracted quantities or in the time frame requested for whatever reason, our results of operations could be materially and negatively impacted. If we fail to develop or maintain our relationships with any of our suppliers and are unable to obtain raw materials or comparable components from alternative suppliers without considerable delay, expense, or at all, or if there is otherwise a shortage or lack of availability of any required raw materials or components, we may be unable to manufacture our laser systems or we may be able to do so only at a higher cost or after a long delay. For example, in recent years there have been, and there continue to be, supply chain bottlenecks and other issues, including a prolonged shortage of microchips, which has required us to redesign our system’s control electronics and has resulted in delays in bringing our systems to market. We have also experienced, and continue to experience, delays with respect to deliveries of various other parts, including electronic components and power supply components. Any further delays could prevent us from delivering our laser systems to customers within required time frames and cause order cancellations.

Moreover, we have in the past and may in the future also experience unanticipated disruptions to operations or other difficulties with our supply chain or internalized supply processes due to exchange rate fluctuations, volatility in regional markets from where materials are obtained, changes in the general macroeconomic outlook, global trade disputes, political instability, expropriation or nationalization of property, public health emergencies and related government policies and restrictions designed to mitigate the effects of such emergencies. The failure by us to obtain raw materials or components in a timely manner or to obtain raw materials or components that meet our quantity and cost requirements could impair our ability to manufacture our products or increase their costs. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our laser systems to customers within required time frames, which could result in sales and installation delays, cancellations, penalty payments, or damage to our reputation, any of which could have a material adverse effect on our business and results of operations. In addition, we rely on our suppliers to meet quality standards, and the failure of our suppliers to meet or exceed those quality standards could cause delays in the delivery of our products, cause unanticipated servicing costs, and cause damage to our reputation.

We depend on sole source or limited source suppliers, as well as on our own production capabilities, for some of the key components and materials, including, but not limited to, laser diodes and optical filters, which makes us susceptible to supply shortages and other supply chain disruptions and to price fluctuations that could adversely affect our business, particularly our ability to meet our customers’ delivery requirements.

We currently purchase several key components and materials used in the manufacture of our products, including, but not limited to, laser diodes and optical filters, from sole source or limited source suppliers, which may make us more susceptible to supply chain disruptions and cost increases, which may materially adversely affect our operating results and financial condition. If we seek to ramp up production or accelerate delivery schedules of our products, our key suppliers may not have the ability to increase their production in line with our production schedule and our customers’ demands. This may become acute during times of high growth in our customers’ businesses. Our failure to timely receive these key components and materials would likely cause delays in the shipment of our products, which would likely negatively impact both our customer relationships and our business. Some of our products require designs and specifications that are at the cutting edge of available technologies and change frequently to meet rapidly evolving market demands. By their very nature, the types of components used in our products can be difficult and unpredictable to manufacture and in future we may be required to source additional components from sole source or limited source suppliers, which may further expose us to the risks described above.

Many of our customers may also rely on sole source or limited source suppliers. In the event of a disruption of our customers’ supply chain, orders from our customers could decrease or be delayed.

We face various other risks with respect to the supply chain that could adversely affect our business, prospects, financial condition, and operating results.

Some of our suppliers are relatively small private companies that may discontinue their operations at any time and may be particularly susceptible to prevailing economic conditions. Some of our suppliers are located in regions susceptible to natural and man-made disasters, such as the United States, Germany and China, which have experienced severe flooding, earthquakes, wildfires, extreme weather conditions and power loss. Furthermore, financial or other difficulties faced by these suppliers or significant changes in demand for the components or materials produced by these suppliers could limit their availability, as suppliers may choose to discontinue production in the event of falling demand or may be unable to fill orders in the event of increasing demand.

If we are required to identify alternative sources of supply for certain components or redesign our product or production process, this could be difficult and costly, result in management distraction in assisting our current and future suppliers to meet our and our customers’ technical requirements, and cause delays in shipments of our products while we identify, evaluate and test the products of alternative suppliers. Any such delay in shipment would result in a delay or cancellation of our ability to convert such order into revenues.

Any interruption or delay in the supply of any components or materials that we require, or the inability to obtain these components and materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders or incur substantial penalties. Since many of our products have lengthy qualification periods, our ability to introduce multiple suppliers for parts may be limited. In addition, our failure to achieve adequate manufacturing yields of these items at our manufacturing facilities may materially and adversely affect our operating results and financial condition.

We are highly dependent upon the ability to ship products to customers and to receive shipments of supplies from suppliers.

We are also highly dependent upon the ability to ship products to customers and to receive shipments of supplies from suppliers. In the event of continued disruptions in worldwide or regional shipping, such as the current shipping constraints in the Red Sea and Middle East, our access to supplies and the delivery of products to customers by us or our distributors may correspondingly be negatively impacted. Any such disruptions would likely materially and adversely affect our operating results and financial condition.

If we fail to accurately forecast component and material requirements for our products, we could incur additional costs and significant delays in shipments, which could result in a loss of customers.

We use rolling forecasts based on anticipated product orders and material requirements planning systems to determine our product requirements. It is very important that we accurately predict both the demand for our products and the lead times required to obtain the necessary components and materials. We depend on our suppliers for most of our product components and materials. Lead times for components and materials that we order vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. For substantial increases in our sales levels of certain products, some of our suppliers may need significant lead time and therefore may not be able to keep up with our needs if we are unable to provide sufficient advanced notice of our requirements. If we overestimate our component and material requirements, we may have excess inventory, which may lead to both an increase in cash usage and an increase in net loss if such excess inventory becomes obsolete and can no longer be sold or only sold at discounted prices. If we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt and delay delivery production and the associated delivery of our products to our customers. The occurrence or continuance of any of the foregoing risks may materially adversely affect our business and results of operations.

Our systems involve a lengthy sales and installation cycle, and if we fail to close sales on a regular and timely basis it could harm our business. The long sales cycles for our products may cause us to incur significant expenses without offsetting revenues.

In order to make a sale, we must typically provide a significant level of education to prospective customers regarding the use and benefits of our product and our technology (see Item 1. “Business — Sales and Marketing”). The period between initial discussions with a potential customer and the sale of our product typically depends on a number of factors, including the potential customer’s attitude towards innovative products, the potential customer’s budget and whether the potential customer requires financing arrangements. Prospective customers often undertake a significant evaluation process, which may further extend the sales cycle. While our customers are evaluating our products we may incur substantial sales, marketing and research and development expenses in exploring and demonstrating the suitability of our products to a customer’s needs. Once a customer makes a formal decision to purchase our product, the fulfillment of the sales order by us requires a substantial amount of time. This lengthy sales and installation cycle is subject to a number of significant risks over which we have little or no control. Because of both the long sales and installation cycles, we may expend significant resources on attracting prospective customers without having certainty of generating sales.

These lengthy sales and installation cycles also increase the risk that our customers fail to satisfy their payment obligations or cancel orders before the completion of the transaction or delay the planned date for installation. If a customer terminates for convenience, we may be unable to recover some of our costs that we incurred prior to cancellation. We may need to procure long lead time items or place large order lot quantities for critical material well in advance of a termination leaving us with excess inventory. Our operating expenses are based on anticipated sales levels, and certain of our expenses are fixed. If we are unsuccessful in closing sales after expending significant resources or if we experience delays or cancellations, we may incur significant expenses without ever receiving revenue to offset those expenses, which would materially adversely affect our business and results of operations.

Because of the long sales cycles, our operating results and financial condition may fluctuate significantly from quarter to quarter.

We expect that long sales cycles may cause fluctuations in our operating results from quarter to quarter. In light of the standards under which we expect to recognize revenue, small fluctuations in the timing of the completion of our sales transactions could also cause operating results to vary materially from period to period.

In addition to the foregoing described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

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fluctuations in costs associated with the production of our laser systems;
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the timing of customer adoptions of our products, which may depend on many factors such as availability of inventory and product quality or performance issues;
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size of particular customer orders;
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delays or cancellations of purchases and installations;
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delays in service revenue;
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fluctuations in our service costs;
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weaker than anticipated demand for our products due to changes in government regulation, incentives and policies;
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interruptions in our supply chain;
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interruptions in our shipping to customers or deliveries from vendors;
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the timing and level of additional purchases by existing customers;
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unanticipated expenses incurred due to changes in governmental regulations, such as with respect to health and safety requirements;
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disruptions in our sales, production, service, or other business activities resulting from our inability to attract and retain qualified personnel;
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shortage of raw materials or components from our suppliers and associated price increases due to fluctuations in commodity prices; and
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availability of spare parts from our suppliers.

In addition, our revenue, key operating metrics and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of our Common Stock.

There is no assurance that non-binding letters of intent and other indications of interest from customers will be converted into binding orders, sales, bookings or committed offtake contracts. As a result, our operating results may be materially lower than our expected results of operations.

Our success depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. Potential customers may abandon their indications of interest, and non-binding letters of interest may be canceled or delayed by a customer or its terms may be amended in a manner adverse to us in connection with negotiating a definitive sales agreement. For that reason, there can be no assurance that any current or future indications of interest or non-binding letters of intent will result in binding orders or sales. Furthermore, in light of our limited operating history, it is difficult for us to predict the rates at which the non-binding letters of interest in our pipeline will result in binding orders or sales. It is also difficult for us to predict how quickly we will be able to fill binding orders in the event that we obtain multiple orders with the same requested delivery date. In addition, revenue is expected to be recognized in stages, and customers may in some cases delay actual cash payments regardless of progressive billings. Additionally, a customer’s ability to make payments or meet minimum purchase orders could decline during the sales process, as a customer may struggle to procure necessary financing, especially in a higher interest rate environment, or may become insolvent or declare bankruptcy. As a result, our operating results and cash flow may be materially lower than we expect.

If we fail to meet our customers’ price expectations, demand for our products could be negatively impacted and our business and results of operations could suffer.

Our long-term success will depend in part on our ability to price our products competitively. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products could be negatively impacted and our business and results of operations could suffer.

We expect to contract with a number of large companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues.

We expect that a number of our potential customers will be large companies. These customers generally have greater purchasing power than smaller entities and, accordingly, often request and receive more favorable terms from suppliers. As we seek to expand our sales, we may be required to agree to terms and conditions that are favorable to our customers and that may affect the timing of our ability to recognize revenue, increase our costs, and have an adverse effect on our business, financial condition, and results of operations. Furthermore, large customers have increased buying power and ability to require onerous terms in our contracts with them, including pricing, annual cost reduction targets, warranties, and indemnification terms. If we are unable to satisfy the terms of these contracts, it could result in liabilities of a material nature, including litigation, damages, additional costs, loss of market share, and loss of reputation.

Additionally, the terms these large customers require, such as most-favored customer or exclusivity provisions, may impact our ability to do business with other customers and generate revenues from such customers. Such customers may also have a greater ability to push back on attempts to pass on increases in our operating and procurement costs.

We currently partner with and derive a portion of our revenue from government entities, and significant changes in the contracting or fiscal policies of such government entities could have an adverse effect on our business and operating results.

We currently partner with and derive a portion of our revenue from contracts with certain government entities, and the growth of our business may be impacted by our partnerships with such government entities and on our successful procurement of additional government contracts. However, demand is often unpredictable from government entities, and there can be no assurance that we will be able to generate further revenue from the public sector. Revenue from government entities for the years ended December 31, 2023 and 2022 amounted to approximately 47% and 47% of our total revenue, respectively. Factors that could impede our ability to generate revenue from government contracts, include, but are not limited to:

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public sector budgetary cycles and funding authorizations;
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changes in fiscal or contracting policies;
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decreases in available government funding;
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changes in government programs or applicable requirements;
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disadvantageous terms contained in such contracts, including with respect to pricing, milestones and payment terms;
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the adoption of new laws or regulations or changes to existing laws or regulations;
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potential delays or changes in the government appropriations or other funding authorization processes;
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higher expenses associated with, or delays caused by, diligence and qualifying or maintaining qualification as a government vendor; and
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if we are party to a multi-year, multi-company government contract, it may be difficult to determine what revenue, if any, will be generated by such contract.

The occurrence of any of the foregoing could cause governments and governmental agencies to delay or refrain from purchasing our blue laser technology in the future or otherwise have an adverse effect on our business, operating results, and prospects.

Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.

Our business is subject to price competition. Such price competition may adversely affect our results of operation, especially during periods of decreased demand, as decreased demand would adversely impact the volume of our sales. If our business is not able to offset price reductions resulting from these pressures, or decreased volume of sales due to contractions in the market, by improved operating efficiencies and reduced expenditures, then our operating results will be adversely affected.

Certain of our operating costs are fixed and cannot readily be reduced, which would diminish the positive impact of any cost-saving measures or restructuring programs on our operating results. To the extent the demand for our products slows, or the market for laser systems contracts, we may be faced with excess manufacturing capacity and related costs that cannot readily be reduced, which will adversely impact our financial condition and results of operations.

If we are not able to continue to reduce our cost structure in the future, our ability to become profitable may be impaired.

Over time, we must achieve commercial production levels and effectively manage the manufacturing costs for our laser systems. While we have sought, and will continue to seek, to manage our manufacturing and services costs, the cost of components and raw materials, for example, could increase in the future, particularly if high rates of inflation continue. Any such increases could slow our growth and cause our financial results and operational metrics to suffer. In addition, we may face increases in our other expenses, including increases in wages or other labor costs, as well as marketing, sales, or related costs. We may continue to make significant investments to drive growth in the future. Increases in any of these costs or our failure to achieve expected or contractually required cost reductions could adversely affect our results of operations and financial condition and harm our business and prospects. If we are unable to reduce our cost structure sufficiently in the future, we may not be able to achieve profitability, which could have a material adverse effect on our business and prospects. In addition, until we generate meaningful revenue from sales of our products, we will remain limited in our ability to pass on the cost of any price increases in the cost of components or our operations to our customers.

In the event of future growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations.

In the event of future growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations. To manage such growth in operations and personnel, we will need to continue to improve our operational, financial and management controls, and reporting systems and procedures. Failure to manage growth effectively could result in an increased risk of fraud, information security vulnerabilities, or other operational difficulties, any of which could adversely affect our business and results of operations.

We are highly dependent on current key executives and if we are unable to attract and retain key employees and hire qualified management, technical, engineering, and sales personnel, our ability to compete and successfully grow our business could suffer.

We believe that our success and our ability to reach our strategic objectives are highly dependent on our ability to recruit and retain key management, technical, engineering, production and sales personnel. In particular, we are highly dependent on the services of Brian Knaley, our Chief Executive Officer, Ron Nicol, our Executive Chairman, Brian Faircloth, our Chief Operating Officer, and Matthew Philpott, our Chief Marketing and Sales Officer. If we are unable to recruit or retain any of our key employees, this could disrupt our operations, delay the development and introduction of our products and services and negatively impact our business, prospects, financial condition, and operating results. For example, a lack of qualified labor to operate our production process may slow our production and impact our production cost and schedule.

We cannot assure you that we will be able to successfully recruit and retain key management, technical, engineering, production and sales personnel, especially the senior leadership necessary to grow our business. Competition for qualified personnel is especially intense in the laser industry and is increasing as there is and for the foreseeable future will continue to be a scarcity of skilled personnel with the requisite experience. As a manufacturing company, many employee roles require the employee to be on-site at our facilities and cannot be conducted remotely, which limits the pool of potential employees for such roles to persons located in proximity to our facilities or who are willing to relocate or commute longer distances.

If we lose a member of our management team or other key employee, it may prove difficult for us to replace him or her with a similarly qualified individual with experience in the laser industry, which could impact our business and operating success. In addition, we do not have “key person” life insurance policies covering any of our officers or other key employees.

Labor disputes could disrupt our ability to serve our customers or lead to higher labor costs.

None of our full-time employees are currently represented by unions or covered by collective bargaining agreements. If a union sought to organize any of our employees, such organizing efforts or collective bargaining negotiations could potentially lead to work stoppages or slowdowns or strikes by certain of our employees, which could adversely affect our ability to serve our customers. Further, settlement of actual or threatened labor disputes or an increase in the number of our employees covered by collective bargaining agreements can have unknown effects on our labor costs, productivity and flexibility.

Our expectations and targets regarding the times when we will launch our products depend in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by us, which if incorrect or flawed, could have a material adverse effect on our actual operating results and performance.

Our expectations and targets regarding the times when we will launch our products reflect our current expectations and estimates. Whether we will achieve these objectives when we expect depends on a number of factors, many of which are outside our control, including, but not limited to:

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success and timing of our development activity and ability to develop systems that achieve our desired performance metrics and achieve any requisite industry validations;
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unanticipated technical or manufacturing challenges or delays;
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difficulties identifying or constructing the necessary research and development and manufacturing facilities;
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whether we can obtain sufficient capital when required to ramp up our manufacturing facilities and operations and sustain and grow our business;
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competition, including from established and future competitors;
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our ability to manage our growth;
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adverse developments in relationships with any partners, including termination of any partnerships or changes in our partners’ timetables and business plans, which could hinder our development efforts;
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whether we can manage relationships with key suppliers and the availability of the raw materials and components we need to procure from them;
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our ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel;
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the availability of sufficient funding, an absence of which may delay our ability to launch new products due to our inability to hire key personnel and procure critical equipment needed to prepare for larger scale manufacturing and commercialization; and
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the overall strength and stability of domestic and international economies more generally and the effect of economic factors on further investments on capital equipment in particular.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our ability to achieve our objectives when planned and our business, results of operations and financial results.

Certain estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

This Annual Report on Form 10-K includes estimates of our target addressable market and our serviceable addressable market. Market opportunity estimates and growth forecasts, whether obtained or derived from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Recent years have been marred by unexpected events and crises, including natural and man-made disasters, financial crashes, pandemics and political upheaval. If this trend continues, forecasts may prove to be especially unreliable.

The estimates and forecasts in this Annual Report on Form 10-K relating to the size and expected growth of our target addressable market and our serviceable addressable market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding our target addressable market and our serviceable addressable market are difficult to predict, especially in light of the nascent stage of our industry. The estimated target addressable market and serviceable addressable market may not materialize for many years or at all, and even if the markets meet the size estimates and growth forecasted in this Annual Report on Form 10-K, our business could fail to capture a meaningful share of the market or grow at similar rates.

Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities, income, revenue, or expenses.

The preparation of our consolidated financial statements requires management to make critical accounting estimates and assumptions that affect the reported amounts of assets, liabilities, income, revenues or expenses during the reporting periods. Incorrect estimates and assumptions by management could adversely affect our reported amounts of assets, liabilities, income, revenues, and expenses during the reporting periods. If we make incorrect assumptions or estimates, our reported financial results may be over- or understated, which could materially and adversely affect our business, financial condition and results of operations.

Operational costs can be difficult to predict and may include costs from requirements related to the decommissioning of our systems.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our laser systems will be comprised of many components. The components of our laser systems may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of our laser systems or their constituent components may significantly affect the intended operational efficiency and performance. In addition, our laser systems may need to be decommissioned from time to time, and the related costs could be significant given the expected size and complexity of our laser systems and of our powder bed metal printers in particular. Operational performance and costs, including those related to project stoppage, can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with manufacturing, assembling, commissioning, testing or decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity, and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, administrative fines, increased insurance costs, and potential legal liabilities, all of which could have a material adverse effect on our business, results of operations, cash flows, financial condition, or prospects.

We expect to incur significant research and development expenses and devote substantial resources to commercializing new products, which could increase our losses and negatively impact our ability to achieve or maintain profitability.

We require significant capital to develop our laser systems and expect to incur significant expenses, including, but not limited to, those relating to research and development, procurement of raw materials and components, capital spending, leases, sales and distribution as we build our brand and market our laser systems, and general and administrative costs as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully develop and market our laser systems, but also to control our costs. If we are unable to efficiently design, appropriately price, and cost-effectively produce, sell and distribute our laser systems, our anticipated margins, profitability and prospects would be materially and adversely affected.

Our ability to use net operating loss (“NOL”) carryforwards and other tax attributes may be limited in connection with the Business Combination and other ownership changes.

We have incurred significant net losses during our history and our ability to become profitable in the near future is uncertain. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire (if at all). As of December 31, 2023, we had approximately $56 million and $30 million of federal and state net operating loss carryforwards (“NOLs”), respectively. These amounts included approximately $1.6 million of federal research and development tax credits.

Federal NOLs incurred in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five tax years preceding such loss, and NOLs arising in tax years beginning after December 31, 2020 may not be carried back. Moreover, federal NOLs generated in taxable years ending after December 31, 2017, may be carried forward indefinitely, but the deductibility of such federal NOLs may be limited to 80% of our taxable income annually for tax years beginning after December 31, 2020. Our NOL carryforwards are subject to review and possible adjustment by the Internal Revenue Service (the “IRS”), and state tax authorities. In addition, in general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs or tax credits to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increases their ownership by more than 50 percentage points over their lowest ownership percentage within a specified testing period. Our existing NOLs or credits may be subject to limitations arising from previous ownership changes, and we underwent an ownership change in connection with the Business Combination, which may further limit our ability to utilize NOLs or credits under Sections 382 and 383 of the Code. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. Our NOLs or credits may also be impaired under state law. Accordingly, we may not be able to utilize a material portion of our NOLs or credits. If we determine that an ownership change has occurred and our ability to use our historical NOLs or credits is materially limited, it would harm our future operating results by effectively increasing our future tax obligations. Section 382 and 383 of the Code would apply to all net operating loss and tax credit carryforwards, whether the carryforward period is indefinite or not. If we earn taxable income, such limitations could result in increased future tax liability to us and our future cash flows could be adversely affected.

Our insurance coverage may not adequately protect us from harm or losses we may suffer.

We may be subject, in the ordinary course of business, to losses resulting from product liability, accidents, acts of God, and other claims against us, for which we may have no insurance coverage. As a general matter, the policies that we do or may have may include significant deductibles, and we cannot be certain that our insurance coverage will be sufficient to cover future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which could adversely affect our financial condition and operating results. Furthermore, although we plan to obtain and maintain insurance for damage to our property and the disruption of our business, this insurance may be challenging to obtain and maintain on terms acceptable to us and may not be sufficient to cover all of our potential losses.

There is no assurance that we will be able to execute on our business model.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, developing and commercializing new products and technologies, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. We will continue to encounter risks and difficulties frequently experienced by pre-commercial and early-commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. Any investment in our Company is therefore highly speculative and could result in the loss of your entire investment.

Expanding operations internationally will subject us to a variety of risks and uncertainties that could adversely affect our business and operating results.

We already use suppliers and have made shipments of prototypes and products to customers that are located in different jurisdictions, and as we continue to expand our business we may seek to partner with customers, suppliers and other partners around the world. Managing further international expansion will require additional resources and controls. Any expansion internationally could subject our business to risks associated with international operations, including:

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difficulties in establishing legal entities in foreign jurisdictions;
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challenges in arranging, and availability of, financing for our customers;
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availability and cost of raw materials and components, labor, and equipment for manufacturing our laser systems;
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difficulties in staffing and managing foreign operations due to differences in culture, laws and customer expectations, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;
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installation challenges which we have not encountered before which may require the development of adaptions of our products for a given jurisdiction;
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compliance with multiple, potentially conflicting and changing governmental laws, regulations, and permitting processes including environmental, banking, employment, tax, privacy, safety, security and data protection laws and regulations;
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compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;
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greater difficulties in securing or enforcing our intellectual property rights in certain jurisdictions, or in potential infringement of third-party intellectual property rights in new jurisdictions;
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difficulties in collecting payments in foreign currencies and associated foreign currency exposure;
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increases or decreases in our expenses caused by fluctuation in foreign currency exchange rates;
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restrictions on repatriation of foreign earnings;
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compliance with potentially conflicting and changing laws of taxing jurisdictions where we conduct business and compliance with applicable U.S. tax laws as they relate to international operations, including product transfer pricing, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws;
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changes in import and export controls and tariffs imposed by the United States or foreign governments;
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changes in regulations regarding recycling and the end of life of our products;
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changes in regulations that would prevent us from doing business in specified countries;
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failure of the supply chain in local countries to provide us with materials of a sufficient quality and quantity delivered on timelines we expect; and
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regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts that we may undertake may not be successful.

Risks Relating to Our Industry

Our future growth is dependent upon the competition, pace and depth of blue laser adoption, as well as on the growth of certain end markets. If such markets do not develop as we expect, or if they develop more slowly than we expect, our business, prospects, financial condition, and operating results could be adversely affected.

Our future growth depends upon several factors, including the speed at which the market is willing to adopt blue lasers and our ability to penetrate such market. Because the laser industry continues to evolve and is characterized by rapidly changing technologies, changing government regulation and industry standards, and changing consumer and industrial demands and behaviors. Our growth also depends on the growth of and adoption within certain end markets such as electric passenger cars, trucks and buses, healthcare, battery storage technology, consumer electronics, metal 3D printing, and aerospace and defense. The development of such end markets may be influenced by changes in regulatory environments, customer demand, and many other factors beyond our control. If such end markets do not develop as we expect, including if they develop more slowly than we expect, or if they develop in a way that reduces or eliminates the need for metal welding, demand for our laser systems and thus our business, prospects, financial condition, and operating results could be adversely affected.

If the cost of competitive technologies continues to decline, our blue laser technology may not be considered as cost-effective when compared to such competing technologies.

The growth and profitability of our business is also dependent upon our technology being more cost-effective than competing existing technologies, such as infrared lasers, ultrasonic welding and resistance welding. If the cost of competing existing technologies, declines sufficiently, our laser system may not be considered as cost-effective for potential customers, which would decrease the demand for our products. Such a decrease in demand would materially adversely affect our business, prospects ,and results of operations.

Our systems are based on novel technologies to produce blue wavelength lasers, and potential customers may be hesitant to make a significant investment in our technology or switch from the technology they are currently using.

The design of our laser systems are based on novel technologies that are deployed in a novel way and will compete with currently existing technologies, such as infrared fiber lasers. Even if our laser systems are superior to existing lasers in terms of welding speed and energy efficiency, potential customers may choose products from our competitors that are based on existing technologies, such as infrared fiber laser technology, due to wider market acceptance and familiarity with such technologies. Additionally, potential customers who previously invested in alternatives to our laser systems may not deem a transition to our laser systems to be cost effective. Moreover, given the limited history of our technology, potential customers may be hesitant to make a significant investment in our products, and our business, results of operations, financial condition and prospects could be adversely affected to the extent that customers, for any reason, do not adopt our systems or refuse switching to our systems from the technology they currently employ. If blue laser technology does not achieve market acceptance then our business and results of operations would be materially adversely affected.

The average selling prices of our products could decrease over the life of the product, which may negatively affect our revenue and margins.

The average selling price of our product may decrease over the life of the product, which may reduce our revenue and gross margins. The average selling price for our products may decline as a result of competitive pricing pressures, promotional programs and customers who are able to negotiate price reductions. The pricing of our products depends on the specific features and functions of the product, purchase volumes and the level of sales and services support. We expect competition in our industry to increase in the future. As we experience pricing pressure, we anticipate that the average selling price and gross margin per product will decrease over product lifecycles. We cannot assure you that we will be successful in developing and introducing on a timely basis new products with enhanced features, or that these products, if introduced, will enable us to maintain our average selling price, revenue and gross margins at current levels. Our revenue and gross margin has been and will continue to be affected by a variety of factors including competition, the product mix and average selling price of products, new product introduction, enhancements and the cost of components, overhead absorption, and manufacturing labor. We must manage each of these factors competitively for our gross margins to remain at our desired levels.

We operate in a highly competitive industry and there is increasing competition. Many of our competitors and future competitors may have significantly more financial and other resources than we do and if we do not compete effectively, our competitive positioning and our operating results will be harmed.

The markets in which we intend to compete continue to evolve and are highly competitive. Many of our current and potential competitors are large entities with longer operating histories and in some cases have significantly more financial and other resources, including larger numbers of managerial and technical personnel. These factors may allow our competitors to respond more quickly or efficiently than we can to new or emerging technologies, such as green laser technologies or other technologies yet to be developed. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to compete for customers more effectively.

Our market is characterized by rapid technological changes and evolving standards demanding a significant investment in research and development, and, if we fail to address changing market conditions, our business and operating results will be harmed.

Our market is subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in industrial welding and 3D printing technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products either generally or for particular applications. Our ability to compete in the industrial welding and 3D printing market depends, in large part, on our success in developing and introducing our products in a timely fashion, in improving our existing products and technology and finding new applications for our technology. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to:

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develop cost-effective new products and technologies that address the increasingly complex needs of prospective customers;
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enhance our existing products and technologies;
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respond to technological advances and emerging industry standards and certifications on a cost-effective and timely basis;
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adequately protect our intellectual property as we develop new products and technologies;
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identify the appropriate technology or product to which to devote our resources; or
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ensure the availability of cash resources to fund research and development.

Even if we successfully introduce all of the laser welding and powder bed metal printing products currently under development, it is possible that our competitors will develop new products and technologies that will replace our own. As a result, any of our products may be rendered obsolete or uneconomical by our or our competitors’ technological advances, leading to an inability to capture or retain market share, a decline in revenue, and adverse effects to our business and prospects.

Global economic conditions and macroeconomic events may adversely affect us.

In recent years, the United States and other significant markets have experienced cyclical downturns. As a result of the rapid increase in interest rates in 2022 and 2023, many central banks raised target interest rates, which may increase the risk of a recession. Further, the current inflationary environment has caused volatility in the capital and credit markets and uncertainty with respect to the health of the financial markets.

Global economic conditions and macroeconomic events over which we have no control may adversely affect our industry and our business. Economic uncertainty and associated macroeconomic conditions make it extremely difficult for our partners, suppliers, and us to accurately forecast and plan future business activities, especially as investment decisions on capital equipment are highly susceptible to changes in global economic factors.

A significant downturn in the domestic or global economy, or increases in the cost of equipment financed with leases or debt, may cause our customers to pause, delay, or cancel spending on our products or seek to lower their costs by exploring alternatives. To the extent purchases of our products are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in spending. Also, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or any industry in particular or how global business and political conditions may change. To the extent that general business, economic or political conditions, including overall changes in demand for our products, decline, our business, financial condition, and results of operations, including revenues, could be materially adversely affected.

The laser industry is experiencing declining average selling prices, which could cause our gross margins to decline and harm our operating results.

Our products may in the future experience a decline in average selling prices (“ASPs”) as a result of increased competition, pressure to reduce prices from significant customers and new product and technology introductions. Newer market participants, particularly in China, have reduced and may continue to reduce, prices of competing products to gain market share. If we are required to reduce the ASPs of our products and we are unable to offset such reductions through increasing our unit volumes, reducing manufacturing costs or introducing new or enhanced products with higher margins, our operating results may be adversely affected. In addition, because of our significant fixed costs, we are limited in our ability to reduce total costs quickly in response to any revenue shortfalls. Because of these factors, we may in the future experience material adverse fluctuations in our operating results on a quarterly or annual basis if the ASPs of our products decline.

If OEM customers and system integrators are reluctant to incorporate our products into their production processes, our financial condition or results of operations may be adversely affected.

Our existing and potential customers include original equipment manufacturers (“OEM”) and system integrators. Our current and future revenues will therefore depend in part upon the ability of our current and potential OEM customers and system integrators to incorporate our laser products into their production processes. The commercial success of such arrangements will depend to a substantial degree on the efforts of these OEM customers and system integrators to develop and market products that are produced using our technologies. Relationships and experience with traditional laser makers, limited marketing resources, reluctance to invest in research and development and other factors affecting these OEM customers and third-party system integrators could have a substantial impact upon our financial results. If OEM customers or integrators are not able to adapt existing tools or develop new production processes to take advantage of the features and benefits of our blue laser technology or if they perceive us to be an actual or potential competitor, then the opportunities to increase our revenues and profitability may be severely limited or delayed.

Furthermore, if our OEM customers or third-party system integrators experience financial or other difficulties that adversely affect their operations, our financial condition or results of operations may also be adversely affected.

Risks Relating to Litigation and Regulation

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional, and local governments. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming, and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments, and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business.

Litigation, regulatory actions, and compliance issues could subject us to significant fines, penalties, judgments, remediation costs, negative publicity, and requirements resulting in increased expenses.

We may from time to time be involved in legal proceedings, administrative proceedings, claims and other litigation, with governmental agencies and entities as well as private parties, which arise in the ordinary course of business. In addition, since our laser systems are a new type of product in a nascent market, we may in the future need to seek the amendment of existing regulations or, in some cases, the creation of new regulations, in order to operate our business or sell our products in some jurisdictions. Such regulatory processes may require public hearings concerning our business, which could expose us to subsequent litigation.

Litigation can be expensive, lengthy, and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions that we may initiate, can be expensive and time-consuming. Unfavorable outcomes or developments relating to proceedings to which we are a party or transactions involving our products, such as judgments for monetary damages, injunctions, or denial or revocation of permits, could have a material adverse effect on our business, financial condition, and results of operations. To the extent such proceedings also generate negative publicity, our reputation and business could also be adversely affected. In addition, handling compliance issues and the settlement of claims could adversely affect our financial condition and results of operations.

Furthermore, our predecessor, Tailwind, was a special purpose acquisition company (“SPAC”). SPACs have been subject to increased regulatory oversight and scrutiny, including from the SEC. Any governmental or regulatory investigation or inquiry related to the Business Combination or otherwise could have a material adverse effect on our business and negatively affect our reputation.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Our manufacturing facilities are subject to various compliance requirements, including Occupational Safety and Health Administration (“OSHA”), and compliance costs could increase as we plan to scale our operations.

Our manufacturing facilities are subject to numerous federal and state laws and regulations, including those of OSHA, a regulatory agency of the United States Department of Labor. In particular, our facilities are subject to oversight and regulation under local ordinances, building, zoning and fire codes, environmental protection regulation, and other rules and regulations. Though we believe that obtaining and renewing any certificates or licenses required for the operation of our business in compliance with such laws and regulations will be routine, we cannot assure you that we will obtain or renew them in a timely manner. Our failure to hold a given license or certificate, whether by expiration, nonrenewal or modification or termination, may impair our ability to perform our obligations under our customer contracts. Such licenses or certificates may require us to operate in ways that incur substantial compliance costs, particularly as we seek to scale our operations.

The number of laws affecting our business continues to grow and we can give no assurances that we will properly and timely comply with all laws and regulations that may affect us. If we fail to comply with these laws and regulations, we may be subject to legal penalties, which would adversely affect our business, prospects, and results of operations.

Laws, regulations, and rules relating to privacy, information security, and data protection could increase our costs and adversely affect our business opportunities. In addition, the ongoing costs of complying with such laws, regulations, and rules could be significant.

We are subject to various laws regarding privacy, information security and data protection. In particular, our handling of data relating to individuals is subject to a variety of laws and regulations relating to privacy, data protection, and information security, and it may become subject to additional obligations, including contractual obligations, relating to our maintenance and other processing of this data. For example, the European Union’s General Data Protection Regulation, or GDPR, and similar legislation adopted in the U.K., impose stringent data protection requirements and provides for significant penalties for noncompliance. In the United States, California has enacted legislation, the California Consumer Privacy Act, or CCPA, that, among other things, requires covered companies to provide disclosures to California consumers, and afford such consumers abilities to opt-out of certain sales of personal information.

Additionally, the California Privacy Rights Act, or CPRA, was approved by California voters in the November 2020 election. The CPRA significantly modifies the CCPA, creating obligations relating to consumer data which began on January 1, 2022, with enforcement anticipated to commence July 1, 2023. Additionally, other U.S. states continue to propose, and in certain cases adopt, privacy-focused legislation that maintains similarities to the CCPA and CPRA. The U.S. federal government also is contemplating privacy legislation. Laws, regulations, and other actual and potential obligations relating to privacy, data protection, and data security are evolving rapidly, and the regulatory landscape regarding privacy, data protection, and data security is likely to remain uncertain for the foreseeable future. We expect to be subject to new laws and regulations, or new interpretations of laws and regulations, in the future in various jurisdictions. Additionally, we may be bound by contractual requirements applicable to our collection, use, processing, and disclosure of various types of data, and may be bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters. These laws, regulations, and other obligations, and changes in their interpretation, could require us to modify our operations and practices, restrict our activities, and increase our costs in the future, and it is possible that these laws, regulations, and other obligations may be inconsistent with one another or be interpreted or asserted to be inconsistent with our business or practices. Any actual or perceived inability to adequately address privacy and security concerns or to comply with applicable laws, rules, regulations, and other actual or asserted obligations relating to privacy, data protection, and information security could result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, and have an adverse effect on our business, prospects, results of operations, financial position, and reputation.

Our business may depend on the continued availability of rebates, tax credits, and accelerated depreciation schedules, and other financial incentives. The reduction, modification, or elimination of government economic incentives, particularly in the defense and research sectors, and tax policies could cause our revenue to decline and harm our financial results.

The U.S. federal government and some foreign, state, and local governments provide incentives to end users in the form of rebates, tax credits and accelerated depreciation schedules, and other financial incentives. Our business may rely on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of our laser systems to our customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. Changes in the availability of rebates, tax credits, and other financial programs and incentives could reduce demand for our laser systems, impair sales financing, and adversely impact our business results.

Unanticipated changes in tax laws may affect future financial results.

Nuburu is a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide operations. Our principal operations and certain potential customers are located in the United States, and as a result, the Company is subject to various U.S. federal, state, and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on the Company’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified or applied adversely to the Company.

In recent years, the federal government has made significant changes to U.S. tax laws, including through the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) and the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into law, with tax provisions primarily focused on implementing a 15% minimum tax on global adjusted financial statement income, effective for tax years beginning after December 31, 2022, and a 1% excise tax on share repurchases occurring after December 31, 2022. The Company may be subject to the new excise tax with respect to any redemptions of our Preferred Stock. Further, the current administration had previously set forth several tax proposals that would, if enacted, make further significant changes to U.S. tax laws (including provisions enacted pursuant to the Tax Act). Such proposals include, but are not limited to, (i) an increase in the U.S. income tax rate applicable to corporations from 21% to 28%, (ii) an increase in the maximum U.S. federal income tax rate applicable to individuals and (iii) an increase in the U.S. federal income tax rate for long-term capital gain for certain taxpayers with income in excess of a threshold amount. Congress may consider some or all of these proposals in connection with additional tax reform to be undertaken by the current administration. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability. Investors are urged to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of holding our securities.
Significant judgment is required in determining our provision and our valuation allowance for income taxes and other tax liabilities. Although we believe that our tax provisions are reasonable, there can be no assurance that the final determination of any tax audits or tax disputes will not be different from what is reflected in our historical income tax provisions and accruals. To the extent we are required to pay amounts in excess of our reserves, such differences could have a material adverse effect on our consolidated statement of income for a particular future period. In addition, an unfavorable tax settlement could require use of our cash and result in an increase in our effective tax rate in the period in which such resolution occurs.

Additionally, although we currently primarily operate in the United States, we will seek to expand our business operations internationally to other markets including, but not limited to, Europe and Asia. Any international expansion of our business could subject our business to tax risks associated with international operations. For example, tax compliance in various jurisdictions, some of which may have potentially conflicting tax laws, and all of which are subject to change, potentially with retroactive effect, could result in materially higher cash tax liabilities for our business. The tax laws in jurisdictions where we conduct business and applicable U.S. tax laws as they relate to international operations may not act together in a coordinated fashion, which could also result in material incremental taxes for our business. Moreover, an expansion of our business internationally also creates risks that our business could have a taxable presence in jurisdictions where we are not filing tax returns. Taxing authorities, both domestically and internationally, have become increasingly aggressive regarding asserting that companies have a taxable presence in jurisdictions, and our business could face these risks in connection with the internal expansion of our business.

We must comply with and could be impacted by various export controls and trade and economic sanctions laws and regulations that could negatively affect our business and may change due to diplomatic and political considerations outside of our control.

We expect to ship our products to countries throughout the world. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are subject to limitations on or are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Belarus, Cuba, Iran, Syria, North Korea, Russia, and certain occupied territories in Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.

We are committed to doing business in accordance with applicable anti-corruption laws and regulations and with applicable trade restrictions. If we engage independent sales representatives or distributors for our products or enter into strategic partnerships, we face the risk that such persons or entities and their respective officers, directors, employees, and agents may take action determined to be in violation of such laws and regulations. Any violation by any of these persons could result in substantial fines, sanctions, civil or criminal penalties, or curtailment of operations in certain jurisdictions, and might adversely affect our operating results, even where we had no control over such persons or our control was limited. In addition, actual or alleged violations could damage our reputation and ability to do business.

We could be liable for environmental damages resulting from our operations, which could impact our reputation, our business, and our operating results.

We are subject to federal, state, and local environmental laws and regulations and may become subject to environmental laws in foreign jurisdictions in which we may operate or into which we ship our products. Environmental laws and regulations can be complex and may often change. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines, and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties or third-party damages. In addition, environmental laws and regulations such as the Comprehensive Environmental Response, Compensation and Liability Act in the United States impose liability on several grounds including for the investigation and cleanup of contaminated soil and ground water, for building contamination, for impacts to human health and for damages to natural resources. If contamination is discovered in the future at properties formerly owned or operated by us or currently owned or operated by us, or properties to which hazardous substances were sent by us, it could result in our liability under environmental laws and regulations.

Many of our current and future customers have high sustainability standards, and any environmental noncompliance by us could harm our reputation and impact a customer’s buying decision. The costs of complying with environmental laws, regulations, and customer requirements, and any claims concerning noncompliance or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or our operating results.

The Public Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.

The Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Tailwind, dated September 9, 2020, pursuant to which the Public Warrants were issued (as it may be amended, supplemented or otherwise modified from time to time, the “Warrant Agreement”) provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. Under the Warrant Agreement, we also agree that we will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Additionally, this provision does not apply to claims under the Securities Act, over which the federal and state courts have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition, and results of operations and result in a diversion of the time and resources of our management and board of directors.

Risk Relating to Intellectual Property

We may be unable to protect, defend, maintain, or enforce our intellectual property rights for the intellectual property on which our business depends, including against existing or future competitors. Failure to protect defend, maintain and enforce that intellectual property could result in our competitors offering similar products, potentially adversely affecting our growth and success.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents, trademarks and other intellectual property rights in the United States and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies we have acquired in the marketplace and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability.

Our intellectual property is critical to our business and although we have taken many protective measures to protect our trade secrets, including agreements, limited access, segregation of knowledge, password protections, and other measures, policing unauthorized use of proprietary technology can be difficult and expensive. Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Such litigation may result in our intellectual property rights being challenged, limited in scope, or declared invalid or unenforceable. We cannot be certain that the outcome of any litigation will be in our favor, and an adverse determination in any such litigation could impair our intellectual property rights and may harm our business, prospects and reputation.

We have already and expect to continue to incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Future litigation relating to protecting our rights could be time consuming and expensive. We rely primarily on patent, copyright, trade secret, and trademark laws, and non-disclosure, confidentiality, and other types of contractual restrictions to establish, maintain, and enforce our intellectual property and proprietary rights. However, our rights under these laws and agreements afford us only limited protection and the actions we take to establish, maintain, and enforce our intellectual property rights may not be adequate. For example, our trade secrets and other confidential information could be disclosed in an unauthorized manner to third parties, our owned or licensed intellectual property rights could be challenged, invalidated, circumvented, infringed, or misappropriated or our intellectual property rights may not be sufficient to provide us with a competitive advantage, any of which could have a material adverse effect on our business, financial condition, or operating results. In addition, the laws of some countries do not protect proprietary rights as fully as do the laws of the United States or may even formally or tacitly encourage the piracy of foreign intellectual property. As a result, we may not be able to protect our proprietary rights adequately abroad.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense, and enforcement of any patents or other intellectual property rights. The process of applying for and obtaining a patent is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. We may not be successful in protecting our proprietary rights, and unauthorized parties may be able to obtain and use information that we regard as proprietary.

Though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented. Proceedings challenging our patents could result in either loss of the patent, or denial or the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we may own may not provide any protection against competitors. Furthermore, an adverse decision may result in a third party receiving a patent right sought by us, which in turn could affect our ability to commercialize our products.

Competitors could purchase our products and attempt to replicate or reverse engineer some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our patents, or develop and obtain patent protection for more effective technologies, designs or methods. We may be unable to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees.

Further, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering our products are invalidated or found unenforceable, or if a court found that valid, enforceable patents held by third parties covered one or more of our products, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

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any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect our products;
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any of our pending patent applications will issue as patents;
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we will be able to successfully commercialize our products on a substantial scale, if approved, before our relevant patents we may have expire;
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we were the first to make the inventions covered by each of our patents and pending patent applications;
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we were the first to file patent applications for these inventions;
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others will not develop similar or alternative technologies that do not infringe our patents;
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others will not assert an ownership interest in our patents;
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any of our patents will be found to ultimately be valid and enforceable;
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any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;
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we will develop additional proprietary technologies or products that are separately patentable; or
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our commercial activities or products will not infringe upon the patents of others.

Even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives. Issued patents may be challenged, narrowed, invalidated or circumvented. Decisions by courts and governmental patent agencies may introduce uncertainty in the enforceability or scope of patents owned by or licensed to us. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid, unenforceable or not infringed; competitors may then be able to market products and use manufacturing and analytical processes that are substantially similar to ours. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

We may be subject to third-party claims of infringement, misappropriation or other violations of intellectual property rights, or other claims challenging our agreements related to intellectual property, which may be time consuming and costly to defend, and could result in substantial liability.

Companies, organizations, or individuals, including our competitors, may hold or obtain patents, trademarks, or other proprietary rights that they may in the future allege are infringed by our products or services. These companies holding patents or other intellectual property rights allegedly relating to our technologies could, in the future, make claims or bring suits alleging infringement, misappropriation, or other violations of such rights, or otherwise assert their rights and by seeking royalties, lost profits, treble damages, attorney fees and injunctions.

If a claim is successfully brought in the future and we or our products are determined to have infringed, misappropriated, or otherwise violated a third party’s intellectual property rights, we may be required to do one or more of the following:

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cease selling or using our products that incorporate the challenged intellectual property;
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pay substantial damages, including lost profits of the holder of the intellectual property rights (as well as, increased damages up to treble damages and attorneys’ fees if our infringement is determined to be willful);
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obtain a license from the holder of the intellectual property right, which may not be available on reasonable terms or at all; or
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redesign our products or means of production, which may not be possible or cost-effective.

Any of the foregoing could adversely affect our business, prospects, operating results, and financial condition. In addition, any litigation, whether to protect our intellectual property to defend against the claims of others, whether or not valid, could harm our reputation, result in substantial costs and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business.

We may also license technology from third parties and incorporate components supplied by third parties into our products, which could result in our having to incur significant costs. If we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensors fail to abide by the terms of the licenses or fail to prevent infringement by third parties, or if the licensed patents or other rights are found to be invalid or unenforceable, our business may suffer. We may in the future face claims that our use of such technology or components infringes or otherwise violates the rights of others, which would subject us to the risks described above. We may in some cases seek indemnification from our licensors or suppliers under our contracts with them, but our rights to indemnification or our suppliers’ resources may be unavailable or insufficient to cover our costs and losses.

In addition, we generally indemnify our customers with respect to infringement by our products of the proprietary rights of third parties. However, third parties may assert infringement claims against our customers. These claims may require us to initiate or defend protracted and costly litigation on behalf of our customers, regardless of the merits of these claims. If any of these claims succeed or settle, we may be forced to pay damages or settlement payments on behalf of our customers or may be required to obtain licenses for the products they use. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers may be forced to stop using our products.

Our patents and, patent applications if issued, may not provide adequate protection to create a barrier to entry. The provisional and non-provisional patent applications that we own may not issue as patents or provide adequate protection to create a barrier to entry, which may hinder our ability to prevent competitors from selling products similar to ours.

We continue to have several patent applications pending and we cannot be certain that our pending patent applications will result in issued patents or that any of our already issued patents will afford protection against a competitor. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain and can vary from country to country. As a result, we cannot be certain that the patent applications that we intend to file will result in patents being issued or that our patents and any patents that may be issued to us in the future will afford protection against competitors with similar technology. In addition, patent applications filed in foreign countries are subject to laws, rules, and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued in other regions. Furthermore, even if these patent applications are accepted and the associated patents issued, some foreign countries provide significantly less effective patent enforcement than in the United States.

The U.S. Patent and Trademark Office (the "USPTO") and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on issued patents often must be paid to the USPTO and foreign patent agencies over the lifetime of the patent. While an unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Even if a lapse is cured, reviving the patent or application, there is a risk that the revival can be challenged by third parties in proceeding and litigation, and that the revival can be overruled. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our products, we may not be able to stop a competitor from marketing products that are the same as or similar to our products, which would have a material adverse effect on our business.

In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, our prospects, and our operating results.

In addition, we may in the future be subject to claims by our former employees or consultants asserting an ownership right in our patents, patent applications or other intellectual property, as a result of the work they performed on our behalf. Our general requirement that our employees and consultants and any other partners or collaborators who have access to our proprietary know-how, information or technology assign or grant similar rights to their inventions to us may not fully protect us from intellectual property claims.

Additionally, we cannot be certain that we have executed such agreements with all parties who may have contributed to our intellectual property, nor can we be certain that our agreements with such parties will be upheld in the face of a potential challenge, that such agreements will adequately protect us, or that they will not be breached, for which we may not have an adequate remedy.

We may also become involved in other proceedings, such as reexamination, inter parties review, post grant review, derivation or opposition proceedings before the USPTO or other jurisdictional body relating to our intellectual property rights or the intellectual property rights of others. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing our products or using product names, which would have a significant adverse impact on our business, financial condition and results of operations.

We may not be able to protect our intellectual property rights throughout the world.

A company may attempt to commercialize competing products utilizing our proprietary design, trademarks or trade names in foreign countries where we do not have any patents or patent applications and where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

Filing, prosecuting and defending patents or trademarks on our current and future products in all countries throughout the world would be prohibitively expensive. The requirements for patentability and trademarking may differ in certain countries, particularly developing countries. The laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States.

Consequently, we may not be able to prevent third parties from utilizing our inventions and trademarks in all countries outside the United States. Competitors may use our technologies or trademarks in jurisdictions where we have not obtained patent or trademark protection to develop or market their own products and further, may export otherwise infringing products to territories where we have patent and trademark protection, but enforcement on infringing activities is inadequate. These products or trademarks may compete with our products or trademarks, and our patents, trademarks or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trademarks and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents and trademarks or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent and trademarks rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents and trademarks in those jurisdictions, as well as elsewhere at risk of being invalidated or interpreted narrowly and our patent or trademark applications at risk, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Certain countries in Europe and certain developing countries, including India and China, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may have limited remedies if our patents are infringed or if we are compelled to grant a license to our patents to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we own or license. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our intellectual property rights.

Changes in either the patent laws or in interpretations of patent laws in the United States may diminish the value of our intellectual property. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third party patents. In addition, a third party that files a patent application before us could be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either file any patent application related to our products or services or invent any of the inventions claimed in our or our licensor’s patents or patent applications.

Third parties may also submit prior art to the USPTO during patent prosecution, which could adversely affect our ability to obtain a patent and it is also possible for third parties to challenge granted patents through Patent Office proceedings such as post-grant review, inter partes review and derivation proceedings. A lower evidentiary standard is imposed in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim. As such, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents could have a material adverse effect on our business.

Recent U.S. Supreme Court rulings have also narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may be subject to claims that we or our employees have misappropriated the intellectual property of a third party, including trade secrets or know-how, or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees and consultants were previously employed at or engaged by other laser companies, including our competitors or potential competitors. Some of these employees, consultants and contractors, may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Our efforts to ensure that our employees and consultants do not use the intellectual property, proprietary information, know how or trade secrets of others in their work for us may not be successful, and we may be subject to claims that we or these individuals have, inadvertently or otherwise, misappropriated the intellectual property or disclosed the alleged trade secrets or other proprietary information, of these former employers or competitors.

Additionally, we may be subject to claims from third parties challenging our ownership interest in intellectual property we regard as our own, based on claims that our employees or consultants have breached an obligation to assign inventions to another employer, to a former employer, or to another person or entity. Litigation may be necessary to defend against any other claims, and it may be necessary or we may desire to enter into a license to settle any such claim; however, there can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all. If our defense to those claims fails, in addition to paying monetary damages, a court could prohibit us from using technologies or features that are essential to our products, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate technologies or features that are important or essential to our products could have a material adverse effect on our business, financial condition and results of operations, and may prevent us from selling our products. In addition, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction to management. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could have an adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

In addition to patent protection, we also rely on protection of trade secrets, know-how and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we rely heavily on confidentiality provisions that we have in contracts with our employees, consultants, collaborators and others upon the commencement of their relationship with us. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties, despite the existence generally of these confidentiality restrictions. These contracts may not provide meaningful protection for our trade secrets, know-how, or other proprietary information in the event the unwanted use is outside the scope of the provisions of the contracts or in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. The protections we place on our intellectual property or other proprietary rights may not be sufficient. Monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate. In addition, the laws of many foreign countries will not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our proprietary technology from being exploited abroad, which could affect our ability to expand to international markets or require costly efforts to protect our technology. To the extent our intellectual property or other proprietary information protection is incomplete, we are exposed to a greater risk of direct competition. A third party could, without authorization, copy or otherwise obtain and use our products or technology, or develop similar technology. Our competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts or design around our protected technology. Our failure to secure, protect and enforce our intellectual property rights could substantially harm the value of our products, brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our products and harm our business, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Further, it is possible that others will independently develop the same or similar technology or products or otherwise obtain access to our unpatented technology, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors obtain our trade secrets or independently develop technology or products similar to ours or competing technologies or products, our competitive market position could be materially and adversely affected.

We also seek to preserve the integrity and confidentiality of our data and other confidential information by maintaining physical security of our premises and physical and electronic security of our information technology systems. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached and detecting the disclosure or misappropriation of confidential information and enforcing a claim that a party illegally disclosed or misappropriated confidential information is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, we may not be able to obtain adequate remedies for any breach.

Other Risks

Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability.

Computer malware, viruses, physical or electronic break-ins, and similar disruptions and security breaches or incidents could lead to interruption and delays in our services and operations and loss, misuse or theft of data, financial information, and Company funds. Computer malware, viruses, ransomware and other malicious code, and hacking and phishing attacks have become more prevalent and may occur on our systems in the future. Threats to and vulnerabilities in our systems and infrastructure and those of our third party service providers may result from human error, fraud, or malice on the part of our employees or third-party service providers or by malicious third parties, including state-sponsored organizations with significant financial and technological resources, or from accidental technological failure. Attempts by cyber attackers or others to disrupt our services or systems or those of our third-party service providers, as well as employee or service provider error or malfeasance, technical failures, or other causes of security breaches and incidents could harm our business, result in a loss of intellectual property, result in claims, demands, and litigation by private parties, investigations and other proceedings by regulatory authorities, fines, penalties, and other liabilities, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Efforts to prevent cyber attackers from entering and disrupting computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party service providers. Despite the security measures that we and our service providers utilize, our infrastructure and that of our service providers may be vulnerable to physical break-ins, ransomware, computer viruses, other malicious code attacks by hackers, phishing attacks, social engineering, or similar disruptive problems. Though it is difficult to determine what, if any, harm may directly result from any specific interruption, attack or other security breach or incident, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses and liabilities, harm our reputation, brand and ability to attract customers.

As our business and the number of employees grows, the possibility of human error leading to information technology incidents will also increase. Our information technology systems may also not be adequate to support our operations and may introduce opportunities for security breaches and incidents that may interrupt business operations and permit bad actors to obtain unauthorized access to systems, to misappropriate funds, and result in unauthorized access to, or unauthorized use, acquisition, disclosure, loss, corruption, or other processing of personal, confidential, or other sensitive information. Increases in remote work have increased cybersecurity risks, and acts by Russia and associated actors in connection with the conflict between Russia and Ukraine could include cyber-attacks that could disrupt the economy more generally or that could also impact our operations directly or indirectly. We and our third-party service providers also may face difficulties or delays in identifying, responding to, and otherwise mitigating security breaches and incidents, and we could be forced to expend significant financial and operational resources in response to any actual or perceived security breach or security incident, including in repairing system damage, increasing cybersecurity protection costs by deploying additional personnel and modifying or enhancing our protection technologies, investigating and remediating any information security vulnerabilities, notifying affected individuals and otherwise remediating or responding to any such breach or incident, and litigating and resolving regulatory investigations and other proceedings and legal claims and litigation, all of which could divert resources and the attention of our management and key personnel.

Costs, expenses, and other liabilities relating to any actual or perceived disruption or security breach or incident may not be covered adequately by insurance, and may result in an increase in our costs for insurance or insurance not being available to us on economically feasible terms, or at all. Insurers may also deny us coverage as to any future claim. Any of these results could harm our financial condition, business and reputation.

Natural disasters, unusual weather conditions, epidemic outbreaks, terrorist acts, and political events could disrupt our business. Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including floods, earthquakes, fires, hail storms, snow storms, water shortages, other extreme or unusual weather conditions, epidemics or pandemics, acts of terrorism, war or disruptive political events where our facility is located, or where our third-party suppliers’ facilities are located, power shortages, and blackouts and aging infrastructures. Furthermore, climate change appears to have increased, and may continue to increase, the rate, size, and scope of these natural disasters. In the event of such a natural disaster or other disruption, we could experience disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers, which could affect our ability to fulfill our customer contracts or damage our reputation, which would have a material adverse effect on our business, financial condition, and results of operations.

We may engage in a wide array of potential strategic transactions, which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our operating results and financial condition.

As part of our business strategy, we may engage in a wide array of potential strategic transactions, including acquisitions of businesses, new technologies, services, and other assets, and strategic investments that complement our business, such as to accelerate our presence in the 3D printing metal systems market. Any such transactions may involve numerous risks, which could harm our business and negatively affect our financial condition and results of operations. There is no assurance that any transaction undertaken will result in a completed transaction, despite the time and resources expended. Furthermore, if we do complete such transactions, they may not translate into successful business opportunities and we may not realize the benefits or synergies we had anticipated. Additionally, we may have to pay cash, incur debt, or issue equity securities to pay for any such transactions, each of which could affect our financial condition or the value of our capital stock, result in dilution to our equity holders, increase our fixed obligations, or require us to comply with covenants or other restrictions that would impede our ability to manage our operations. The direct costs of these transactions, as well as the resources required to evaluate, negotiate, integrate, and promote these acquisitions, may divert significant time and resources from the general operation of our business and require significant attention from management, all of which could disrupt the ordinary functioning of our business and adversely affect our operating results.

In addition, we may issue up to $100,000,000 of Common Stock from time to time over a 48-month period under the Lincoln Park Purchase Agreement. Holders of Common Stock will experience dilution in connection with any issuances of Common Stock under the Lincoln Park Purchase Agreement. Pursuant to the Lincoln Park Purchase Agreement, the Company issued to Lincoln Park in connection with the Closing 200,000 shares of Common Stock in consideration for entering into the Lincoln Park Purchase Agreement and an additional 400,000 shares of Common Stock on March 2, 2023, representing the number of shares equal to $2,000,000 divided by the lesser of (x) $10.00 per share or (y) the average closing price of the Common Stock for the 10 consecutive business days prior to the date that is 30 days after the Closing, provided that if such average closing price is below $5.00 per share, then the average closing price shall be deemed to be $5.00 per share (the price was deemed to be $5.00 per share). Holders of Common Stock experienced dilution in connection with the issuances of such commitment shares to Lincoln Park and will experience further dilution upon conversion of shares of Preferred Stock (including those already issued at Closing), shares issued upon conversion of the Convertible Senior Notes, or shares issued upon the exercise of the warrants issued in connection with with the Senior Convertible Notes or the Junior Notes (refer to Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information on these notes and warrants). Such dilution or any decline in the prevailing market price of our Common Stock, whether due to the foregoing or due to sales by holders of Common Stock, may limit our ability to use our securities in connection with a potential strategic transaction or may require increased dilution in the event that we pursue a potential strategic transaction using our securities to pay for such transaction.

Negative publicity could result in a decline in our growth and have a material adverse effect on our business, our brand, and our results of operations.

We have invested and will continue to invest in our brand. We believe that maintaining and enhancing our brand identity is critical to our relationships with existing partners and customers, and to our ability to attract new partners and customers. Our ability to compete for and maintain partnerships relies to a large extent on our partners and customers’ trust in our business and the value of our brand. The failure or perceived failure to maintain our brand could adversely affect our brand value, financial condition and results of operations. Negative publicity can adversely affect our reputation and damage our brand, and may arise from many sources, including actual or alleged misconduct, errors or improper business practices by employees, employee claims of discrimination or harassment, product failures, existing or future litigation or regulatory actions, inadequate protection of customer information, data breaches, matters affecting our financial reporting or compliance with SEC and exchange listing requirements, and media coverage, whether accurate or not. Negative publicity or allegations of unfavorable business practices, poor governance, or workplace misconduct can be rapidly and widely shared over social or traditional media or other means, and could reduce demand for our products, undermine the loyalty of our customers and impact our partnerships, reduce our ability to recruit and retain employees, or lead to greater regulatory scrutiny of our operations. In addition, we and our officers, directors, and employees may be, named or otherwise involved in litigation or claims, including employment-related claims such as workplace discrimination or harassment, which could result in negative publicity or adversely impact our business, even if we are ultimately successful in defending against such claims.

Risks Relating to Being a Public Company

Our quarterly results and key metrics are likely to fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations and key metrics may vary significantly in the future, given our long sales cycles, and period-to-period comparisons of our results of operations and key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results of operations and key metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our securities. Factors that may cause fluctuations in our quarterly results of operations and key metrics include, without limitation, those listed elsewhere in this Annual Report on Form 10-K and:

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our ability to generate revenue from new product launches;
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our ability to expand our number of customers and sales;
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our ability to hire and retain employees;
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the timing of expenses and recognition of revenue;
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the amount and timing of operating expenses related to the maintenance and expansion of our business and operations, as well as international expansion;
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changes in our pricing or those of our competitors;
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changes in the competitive dynamics of our industry, including consolidation among competitors;
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changes in laws and regulations that impact our business;
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the timing of expenses related to any future acquisitions, including our ability to successfully integrate, and fully realize the expected benefits of, any completed acquisitions;
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health epidemics or pandemics;

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civil unrest and geopolitical instability; and
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general political, economic, and market conditions.

We will incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

We will incur significant legal, accounting, and other expenses that we did not incur as a private company, which we expect will increase further after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of NYSE American and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will be required to devote a substantial amount of time to compliance with these requirements. A number of those requirements will require us to carry out activities we have not done previously. For example, we may need to create new board committees and adopt new internal controls and disclosure controls and procedures. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations, including our reporting requirements under the Exchange Act, will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

In addition, failure to comply with any laws or regulations applicable to us as a public company may result in legal proceedings or regulatory investigations, and may cause reputational damage. The occurrence of any of the foregoing could harm our business, financial condition, and results of operations.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Common Stock less attractive to investors.

For so long as we remain an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements. If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we could be subject to regulatory scrutiny and a loss of confidence by stockholders, which could harm our business and adversely affect the market price of our Common Stock. We will cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our IPO).

As an emerging growth company, we may choose to take advantage of some but not all of these reduced reporting burdens. Accordingly, the information we provide to our stockholders may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our Common Stock less attractive as a result, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of NYSE American’s listing standards. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future.

If other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence and cause the market price of our securities to decline.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to annually furnish a report by management on, among other things, the effectiveness of internal control over financial reporting. This assessment needs to include disclosure of any material weaknesses identified by management in its internal control over financial reporting. Our independent registered public accounting firm may be required to attest to the effectiveness of our internal control over financial reporting depending on our reporting status. We are required to disclose changes made in our internal control and procedures on a quarterly basis. To continue to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on NYSE American.

Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.

We prepare our financial statements in accordance with generally accepted accounting principles ("GAAP") in the United States, which are subject to interpretation or changes by the Financial Accounting Standards Board, the SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. New accounting pronouncements and changes in accounting principles have occurred in the past and are expected to occur in the future which may have a significant effect on our financial results. Furthermore, any difficulties in implementation of changes in accounting principles, including the ability to modify our accounting systems, could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to revenue producing activities and the management and growth of our business, adversely affecting our ability to attract or take advantage of business opportunities. Our management team may not be successful or effective in managing a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices, or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

The redemption of our Preferred Stock may require a significant amount of cash and may result in adverse tax consequences.

Pursuant to the Certificate of Designations, on January 31, 2025, which is the two-year anniversary of the Preferred Stock Issuance, (i) if the Conversion Price (as defined in the Certificate of Designations) is equal to or less than the volume-weighted average price (“VWAP”) of Common Stock, then we will convert all outstanding shares of our Preferred Stock into shares of Common Stock at the Conversion Price and (ii) if the Conversion Price exceeds the VWAP of Common Stock, then we will be obligated to redeem all outstanding shares of Preferred Stock for $10.00 in cash. In connection with any such redemption, we may also be required, pursuant to the IRA, to pay an excise tax of 1% on the fair market value of any Preferred Stock redeemed. The redemption of the Preferred Stock and the payment of any excise tax could adversely affect the Company’s business, financial position and results of operations. In the event our assets are not sufficient to meet our redemption obligations, this could have a significant adverse effect on our reputation, business, financial condition, growth and ability to accomplish our strategic objectives.

Risks Relating to Ownership of our Securities

Our Common Stock is subordinated to our Preferred Stock.

In connection with the Closing, the Company declared an issuance of shares of Preferred Stock to our holders of record of Common Stock as of the close of business on the Closing Date (other than (a) stockholders of Legacy Nuburu who waived such stockholders’ entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance (provided that such waiver did not apply with respect to shares of Common Stock received as a result of the conversion of any Company Note) and (b) the Sponsor, which waived, for no consideration, its right, title and interest in, to or under, a portion of the Preferred Stock Issuance, as further described in the Sponsor Support Agreement), with one share of Preferred Stock being issued in respect of each such share of Common Stock (the "Preferred Stock Issuance"). Such Preferred Stock is convertible into shares of Common Stock at any time at the holder’s option, and in certain circumstances at the Company’s option, subject to the conversion procedures and at the conversion price described in the Certificate of Designations. As described in the Certificate of Designations, shares of Preferred Stock rank senior to shares of Common Stock, with respect to rights on the distribution of assets in any voluntary or involuntary liquidation, dissolutions or winding up of the affairs of the Company.

Shares of our Preferred Stock may be subordinate to any senior preferred stock we may issue and to any future indebtedness.

We may, subject to approval by the majority of the holders of the shares of our Preferred Stock, issue equity or debt securities that rank senior or pari passu to the rights of our Preferred Stock. If we were to issue any such equity or debt securities, the shares of our Preferred Stock may rank junior to such securities with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on it, including claims in a bankruptcy or similar proceeding.

At the two-year anniversary of the Preferred Stock Issuance, we will be obligated to redeem shares of our Preferred Stock for cash. There can be no guarantee that we will have funds available to make this redemption.

Pursuant to the Certificate of Designations, on January 31, 2025, the two-year anniversary of the Preferred Stock Issuance, (i) if the Conversion Price (as defined in the Certificate of Designations) is equal to or less than the volume-weighted average price (“VWAP”) of our Common Stock, then we will convert all outstanding shares of our Preferred stock into shares of Common Stock at the Conversion Price and (ii) if the Conversion Price exceeds the VWAP of Common Stock, then we will be obligated to redeem all outstanding shares of Preferred Stock for $10.00 in cash. In addition, upon any conversion at any time that would result in the holders beneficially owning greater than 9.99% of our voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall also be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date. We intend to satisfy these obligations through legally available funds, through proceeds from the potential issuance of shares to Lincoln Park, pursuant to the Lincoln Park Purchase Agreement, or otherwise available for use following consummation of the Business Combination. However, there can be no guarantee that we will have sufficient funds available to meet these obligations. In addition to being required to pay such amounts as owing pursuant to these obligations, we may also be required, pursuant to the IRA, to pay an excise tax of 1% on the fair market value of any Preferred Stock redeemed. The redemption of the Preferred Stock and the payment of any excise tax could adversely affect our business, financial position, and results of operations, and in the event our assets are not sufficient to meet our redemption obligations, the amounts distributed to such holders would be paid out on a pro rata basis.

NYSE American may delist the Company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.

The Company’s Common Stock is publicly traded on the NYSE American under the symbol “BURU”. On December 28, 2023, the Company received notice (the "Notice") from the NYSE American indicating that the Company is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the shares of the Company’s Common Stock have been selling for a low price per share for a substantial period of time. The Notice had no immediate effect on the listing or trading of the Company’s securities and the Company’s Common Stock will continue to trade on the NYSE American under the symbol “BURU” with the designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards. Additionally, the Notice does not result in the immediate delisting of the Company’s securities from the NYSE American.

Pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing is predicated on it demonstrating sustained price improvement by no later than June 28, 2024. The Notice further stated that, as a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner. The Company intends to monitor the stock price and consider available options to regain compliance by June 28, 2024. On February 22, 2024, the Company's stockholders approved a proposal authorizing the Company's Board of Directors to effect a reverse stock split within a range of 1 to 30 to 1 to 75.

Additionally, on December 12, 2023, the NYSE American notified the Company, and publicly announced, that the NYSE American had determined to (a) commence proceedings to delist the Company's Public Warrants, each whole Public Warrant exercisable to purchase one share of the Company's Common Stock at a price of $11.50 per share, and listed to trade on the NYSE under the symbol "BURU WS", and (b) immediately suspend trading in the Warrants due to "abnormally low" trading price levels.

In order to continue listing its securities on the NYSE American, the Company is required to maintain certain financial, distribution and stock price levels. We cannot assure you that the Company will be able to continue to meet those listing requirements or come back into compliance with those listing requirements.

If the NYSE American delists the Company’s Common Stock from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;
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reduced liquidity for our securities;
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a determination that the Common Stock is a “penny stock” which will require brokers trading in Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
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a limited amount of news and analyst coverage; and
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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since the Company’s Common Stock is listed on NYSE American, it is a covered security. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if the Company was no longer listed on a securities exchange, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

If our Common Stock is delisted from trading, the ability of holders of Preferred Stock to transfer or sell their shares of our Preferred Stock may be limited and the market value of our Preferred Stock will likely be materially adversely affected.

The Preferred Stock does not contain provisions that are intended to protect the holders of our Preferred Stock if our Common Stock is delisted from trading on the NYSE American. Accordingly, if our Common Stock is delisted from trading on NYSE American and we are unable to have our Common Stock listed on another securities exchange, the ability of holders of our Preferred Stock to transfer or sell their shares may be limited and the market value of our Preferred Stock will likely be materially adversely affected.

The Company’s stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of the Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed above and the following, to the extent not already stated:

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results of operations that vary from the expectations of securities analysts and investors;
•
results of operations that vary from those of the Company’s competitors;
•
changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•
declines in the market prices of stocks generally;
•
strategic actions by the Company or its competitors;
•
announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
•
any significant change in the Company’s management;
•
changes in general economic or market conditions, including rising interest rates, instability in the banking sector and the financial markets, or trends in the Company’s industry or markets;
•
changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;
•
future sales of Common Stock or other securities;
•
investor perceptions or the investment opportunity associated with Common Stock relative to other investment alternatives;
•
the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;
•
litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;
•
guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;
•
the development and sustainability of an active trading market for the Company’s stock;
•
actions by institutional or activist stockholders;
•
changes in accounting standards, policies, guidelines, interpretations or principles; and
•
other events or factors, including those resulting from natural disasters, pandemics, hostilities or the perception that hostilities may be imminent, military conflict and war, acts of terrorism, sanctions, or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of Common Stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

There is no public market for our Preferred Stock.

There is no established public trading market for our Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply to list our Preferred Stock on any securities exchange or nationally recognized trading system, including the NYSE American, NYSE or Nasdaq. Without an active market, the liquidity of our Preferred Stock will be limited.

Because there are no current plans to pay cash dividends on our Common Stock or Preferred Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares for a price greater than that which you originally paid.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount, and payment of any future dividends on shares of our Common Stock or our Preferred Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders and us, and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we may incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell shares for a price greater than that which you originally paid.

If securities analysts do not publish research or reports about the Company’s business or if they downgrade the Company’s stock or the Company’s industry, the Company’s stock price and trading volume could decline.

The trading market for Common Stock will rely in part on the research and reports that industry or financial analysts publish about the Company or its business. The Company will not control these analysts. In addition, some financial analysts may have limited expertise with Nuburu’s model and operations. Furthermore, if one or more of the analysts who do cover the Company downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of the Company’s stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, the Company could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales could occur, could cause the market price of our Common Stock to drop significantly, even if our business is doing well, and certain selling securityholders still may receive significant proceeds.

The sale of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

On February 7, 2023, we filed a registration statement on Form S-1 (File No. 333-269610) (the “Resale S-1”), pursuant to which the selling securityholders named therein (the “Selling Securityholders”) can sell up to 36,629,724 shares of Common Stock and up to 2,235,279 shares of Preferred Stock. Certain of these shares of Common Stock were purchased at prices that were significantly below the current trading price of our Common Stock and the sale of such shares could result in the Selling Securityholder realizing a significant gain.

Sales of our Common Stock following the expiration of applicable lock-up restrictions or pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales could also cause the market price of our Common Stock to decline if such equity holders sell or are perceived by the market as intending to sell any such securities, and make it more difficult for you to sell your shares of Common Stock at a time and price that you deem appropriate.

In addition, we have reserved a total of up to 8,327,424 shares of our Common Stock for future issuance under the Nuburu, Inc. 2022 Equity Incentive Plan (the "Equity Incentive Plan") and the Nuburu, Inc. 2022 Employee Stock Purchase (the "ESPP"), which will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The Company intends to file a registration statement on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to our equity plans. Such registration statement on Form S-8 will be automatically effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market, subject to the provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable.

On March 31, 2023, we filed a registration statement on Form S-1 (File No. 333-271046) (the “Lincoln Park S-1”), pursuant to which permits the offer and resale of up to 15,600,000 shares of the Company's Common Stock to Lincoln Park. If and when the Company does issue Common Stock to Lincoln Park, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion, subject to compliance with applicable securities laws and the Lincoln Park Purchase Agreement. Therefore, issuances to Lincoln Park by the Company could result in substantial dilution to the interests of other holders of Common Stock. Additionally, the issuance of a substantial number of Common Stock to Lincoln Park, or the anticipation of such issuances, could make it more difficult for the Company to sell equity or equity-related securities in the future at a time and at prices that it might otherwise wish to effect such sales.

In the future, the Company may also issue its securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of the Company’s then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to the Company’s stockholders.

Anti-takeover provisions in our Governing Documents could delay or prevent a change of control.

Certain provisions of our Governing Documents may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions, among other things:

•
provide for a staggered board of directors divided into three classes serving staggered three-year terms, such that not all members of the Company’s board of directors are elected at one time;
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authorize the Company’s board of directors to issue new series of preferred stock without stockholder approval and create, subject to applicable law, a series of preferred stock with preferential rights to dividends or our assets upon liquidation, or with superior voting rights to our existing Common Stock;
•
do not permit stockholders to call special meetings of stockholders;
•
do not permit stockholders to fill vacancies on the Company’s board of directors;
•
provide for advance notice requirements for nominations for election to the Company’s board of directors or for proposing matters that can be acted upon by stockholders at our annual stockholder meetings;
•
permit the Company’s board of directors to establish the number of directors;
•
provide that the Company’s board of directors is expressly authorized to make, alter or repeal the Bylaws;
•
provide that stockholders can remove directors only for cause and only upon the approval of not less than a majority of all outstanding shares of the Company’s voting stock;
•
require the approval of not less than two-thirds of all outstanding shares of voting stock to amend specific provisions of the Bylaws and the Certificate of Incorporation; and
•
limit the jurisdictions in which certain stockholder litigation may be brought.

As a Delaware corporation, the Company will be subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of the Company.

These anti-takeover provisions could make it more difficult for a third-party to acquire the Company, even if the third party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause the Company to take other corporate actions you desire.

Holders of our Preferred Stock have extremely limited voting rights.

Except for certain consent rights on matters set forth in the section entitled “Preferred Stock — Series A Preferred Stock — Voting Rights” in Exhibit 4.5 to this Annual Report on Form 10-K, the holders of our Preferred Stock will not be entitled to vote at or receive notice of any meeting of stockholders.

The Company’s stockholders will experience dilution as a result of the issuance of Common Stock (i) to Lincoln Park pursuant to the Lincoln Park Purchase Agreement, (ii) under the Equity Incentive Plan, (iii) under the ESPP, (iv) pursuant to the exercise of outstanding options, (v) to holders of Preferred Stock upon the conversion of their shares of Preferred Stock, (vi) pursuant to the future exercise of Public Warrants or private warrants issued in 2023, or (vii) upon the conversion of the Senior Convertible Notes issued in 2023. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

Upon satisfaction of certain conditions, the Company may also direct Lincoln Park to purchase up to an aggregate of $100,000,000 of Common Stock. Holders of Common Stock will experience dilution in connection with any issuances of Common Stock under the Lincoln Park Purchase Agreement.

In addition, certain of Nuburu’s current and former employees, directors, and consultants hold outstanding options, and certain of Nuburu’s current and future employees, directors and consultants are expected to be granted equity awards and purchase rights under the Equity Incentive Plan and the ESPP, as applicable. Holders of Common Stock will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Common Stock. The Preferred Stock may be converted into shares of Common Stock at the election of the stockholder or the Company, subject to certain conditions set forth in the Certificate of Designations (see the section entitled “Preferred Stock” in Exhibit 4.5 to this Annual Report on Form 10-K). If shares of Preferred Stock are converted into shares of Common Stock, holders of Common Stock will incur immediate dilution.

Common Stock ownership may also be substantially diluted by the exercise of Public Warrants or private warrants issued with the Senior Convertible Notes or the Junior Notes, or the conversion of the Senior Convertible Notes (refer to Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” for more information on these notes and warrants).

The issuance of additional Common Stock will significantly dilute the equity interests of existing holders of the Company securities and may adversely affect prevailing market prices for our Common Stock or Public Warrants. Such dilution may also reduce the influence that you may have on the management of the Company through the matters that are presented for voting to the Company’s stockholders.

The Company may amend the terms of the Public Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of the Public Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without your approval.

The Public Warrants were issued in registered form under the Public Warrant Agreement. The Public Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, the Company may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding warrants is broad, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a warrant.

The Company may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

The Company has the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period commencing once the Public Warrants become exercisable and ending on the third trading day prior to the date on which the Company gives proper notice of such redemption and provided certain other conditions are met. Shares of the Common Stock have never traded above $18.00 per share. If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.

The Company will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In addition, the Company may redeem outstanding Public Warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of Common Stock determined based on the redemption date and the fair market value of the Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of shares of common stock received is capped at 0.361 shares of Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

We have no obligation to notify holders of the Public Warrants that they have become eligible for redemption. However, pursuant to the Public Warrant Agreement, in the event we decide to redeem the warrants, we are required to mail notice of such redemption to the registered Public Warrant holders not less than 30 days prior to the redemption date.

Warrants will become exercisable for our Common Stock and our Preferred Stock will be convertible into Common Stock, each of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 35,408,430 shares of our Common Stock are exercisable with thirty (30) days after December 31, 2023. Additionally, our Preferred Stock is convertible into shares of our Common Stock at any time at the holder’s option, and in certain circumstances at our option, subject to the conversion procedures and at the conversion price described in the Certificate of Designations (for more on information on the Preferred Stock, see the section entitled “Preferred Stock” in Exhibit 4.5 to this Annual Report on Form 10-K).

To the extent such warrants are exercised or such shares of our Preferred Stock are converted, additional shares of Common Stock will be issued, which will result in dilution to our then current holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

The future exercise of registration rights may adversely affect the market price of Common Stock.

Certain of our stockholders have registration rights for restricted securities which provide for customary “demand” and “piggyback” registration rights for certain stockholders. In addition, shares of Common Stock acquired by Lincoln Park pursuant to the Lincoln Park Purchase Agreement will be afforded certain registration rights pursuant to the Lincoln Park Registration Rights Agreement. Sales of a

substantial number of shares of Common Stock pursuant to these resale registration statements in the public market could occur at any time the registration statements remain effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares of Common Stock intend to sell shares of Common Stock, could reduce the market price of Common Stock.

There is no guarantee that our Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise prices for our warrants vary from $0.25 to $11.50 per share of Common Stock which exceeds $0.16, the closing price of our Common Stock on the NYSE American on April 9, 2024. The likelihood that warrant holders will exercise the warrants and any cash proceeds that we would receive is dependent upon the market price of our Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless. If the holders of our warrants do not exercise our warrants prior to their expiration, we will not receive any proceeds from the warrants.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 1C. CYBERSECURITY

We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our cybersecurity risk management program is aligned with the Company’s business strategy. It shares common methodologies, reporting channels, and governance processes that apply to other areas of enterprise risk, including legal, compliance, strategic, operational, and financial risk. Key elements of our cybersecurity risk management program include:

•
risk assessments designed to help identify material cybersecurity risks to our critical systems, information, products, services, and our broader enterprise information technology environment;
•
the use of external service providers, where appropriate, to assess, test, or otherwise assist with aspects of our security controls;
•
training and awareness programs for team members that include periodic and ongoing assessments to drive adoption and awareness of cybersecurity processes and controls;
•
a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents; and
•
a third-party risk management process for service providers, suppliers, and vendors.

In the last three fiscal years, the Company has not experienced any material cybersecurity incidents. We describe whether and how risks from identified cybersecurity threats have or that are reasonably likely to affect our financial position, results of operations, and cash flows, under the heading “Cyber-attacks and other disruptions, security breaches, and incidents could have an adverse effect on our business, harm our reputation, and expose us to liability” included as part of our Item 1A. "Risk Factors" of this Annual Report on Form 10-K, which disclosures are incorporated by reference herein.

The Company outsources around-the-clock coverage to a third-party managed service provider who provides timely alerting and notification of potential cybersecurity issues. We continually work with third-party experts to advise on new threats and cybersecurity strategy best practices for specific capabilities.

Our Audit Committee of the Board of Directors is responsible for oversight of our risk assessment, risk management, disaster recovery procedures, and cybersecurity risks. Periodically each year, the Audit Committee receives an overview from our Chief Executive Officer of our cybersecurity threat risk management and strategy processes, including potential impact on the Company, the efforts of management to manage the risks that are identified, and our disaster recovery preparations. Members of the Board of Directors regularly engage in discussions with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs.

ITEM 2. PROPERTIES

Our corporate headquarters are located in Centennial, Colorado where we lease approximately 30,000 square feet of space pursuant to a lease that expires in 2025. The facility is used for applications testing, semi-automated manufacturing, research and development, and quality control. Due to the compact size of our products and production lines, we believe this office space is sufficient to meet our near-term capacity needs; however, when the lease expires, we may seek alternate facilities for our operations. We believe that suitable alternative space would be available if required in the future on commercially reasonable terms.

ITEM 3. LEGAL PROCEEDINGS

Nuburu has been and expects to continue to become involved in litigation or other legal proceedings from time to time, including the matters described below. Except as described below, Nuburu is not currently a party to any litigation or legal proceedings that, in the opinion of Nuburu’s management, are likely to have a material adverse effect on Nuburu’s business. Regardless of outcome, litigation and other legal proceedings can have an adverse impact on Nuburu because of defense and settlement costs, diversion of management resources, possible restrictions on our business as a result of settlement or adverse outcomes, and other factors.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Price and Ticker Symbol

Our Common Stock has traded on the NYSE American under the symbol “BURU” since January 31, 2023. The Public Warrants were traded on the NYSE American under the symbol "BURU WS." On December 12, 2023, the New York Stock Exchange (“NYSE”) notified the Company, and publicly announced, that the NYSE had determined to (a) commence proceedings to delist the Company’s Public Warrants, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants are no longer trading on a public exchange. Prior to January 31, 2023, Tailwind's Class A Common Stock and Public Warrants were listed on the NYSE American under the symbols "TWND" and "TWND WS" respectively.

Holders

As of April 9, 2024, there were 39 holders of record of our Common Stock. The actual number of stockholders of our Common Stock is greater than this number of record holders and includes holders who are beneficial owners but whose shares of Common Stock are held in street name by banks, brokers and other nominees.

Dividends

We do not intend to declare or pay any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

Prior to the closing of the Business Combination, the Company did not have any securities authorized for issuance under equity incentive compensation plans. At the Special Meeting, our stockholders approved the Equity Incentive Plan and ESPP, which were adopted in connection with the closing of the Business Combination. The Nuburu, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) of Legacy Nuburu was terminated as of immediately prior to the closing of the Business Combination; however, the 2015 Plan continues to govern the terms and conditions of the outstanding awards previously granted thereunder.

Performance Graph

Not applicable.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings

June 2023 Issuance. On June 16, 2023, the Company entered into a Note and Warrant Purchase Agreement (as amended, the “June 2023 Purchase Agreement”) with certain investors (each, an “Investor”), including existing investors, for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $1.3 million, and (ii) warrants to purchase up to 1,889,535 shares of the Company’s Common Stock, par value $0.0001 per share (the sale of the Senior Convertible Notes and the warrants together, the “Private Placement”).

The Senior Convertible Notes are senior, unsecured obligations of the Company and bear interest at the rate of seven percent per year and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes may be converted at any time following June 23, 2023 prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes (the “Conversion Shares”) at a price equal to $0.688 (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) (the “Conversion Price”), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid. Subsequent to the effectiveness of a registration statement registering the Registrable Securities (as defined below), the Company may elect to pay interest in kind through the issuance of shares of Common Stock at the Conversion Price, in lieu of payments in cash (the “Interest Shares”).

The warrants issued by the Company to the Investors pursuant to the June 2023 Purchase Agreement entitle the relevant Investor to purchase that number of fully paid and nonassessable shares of Common Stock determined by dividing the principal amount of each Convertible Note by the Conversion Price. The warrants have an exercise price equal to $1.03, which represents a 50% premium over the Conversion Price, and expire on June 23, 2028.

On June 16, 2023, the Company and the Investors also entered into a Registration Rights and Lock-Up Agreement (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed, following February 6, 2024 (the “Filing Deadline”), to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Conversion Shares, the Warrant Shares and the Interest Shares (the “Registrable Securities”). Following the Filing Deadline, the Investors also are entitled to demand registration rights. Pursuant to the Registration Rights Agreement, the Investors agree that except for limited exceptions as provided therein, no notes, warrants, Conversion Shares, warrant shares or Interest Shares may be transferred until the earliest of the date that is one year from the anniversary of the date of the Registration Rights Agreement or the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction wherein all the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities, or other property.

The June 2023 Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the June 2023 Purchase Agreement are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of the date thereof, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Senior Convertible Notes, the warrants and the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder.

The issuance of securities was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), as the securities were offered and sold solely to accredited investors in a private placement that did not involve any form of general solicitation.

November 2023 Issuance. On November 13, 2023, the Company entered into a Note and Warrant Purchase Agreement ("the November 2023 Purchase Agreement") with the lenders identified therein (the "Lenders") providing for a loan with an aggregate principal amount of $5.5 million (the “Loan”). The Loan includes zero-interest promissory notes issued with a 10% original issue discount, which will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the November 2023 Purchase Agreement), or (iii) twelve months after issuance (the “Notes”).

The Notes contain customary events of default and are secured by the Company’s patent portfolio pursuant to a security agreement among the parties (the “Security Agreement”). Following acceptance by the NYSE of the Company’s supplemental listing application, the Company will also issue to the holders of Notes warrants exercisable for an amount of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to 100% of the Note principal, which will be exercisable for $0.25 per share of Common Stock, have a 5-year term, and may be repurchased by the Company when the trading price of its Common Stock exceeds $1.50 for 20 out of any 30 consecutive trading days. If the Notes have not been repaid within six or nine months after issuance, the Notes will begin to bear interest (at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively) and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Common Stock at the time of issuance and a redemption right in favor of the Company when the trading price of the Common Stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of Common Stock issuable upon exercise of the warrants will be limited to an aggregate of 19.9% of the Company’s outstanding Common Stock until such time as the transaction is approved by the Company’s stockholders.

Pursuant to a registration rights agreement among the Company and the Lenders, the Company has registered the Common Stock underlying the warrants. The parties to the November Purchase Agreement also entered into an intercreditor and subordination agreement with the holders of the Company’s Senior Convertible Notes, which notes will now be secured pursuant to the Security Agreement and rank senior in priority to the Notes. The issuance of securities was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act, as the securities were offered and sold solely to accredited investors in a private placement that did not involve any form of general solicitation.

April 2024 Issuance. On April 3, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $0.125 per Share. Pursuant to the SPA, the Company will issue to the Investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

Pursuant to a registration rights agreement among the Company and the Investors, the Company is required to promptly register the Shares and the Common Stock underlying the warrants.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

ITEM 6. [RESERVED]

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated, references in this section to "Nuburu," "we," "us," "our," and "the Company" refer to Nuburu, Inc. and its consolidated subsidiary, Nuburu, Subsidiary, Inc.

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Special Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors” and elsewhere in this Annual Report on Form 10-K.

A comparison of the results for the years ended December 31, 2023 and 2022 is provided below. Our Annual Report on Form 10-K for the year ended December 31, 2022 includes discussion and analysis of our financial condition and results of operations for the years ended December 31, 2022 and 2021 in Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Company Overview

We were originally incorporated in Delaware on July 21, 2020 under the name “Tailwind Acquisition Corp.” as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our IPO. On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries.

Legacy Nuburu was determined to be the accounting acquirer and as such the financial statements represent a continuation of the financial statements of Legacy Nuburu. Refer to Note 3 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information.

Nuburu is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to multiple markets, including e-mobility, healthcare, and consumer electronics via a broad range of high value applications that include welding and 3D printing. By delivering increased speed and quality, we hope to enhance productivity and cost efficiency for manufacturers in the e-mobility, consumer electronics, aerospace and defense, and 3D printing markets as well as to find additional applications currently not yet serviced by existing laser technologies.

We have invented, patented, and developed what we believe to be the next pivotal point for manufacturing technology, with the potential to revolutionize the manufacturing industry by changing how products are made. Our technology is also aligned with the need to reduce carbon generation in manufacturing. The Nuburu laser system outperforms currently available alternatives by more efficiently coupling heat into the material being processed, thereby helping to promote a more sustainable future by using less energy and, in turn, generating less carbon in the manufacturing process.

A fundamental physical characteristic is that metals absorb blue laser light better than infrared laser light. In the case of materials such as gold, copper, silver and aluminum, the advantage of blue laser light is substantial. The better absorption results in substantial improvements in the quality of the part produced, the yield of parts during production and the speed at which the part can be produced. We believe that these advantages enable efficiencies in the overall productivity of the manufacturing line and can extend the life of the products produced. We also believe that these characteristics will be advantageous to our customers, whether in upgrading existing manufacturing processes or enabling entirely new approaches to manufacturing through the use of Nuburu’s laser systems in either industrial welding or 3D printing technology applications.

Nuburu is currently shipping blue laser systems for welding applications such as batteries, large screen displays, and cell phone components. Nuburu has approximately 220 granted and pending patents and patent applications globally, which include: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. Notably, Nuburu has been awarded patent protection for the use of high-power blue lasers.

Given the size, complexity, and value of our blue laser technology, our sales to date have come from long-term discussions between our management team and our current customers. Based on our experiences so far, we expect the approximate adoption timelines of our customers from first contact to first purchase order to range up to 22-24 months. Going forward, we intend to expand our marketing efforts and as we pursue a more widespread adoption of our blue laser technology.

We have developed and trained and expect to continue to develop and train third-party distributors that provide sales and customer support functions in their specific territory, including business development and sales, application and service support, and local marketing. Our distributors are, and are expected to be, an integral part of our sales and marketing strategy. The Americas region is managed from our headquarters, but we have distributor partners located in key countries worldwide to help target current and prospective customers in Asia (particularly in China, Japan, Singapore, South Korea, India, and Taiwan) and in Europe.

We generated total revenue of $2,085,532 and $1,440,428 and had net losses of $20,706,384 and $14,129,101 during the years ended December 31, 2023 and 2022, respectively.

We expect to incur significant expenses and operating losses for the foreseeable future, as we:

•
continue our research and development efforts;

•
devote substantial resources to commercializing new products; and
•
operate as a public company.

Accordingly, we may seek to fund our operations through public or private equity financings, debt financings, or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

The Business Combination

On January 31, 2023, we consummated the Business Combination. We received net proceeds from the Business Combination totaling $3,243,079, prior to deducting transaction and issuance costs. The cash resulting from the Business Combination is expected to be used toward our corporate growth strategy related to the commercialization of our blue laser systems and the scaling of our manufacturing operations to meet customer demand. The cash raised from the Business Combination is also expected to be used to fund investments in personnel and research and development, as well as provide liquidity for the funding of our ongoing operating expenses.

The Business Combination is accounted for as a reverse recapitalization for financial statement reporting purposes with Legacy Nuburu deemed to be the acquirer and Tailwind deemed to be the acquiree. Under this method of accounting, Tailwind will be treated as the acquired company for financial statement reporting purposes.

Being an SEC-registered and publicly traded company has required us to hire additional personnel and to implement procedures and processes to address public company regulatory requirements and customary practices. Compared to the operations of Legacy Nuburu, we have incurred and expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit, and other professional service fees.

Recent Developments

On February 22, 2024, we held a Special Meeting of Stockholders where stockholders of record as of January 22, 2024 approved proposals to authorize the Company to: (i) effect a reverse stock split of the Company's issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Company's board of directors, and (ii) issue up to $50.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company's Common Stock. As of the date of this report, we have not effected the reverse stock split, but intend to effect the split in the near future.

On April 3, 2024, we entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $0.125 per Share. This equates to 24,000,000 shares to be issued to the investors.

Pursuant to the SPA, the Company issued to the Investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

In addition, in the first quarter of 2024, management initiated measures designed to improve operational efficiency and reduce costs during fiscal year 2024, which included implementing temporary furloughs of employees. Management is reallocating resources and reducing operating and general administrative expenses to more properly align the Company’s costs to anticipated near-term revenue, given the time required to qualify products with certain customers and establish long-term financing to support operations.

Key Factors Affecting Our Performance

Commercial Launch of Products

In 2022 and early 2023, we began the production and shipment of our AO-650 laser. We announced the commercial launch of the first laser in the NUBURU BLTM series, the BL-250, in January 2023. We announced the commercial launch of the BL-1Kw in June 2023. We have shifted our future focus to manufacturing and shipping the BLTM series.

Adoption of our Blue Laser Technology

We believe that Nuburu blue laser technology offers a superior solution to improving a variety of aspects of welding and 3D printing, particularly in the manufacturing of batteries, consumer electronics, electric vehicles, renewable energy products, and displays. However, our financial results will depend on the degree to which potential and current customers recognize the benefits of our blue laser technology and invest in our products. The selection process for our products is lengthy, typically up to 22-24 months, and may require us to incur costs in pursuing opportunities with no assurance that our products will be selected.

Capital Equipment

Our business is expected to depend substantially on capital expenditures by end users, particularly by manufacturers using our products for materials processing, which includes general manufacturing, automotive (particularly electric vehicles), other transportation, aerospace, heavy industry, consumer, semiconductor, and electronics. Although applications within materials processing are broad, the capital equipment market in general is cyclical and historically has experienced sudden and severe downturns. For the foreseeable future, our operations will continue to depend upon capital expenditures by end users of materials processing equipment and will be subject to the broader fluctuations of capital equipment spending.

Recent inflationary pressures are resulting in global central banks adopting less accommodating monetary policies and increasing interest rates. Higher interest rates could impact global growth and could lead to a recession that may reduce the investment in capital equipment. In addition, higher interest rates would increase the cost of equipment financed with leases or debt.

Establishing Manufacturing Capacity

Nuburu’s lasers are designed to be compatible with automated manufacturing methods. Nuburu continually improves the design of its lasers as well as the automation equipment required to manufacture these systems. We expect to work to reduce waste and limit costs while developing robust manufacturing processes with the aim of enhancing our competitive advantage in the marketplace. To do this, we are incorporating the Six Sigma Lean methodologies as well as ISO quality standards to ensure we meet customer expectations. With Six Sigma, we expect to further improve the quality of our products and decrease the variations that cause rework or defects. By incorporating the 5S pillars of the Six Sigma process into our day-to-day work life, we expect to develop a streamlined productive work environment ensuring organized and improved cycle times, with the aim of reducing the cost of goods sold. Through these tools we aim to create an environment that demands quality and performance, while reducing downtime and defects that are generated from undefined processes and underutilized talent.

We anticipate that as we ramp up our manufacturing, we will require additional engineers and production personnel to build out and then operate our manufacturing capabilities.

Research and Development Expenses

We plan to continue to invest in research and development to improve our existing components and products and develop new components, products, systems, and applications technology. We believe that these investments will sustain our position as a leader in the blue laser industry and will support the development of new products that can address new markets and growth opportunities. The amount of research and development expense we incur may vary from period to period.

Inflationary Pressure

The U.S. economy has experienced increased inflation recently, including as a result of expansive monetary policy. Our cost to manufacture our systems is heavily influenced by the cost of the key components and materials used in each system, cost of labor, as well as cost of equipment.

Components of Statements of Operations

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value inventory (“LCNRV”) adjustments if the carrying value of the inventory is greater than its net realizable value as well as adjustments for excess or obsolete inventory.

Operating Expenses

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and research and development equipment depreciation incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses to increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs. third-party consulting expenses, and application lab depreciation expenses. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources, and other administrative personnel, and include stock-based compensation, employee benefits, and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services, and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest owed on our outstanding debt, as further described in Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K.

Other Income (Expense), Net

Other income (expense), net consists primarily of changes in the fair value of the Public Warrants and the Junior Note Warrants (as defined in Note 10 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K). The outstanding Public Warrants and Junior Note Warrants are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment recorded as a component of other income (expense), net.

Results of Operations

The following table sets forth our operations for the periods presented:

	Year Ended December 31,
	2023	2022	$ Change
Revenue	$2,085,532	$1,440,428	$645,104
Cost of revenue	5,695,433	4,859,599	835,834
Gross margin	(3,609,901)	(3,419,171)	(190,730)
Operating expenses:
Research and development	5,462,680	4,546,057	916,623
Selling and marketing	1,539,690	708,144	831,546
General and administrative	11,223,449	5,324,417	5,899,032
Total operating expenses	18,225,819	10,578,618	7,647,201
Loss from operations	(21,835,720)	(13,997,789)	(7,837,931)
Interest income	117,372	43,976	73,396
Interest expense	(754,549)	(175,288)	(579,261)
Other income, net	1,766,513	—	1,766,513
Loss before provision for income taxes	$(20,706,384)	$(14,129,101)	$(6,577,283)
Provision for income taxes	—	—	—
Net loss and comprehensive loss	$(20,706,384)	$(14,129,101)	$(6,577,283)

Revenue. Revenue increased $645,104 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to an approximate $346,000 increase in revenue from additional shipments of BLTM-250 lasers and increase in the overall price per laser system sold in 2023 compared to 2022, as well as $296,000 additional revenue from government contracts period over period.

Cost of Revenue. Cost of revenue increased $835,834 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to one-time charges to increase our AO-650 inventory reserve by approximately $900,000 during 2023 as a result of the Company's transition from producing the NUBURU AO series to producing the BLTM series.

Research and Development. Research and development expenses increased $916,623 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to approximately $1,600,000 of additional general research and development personnel expenses in 2023 compared to 2022, partially offset by approximately $712,000 of lower spend on the BLTM series as it transitioned to production in 2023.

Selling and Marketing. Selling and marketing expenses increased $831,546 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily due to the increase in personnel expenses, including nearly a full year of expenses related to our new Chief Marketing and Sales Officer, who was hired in March 2023, while our former Chief Marketing and Sales Officer had previously departed the Company on March 31, 2022.

General and Administrative. General and administrative expenses increased $5,899,032 during the year ended December 31, 2023 compared to the same period in 2022. This increase is primarily driven by increased professional fees associated with legal, compliance and accounting matters, specifically the costs associated with transitioning to being a public company.

Interest Income. Interest income increased $73,396 during the year ended December 31, 2023 compared to the same period in 2022 due to higher interest rates earned on our cash balances.

Interest Expense. Interest expense increased $579,261 during the year ended December 31, 2023 compared to the same period in 2022 primarily due to higher debt balances between periods. Interest expense in 2023 comprised of interest accrued on the Senior Convertible Notes and the debt discount and issuance cost amortization for the Junior Notes. Interest expense in 2022 comprised of interest accrued on the Legacy

Nuburu Convertible Notes. Refer to Note 8 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information on the Company's notes payable.

Other income, net. Other income, net increased $1,766,513 during the year ended December 31, 2023 compared to the same period in 2022 due to the decrease in the fair value of the Public Warrants as of December 31, 2023, as well as the decrease in fair value of the Junior Note Warrants as of December 31, 2023. Refer to Note 10 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information on these warrants.

Liquidity and Capital Resources

Overview

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. As of the date of this Annual Report on Form 10-K, we have yet to generate meaningful revenue from our business operations and have funded capital expenditure and working capital requirements through debt and equity financing.

As of December 31, 2023, we had cash and cash equivalents of $2,148,700 as compared to $2,880,254 as of December 31, 2022. Our cash flows from operations are not sufficient to fund our current operating model and expansion plans. On the second anniversary of the Closing Date, the Company must also, under certain circumstances, redeem the maximum portion of the Preferred Stock as permitted by law in cash at an amount equal to the Original Issuance Price as of such date. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption.

In connection with the Business Combination, we received cash of $3,243,079, prior to deducting transaction and issuance costs, which exceeded this amount.

From inception through December 31, 2023, we have incurred operating losses and negative cash flows from operating activities. For the years ended December 31, 2023 and 2022, we have incurred net losses of $20,706,384 and $14,129,101, respectively, and we have an accumulated deficit of $81,898,692 as of December 31, 2023. We expect to continue to expand our operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support its growth. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about our ability to continue as a going concern.

Until we can generate sufficient revenue to cover our operating expenses, working capital, and capital expenditures, we will rely on funds raised from the closing of the Business Combination; from the $5,500,000 Junior Notes issued in November 2023, from the $9,225,000 of Senior Convertible Notes issued in June 2023; from the $11,400,000 of Company Notes issued prior to the Closing; the $3,000,000 raised from the SPA executed in April 2024, and from the Lincoln Park Purchase Agreement pursuant to which Lincoln Park has agreed to purchase from the Company, at the sole discretion of the Company, up to $100,000,000 of Common Stock from time to time over a 48-month period, subject to a stock price floor of $1.00 per share. Refer to the consolidated financial statements in Item 8 of this Annual Report on Form 10-K for more information on the Company's various sources of financing.

We would also obtain additional funds if the holders of our Public Warrants and private warrants issued in 2023 (refer to Note 10 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of this Annual Report on Form 10-K for more information) were to exercise their warrants. However, the exercise price for our Public Warrants is $11.50 per share of Common Stock, $1.03 per share of Common Stock for our Senior Note Warrants, and $0.25 per share of Common Stock for our Junior Note Warrants, respectively, all of which exceed $0.16, the closing price of our Common Stock on the NYSE American on April 9, 2024. The likelihood that warrant holders will exercise the warrants and any cash proceeds that we would receive is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price per share, we believe warrant holders will be unlikely to exercise their warrants.

The further development of our products, commencement of commercial operations and expansion of our business will require a significant amount of cash for expenditures. Our ability to successfully manage this growth will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

Given the Company’s current liquidity position, the Company will need to raise additional capital. If we raise additional funds by issuing equity securities, including pursuant to the Lincoln Park Purchase Agreement, this would result in dilution to our stockholders. If we raise additional funds by issuing any additional preferred stock, such securities may also provide for rights, preferences, or privileges senior to those of holders of Common Stock. If we raise additional funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of holders of Common Stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(17,540,163)	$(10,227,730)
Net cash used in investing activities	(1,167,751)	(536,038)
Net cash provided by financing activities	17,976,360	7,636,447

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel, research and development, selling and marketing, and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $17,540,163 and $10,227,730 for the years ended December 31, 2023 and 2022, respectively. The increase in net cash flows used in operating activities is primarily driven by increased operating expenses and changes in working capital, partially offset by increases in revenue.

Cash flows from investing activities

Our cash flows from investing activities have been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was $1,167,751 and $536,038 for the years ended December 31, 2023 and 2022, respectively. The increase was primarily due to increased purchases of equipment to build out our production line.

Cash flows from financing activities

We have financed our operations primarily through the sale of preferred stock, common stock, convertible notes, and promissory notes.

Net cash provided by financing activities was $17,976,360 and $7,636,447 for the years ended December 31, 2023 and 2022, respectively. The increase is comprised of proceeds received from the issuance of notes and warrants, proceeds from the issuance of Common Stock from the Lincoln Park Purchase Agreement, and the proceeds received from the Closing of the Business Combination. These combined proceeds were partially offset by payments of transaction costs associated with the Business Combination and payment of deferred financing costs.

Key Operating and Financial Metrics (Non-GAAP Results)

We regularly review several metrics, including the metrics presented in the table below, to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. The calculation of the key metrics and other measures discussed below may differ from other similarly-titled metrics used by other companies.

The following tables present our key performance indicators for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022	$ Change
Revenue	$2,085,532	$1,440,428	$645,104
Total gross margin	(3,609,901)	(3,419,171)	(190,730)
EBITDA(1)	(19,563,309)	(13,547,284)	(6,016,025)
Capital expenditures	(1,167,751)	(536,038)	(631,713)
Free cash flow(1)	(18,707,914)	(10,763,768)	(7,944,146)

(1) EBITDA and Free cash flow are non-GAAP financial measures. See "Non-GAAP Information" below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-GAAP Information

Our consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States ("GAAP"). In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures.

EBITDA and Free Cash Flow

We define “EBITDA” as income (loss), plus (minus) depreciation and amortization expenses, plus (minus) interest, plus (minus) taxes and define “Free cash flow” as net cash from (used in) operating activities less capital expenditures. EBITDA and Free cash flow are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP and these measures should not be considered a substitute for net income (loss), and net cash used in operating activities reported in accordance with GAAP. Our computation of EBITDA and Free cash flow may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA or Free cash flow in the same fashion.

Limitations of Non-GAAP Measures

There are a number of limitations related to EBITDA, including the following:

•
EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.
•
EBITDA does not reflect interest expense, net, which may constitute a significant recurring expense in the future.
•
Free cash flow does not reflect the impact of equity or debt raises or repayment of debt or dividends paid.

Because of these and other limitations, EBITDA and Free cash flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Free cash flow on a supplemental basis. You should review the reconciliation of our net loss to EBITDA and net loss to Free cash flow below and not rely on any single financial measure to evaluate our business.

Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items and our presentation of Free cash flow does not necessarily indicate whether cash flows will be sufficient to fund our cash needs.

Reconciliation

The following table reconciles our net loss (the most directly comparable GAAP measure) to EBITDA for the periods presented:

	Year Ended December 31,
	2023	2022
Net loss	$(20,706,384)	$(14,129,101)
Interest (income) expense, net	637,177	131,312
Income tax expense	—	—
Depreciation and amortization	505,898	450,505
EBITDA	$(19,563,309)	$(13,547,284)

The following table reconciles our net cash used in operating activities (the most directly comparable GAAP measure to Free cash flow) to Free cash flow for the periods presented:

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(17,540,163)	$(10,227,730)
Capital expenditures	(1,167,751)	(536,038)
Free cash flow	$(18,707,914)	$(10,763,768)

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

For our contractual obligations that are expected to have an effect on our liquidity and cash flow, refer to Notes 6, 8, and 9 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data" of this Annual Report on Form 10-K.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with GAAP which requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are based on historical experience and on various other factors that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis.

In addition to the accounting policies that are more fully described in the Notes to the Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data" of this Annual Report on Form 10-K, we have identified the following critical accounting estimates that require us to use judgments, often as a result of the need to make assumptions regarding matters that are inherently uncertain, and actual results could differ from these estimates. Critical accounting estimates are those that involve a significant amount of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition and results of operations. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. Therefore, we consider an understanding of the variability and judgment required in making these estimates to be critical in fully understanding and evaluating our reported financial results.

Revenue Recognition

Our primary business activity involves sales and installation services of high-powered lasers. We have customers in the United States, Europe, and Asia. All sales and installation services are settled in U.S. dollars.

We recognize revenue at a point in time when transferring control of lasers and over time when providing installation services. Revenues recognized over time are based on the progress towards completion of the performance obligation. The amount of revenue we record reflects the consideration we expect to be entitled to receive in exchange for these products and services. We consider customer purchaser orders to be contracts with a customer. We allocate the transaction price to each distinct product based on its relative standalone selling price.

Our standard contracts include warranty provisions that provide assurance to customers that the products will comply with agreed-upon specifications, which is standard in the industry. Product warranties accounted for in accordance with the guidelines under the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") 460-10 — Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued. Due to the assumptions inherent in the calculation of our product warranty liabilities, actual results could differ significantly from estimates.

Inventory

Inventory is stated at the lower of average cost (principally standard cost, which approximates actual cost on a first-in, first-out basis) and net realizable value. Inventory includes raw materials and components that may be specialized in nature and subject to obsolescence. On a quarterly basis, we review inventory quantities on hand in comparison to our past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this analysis, we write down the affected inventory value for estimated excess and obsolescence charges. At the point of loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. Due to the assumptions inherent in the calculation of our inventory reserve amounts, actual results could differ significantly from estimates.

Liability-Classified Warrants

We account for the Public Warrants and Junior Note Warrants (as defined in Note 8 of the consolidated financial statements included in Item 8 of this Annual Report on Form 10-K) in accordance with the guidance contained in FASB ASC 815-40 — Contracts on an Entity's Own Equity under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Public Warrants and Junior Note Warrants as liabilities at their fair value and adjust the liabilities to fair value at each reporting period. This liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. Further, the Junior Note Warrant liability uses inputs classified as Level 3 in the fair value hierarchy, which are inputs in which little or no market data exists, or are otherwise unobservable. The determination of the fair value of the warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from estimates.

Equity-Classified Warrants

Warrants that meet the criteria for equity treatment are recorded at their fair value as of the issuance date. If the warrants are issued in conjunction with notes, the fair value is allocated between the notes and the warrants based on their respective relative fair values upon issuance. Fair values of warrants are estimated using the Black-Scholes option-pricing model with the following assumptions:

•
Expected Term - We define the expected term as the total term of the warrants pursuant to the respective warrant agreements.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Stock-Based Compensation

We record stock-based compensation in accordance with FASB ASC Topic 718 — Stock Compensation ("ASC 718"). ASC 718 requires all share-based awards to employees, including grants of employee stock options, to be recognized in the consolidated financial statements based on their fair values. Under the provisions of ASC 718, we determine the appropriate fair value model to be used for valuing share-based issuances and the amortization method for recording compensation cost, which can be impacted by the following assumptions:

•
Expected Term - We define the expected term as the vesting period of the option.
•
Expected Volatility - We calculate expected volatility based on the publicly traded shares of selected peer laser companies.
•
Expected Dividend Yield - We have not paid dividends in the past and do not anticipate paying dividends in the future; therefore we assume a dividend yield of zero.
•
Risk-Free Interest Rate - We use yield rates published by the U.S. Treasury for zero coupon issues with a remaining term equal or similar to the expected term of our option awards.

Lease Obligations

We account for leases in accordance with FASB ASC Topic 742 — Leases. In determining the present value of lease payments, we use the rate implicit in the lease or, when such rate is not readily available, we utilize our incremental borrowing rate based on the information available at the lease commencement date. Lease expense is recognized on a straight-line basis over the expected lease term. In determining the expected lease term, we may include options to extend or terminate the lease when it is reasonably certain that we will exercise any such option.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740 — Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent the future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event that future consequences of the differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, we perform an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. We recorded a full valuation allowance as of December 31, 2023 and 2022, as it is more likely than not that we will not be able to utilize our net deferred tax assets in the foreseeable future. We maintain valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances. Refer to Note 12 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data" in this Annual Report on Form 10-K for more information.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each new standard will have. For the recently issued and adopted accounting standards that we believe may have an impact on our consolidated financial statements, refer to Note 2 in the consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data" in this Annual Report on Form 10-K.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears following Item 15 of this Annual Report on Form 10-K and is included herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, we carried out an evaluation, under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial and Accounting Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as of the end of the period covered by this Annual Report on Form 10-K. Based on the foregoing, our Principal Executive Officer and Principal Financial and Accounting Officer concluded that our disclosure controls and procedures were effective at December 31, 2023 at the reasonable assurance level.

Management’s Report on Internal Controls Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a material misstatement of our consolidated financial statements would be prevented or detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial and Accounting Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2023 based on the framework established in “Internal Control – Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our management concluded that our internal control over financial reporting was effective as of that date.

This Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting identified in management's evaluation pursuant to Rules 13a-15(f) or 15d-15(f) of the Exchange Act during the fourth quarter of 2023 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

None.

Item 9C. Disclosure Regarding Foreign Jurisdiction that Prevent Inspections.

Not Applicable.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information About Our Board of Directors and Executive Officers

Board of Directors

The following sets forth certain information, as of April 24, 2024, about each member of our Board of Directors (the “Board”), including a discussion of their specific experience, qualifications, attributes, or skills that led to the conclusion that they should serve as directors.

Name	Age	Term Expires	Position	Position Since
Lily Yan Hughes (1) (2) (3)	61	2024	Director	2023
Elizabeth Mora (1)	63	2024	Director	2023
Ron Nicol	70	2024	Executive Chairman	2020 (4)
Brian Knaley	54	2025	Chief Executive Officer; Director	2023
Daniel Hirsch (3)	50	2025	Director	2023
Kristi Hummel (2)	51	2026	Director	2023
John Bolton (1) (3)	75	2026	Director	2023

(1)
Member of the audit committee. Ms. Mora serves as Chair of the audit committee.
(2)
Member of the compensation committee. Ms. Hummel is the chair of the compensation committee.
(3)
Member of the nominating and corporate governance committee. Ms. Hughes is the chair of the nominating and corporate governance committee.
(4)
Includes board service at Legacy Nuburu.

Lily Yan Hughes is a member of the board of directors. Ms. Hughes has served as assistant dean at Syracuse University College of Law since July 2021, overseeing strategy and operations for the office of career services since 2021 and the office of student experience since 2023. Ms. Hughes served as the senior vice president, chief legal officer and corporate secretary of Arrow Electronics, Inc. (NYSE: ARW), a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions, from 2019 to 2020, and as the senior vice president, chief legal officer and corporate secretary of Public Storage (NYSE: PSA), a provider of consumer-facing, service-oriented and data-driven real estate operating and developing services, from January 2015 to May 2019. Ms. Hughes holds a BA and a JD from the University of California, Berkeley.

We believe Ms. Hughes is qualified to serve on the board of directors due to her extensive public company governance and corporate counsel experience as well as executive experience in technology and global supply chains.

Elizabeth Mora is a member of the board of directors. Ms. Mora served as the chief administrative officer, vice president for finance, administration, and treasurer at the Charles Stark Draper Laboratory, Inc., a $750 million research and development innovation laboratory, from 2008 to 2020. Ms. Mora currently serves as a board member for Limoneira Company (NASDAQ: LMNR), a diversified citrus growing, packing, selling, and marketing company; Inogen, Inc. (NASDAQ: INGN), a medical technology company; MKS Instruments (NASDAQ: MKSI), a global semi-conductor equipment, laser, and laser packaging company; Everest Consolidator Acquisition Corp. (NYSE: MNTN), a special purpose acquisition company; and Everest Consolidator LLC, a private equity firm; and as a strategic advisor to Belay Associates, a financial technology platform. Ms. Mora holds a BA in Political Science from the University of California, Berkeley, an MBA from Simmons College, and a CPA license in the Commonwealth of Massachusetts.

We believe Ms. Mora is qualified to serve on the board of directors due to her extensive industry and leadership experience, particularly in technology and manufacturing.

Ron Nicol is Executive Chairman of the board of directors. Mr. Nicol joined the Legacy Nuburu board of directors in September 2020. Mr. Nicol has been a senior advisor to Boston Consulting Group since January 2016. Prior to that, he was a longtime senior partner and managing director of Boston Consulting Group, holding roles as the global leader of the Organization practice; global leader of the Technology, Media & Telecommunications practice; leader of the South System; and chairman of North and South America. Before joining Boston Consulting Group in 1987, Mr. Nicol held senior positions with Babcock and Wilcox and was a U.S. naval officer, serving aboard a nuclear ballistic missile submarine and teaching nuclear engineering. Mr. Nicol earned his BS in Physics from the United States Naval Academy and his MBA from the Fuqua School of Business, Duke University.

We believe Mr. Nicol is qualified to serve on the board of directors due to his extensive industry and leadership experience.

Brian Knaley is the Company’s Chief Executive Officer and a member of the board of directors. Mr. Knaley served as the Company’s Chief Financial Officer from February 2022-November 2023, when he became Chief Executive Officer. Mr. Knaley has over 25 years of experience in finance and operations. Prior to joining the Company, Mr. Knaley served as the chief financial officer of CEA Industries Inc. (NASDAQ: CEAD), a provider of controlled environmental solutions, and as chief financial officer of Proximo Medical LLC, a start-up specializing in the commercialization of medical devices. He also served as senior vice president and interim chief financial officer of ViewRay (NASDAQ:VRAY), a global manufacturer of MRI-guided radiation therapy systems. Mr. Knaley holds a BA in Accounting from Thomas More College and is a licensed CPA in the State of Ohio.

We believe Mr. Knaley is qualified to serve on the board of directors because of his extensive leadership experience and knowledge of our company.

Daniel Hirsch is a member of the board of directors. Mr. Hirsch has been a consultant to and Executive in Residence with Anzu Partners since August 2022. Mr. Hirsch was the Chief Financial Officer and Corporate Secretary and a member of the board of directors of Anzu Special Acquisition Corp I (NASDAQ: ANZU) from October 2022 through September 2023. Mr. Hirsch was a principal of Cascade Acquisition Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp. (NYSE: CAS), formed in November 2020, and served as its chief operating officer and chief financial officer through May 2022. Mr. Hirsch served as a consultant to Trinity Real Estate Investments, LLC from January 2019 through November 2019 in connection with Trinity’s sponsorship of a special purpose acquisition company, Trinity Merger Corp, which completed its initial business combination in November 2019 with Broadmark Realty Capital (NYSE: BRMK) (“Broadmark”). Since November 2019, Mr. Hirsch has served on the board of Broadmark and is currently the chair of the Nominating and Governance Committee and a member of the Compensation Committee and the Finance Committee. In addition, Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC), a real estate investment trust, since 2018 and is currently a member of the Compensation Committee and Nominating and Governance Committee. In addition, Mr. Hirsch served as a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he has served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), from January 2017 to March 31, 2020. During his tenure as a director at Playa Hotels & Resorts N.V., Mr. Hirsch served as the chair of the Compensation Committee, and a member of the Nominating and Governance Committee and Capital Allocation Committee. Previously, from November 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr. Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.

We believe Mr. Hirsch is qualified to serve on the board of directors due to his extensive leadership experience, knowledge of the capital markets and substantive public company board experience in advising public companies on transactional and corporate governance matters. Mr. Hirsch is the current Anzu Representative (see Item 13 “Certain Relationships and Related Party Transactions — The Company — Anzu Designee Letter Agreement”).

Kristi Hummel is a member of the board of directors. Ms. Hummel has served as the Chief Talent Officer of United Health Group (NYSE: UNH) since November 2022. Prior to that, she was Chief People Officer for Skillsoft (NYSE: SKIL), a global leader in corporate digital learning, from September 2021 until October 2022, and the senior vice president human resources at Dell Technologies Inc. (NYSE: DELL), from September 2016 until September 2021. Ms. Hummel holds both a BS in Business Administration and Management and an MBA from Babson College.

We believe Ms. Hummel is qualified to serve on the board of directors due to her extensive experience in organizational management.

John Bolton is an attorney, diplomat, consultant and political commentator. He was the National Security Advisor to former President Donald Trump and served as the United States Ambassador to the United Nations from 2005 to 2006. He has spent many years of his career in public service and held high-level positions in the Administrations of Presidents Ronald Reagan, George H. W. Bush and George W. Bush. As an attorney, Ambassador Bolton was in private practice in Washington, DC from 1974 to 2018, except when he was in government service. He graduated with a BA, summa cum laude, from Yale College and received his JD from Yale Law School.

We believe Mr. Bolton is qualified to serve on our board of directors based on his extensive experience in the defense, energy, and aerospace markets and his leadership expertise.

Board Diversity

The table below provides highlights of the composition of our Board:

Board Diversity Matrix as of 4/24/2024
	Female	Male	Non-Binary	Did Not Disclose Gender
Total number of directors:	7
Part I: Gender Identity
Directors	3	4	―	―
Part II: Demographic Background
Asian	1	―	―	―
White	2	4	―	―
LGBTQ+	1

Executive Officers

The following is biographical information for our executive officers, including their ages, as of April 24, 2024.

Name	Age	Position
Ron Nicol	70	Executive Chairman
Brian Knaley	54	Chief Executive Officer
Brian Faircloth	51	Chief Operating Officer

Ron Nicol is the Company's Executive Chairman and a member of the board of directors. Please see Mr. Nicol's biography set forth above in the section titled "Board of Directors."

Brian Knaley is the Company's Chief Executive Officer and a member of the board of directors. Please see Mr. Knaley's biography set forth above in the section titled "Board of Directors."

Brian Faircloth is the Company’s Chief Operating Officer. Mr. Faircloth has served as Legacy Nuburu’s Chief Operating Officer since December 2021. Prior to that he was at Foro Energy, a leader in commercializing high power lasers for the oil, natural gas, geothermal, and mining industries, as vice president of engineering from 2009 until 2016 and as chief technology officer from 2015 until December 2021, and also held various operational and leadership roles in other high power laser and optic companies. Mr. Faircloth holds a Master’s degree in Electrical Engineering and Applied Physics from Washington University in St. Louis, a Master’s in Six Sigma from Villanova University and Master certificates in Business Management and Marketing from the A.B. Freeman School of Business, Tulane University.

Code of Business Conduct and Ethics

The Company’s board of directors has adopted a code of business conduct and ethics (the "Code of Conduct"), applicable to all of the Company’s employees, executive officers and directors. The Code of Conduct is available on the Company’s website. Information contained on or accessible through the Company’s website is not a part of this Amendment. The nominating and corporate governance committee of the Company’s board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. The Company expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The board of directors adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position, as well as minimum shareholding requirements for our officers and directors. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our investor relations website at https://ir.nuburu.net/governance/governance-documents/default.aspx.

Leadership Structure of the Board of Directors

One of the key functions of the board of directors is informed oversight of the Company’s risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

Role of Board of Directors in Risk Oversight Process

One of the key functions of the board of directors is informed oversight of the Company’s risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The audit committee also monitors compliance with legal and regulatory requirements. The Company’s compensation committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their beneficial ownership of our securities. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Based solely on a review of forms filed with the SEC and written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended December 31, 2023, except with respect to (i) the late filing of a Form 4 on June 23, 2023, for David Seldin, a shareholder of the Company, with respect to a series of transactions that occurred on June 16, 2023;

(ii) the late filing of a Form 4 on February 7, 2023 for transactions that occurred on January 31, 2023 for the following persons: Revsin Boris, a former director of the Company; Quist Will, a former Director of the Company; Hollod Christopher John, a former director and Chief Executive Officer of the Company; Tailwind Sponsor LLC, a shareholder Company; Sheriff Alan, a former director of the Company; Eby Matthew, a former director and Chief Financial Officer of the Company; Lu Wisdom, a former director of the Company; Krim Philip, a former director and shareholder of the Company; and (iii) the filing of a Form 4/A on February 7, 2023, amending the Form 4 filed on October 19, 2020, for Tailwind Sponsor LLC, a shareholder of the Company, with respect to a transaction that occurred on October 18, 2020.

Board Committees

The Company’s board of directors has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are available on the Company’s website.

The following table provides information on the board of director's current committee memberships.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Brian Knaley
Ron Nicol
Daniel Hirsch
Lily Yan Hughes	X	X	Chair	X
Kristi Hummel		Chair		X
Elizabeth Mora	Chair		X	X
John Bolton	X		X	X

Audit Committee

The Company’s audit committee consists of Elizabeth Mora, Lily Yan Hughes and John Bolton. The board of directors has determined that each of the members of the audit committee satisfies the independence requirements of NYSE American and Rule 10A-3 under the Exchange Act and is able to read and understand fundamental financial statements in accordance with NYSE American’s audit committee requirements. In arriving at this determination, the board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Ms. Mora serves as the chair of the audit committee. The board of directors has determined that Ms. Mora qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of NYSE American’s rules. In making this determination, the board of directors considered Ms. Mora’s formal education and previous experience in financial roles. Both the Company’s independent registered public accounting firm and management periodically meet privately with the Company’s audit committee.

The functions of this committee include, among other things:

•
evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
•
reviewing the Company’s financial reporting processes and disclosure controls;
•
reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•
reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function;
•
reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;
•
obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•
monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;

•
reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such periodic reports, and discussing the statements and reports with the Company’s independent auditors and management;
•
reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of the Company’s financial controls and critical accounting policies;
•
reviewing with management and the Company’s auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting, auditing or other matters;
•
preparing the report that the SEC requires in the Company’s annual proxy statement;
•
reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of ethics;
•
reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•
reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company. The audit committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of Nuburu’s investor relations website at https://ir.nuburu.net/governance/governance-documents/default.aspx.

Compensation Committee

The Company’s compensation committee consists of Kristi Hummel and Lily Yan Hughes. Ms. Hummel serves as the chair of the compensation committee. The Company’s board of directors has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of NYSE American. The functions of the committee include, among other things:

•
reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•
reviewing and approving the compensation and other terms of employment of the Company’s executive officers;
•
reviewing and approving performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;
•
making recommendations to the Company’s board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Company’s board of directors;
•
reviewing and making recommendations to the Company’s board of directors regarding the type and amount of compensation to be paid or awarded to the Company’s non-employee board members;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering the Company’s equity incentive plans, to the extent such authority is delegated by the Company’s board of directors;
•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for the Company’s executive officers;
•
reviewing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such periodic report or proxy statement;
•
preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement; and
•
reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Company’s board of directors.

The composition and function of its compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE American rules and regulations. The Company will comply with future requirements to the extent they become applicable to the Company. The compensation committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of Nuburu’s investor relations website at https://ir.nuburu.net/governance/governance-documents/default.aspx.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Lily Yan Hughes, Beth Mora and John Bolton. The Company’s board of directors has determined that each of the members of the Company’s nominating and corporate governance committee satisfies the independence requirements of NYSE American.

Ms. Hughes serves as the chair of the Company’s nominating and corporate governance committee. The functions of this committee include, among other things:

•
identifying, reviewing and making recommendations of candidates to serve on the Company’s board of directors;
•
evaluating the performance of the Company’s board of directors, committees of the Company’s board of directors and individual directors and determining whether continued service on the Company’s board of directors is appropriate;
•
evaluating nominations by stockholders of candidates for election to the Company’s board of directors;
•
evaluating the current size, composition and organization of the Company’s board of directors and its committees and making recommendations to the Company’s board of directors for approvals;
•
developing a set of corporate governance policies and principles and recommending to the Company’s board of directors any changes to such policies and principles;
•
reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Company’s board of directors current and emerging corporate governance trends; and
•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Company’s board of directors, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and NYSE American rules and regulations. The Company will comply with future requirements to the extent they become applicable. The nominating and corporate governance committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of Nuburu’s investor relations website at https://ir.nuburu.net/governance/governance-documents/default.aspx.

ITEM 11. EXECUTIVE COMPENSATION

Prior to the closing of the Business Combination in January 2023, none of our officers received any cash compensation for services rendered to us. Accordingly, the compensation in this section for prior to January 2023 relates to the compensation of executive officers of Legacy Nuburu who became our executive officers following the Business Combination.

Due to the timing of the Business Combination, the compensation of our executive officers for 2022 was determined by Legacy Nuburu. Upon consummation of the Business Combination, the board of directors established a Compensation Committee, which is responsible for determining our executive compensation following the Business Combination.

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers, or "NEO"s. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs as of December 2023 were as follows:

•
Ron Nicol, Executive Chairman;
•
Brian Knaley, Chief Executive Officer;
•
Mark Zediker, the Company's former Executive Officer (whose employment ended with the Company on November 1, 2023); and
•
Brian Faircloth, Chief Operating Officer.

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Ron Nicol (3)	2023	$100,000	$53,500	$211,315	$—		$364,815
Executive Chairman	2022	$—	$—	$1,423,515	$—		$1,423,515
Brian Knaley (4)	2023	$339,167	$—	$220,215	$50,000	(5)	$609,382
Chief Executive Officer	2022	$325,000	$—	$962,275	$—		$1,287,275
Dr. Mark Zediker	2023	$400,000	$—	$—	$—		$400,000
Former Chief Executive Officer	2022	$400,000	$—	$—	$—		$400,000
Brian Faircloth	2023	$360,000	$—	$92,820	$—		$452,820
Chief Operating Officer	2022	$325,000	$3,150,000	$—	$—		$3,475,000
(1)
The amounts in this column represent the aggregate grant-date fair value of awards of restricted stock units granted to the applicable named executive officer for the applicable year, computed in accordance with the Financial Accounting Standards Board’s ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("ASC 718"). For a discussion of the assumptions made by Nuburu in determining the grant-date fair value of Nuburu’s restricted stock unit awards, please see Note 11. Stock-Based Compensation to the audited consolidated financial statements of the Company for the years ended December 31, 2023 and 2022, included in the Original 10-K.
(2)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable named executive officer for the applicable year, computed in accordance with ASC 718. For a discussion of the assumptions made by Nuburu in determining the grant-date fair value of Nuburu’s stock option awards, please see Note 11. Stock-Based Compensation to the audited consolidated financial statements of the Company for the years ended December 31, 2023 and 2022, included in the Original 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by Nuburu’s named executive officers.
(3)
Mr. Nicol became the Company's Executive Chairman on September 25, 2023, and began earning an annual salary of $100,000. Prior to that, Mr. Nicol served as independent Chairman of the Board and was compensated as a non-employee director.
(4)
Mr. Knaley has served as Nuburu’s Chief Financial Officer beginning February 21, 2022, through October 31, 2023 earning an annual salary of $325,000. On November 1, 2023, the Company appointed Mr. Knaley as the Company's Chief Executive Officer and increased his annual base salary to $410,000.
(5)
Consists of a spot bonus paid to Mr. Knaley upon the completion of the Business Combination.

Outstanding Equity Awards at Fiscal Year End December 31, 2023

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ron Nicol	04/09/2022 04/18/2023 08/31/2023 08/31/2023 09/25/2023	(3) (4) (5) (6) (7)	429,497 93,750 17,187 270,000	85,896 93,750 1,563 1,890,000	6.11 0.39 0.39 0.32	04/08/2032 08/30/2033 08/30/2033 09/25/2033	- 15,625	- 2,345
Brian Knaley	03/17/2022 07/18/2023 07/18/2023 11/1/2023	(8) (9) (10) (11)	158,274 - 47,916 -	187,040 420,000 297,084 500,000	6.11 0.57 0.57 0.29	03/16/2032 07/17/2033 07/17/2033 10/31/2033
Dr. Mark Zediker	10/21/2022	(12)	998,946		4.86	10/20/2030
Brian Faircloth	01/07/2022 07/18/2023	(13) (14)	-	420,000	0.57	07/17/2033	225,484	43,485

(1)
This column represents the exercise price per share of the stock option on the date of the grant, as adjusted by the Common Stock Exchange Ratio (if granted before the Business Combination).
(2)
The market value is based on the fair market value of a share of Nuburu Common Stock on December 31, 2023, of $0.15 per share, multiplied by the number of unvested awards.
(3)
2/5ths of the total shares vested on April 9, 2022, and 1/50th vested or will vest each month thereafter on the 13th day of the month, subject to the holder’s continuous service through each vesting date.
(4)
1/8th of the total shares vested on April 30, 2023, and 1/8th vested or will vest each quarter thereafter (beginning July 31, 2023), subject to the holder's continuous service through each vesting date.
(5)
1/12th of the total shares vested or will vest on the first day of each month beginning on July 1, 2023, subject to the holder’s continuous service through each vesting date.
(6)
1/12th of the total shares vested or will vest on the first day of each month beginning on February 1, 2023, subject to the holder’s continuous service through each vesting date.
(7)
1/24th of the total shares vested on October 25, 2023, and 1/24th of the total shares vested or will vest each month thereafter on the same day of the month, subject to the holder’s continuous service through each vesting date.
(8)
1/4th of the total shares vested on February 1, 2023, and 1/48th of the total shares vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(9)
1/4th of the total shares will vest on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(10)
1/36th of the total shares vested on July 18, 2023, and 1/36th of the total shares have vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(11)
1/4th of the shares will vest on November 1, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.
(12)
This amount listed includes options that vested prior to Dr. Zediker's termination with the Company that have not been exercised. Dr. Zediker has no other outstanding equity awards.
(13)
The restricted stock units subject to the award vest upon satisfaction of both a service-based requirement and a liquidity event requirement. 1/4th of the total restricted stock units subject to the award satisfied the service-based requirement on the first trading day on or after February 15, 2023, and thereafter, 1/16th of the restricted stock units will satisfy the service-based requirement on each subsequent quarterly vesting date (consisting of February 15, May 15, August 15, and November 15 of a given year), subject to the holder’s continuous service through such date. 100% of the restricted stock units subject to the award satisfied the liquidity event requirement on the completion of the Business Combination and the holder’s continued service through the date of such completion.
(14)
1/4th of the total shares will vest on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

Executive Officer Employment Agreements

The following provides an overview summary of employment or service agreements with Nuburu’s named executive officers as of December 31, 2023.

Brian Knaley

Nuburu entered into an employment agreement with Brian Knaley, Nuburu’s Chief Executive Officer, effective as of December 2, 2022, which agreement was further amended effective November 1, 2023. Mr. Knaley’s annual rate of base salary is $410,000, and he is eligible for an annual cash incentive bonus of up to 60% of his annual base salary. The bonus for 2023 and 2024 will be payable in restricted stock units. He also earned an incentive bonus of $50,000 upon the completion of the Business Combination and a promotion equity award of 500,000 non-qualified stock options upon his promotion to Chief Executive Officer on November 1, 2023.

The term of employment for Mr. Knaley under his employment agreement is through October 31, 2025. If Nuburu terminates Mr. Knaley’s employment without “cause” or Mr. Knaley terminates his employment for “good reason” (each as defined in Mr. Knaley’s employment agreement), and Mr. Knaley executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Knaley will be entitled to continuing payments of base salary, payable monthly at the rate then in effect, for 12 months following his termination. If Mr. Knaley’s employment terminates due to his death, Mr. Knaley’s surviving spouse or other beneficiary, if applicable, will be entitled to a lump sum payment equal to 6 months of Mr. Knaley’s base salary at the rate then in effect. If Nuburu terminates Mr. Knaley’s employment due to his “disability” (as defined in Mr. Knaley’s employment agreement), and Mr. Knaley executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Knaley will be entitled to severance pay with an aggregate value equal to 6 months of Mr. Knaley’s base salary at the rate then in effect, payable in equal monthly installments.

Upon a change in control (as defined in Mr. Knaley's employment agreement), all remaining unvested shares subject to Mr. Knaley's outstanding options or other compensatory equity awards covering shares of the Company's common stock will accelerate vesting in full prior to the completion of the change in control.

Mr. Knaley’s employment agreement includes certain non-solicitation obligations for 24 months following his termination and certain non-competition obligations for 24 months following his termination, provided that Mr. Knaley will not be subject to any non-competition obligations following his termination upon the expiration of the term of the employment agreement. Mr. Knaley’s employment agreement further provides for certain mutual non-disparagement obligations with respect to both Mr. Knaley and Nuburu.

Brian Faircloth

Nuburu entered into an amended and restated employment agreement with Brian Faircloth, Nuburu’s Chief Operating Officer, effective as of December 2, 2022, which agreement was further amended effective January 1, 2024. Mr. Faircloth’s annual rate of base salary is $360,000, and he is eligible for incentive compensation as determined by the board of directors.

The term of employment for Mr. Faircloth under his amended and restated employment agreement is through October 31, 2025. If Nuburu terminates Mr. Faircloth’s employment without “cause” or Mr. Faircloth terminates his employment for “good reason” (each as defined in Mr. Faircloth’s amended and restated employment agreement), and Mr. Faircloth executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Faircloth will be entitled to continuing payments of base salary, payable monthly at the rate then in effect, for 12 months following his termination. If Mr. Faircloth’s employment terminates due to his death, Mr. Faircloth’s surviving spouse or other beneficiary, if applicable, will be entitled to a lump sum payment equal to 6 months of Mr. Faircloth’s base salary at the rate then in effect. If Nuburu terminates Mr. Faircloth’s employment due to his “disability” (as defined in Mr. Faircloth’s amended and restated employment agreement), and Mr. Faircloth executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Faircloth will be entitled to severance pay with an aggregate value equal to 6 months of Mr. Faircloth’s base salary at the rate then in effect, payable in equal monthly.

Mr. Faircloth’s employment agreement includes certain non-solicitation obligations for 24 months following his termination and certain non-competition obligations for 12 months following his termination, provided that Mr. Faircloth will not be subject to any non-competition obligations following his termination upon the expiration of the term of the employment agreement. Mr. Faircloth’s employment agreement further provides for certain mutual non-disparagement obligations with respect to both Mr. Faircloth and Nuburu.

Director Compensation

Pursuant to the Company's Director Compensation Policy for 2024, each non-employee director will receive the following cash amounts for their service:

Compensation element
Director Annual Retainer	$50,000
Audit Committee Chair	$50,000

The Company's Director Compensation Policy for 2024 provides that non-employee directors can convert all or 50% of their annual cash retainers into additional options at an implied 75% Black Scholes value. For those that elect this option, 25% of the annual retainer to be paid in options will be granted as vested options on the first day of each quarter in 2024. If the director chooses the cash payment option, the amount will be paid quarterly in arrears.

Director Compensation for Fiscal Year Ended December 31, 2023

In November 2022, Nuburu entered into letter agreements with each of Daniel Hirsch, Kristi Hummel, Lily Yan Hughes and Elizabeth Mora, and in August 2023 Nuburu entered into a letter agreement with John Bolton, each of whom serves on the board of directors as a non-employee director. Pursuant to the non-employee director letter agreements, during 2023 each such non-employee director was entitled to a fee of $50,000 per annum (or $100,000 per annum in the case of Elizabeth Mora, who serves as the chair of the audit committee of the board of directors), payable quarterly in arrears (on a prorated basis, as applicable, with respect to board services rendered during the applicable quarter), as well as reimbursement of reasonable travel and other business expenses incurred in the performance of the non-employee director’s duties to Nuburu. Additionally, pursuant to the non-employee director letter agreements, following the effectiveness of the Registration Statement on Form S-8 (File No. 333-271183) registering shares of Common Stock to be issued pursuant to the Company's 2022 Equity Incentive Plan (the "2022 Plan"), each such non-employee director on the Board at the time was granted a one-time award of restricted stock units covering 25,000 shares of Common Stock, scheduled to vest on a quarterly basis in equal installments over a two-year period commencing at the closing of the Business Combination (the "Closing"), subject to the non-employee director’s continued status as a service provider through the applicable vesting dates and such other terms and conditions as set forth in the 2022 Plan and the applicable award agreement thereunder. The foregoing description of the letter agreements is qualified in its entirety by the full text of the letter agreements, a form of which is attached as Exhibit 10.26 to our Registration Statement on Form S-1 (File No. 333-269610) filed with the SEC on February 7, 2023, and is incorporated herein by reference.

In August 2023, Nuburu included in its director compensation policy an annual option grant of 50,000 non-qualified stock options per director, with a grant date of the next trading day following the Company's annual meeting of stockholders in 2024 and beyond. The awards vest monthly, on the first day of the month, over 12 months, with any remaining unvested awards accelerating if the next annual meeting is less than 12 months after the last one. The 2023 option awards were granted on August 31, 2023. The options will vest in 12 monthly installments starting from June 16, 2023 (the date of the Company's June 16, 2026 annual meeting of stockholders).

Additionally, in August 2023, Nuburu included in its director compensation policy an annual option grant to recognize service of the chairs of the board and its committees and the service of committee members. Awards in the following were granted on June 16, 2023, and will be awarded in 2024 upon the completion of the 2024 annual meeting of stockholders. The annual option grants awarded to the Board are summarized in the table below.

Board Position	Options Granted
Board Member Service	50,000
Board Chair	50,000
Compensation and Nominating Committee Chairs	40,000
Committee Members	10,000

Additionally, each director serving on the Board at the time of the Closing was provided 18,750 non-qualified stock options for the 4.5 months of service provided during the period commencing upon the consummation of the Business Combination and ending June 16, 2023. Such award was granted on August 31, 2023, with vesting over 12 months beginning January 31, 2023. Each director was also granted an additional award of non-qualified stock options for 37.5% of their 2023 committee service award noted in the table above, with the same vesting provisions as the 18,750 stock options previously mentioned.

Nuburu may further revise its executive and director compensation program from time to time to better align compensation with Nuburu’s business objectives and the creation of stockholder value, while enabling Nuburu to attract, retain, incentivize and reward individuals who contribute to the long-term success of Nuburu. Decisions on the executive compensation program will be made by the compensation committee.

The following table presents the total compensation for each non-employee director that served on our Board during 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total ($)
John Bolton	$16,667	$—	$11,557	$28,224
Daniel Hirsch	$45,833	$53,500	$5,638	$104,971
Kristi Hummel	$45,883	$53,500	$10,148	$109,531
Lily Yan Hughes	$45,883	$53,500	$11,740	$111,123
Elizabeth Mora	$91,667	$53,500	$6,765	$151,932

(1)
Board retainers were pro-rated for Mr. Bolton as he became a non-employee director in August 2023. Board retainers were pro-rated for the remaining directors as they began earning the retainers after the Closing occurred on January 31, 2023.
(2)
The amounts in this column represent the aggregate grant-date fair value of awards of restricted stock units granted to the applicable named executive officer for the applicable year, computed in accordance with ASC 718. For a discussion of the assumptions made by Nuburu in determining the grant-date fair value of Nuburu’s restricted stock unit awards, please see Note 11. Stock-Based Compensation to the audited consolidated financial statements of the Company for the years ended December 31, 2023 and 2022, included in the Original 10-K.

(3)
The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable named executive officer for the applicable year, computed in accordance with ASC 718. For a discussion of the assumptions made by Nuburu in determining the grant-date fair value of Nuburu’s stock option awards, please see Note 11. Stock-Based Compensation to the audited consolidated financial statements of the Company for the years ended December 31, 2023 and 2022, included in the Original 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by Nuburu’s named executive officers.
(4)
As of December 31, 2023, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors who served on our Board during 2023 were:

Name	Stock Awards	Stock Options
John Bolton	-	111,667
Daniel Hirsch	15,625	68,750
Kristi Hummel	15,625	123,750
Lily Yan Hughes	15,625	110,417
Elizabeth Mora	15,625	82,500

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of April 24, 2024 (the "Ownership Date"), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current named executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and restricted stock units and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Percentage ownership of our Common Stock in the table below is based on 38,532,403 shares of our Common Stock issued and outstanding on April 24, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	11,527,783	—	11,527,783	29.9%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	10,956,210	—	10,956,210	28.4%
Dr. Mark Zediker(3)	4,313,356	749,209	5,062,565	13.1%

Named Executive Officers and Directors:
Brian Knaley(4)		306,856	306,856	*
Brian Faircloth(5)	182,069	32,212	214,281	*
Ron Nicol(6)	2,932,992	1,423,294	4,356,286	11.3%
John Bolton(7)		157,499	157,499	*
Daniel Hirsch(8)	12,500	134,375	146,875	*
Lily Yan Hughes(9)	12,500	178,541	191,041	*
Kristi Hummel(10)	12,500	189,375	201,875	*
Elizabeth Mora(11)	12,500	85,625	98,125	*
Common Shares all directors and executive officers own as a group (7 persons)	3,165,061	2,507,777	5,672,838	14.7%

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1)
Includes (i) 2,114,451 shares of Common Stock held by Anzu Nuburu LLC, (ii) 972,535 shares of Common Stock held by Anzu Nuburu II LLC, (iii) 799,143 shares of Common Stock held by Anzu Nuburu III LLC, (iv) 5,320,946 shares of Common Stock held by Anzu Nuburu V LLC, (v) 93,521 shares of Common Stock held by Anzu Partners LLC, (vi) 264,346 shares of Common Stock held by David Seldin, (vii) 1,744,186 shares of Common Stock issuable to Mr. Seldin upon conversion of the 7% convertible promissory notes due 2026 (the “Convertible Notes”) issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, by and among the Company and the investors listed on Schedule I thereto (the “Purchase Agreement”), (viii) 54,169 shares of Common Stock held by David & Jennifer Michael Family Ltd Partnership, (ix) 12,759 shares of Common Stock held by CST Global LLC, (x) 145,349 shares of Common Stock issuable to CST Global LLC upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, and (xi) 6,378 shares of Common Stock held by Whitney Haring-Smith. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Anzu Investors on November 13, 2023. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa, Florida 33626.
(2)
Includes (i) 3,311,410 shares of Common Stock held by Wilson-Garling 2020 Family Trust uad 9/20/20, of which Jill Garling is the trustee, (ii) 7,267,442 shares of Common Stock issuable to the Wilson Garling 2023 Family Trust, of which Ms. Garling is also the trustee, upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, and (iii) 377,358 shares of Common Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Wilson-Garling Family Trust uad 9/20/20 on June 13, 2023.
(3)
Includes (i) 4,308,203 shares of Common Stock held by Dr. Zediker, (ii) 749,209 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Dr. Zediker, and (iii) 5,153 shares of Common Stock held by Dr. Zediker’s spouse.
(4)
Includes 306,856 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Knaley.
(5)
Includes (i) 182,069 shares of Common Stock held by Mr. Faircloth and (ii) 32,212 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Faircloth.
(6)
Includes (i) 1,321,308 shares of Common Stock held by Eunomia, LP, of which Mr. Nicol is the manager, (ii) 1,453,488 shares of Common Stock issuable to Eunomia, LP upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, (iii) 158,196 shares of Common Stock held by Mr. Nicol, and (iv) 1,420,169 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Nicol, and (v) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Nicol.
(7)
Represents 157,499 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Bolton.
(8)
Includes (i) 12,500 shares of Common Stock held by Mr. Hirsch, (ii) 131,250 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Hirsch, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Hirsch.
(9)
Includes (i) 12,500 shares of Common Stock held by Ms. Hughes, (ii) 175,416 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Hughes, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Ms. Hughes.
(10)
Includes (i) 12,500 shares of Common Stock held by Ms. Hummel, (ii) 186,250 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Hummel, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Ms. Hummel.
(11)
Includes (i) 12,500 shares of Common Stock held by Ms. Mora, (ii) 82,500 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Mora, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Ms. Mora.

Percentage ownership of our Series A preferred stock ("Preferred Stock") in the table below is based on 2,388,905 shares of our Preferred Stock issued and outstanding on April 24, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	1,081,361		1,081,361	45.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	121,205		121,205	5.1%
Mark Zediker

Named Executive Officers and Directors:
Brian Knaley
Brian Faircloth
Ron Nicol(3)	121,308		121,308	5.1%
John Bolton				*
Daniel Hirsch
Lily Yan Hughes
Kristi Hummel
Elizabeth Mora
Series A Preferred Shares all directors and executive officers own as a group (7 persons)	121,308		121,308	5.1%

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1)
Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 500,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Anzu Investors on November 13, 2023. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa Florida 33626.
(2)
Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Wilson-Garling Family Trust uad 9/20/20 on June 13, 2023.
(3)
Includes 121,308 shares of Preferred Stock held by Eunomia, LP, of which Mr. Nicol is the manager.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon the exercise of outstanding stock options, appreciation rights, stock awards and restricted stock units (a)(1)	Weighted-average exercise price of outstanding options, stock appreciation rights, stock awards and restricted stock units(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,436,123	$1.86	1,117,619
Equity compensation plans not approved by security holders	-	$-	-
Total	8,436,123	$-	1,117,619

(1)
Consists of 7,547,750 shares subject to outstanding options and 888,373 shares subject to outstanding restricted stock units.
(2)
The weighted-average exercise price does not reflect the shares of our common stock that will be issued in connection with the settlement of restricted stock units, which have no exercise price.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transactions Policy

The Company’s board of directors has adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Company’s audit committee (or, where review by the Company’s audit committee would be inappropriate, to another independent body of the Company’s board of directors) for review. To identify related person transactions in advance, the Company will rely on information supplied by the Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•
the risks, costs, and benefits to the Company;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

The Company’s audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests. All of the transactions described in this section were entered into prior to the adoption of such policy.

Certain Relationships and Related Person Transactions

In addition to the compensation arrangements, including employment and termination of employment, discussed in "Executive Compensation" and "Executive Officer Employment Agreement" above, the following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

•
Legacy Nuburu or the Company has been or is to be a participant;

•
the amount involved exceeded or exceeds $120,000; and
•
any of Legacy Nuburu’s directors, executive officers, or beneficial holders of more than 5% of any class of Legacy Nuburu’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Legacy Nuburu

Financings

Series C Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $6 million. The table below summarizes the sale of the Legacy Nuburu Series C Preferred Stock to related parties.

Stockholder	Shares of Nuburu Series C Preferred Stock	Total Purchase Price Commitment
Anzu Nuburu LLC(1)	141,842	$709,210
Anzu Nuburu II LLC(1)	58,230	$291,150
Anzu Nuburu III LLC(1)	26,637	$133,185
Anzu Nuburu V LLC(1)	438,452	$2,192,260
W-G Investments LLC(2)	220,000	$1,100,000

(1)
David Michael and David Seldin were members of the Legacy Nuburu board of directors. At the time of the financing transaction, Mr. Seldin was the sole manager of the Anzu SPVs, which held more than 5% of Legacy Nuburu’s capital stock immediately prior to the Closing, and currently is one of the managers of the Anzu SPVs. Mr. Michael works with Mr. Seldin with respect to a number of related investment entities.
(2)
Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.

Company Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold Company Notes payable to various investors with aggregate gross proceeds of $11.4 million. The Company Notes accrued interest at a rate of 8% per annum. The outstanding principal amount of and all accrued and unpaid interest on the Company Notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu Common Stock that, upon consummation of the Business Combination, entitled the holders of the Company Notes to receive 1,361,787 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $8.50. The table below summarizes the sale of the Company Notes to related parties.

Noteholder	Principal Amount of Company Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	$1,000,000
Ron Nicol(3)	$1,000,000
CST Global LLC(4)	$200,000
Curtis N Maas Revocable Trust(5)	$150,000
Ake Almgren(6)	$100,000

(1)
Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.
(2)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(3)
Ron Nicol is the Chairman of the Company’s board of directors and was a member of the Legacy Nuburu board of directors.
(4)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.
(5)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.
(6)
Ake Almgren resigned as a member of the Company's board of directors effective May 19, 2023.

Investors’ Rights Agreement

Legacy Nuburu entered into an Amended and Restated Investors’ Rights Agreement, dated as of December 10, 2021, which provided, among other things, that certain holders of its capital stock, including (i) the Anzu Holders, which at the time held more than 5% of Legacy Nuburu’s capital stock, and (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments

LLC, which are affiliated with then-Legacy Nuburu director Thomas J. Wilson, were granted certain registration rights and information rights. David Michael and David Seldin, each of whom were directors of Legacy Nuburu, are affiliated with Anzu Partners. The registration and information rights granted under this agreement terminated upon completion of the Business Combination.

Right of First Refusal Agreement

Pursuant to the Amended and Restated Right of First Refusal and Co-sale Agreement, dated as of December 10, 2021 (the “ROFR Agreement”), Legacy Nuburu had the right of first refusal with respect to shares of Legacy Nuburu capital stock if certain stockholders were to propose to sell to other parties. Certain holders of Legacy Nuburu capital stock, including (i) the Anzu Holders, which at the time held more than 5% of Legacy Nuburu’s capital stock, and (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which are affiliated with then-Legacy Nuburu director Thomas J. Wilson, were granted certain secondary rights of first refusal and co-sale under the ROFR Agreement. David Michael and David Seldin, each of whom was a director of Legacy Nuburu, are affiliated with Anzu Partners. This agreement terminated upon completion of the Business Combination.

Voting Agreement

Legacy Nuburu entered into an Amended and Restated Voting Agreement, dated as of December 10, 2021, pursuant to which certain holders of its capital stock, including (i) the Anzu Holders, which then held more than 5% of Legacy Nuburu’s capital stock, (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which were affiliated with then-Legacy Nuburu director Thomas J. Wilson, and (iii) Dr. Mark Zediker, Legacy Nuburu’s chief executive officer, agreed to vote their shares of capital stock on certain matters, including with respect to the election of directors. David Seldin, who was a director of Legacy Nuburu, shares voting and investment power with respect to the shares held by the Anzu SPVs. This agreement terminated upon completion of the Business Combination.

Director and Officer Indemnification

Legacy Nuburu’s charter and Legacy Nuburu’s bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions.

Services Agreement

Anzu Partners provided certain services to Legacy Nuburu in the past, including financial analysis support, marketing and communications support, business analysis support, and personnel recruitment support (the “Services”). These Services continued until the completion of the Business Combination.

Legacy Nuburu reimbursed Anzu Partners on a periodic basis for Anzu Partners’ out-of-pocket expenses relating to these Services. For fiscal years 2020 through 2022, these reimbursements totaled approximately $190,000 in the aggregate. Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) paid $500,000 to Anzu Partners upon the Closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing. The further provision of future Services by Anzu Partners will be subject to additional terms and conditions set forth in the Services Agreement, including an obligation on Legacy Nuburu to reimburse Anzu Partners for out-of-pocket expenses related thereto.

The Company

Financing

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) primarily with certain investors including existing investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants") to purchase up to 11,518,895 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 1,889,535 shares of Common Stock from the June 16, 2023 Purchase Agreement. The Company intends to use the net proceeds (after deducting offering expenses of $160,345) from the Senior Convertible Note Purchase Agreements for general corporate purposes.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23, 2023 prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $0.688 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid. Subsequent to the effectiveness of a registration statement registering the Registrable Securities (as defined below), the Company may elect to pay interest in kind through the issuance of shares of Common Stock at the Conversion Price, in lieu of payments in cash (the “Interest Shares”).

The Warrants issued by the Company to the Investors pursuant to the Senior Convertible Note Purchase Agreement entitle the relevant Investor to purchase that number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) determined by dividing the principal amount of each Convertible Note by the Conversion Price. The Warrants have an exercise price equal to $1.03, which represents a 50% premium over the Conversion Price, and expire on June 23, 2028.

On June 16, 2023, the Company and the Investors also entered into a Registration Rights and Lock-Up Agreement (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed, following February 6, 2024 (the “Filing Deadline”), to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Conversion Shares, the Warrant Shares and the Interest Shares (the “Registrable Securities”). Following the Filing Deadline, the Investors also are entitled to demand registration rights. Pursuant to the Registration Rights Agreement, the Investors agree that except for limited exceptions as provided therein, no Notes, Warrants, Conversion Shares, Warrant Shares or Interest Shares may be transferred until the earliest of the date that is one year from the anniversary of the date of the Registration Rights Agreement or the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction wherein all the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities, or other property.

The Senior Convertible Note Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the Senior Convertible Note Purchase Agreement are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of the date thereof, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Senior Convertible Note Purchase Agreement, the Senior Convertible Notes, the Senior Note Warrants and the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder.

The offer and sale of the Convertible Notes and the Warrants (the “Securities”) were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Act. The offer and sale of the Securities was made only to persons whom the Company believed were accredited investors and the Securities are subject to transfer restrictions. Further, the Company did not engage in any general solicitation or advertising and the securities were offered to a limited number of persons, most of whom the Company had pre-existing relationships with.

The table below summarizes the sale of the Senior Convertible Notes and Senior Note Warrants to related parties:

Investor	Principal Amount of Convertible Notes
Wilson-Garling 2023 Family Trust(1)	$5,000,000
David Seldin(2)	1,200,000
Eunomia, LP(3)	1,000,000
CST Global LLC(4)	100,000
Curtis N Maas Revocable Trust(5)	100,000

(1)
Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.
(2)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(3)
Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.
(4)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.
(5)
Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10, Warrants), exercisable for an amount of the Company's common stock equal to 100% principle amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $0.25 per share of the Company's common stock. The Company intends to use the net proceeds (after deducting the original issue discount of $500,000 and offering expenses of $691,399) from the Junior Note Purchase Agreements for general corporate purposes.

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

The parties to the Purchase Agreement also entered into an intercreditor and subordination agreement with the holders of the Company’s senior secured convertible notes, which notes will now be secured pursuant to the Security Agreement and rank senior in priority to the Notes.

The description above is a summary and is qualified in its entirety by the complete text of the Purchase Agreement, the form of Note, the form of warrant, the Security Agreement, the registration rights agreement, and the intercreditor and subordination agreement, which were filed with the Original 10-K.

The table below summarizes the issuance of the Junior Notes and Junior Note Warrants to related parties:

Noteholder	Principal Amount of Notes
David Seldin(1)	$1,100,000
Eunomia, LP(2)	1,100,000
CST Global LLC(3)	220,000

(1)
David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.
(2)
Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.
(3)
David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

Founder Shares

In June 2020, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent the underwriter’s over-allotment is not exercised in full. There was an aggregate of up to 269,607 shares that were subject to forfeiture by the Sponsor following the underwriter’s election to partially exercise its over-allotment option so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the IPO. The underwriter’s over-allotment option expired unexercised on October 24, 2020, and as such 269,607 Founder Shares were forfeited, resulting in there being an aggregate of 8,355,393 Founder Shares outstanding.

The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a business combination and (B) subsequent to a business combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. These restrictions on transferring, assigning or selling the Founder Shares were amended effective as of Closing pursuant to the Sponsor Letter Agreement Amendment. See “— Sponsor Letter Agreement Amendment” below.

Share Transfer Agreement

On January 25, 2023, the Sponsor entered into an agreement (the “Share Transfer Agreement”) with an unaffiliated third party (the “Purchasing Party”) whereby the Purchasing Party agreed to use commercially reasonable efforts to seek to acquire 100,000 shares of Class A Common Stock of Tailwind (the “Acquired Shares”) from a third party which had previously submitted an election to redeem for the purposes of the Purchasing Party reversing such election to redeem on or following the date of the agreement. In exchange for the foregoing commitment to acquire and reverse the redemption of the Acquired Shares, the Sponsor agreed to transfer to the Purchasing Party an aggregate of 150,000 shares of Common Stock of the Company held by the Sponsor immediately following the consummation of the Business Combination (the “Transferred Founder Shares”) if the Purchasing Party continued to hold such Acquired Shares through the consummation of the Business Combination. In connection with the Closing, the Transferred Founder Shares were transferred to the Purchasing Party.

Administrative Support Agreement

The Company entered into an agreement, commencing on September 9, 2020, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial, and administrative support services. These obligations under this agreement ceased upon completion of the Business Combination.

Sponsor Support Agreement

Tailwind and the Sponsor, concurrently with the execution and delivery of the Business Combination Agreement, entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed, among other things, (A) to vote (or execute and return an action by written consent), or cause to be voted at the Tailwind Special Meeting all of its Class B Common Stock or any other voting securities of the Company which it holds, owns, or is entitled to vote, in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) not to redeem any of the Class B Common Stock pursuant to or in connection with any vote for the approval of any extension of the deadline for Tailwind to consummate its initial business combination, and (C) to forfeit the shares of Common

Stock held by the Sponsor other than certain retained shares of Class B Common Stock equal to (i) (x) 2,000,000 shares in the aggregate, if the Post-Redemption Trust Amount is greater than $40,000,000 in the aggregate or (y) 1,500,000 shares in the aggregate, if the Post-Redemption Trust Amount is equal to or less than $40,000,000 in the aggregate, in either case, minus (ii) the Expense Excess Shares, if any. “Expense Excess Shares” means an amount of Class B Common Stock equal to the product of (i) two (2.0), multiplied by (ii) the quotient obtained by dividing (x) the excess, if any, of (A) the SPAC Forfeiture Expenses over (B) $6,000,000, by (y) ten dollars ($10). “SPAC Forfeiture Expenses” means all fees, expenses and disbursements incurred by or on behalf of Tailwind or Merger Sub in connection with the Business Combination or otherwise in connection with Tailwind’s operations, including in connection with any prior transactions pursued by Tailwind and all obligations (including principal and accrued but unpaid interest) for the payment of borrowed money, other than (i) expenses incurred by Tailwind and owed to Loop Capital Markets, Tigress and Cohen in their capacities as capital markets advisors in connection with the Business Combination, (ii) expenses incurred in obtaining a D&O Tail Policy and any directors and officers insurance premium with respect to the renewal of Tailwind’s D&O Policy, (iii) any reasonable and documented out-of-pocket fees and expenses incurred in connection with any third-party litigation threatened or commenced in connection with the Business Combination prior to the Closing and (iv) any other fees or expenses borne by Legacy Nuburu pursuant to Section 10.11 of the Business Combination Agreement. “Post-Redemption Trust Amount” means the aggregate amount of funds held in the Trust Account, to be held as available cash on the balance sheet of the Company following the redemption of Tailwind’s public shares. Because the Post-Redemption Trust Amount was less than $40,000,000 after taking into account the Extension Redemptions, the Sponsor retained 1,500,000 shares of Class B Common Stock after the consummation of the Business Combination. The Amendment to the Sponsor Support and Forfeiture Agreement clarified that the Sponsor would not forfeit shares by virtue of Tailwind’s incurrence of the Sponsor Loan (as defined in the Amendment to the Sponsor Support and Forfeiture Agreement).

Upon the occurrence of the Closing, the Sponsor automatically cancelled, without any further action by the Sponsor or any other person, all of the Private Placement Warrants that were held by the Sponsor. The Sponsor also waived, for no consideration, its right to receive the Preferred Stock Issuance, other than with respect to 1,000,000 shares of Preferred Stock.

On January 31, 2023, Tailwind, Legacy Nuburu and the Sponsor amended and restated the Sponsor Support Agreement (the “Amended and Restated Sponsor Support and Forfeiture Agreement”). The Amended and Restated Sponsor Support and Forfeiture Agreement amended the Sponsor Support and Forfeiture Agreement to, among other things, (a) reduce the amount of Preferred Stock of the Company that were issued to the Sponsor pursuant to the Preferred Stock Issuance, from 1,000,000 to 650,000 shares and (b) reduce the amount of shares of Common Stock that were retained by the Sponsor in connection with the consummation of the Business Combination from 1,500,000 to 1,000,000 (after transfer of 150,000 shares pursuant to the Share Transfer Agreement). The Amended and Restated Sponsor Support and Forfeiture Agreement became effective immediately following the Closing of the Business Combination.

Sponsor Letter Agreement Amendment

Tailwind, on the one hand, and the Sponsor and the Sponsor Insiders, on the other hand, are parties to the Sponsor Letter Agreement. In connection with the Business Combination Agreement, the Form Amendment was agreed upon. The Sponsor Letter Agreement Amendment entered into on November 22, 2022 superseded the Form Amendment and amended and restated the lock-up restrictions under the Sponsor Letter Agreement to provide that the Sponsor Insiders may not transfer any Founder Shares (as defined therein) (A) if the completion of an initial Business Combination occurs prior to March 30, 2023, until the earliest of (i) nine (9) months following the completion of an initial Business Combination and (ii) September 30, 2023 and (B) if the completion of an initial Business Combination occurs on or after March 30, 2023, six (6) months following the completion of an initial Business Combination; provided that transfers of the Company’s securities following the Closing will be permitted to the extent (i) the proceeds from any such transfer are used by the Sponsor to repay the Sponsor Debt (as defined therein) and/or (ii) any such transfer itself constitutes repayment of the Sponsor Debt pursuant to the terms thereof. The amendments set forth in the Sponsor Letter Agreement Amendment became effective immediately following the Closing.

On January 31, 2023, the parties to the Sponsor Letter Agreement amended and restated the Letter Agreement (the “Amended and Restated Letter Agreement”). The Amended and Restated Letter Agreement, as compared to the Form Amendment, among other things, amended the specified exceptions to the lock-up restrictions under the Sponsor Letter Agreement to permit transfers of the Company’s securities following the Closing of the Business Combination to the extent (i) the transfer(s) is made at a price no less than the daily volume-weighted average price on the trading day prior to such transfer(s), as reported by Bloomberg and (ii) the net proceeds from any such transfer(s) does not exceed $1,350,000 in the aggregate and the proceeds from any such transfer are used by the Sponsor to repay the Sponsor Debt (as defined therein); however, if such transfer(s) is proposed to be made at a price that is less than the daily volume-weighted average price on the day prior to any such transfer, as reported by Bloomberg, Nuburu’s prior written consent must be obtained prior to any such transfer(s). The Amended and Restated Letter Agreement became effective immediately following the Closing of the Business Combination.

Related Party Loans

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates could, but were not obligated to, make further loans to the Company as funds may be required (“Working Capital Loans”). Upon Closing, the Company repaid the Working Capital Loans out of the proceeds of the Trust Account released to the Company.

Extension Loan

On September 7, 2022, Tailwind held a special meeting of the stockholders (the “Extension Meeting”), at which Tailwind’s stockholders voted to amend the Pre-Closing Tailwind Certificate of Incorporation to extend the date by which Tailwind must consummate a business combination (the “Termination Date”) from September 9, 2022 to January 9, 2023 (the “Charter Extension Date”), and to allow Tailwind, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to two times by an additional one month each time after the Charter Extension Date, by resolution of Tailwind’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable deadlines, until March 9, 2023, or a total of up to six months after September 9,

2022, unless the closing of Tailwind’s initial business combination shall have occurred prior to such date (the “Extension Amendment”). In connection with the approval of the Extension Amendment, on September 9, 2022, Tailwind issued an unsecured promissory note in the principal amount of up to $750,000 (the “Sponsor Note”) to the Sponsor, pursuant to which the Sponsor (or one or more of its affiliates, members or third-party designees) contributed $600,000 to the Trust Account. The Sponsor Note did not bear interest and was repaid upon Closing of the Business Combination.

Registration Rights and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and the Holders (as defined in the Registration Rights and Lock-Up Agreement) entered into the Registration Rights and Lock-Up Agreement, which amended and restated in its entirety the Registration and Stockholder Rights Agreement between the Company and the Sponsor, dated September 9, 2020.

Pursuant to the terms of the Registration Rights and Lock-up Agreement, the Company agreed to file a registration statement to register the resale of certain shares of Common Stock held by the Holders (as defined in the Registration Rights and Lock-up Agreement), including any Common Stock issuable to such Holders upon conversion of any Preferred Stock issued at Closing or pursuant to the Sale Option Agreement (see “—Sale Option Agreement” below). Further, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined in the Registration Rights and Lock-Up Agreement) holding at least a majority in interest of the then-outstanding number of Registrable Securities (as such term is defined in the Registration Rights and Lock-Up Agreement) held by all New Holders (as defined in the Registration Rights and Lock-Up Agreement), may demand at any time or from time to time, that the Company file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by such Holders (as defined in the Registration Rights and Lock-Up Agreement). The Registration Rights and Lock-Up Agreement will also provide the Holders (as defined in the Registration Rights and Lock-Up Agreement) with “piggy-back” registration rights, subject to certain requirements and customary conditions.

In addition, subject to certain exceptions, each Holder (as defined in the Registration Rights and Lock-Up Agreement (which does not include Anzu Partners)) shall not transfer any Restricted Securities (each as defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder until the end of the Lock-up Period applicable to such Holder. “Lock-up Period” shall mean:

(a)
For the “Nuburu Holders” (as so listed in Schedule A to the Registration Rights and Lock-Up Agreement) and the Anzu SPVs, the period beginning on the Closing Date and ending on the earliest of: (i) the date that is 180 days from the Closing Date, (ii) if the volume weighted-average price (“VWAP”) of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and
(b)
for the persons designated as “Founder Holders” on Schedule A of the Registration Rights and Lock-Up Agreement (the “Founder Holders”), the period beginning on the Closing Date and ending on the earliest of: (i) the date that is four (4) years from the Closing Date, (ii) (A) for 25% of the Restricted Securities (as defined in the Registration Rights and Lock-Up Agreement) held by each Founder Holder and their respective permitted transferees, the date that is 180 days from the Closing Date or if the VWAP of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, (B) for an additional 25% of the Restricted Securities (as defined in the Registration Rights and Lock-Up Agreement) held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price (as defined in the Registration Rights and Lock-Up Agreement) of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date, (C) for an additional 25% of the Restricted Securities held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date, and (D) for the remaining 25% of the Restricted Securities held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price of the Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date; or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, that, for the avoidance of doubt, the Lock-up Period for any Restricted Securities for which the Lock-up Period has not ended on the fourth-year anniversary of the Closing Date shall end on the fourth-year anniversary of the Closing Date.

Notwithstanding the foregoing, (i) a Holder (as defined in the Registration Rights and Lock-Up Agreement) may transfer any shares of Converted Common Stock (as such term is defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder at any time if the sale price of the Converted Common Stock at which the transfer occurs (x) exceeds the 10-day VWAP (as defined in the Registration Rights and Lock-Up Agreement) per share of Common Stock, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), and (ii) an Anzu SPV may transfer any shares of Common Stock received by such Holder at the effective time as aggregate common stock merger consideration that are beneficially owned or owned of record by such Anzu SPV at any time if the sale price of the Common Stock at which the transfer occurs exceeds the 10-day VWAP per share of Common Stock.

The Company has also agreed to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable outside attorneys’ fees) (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

On November 2, 2022, the Company and certain other parties entered into an amendment (the “Amendment to Registration Rights and Lock-Up Agreement”) to the Registration Rights and Lock-Up Agreement. The Amendment to Registration Rights and Lock-Up Agreement amended the original Registration Rights and Lock-Up Agreement to, among other things, (a) exclude from the definition of “Restricted Securities” shares of the Company’s securities transferred in connection with the repayment of such loans to those individuals from whom the Sponsor borrowed funds in connection with the Sponsor Loan; (b) expand the definition of “Original Holder” to include those individuals from whom the Sponsor borrowed funds in connection with the Sponsor Loan; (c) expand the scope of “Permitted Transfers” to include any Common Stock to be issued to the Anzu Holders at the Effective Time as merger consideration pursuant to the Business Combination Agreement (each as defined in the Registration Rights and Lock-Up Agreement); and (d) make such other amendments as set forth in the Amendment to Registration Rights and Lock-Up Agreement. The amendments set forth in the Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

On January 31, 2023, the Company and certain other parties entered into an amendment (the “Second Amendment to Registration Rights and Lock-Up Agreement”) to Registration Rights and Lock-Up Agreement.

The Second Amendment to Registration Rights and Lock-Up Agreement amended the Registration Rights and Lock-Up Agreement to, among other things, (a) amend the parties to the Registration Rights and Lock-Up Agreement, (b) amend the defined term “Lock-Up Period” to specify the lock-up period applicable to the Transferred Founder Shares held by the Purchasing Party; (c) expand the definition of “New Holder” to include the Purchasing Party; and (d) expand the scope of “Restricted Securities” to include the Transferred Founder Shares. The amendments set forth in the Second Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), previously agreed with the Company to accept shares (the “Consideration Shares”) as payment for certain services rendered in connection with the Business Combination. On January 31, 2023, Tailwind and certain other parties entered into an amendment (the “Third Amendment to Registration Rights and Lock-Up Agreement”) to the Registration Rights and Lock-Up Agreement. The Third Amendment to Registration Rights and Lock-Up Agreement further amended the original Registration Rights and Lock-Up Agreement to, among other things, (a) amend the parties to the Registration Rights and Lock-Up Agreement, (b) amend the defined term “Lock-Up Period” to specify the lock-up period applicable to the Consideration Shares held by CCM, which lasts until the earlier of September 30, 2023 or such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (c) expand the definition of “New Holder” to include CCM, (d) expand the scope of “Restricted Securities” to include the Consideration Shares and (e) allow CCM to transfer any shares of Common Stock prior to the expiration of the Lock-Up Period if the sale price of the common stock at which the transfer occurs (x) equals or exceeds the VWAP per share of common stock for the previous trading day, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); provided, however, that any such transfer(s) by CCM may not exceed more than 20% of the traded volume on the date of transfer. The amendments set forth in the Third Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

On March 10, 2023, the Company and certain other parties entered into an amendment to the Registration Rights and Lock-Up Agreement (the “Fourth Amendment to Registration Rights and Lock-Up Agreement”). The Fourth Amendment to Registration Rights and Lock-Up Agreement amended the Registration Rights and Lock-Up Agreement to expand the scope of “Permitted Transfers” by the Anzu Investors by removing the requirement that the price at which such transfers occur must exceed $5.00 per share of Common Stock.

Sale Option Agreement

Concurrently with the execution and delivery of the Registration Rights and Lock-Up Agreement, the Company and the Anzu SPVs entered into the Sale Option Agreement. Pursuant to the terms of the Sale Option Agreement, in the event an Anzu SPV transfers any shares of Common Stock beneficially owned or owned of record by such holder prior to the expiration of the lock-up period applicable to such holder in a Permitted Transfer (as defined therein), such holder must notify the Company of the Permitted Transfer, whereupon, the Company has the right, but not the obligation, to cause such holder to use up to 2/3 of the gross proceeds of the Permitted Transfer to purchase Preferred Stock from the Company at a price equal to $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

On November 22, 2022, Tailwind and certain other parties entered into an Amendment to Preferred Stock Sale Option Agreement that, among other things, amended the parties to the original Sale Option Agreement, which such amendment became effective immediately following the Closing.

On November 28, 2022, Tailwind and certain other parties entered into a Second Amendment to Preferred Stock Sale Option Agreement that, among other things restricts the ability of the Anzu SPVs to transfer (i) any shares of Preferred Stock that was acquired by such Anzu SPV pursuant to the Company’s exercise of the Option(as defined in the Sale Option Agreement), and (ii) any shares of Common Stock to be issued to such Anzu SPV as a result of any conversion of any shares of Preferred Stock referred to in the foregoing clause (i), until the earliest of (A) December 29, 2023, (B) the date that the aggregate number of shares of Common Stock sold under the 10b5-1 Sales Plan results in no remaining shares of Common Stock being available for Tigress to sell under the plan with respect to such Anzu SPV or (C) the termination of the 10b5-1 Sales Plan with respect to such Anzu SPV. Each of the Anzu SPVs has agreed in the Sale Option Agreement not to sell any shares of Preferred Stock which it may be required by the Company to purchase pursuant to the Sale Option Agreement or any shares of Common Stock issued upon conversion thereof, absent consent of the Company or for certain related party transfers, gifts or transfers to the Company or certain related parties, while the 10b5-1 Sales Plan is in effect with respect to such Anzu SPV, unless (x) an announcement of a bona fide tender or exchange offer is made by a person other than (A) the Anzu SPVs or (B) an affiliate of the Anzu SPVs where such affiliation does not arise with or through the Company with respect to the Common Stock or Preferred Stock or (y) a public announcement is made by the Company or a person controlled by the Company with respect to a bona fide merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Company as a result of which the Common Stock or Preferred Stock will be exchanged for or converted into shares of another company. The Second Amendment to Preferred Stock Sale Option Agreement also provides that the Company will request the board of directors of the Company, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, to adopt one or more resolutions consistent with the interpretive guidance of the SEC designed to cause each acquisition of shares of Preferred Stock by the Anzu SPVs pursuant to the Sale Option Agreement to be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent consistent with applicable law.

On March 10, 2023, Tailwind and certain other parties entered into a Third Amendment to Preferred Stock Sale Option Agreement that revised the definition of an “Option Period” during which the Company may exercise the Option to mean (i) the first through third trading day of each month, with respect to permitted transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to permitted transfers made during the first ten trading days of that month.

Stockholder Support Agreement

In connection with the execution of the Business Combination Agreement, the Company and certain stockholders of Legacy Nuburu entered into the Stockholder Support Agreement, pursuant to which such stockholders of Legacy Nuburu agreed to, among other things, vote all of their shares of Nuburu Common Stock and Nuburu Preferred Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger, and to waive all of their right in respect of the Preferred Stock Issuance (other than with respect to any shares issued pursuant to the conversion of the Company Notes).

Indemnification Agreements

The Company has entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and our bylaws. These agreements, among other things, require the Company to indemnify the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. For more information regarding these indemnification arrangements, see “Management — Limitation on Liability and Indemnification of Directors and Officers.” The Company believes that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Director Letter Agreements

Nuburu has entered into letter agreements with the persons serving on the board of directors as non-employee directors. See the section titled “Executive Compensation — Director Compensation”.

Anzu Designee Letter Agreement

On November 28, 2022, the Company, Legacy Nuburu and Anzu Partners entered into the Anzu Designee Letter Agreement that, among other things provides that the Company and Legacy Nuburu will use their respective reasonable best efforts to cause Daniel Hirsch (or, if Mr. Hirsch is unable to serve as a director of the Company at the Effective Time, then another representative designated by Anzu Partners in writing and reasonably acceptable to Legacy Nuburu) to be a member of the board of directors of the Company as a Class III director pursuant to Section 2.05(b) and Section 7.15(a) of the Business Combination Agreement (such representative, the “Anzu Representative”). In addition, following the Effective Time, in connection with any vacancy caused by the departure of the Anzu Representative from the board of directors of the Company (unless Anzu Partners declines in writing to designate a successor nominee), the Company will cause such vacancy to be filled by one designee of Anzu Partners (to be selected by Anzu Partners, with notice of such selection to be delivered in writing to the Company, and reasonably acceptable to the Company). The foregoing obligation automatically terminates at the close of business on the day on which the initial term of the Class III directors ends, which is expected to be in the second quarter of 2025.

Anzu Resolutions Letter Agreement

On December 8, 2022, the Company and Anzu Partners entered into a Letter Agreement requiring the Company to adopt resolutions substantially in the form set forth as Schedule A thereto. Such resolutions were adopted by Tailwind’s board of directors prior to Closing and again ratified by the Company’s board of directors immediately following Closing. The resolutions approved the acquisition of certain pecuniary interests in Common Stock and Preferred Stock of the Company by each Anzu Investor, and certain affiliates of the Anzu Investors (the “Designated Persons”) (including any Designator Persons that may be deemed “directors by deputization” of the Company so long as they remain such “directors by deputization”), for purposes of Rule 16b-3 promulgated under the Exchange Act, as a result of the Business Combination or otherwise pursuant to the Business Combination Agreement and the other agreements and documents contemplated thereby (including, without limitation, the Anzu Partners Warrant, all other outstanding warrants to purchase Legacy Nuburu capital stock or the Sale Option Agreement, and the conversion of any Preferred Stock acquired as otherwise described in the resolutions) (collectively, the “Exempt Transactions”).

Rule 16b-3 exempts from the short-swing profits liability provisions of Section 16(b) of the Exchange Act certain transactions in an issuer’s securities between the issuer or its majority-owned subsidiaries and its officers and directors if, among other things, the transaction is approved in advance by the issuer’s board of directors or a disinterested committee of the issuer’s board of directors. The Rule 16b-3 exemption extends to any such transactions by an entity beneficially owning more than 10% of a class of an issuer’s equity securities if the entity is a “deputized” director because it has a representative on the issuer’s board of directors. The board of directors’ intent in approving the Exempt Transactions for purposes of Rule 16b-3 was to exempt such transactions from the short-swing profits liability provisions of Section 16(b) of the Exchange Act.

Permitted Anzu SPV Transactions

Pursuant to the Registration Rights Agreement, the Anzu SPVs may at any time following the Closing Date, including during the 180-day Lock-up Period otherwise applicable to such holders, transfer otherwise restricted shares of Common Stock if the sale price of the Common Stock at which the transfer occurs exceeds the 10-day VWAP per share of Common Stock (each such transfer by an Anzu SPV, a “Permitted Transfer”).

Pursuant to the Sale Option Agreement, during each Option Period (as defined below) the Company shall have the right (an “Option”), but not the obligation, to cause any Anzu SPV to use up to 2/3 of the gross proceeds of Permitted Transfers made by such holder to purchase Preferred Stock from the Company at a purchase price of $10.00 per share of Preferred Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (each such a purchase by an Anzu SPV, a “Preferred Stock Purchase”). An “Option Period” shall mean (i) the first through third trading day of each month, with respect to Permitted Transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to Permitted Transfers made during the first ten trading days of that month. If the Company causes the Anzu SPV to make Preferred Stock Purchases, the Company has an obligation to file a registration statement to register the shares of underlying Common Stock issuable upon conversion of any Preferred Stock so purchased.

On November 28, 2022, the Company and certain other parties entered into a Second Amendment to Preferred Stock Sale Option Agreement that, among other things provides that the Company will request the board of directors, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, to adopt one or more resolutions consistent with the interpretive guidance of the SEC designed to cause each acquisition of shares of Preferred Stock by the Anzu SPVs pursuant to the Sale Option Agreement to be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent consistent with applicable law (for more information, see “— Sale Option Agreement”).

Director Independence

The board of directors has determined that each of the directors on the board of directors other than Ron Nicol (who serves as the Executive Chairman of the Company), Brian Knaley (who serves as the Chief Executive Officer of the Company) and Daniel Hirsch (who serves as a consultant to and Executive in Residence of Anzu Partners) qualifies as an independent director, as defined under the rules of NYSE American, and the Company’s board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and NYSE American relating to director independence requirements.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to WithumSmith+Brown, PC to Nuburu, Inc. and its predecessor, Legacy Nuburu, during the year ended December 31, 2023. All fees described below were approved by the audit committee.

	December 31,	December 31,
	2023	2022
Audit Fees(1)	$228,800	$271,792
Audit-Related Fees(2)	95,120	38,000
Tax Fees(3)	—	7,560
All Other Fees	―	―
Total	$323,920	$317,352

(1)
Audit Fees of WithumSmith+Brown, PC for 2023 and 2022 were for professional services rendered for the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.
(2)
Audit-Related Fees consist of fees related to assurance services not included in “Audit Fees”, which are primarily associated with fees for services incurred in connection with registration statements filed with the SEC and services normally provided by Withum in connection with statutory and regulatory filings or engagements.
(3)
Tax Fees consist of fees for tax compliance, tax advice and tax planning.

Auditor Independence

In 2023, there were no other professional services provided by WithumSmith+Brown, PC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of WithumSmith+Brown, PC.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, the Audit Committee must review the terms of the proposed engagement and pre-approve the engagement. The Audit Committee may delegate authority to one or more of the members of the Audit Committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full Audit Committee at its next scheduled meeting. Audit Committee pre-approval of non-audit services (other than review and attest services) is not required if those services fall within available exceptions established by the SEC.

The Audit Committee pre-approved all audit, audit-related, tax and other services provided by WithumSmith+Brown, PC for 2023 and 2022 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES

(a)	The following documents are filed as part of this Annual Report on Form 10-K:

(1)	Consolidated Financial Statements:

(2)	Financial Statement Schedules:

None.

(3)	Exhibits

We hereby file as part of this Annual Report on Form 10-K the exhibits listed in the attached Exhibit Index. Exhibits which are incorporated herein by reference can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates or on the SEC website at www.sec.gov.

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022

2.2	Securities Purchase Agreement, dated as of April 3, 2024, by and between Nuburu, Inc. and the parties thereto	10-K	001-39489	2.2	April 15, 2024

3.1	Amended and Restated Bylaws of the Company.	8-K	001-39489	3.2	September 9, 2020

3.2	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	February 6, 2023

3.3	Certificate of Designations of the Company.	8-K	001-39489	3.3	February 6, 2023

4.1	Specimen Common Stock Certificate .	8-K	001-39489	4.1	February 6, 2023

4.2	Specimen Preferred Stock Certificate .	8-K	001-39489	4.2	February 6, 2023

4.3	Specimen Warrant Certificate.	S-1	333-248113	4.3	August 26, 2020

4.4	Warrant Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	4.1	September 9, 2020

4.5	Description of Registrant’s Securities.	10-K	001-39489	4.5	April 15, 2024

10.1	Investment Management Trust Agreement, dated as of September 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company.	8-K	001-39489	10.2	September 9, 2020

10.2	Registration and Stockholder Rights Agreement, dated as of September 9, 2020, by and between the Company and the Sponsor.	8-K	001-39489	10.3	September 9, 2020

10.3	Letter Agreement, dated as of September 3, 2020, among the Company, the Sponsor and the Company’s then current officers and directors.	8-K	001-39489	10.4	September 9, 2020

10.4	Amendment to Letter Agreement, dated November 22, 2022, by and among the Company, the Sponsor, and the Company’s then current officers and directors.	8-K	001-39489	10.4	November 22, 2022

10.5	Amended and Restated Letter Agreement, dated January 31, 2023, by and among the Company, the Sponsor , and the other parties set forth on the signature pages thereto.	8-K	001-39489	10.4	January 31, 2023

10.6	Administrative Services Agreement, dated as of September 9, 2020, by and between the Company and the Sponsor.	8-K	001-39489	10.5	September 9, 2020

10.7	Sponsor Support and Forfeiture Agreement, dated as of August 5, 2022, by and among the Sponsor, the Company and Legacy Nuburu.	8-K	001-39489	10.1	August 8, 2022

10.8	Amendment to Sponsor Support and Forfeiture Agreement, dated November 22, 2022, by and among the Company, Legacy Nuburu, and the Sponsor.	8-K	001-39489	10.1	November 22, 2022

10.9	Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023, by and among the Company, the Sponsor and Legacy Nuburu.	8-K	001-39489	10.3	January 31, 2023

10.10	Stockholder Support Agreement, dated as of August 5, 2022, by and among the Company and certain stockholders of Legacy Nuburu.	8-K	001-39489	10.2	August 8, 2022

10.11	Amended and Restated Registration Rights and Lock-Up Agreement, dated August 5, 2022, by and among the Company and the parties listed on the signature pages thereto.	8-K	001-39489	10.3	August 8, 2022

10.12	Amendment to Amended and Restated Registration Rights Lock-Up Agreement, dated November 22, 2022, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.2	November 22, 2022

10.13	Second Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated January 31, 2023, by and among the Company and the Holders (defined therein).	8-K	001-39489	10.2	January 31, 2023

10.14	Third Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated	8-K	001-39489	10.14	February 6, 2023

January 31, 2023, by and among the Company and the Holders(defined therein) (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2023).

10.15	Fourth Amendment to Amended and Restated Registration Rights Lock-up Agreement, dated March 10, 2023, by and among the Company and the Holders(defined therein) (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2023).	8-K	001-39489	10.1	March 10, 2023

10.16	Preferred Stock Sale Option Agreement, dated August 5, 2022, by and among the Company and the parties listed on Schedule A thereto.	8-K	001-39489	10.4	August 8, 2022

10.17	Amendment to Preferred Stock Sale Option Agreement, dated November 22, 2022, by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.3	November 22, 2022

10.18	Second Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.1	November 29, 2022

10.19	Third Amendment to Preferred Stock Sale Option Agreement, dated November 28, 2022 by and among the Company and the Holders (as defined therein).	8-K	001-39489	10.2	March 10, 2023

10.20	Purchase Agreement, dated August 5, 2022, by and among the Company, Legacy Nuburu and Lincoln Park.	8-K	001-39489	10.5	August 8, 2022

10.21	Registration Rights Agreement, dated August 5, 2022, by and among the Company, Legacy Nuburu and Lincoln Park.	8-K	001-39489	10.6	August 8, 2022

10.22#	Nuburu, Inc. 2022 Equity Incentive Plan.	8-K	001-39489	10.20	February 6, 2023

10.23#	Nuburu, Inc. 2022 Employee Stock Purchase Plan and forms of agreement thereunder.	8-K	001-39489	10.21	February 6, 2023

10.24#	Nuburu, Inc. Executive Incentive Compensation Plan.	8-K	001-39489	10.22	February 6, 2023

10.25#†	Amended and Restated Employment Agreement, effective December 3, 2022, by and between Mark Zediker and Legacy Nuburu.	S-4/A	333-267403	10.18	November 29, 2022

10.26#	Employment Agreement, effective December 2, 2022, by and between Brian Knaley and Legacy Nuburu.	S-4/A	333-267403	10.19	November 29, 2022

10.27#†	Amended and Restated Employment Agreement, effective December 2, 2022, by and between Brian Faircloth and Legacy Nuburu.	S-4/A	333-267403	10.20	November 29, 2022

10.28#	Form of Director Letter Agreement.	S-4/A	333-267403	10.22	November 29, 2022

10.29#	Form of Nuburu, Inc. Indemnification Agreement.	8-K	001-39489	10.27	February 6, 2023

10.30†	Amended and Restated Lease Agreement between CSM Equities, L.L.C. and Legacy Nuburu, dated September 26, 2019.	S-4/A	333-267403	10.13	November 7, 2022

10.31	Share Transfer Agreement, dated January 25, 2023, by and between the Sponsor and the party set forth on the signature pages thereto.	8-K	001-39489	10.1	January 31, 2023

10.32	Letter Agreement, dated November 28, 2022, by and among Tailwind Acquisition Corp. and the other parties set forth on the signature pages thereto.	8-K	001-39489	10.2	November 28, 2022

10.33	Form of Convertible Promissory Note.	8-K	001-39489	4.1	June 13, 2023

10.34	Form of Warrant to Purchase Shares of Common Stock.	8-K	001-39489	4.2	June 13, 2023

10.35	Note and Warrant Purchase Agreement dated June 12, 2023.	8-K	001-39489	10.1	June 13, 2023

10.36	Registration Rights and Lock-up Agreement.	8-K	001-39489	10.2	June 13, 2023

10.37	Director Letter Agreement, dated August 31, 2023, by and between Nuburu, Inc. and John Bolton.	10-Q	001-39489	10.3	November 9, 2023

10.38	Confidential Separation and Release Agreement, dated November 1, 2023, by and between Nuburu, Inc. and Dr. Mark Zediker.	10-Q	001-39489	10.4	November 9, 2023

10.39	Note and Warrant Purchase Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the lenders party thereto.	10-K	001-39489	10.39	April 15, 2024

10.40	Form of Promissory Note.	10-K	001-39489	10.40	April 15, 2024

10.41	Form of Warrant to Purchase Shares of Common Stock.	10-K	001-39489	10.41	April 15, 2024

10.42	Registration Rights Agreement, dated November 13, 2023, by and between Nuburu, Inc.	10-K	001-39489	10.42	April 15, 2024

10.43	Intercreditor and Subordination Agreement, dated November 13, 2023, by and between Nuburu, Inc. and the parties thereto.	10-K	001-39489	10.43	April 15, 2024

10.44	Note Exchange Agreement, by and between Nuburu, Inc. and the parties thereto.	10-K	001-39489	10.44	April 15, 2024

10.45	Form of Senior Secured Convertible Promissory Note.	10-K	001-39489	10.45	April 15, 2024

10.46	Form of Warrant to Purchase Shares of Common Stock	10-K	001-39489	10.46	April 15, 2024

10.47	Board of Directors Compensation Policy	10-K	001-39489	10.47	April 15, 2024

10.48	Amendment to Employment Agreement, effective November 1, 2023, by and between Nuburu, Inc. and Brian Knaley.	10-K/A	001-39489	10.48	April 29, 2024

10.49	Amendment to Employment Agreement, effective January 1, 2024, by and between Nuburu, Inc. and Brian Faircloth.	10-K/A	001-39489	10.49	April 29, 2024

21.1	List of Subsidiaries of Nuburu, Inc.	8-K	001-39489	21.1	February 6, 2023

24.1	Power of Attorney (included on the signature page of the Original Form 10-K)	10-K	001-39489	24.1	April 15, 2024

31.1	Certification of the Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).	10-K	001-39489	31.1	April 15, 2024

31.2	Certification of the Principal Financial and Accounting Officer required by Rule 13a-14(a) or Rule 15d-14(a).	10-K	001-39489	31.2	April 15, 2024

31.3*	Certification of the Principal Executive Officer required by Rule 13a-14(a) or Rule 15d-14(a).

31.4*	Certification of the Principal Financial and Accounting Officer required by Rule 13a-14(a) or Rule 15d-14(a).

32.1**	Certification of the Principal Executive Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350	10-K	001-39489	32.1	April 15, 2024

32.2**	Certification of the Principal Financial and Accounting Officer required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. 1350	10-K	001-39489	32.2	April 15, 2024

97	Nuburu, Inc. Clawback Policy	10-K	001-39489	97	April 15, 2024

101.INS*	XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema with Embedded Linkbase Documents

104*	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

** Furnished herewith

# Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

ITEM 16. FORM 10-K SUMMARY

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 12, 2024

Name	Position	Date

/s/ Ron Nicol	Executive Chairman	August 12, 2024
Ron Nicol	(Principal Executive Officer)

/s/ Brian Knaley	Chief Executive Officer	August 12, 2024
Brian Knaley	(Principal Financial and Accounting Officer)

*	Director	August 12, 2024
Daniel Hirsch

*	Director	August 12, 2024
Lily Yan Hughes

*	Director	August 12, 2024
Kristi Hummel

*	Director	August 12, 2024
Elizabeth Mora

By:

/s/ Brian Knaley
Name:	Brian Knaley
Title:	Attorney-in-fact

NUBURU, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Nuburu, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nuburu, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, consolidated statements of convertible preferred stock and stockholders’ equity (deficit), and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, and in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring operating losses and negative cash flows from operating activities and substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company's auditor since 2021.

East Brunswick, New Jersey

April 15, 2024

PCAOB ID Number 100

NUBURU, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$2,148,700	$2,880,254
Accounts receivable	482,279	327,200
Inventories, net of allowance of $1,133,457 and $292,990, respectively	1,456,275	972,695
Deferred financing costs	50,000	4,258,515
Prepaid expenses and other current assets	156,255	46,737
Total current assets	4,293,509	8,485,401
Property and equipment, net	5,650,976	3,771,849
Construction in progress	—	188,912
Right-of-use assets	586,164	641,651
Other assets	34,359	34,359
TOTAL ASSETS	$10,565,008	$13,122,172

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,744,606	$4,456,587
Accrued expenses	2,750,305	2,312,118
Current portion of operating lease liability	355,385	343,049
Contract liabilities	30,400	178,750
Current portion of notes payable	2,147,992	—
Current portion of convertible notes payable	—	7,300,000
Total current liabilities	10,028,688	14,590,504
Operating lease liability	237,369	373,907
Convertible notes payable	6,713,241	—
Warrant liabilities	2,238,519	—
TOTAL LIABILITIES	19,217,817	14,964,411
Commitments and Contingencies (Note 6)
Stockholders’ Deficit
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,388,905 and 23,237,703 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	239	4,040
Common stock, $0.0001 par value; 250,000,000 shares authorized; 36,894,323 and 5,556,857 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	3,689	1,077
Additional paid-in capital	73,241,955	59,344,952
Accumulated deficit	(81,898,692)	(61,192,308)
Total Stockholders’ Deficit	(8,652,809)	(1,842,239)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,565,008	$13,122,172

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2023	2022
Revenue	$2,085,532	$1,440,428
Cost of revenue	5,695,433	4,859,599
Gross margin	(3,609,901)	(3,419,171)
Operating expenses:
Research and development	5,462,680	4,546,057
Selling and marketing	1,539,690	708,144
General and administrative	11,223,449	5,324,417
Total operating expenses	18,225,819	10,578,618
Loss from operations	(21,835,720)	(13,997,789)
Interest income	117,372	43,976
Interest expense	(754,549)	(175,288)
Other income, net	1,766,513	—
Loss before provision for income taxes	$(20,706,384)	$(14,129,101)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(20,706,384)	$(14,129,101)
Net loss per common share, basic and diluted	$(0.63)	$(2.59)
Weighted-average common shares used to compute net loss per common share, basic and diluted	33,064,250	5,458,184

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

	Convertible Preferred Stock		Common Stock
	Shares(1)	Amount	Shares(1)	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance as of January 1, 2022	23,196,296	$4,036	5,153,286	$999	$56,646,247	$(47,063,207)	$9,588,075
Issuance of Legacy Nuburu Series C preferred stock	41,407	4	—	—	188,886	—	188,890
Issuance of Legacy Nuburu common stock from option exercises	—	—	403,571	78	147,479	—	147,557
Stock-based compensation	—	—	—	—	2,362,340	—	2,362,340
Net loss	—	—	—	—	—	(14,129,101)	(14,129,101)
Balance as of December 31, 2022	23,237,703	$4,040	5,556,857	$1,077	$59,344,952	$(61,192,308)	$(1,842,239)
Issuance of Common Stock and Series A preferred stock upon conversion of convertible notes in connection with the reverse recapitalization	1,361,787	136	1,361,787	136	11,575,014	—	11,575,286
Conversion of Legacy Nuburu convertible preferred stock into Common Stock in connection with the reverse recapitalization	(23,237,703)	(4,040)	23,237,703	2,323	1,717	—	—
Issuance of Common Stock and Series A preferred stock upon the reverse recapitalization, net of issuance costs	1,481,666	148	3,233,745	(197)	(3,257,476)	—	(3,257,525)
Issuance of Common Stock and Series A preferred stock to satisfy certain reverse recapitalization costs	195,452	20	195,452	20	(40)	—	—
Recognition of Public Warrants upon the reverse recapitalization	—	—	—	—	(1,336,863)	—	(1,336,863)
Issuance of Common Stock from the Lincoln Park Purchase Agreement	—	—	1,681,898	167	2,099,830	—	2,099,997
Issuance of Common Stock warrants in connection with the June 2023 Convertible Notes (net of issuance cost of $160,345)	—	—	—	—	2,351,414	—	2,351,414
Issuance of Common Stock upon conversion of convertible preferred stock	(650,000)	(65)	1,300,000	130	(65)	—	—
Issuance of Common Stock from option exercises	—	—	5,153	1	6,998	—	6,999
Issuance of Common Stock from releases of restricted stock units	—	—	391,651	39	(39)	—	—
Restricted stock units used for tax withholdings	—	—	(69,923)	(7)	(33,896)	—	(33,903)
Stock-based compensation	—	—	—	—	2,490,409	—	2,490,409
Net loss	—	—	—	—	—	(20,706,384)	(20,706,384)
Balance as of December 31, 2023	2,388,905	$239	36,894,323	$3,689	$73,241,955	$(81,898,692)	$(8,652,809)

(1) The number of shares of convertible preferred stock and common stock issued and outstanding prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the Business Combination. See Note 1 - Description of Business and Note 3 - Reverse Recapitalization for more information.

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(20,706,384)	$(14,129,101)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	505,898	450,505
Stock-based compensation	2,490,409	2,362,340
Change in fair value of warrant liabilities	(1,766,513)	—
Inventory reserve adjustments	840,467	(258,116)
Amortization of debt discount	416,636	—
Amortization of deferred financing costs	105,924	—
Changes in operating assets and liabilities:
Accounts receivable	(155,079)	(103,925)
Inventories	(1,613,781)	(199,429)
Prepaid expenses and other current assets	(268,118)	23,336
Operating lease right-of-use asset	319,426	292,932
Accounts payable	2,715,504	628,702
Accrued expenses	111,939	1,013,437
Contract liabilities	(148,350)	5,700
Operating lease liability	(388,141)	(314,111)
Net cash used in operating activities	(17,540,163)	(10,227,730)
Cash Flows from Investing Activities:
Purchase of property and equipment	(1,167,751)	(536,038)
Net cash used in investing activities	(1,167,751)	(536,038)
Cash Flows from Financing Activities:
Proceeds from issuance of Legacy Nuburu convertible promissory notes	4,100,000	7,300,000
Proceeds from issuance of June 2023 Senior Convertible Notes and Warrants	9,225,000	—
Proceeds from issuance of November 2023 Junior Notes and Warrants (net of original issue discount)	5,000,000	—
Proceeds from the exercise of stock options	6,999	147,557
Restricted stock units used for tax withholdings	(33,903)	—
Proceeds from the issuance of Legacy Nuburu preferred stock	—	188,890
Proceeds from reverse recapitalization	3,243,079	—
Proceeds from the issuance of preferred stock	5,000	—
Proceeds from issuance of Common Stock from the Lincoln Park Purchase Agreement	2,099,997	—
Payment of transaction costs related to the reverse recapitalization	(4,734,913)	—
Repayment of related party convertible promissory notes	(675,000)	—
Payment of deferred financing costs	(259,899)	—
Net cash provided by financing activities	17,976,360	7,636,447
NET CHANGE IN CASH DURING THE PERIOD	(731,554)	(3,127,321)
CASH AND CASH EQUIVALENTS ―BEGINNING OF PERIOD	2,880,254	6,007,575
CASH AND CASH EQUIVALENTS ―END OF PERIOD	$2,148,700	$2,880,254
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for new operating lease liabilities	$263,939	$934,583
Transfer of property and equipment from inventory	$430,666	$—
Transfer of property and equipment from prepaid expenses	$198,600	$—
Purchase of property and equipment in accounts payable and accrued expenses	$540,028	$—
Deferred financing costs included in accounts payable and accrued expenses	$681,845	$4,258,515
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$—
Issuance of Common Stock upon conversion of preferred stock	$65
Issuance of Common Stock upon conversion of preferred stock in connection with the reverse recapitalization	$11,575,286	$—

The accompanying notes are an integral part of the consolidated financial statements.

NUBURU, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) and its wholly-owned subsidiary Nuburu Subsidiary, Inc., is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high-value applications including welding and 3D printing. The Company is located in Centennial, Colorado.

Nuburu was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), the Company consummated its initial public offering (the “IPO”). On January 31, 2023 (the "Closing Date"), the Company consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into the Company's subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed its name to “Nuburu, Inc.,” and the Company became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and the Company's ongoing business will be the business formerly operated by Legacy Nuburu, this business section primarily includes information regarding Legacy Nuburu’s business.

Throughout the notes to the consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company devotes its efforts to business planning, research and development, and raising capital. The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through December 31, 2023, the Company has incurred operating losses and negative cash flows from operating activities. For the years ended December 31, 2023 and 2022, the Company has incurred net losses of $20,706,384 and $14,129,101, respectively, and the Company has an accumulated deficit of $81,898,692 as of December 31, 2023. The Company expects to continue to expand its operations, including by investing in manufacturing, sales and marketing, research and development, and infrastructure to support its growth. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases its revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern.

Until the Company can generate sufficient revenue to cover its operating expenses, working capital, and capital expenditures, the Company will rely on funds raised from the closing of the Business Combination, from the $9,225,000 of Senior Convertible Notes and Warrants issued in June 2023, from the $5,500,000 of Junior Notes and Warrants issued in November 2023, and from the $11,400,000 of Legacy Nuburu convertible notes (the "Legacy Convertible Notes") issued prior to the Closing (refer to Note 8, Notes and Convertible Notes Payable for more information on the Company's notes); as well as from the Lincoln Park Purchase Agreement pursuant to which Lincoln Park has agreed to purchase from the Company, at the sole discretion of the Company, up to $100,000,000 of Common Stock from time to time over a 48-month period. In accordance with the Lincoln Park Purchase Agreement, Lincoln Park has purchased, at the option of the Company, approximately $2.1 million of Common Stock during the year ended December 31, 2023 but is not required to purchase shares if the Company's stock price falls below $1.00 per share.

The Company plans to finance its operations with proceeds from the issuance and sale of equity securities or debt; however, there is no assurance that management's plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

Certain Significant Risks and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, competition from substitute products and larger companies, protection of proprietary technology, ability to maintain distributor relationships, and dependence on key individuals.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

Reclassification

Certain prior period balances in the consolidated statements of cash flows have been combined or reclassified to conform to current period presentation pursuant to Rule 10-01(a)(2) of Regulation S-X of the SEC. Such reclassifications had no impact on net income, cash flows or shareholders' equity previously reported.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Estimates and assumptions made by management include, but are not limited to, the Company's inventory reserve and valuation of stock-based awards and warrants issued. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash equivalents are defined as short term, highly liquid investments, which are readily convertible to cash and have remaining maturities of three months or less at the date of acquisition. Cash and cash equivalents are held in U.S. financial institutions or in custodial accounts with U.S. financial institutions. The Company currently has bank deposits with financial institutions in the U.S. that exceed Federal Deposit Insurance Corporation insurance limits of $250,000. The Company has not experienced any losses in such accounts, nor does the Company believe it is exposed to any significant credit risk on cash and cash equivalents. However, any loss incurred or lack of access to such funds could have a significant adverse impact on the Company's financial condition, results of operations, and cash flows. As of December 31, 2023 and 2022, substantially all of the cash on hand was considered cash equivalents.

Concentrations of Credit Risk, Other Risks and Uncertainties

The Company's financial instruments that are subject to credit risk consist primarily of cash and cash equivalents and accounts receivable. At December 31, 2023 and 2022, substantially all of the Company's cash and cash equivalents were held in one large financial institution located in the United States. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date. The Company generally requires deposits from its customers. The Company's accounts receivable are derived from billings to customers and it has not experienced any collection issues to-date.

The Company's future results of operations involve a number of risks and uncertainties. The Company’s current business activities consist of business planning, research and development efforts to design and develop high-power, high-brightness blue laser technology, and capital raising to finance the Company through full commercialization. The Company is subject to the risks associated with such activities, including the need to further develop its technology and its marketing and distribution channels; further develop its supply chain and manufacturing; and hire additional management and other key personnel. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations, are dependent upon future events, including its ability to access potential markets and secure long-term financing.

The Company currently depends upon a small number of customers for a substantial portion of its revenue. During the year ended December 31, 2023, two customers accounted for 39% and 29% of the Company's revenue, respectively. During the year ended December 31, 2022, two customers accounted for 47% and 22% of the Company’s revenue, respectively. As of December 31, 2023, four customers accounted for 50%, 18%, 13%, and 10% of the Company's accounts receivable, respectively. As of December 31, 2022, three customers accounted for 62%, 26%, and 8% of the Company’s accounts receivable, respectively. Loss of any of the Company's customers could have a material adverse effect on the Company's operations.

Fair Value of Financial Instruments

The fair value of the Company's assets and liabilities, including cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses, which qualify as financial instruments under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 820 — Fair Value Measurement ("ASC 820") approximates the carrying amounts represented in the consolidated balance sheets, primarily due to their short-term nature.

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The assets’ or liabilities’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consist of uncollateralized obligations due from customers under normal trade terms, typically requiring a substantial deposit prior to any shipment. The carrying value of receivables, net of the allowance for credit losses, represents their net realizable value. The allowance for credit losses is estimated by management based on the nature and the age of outstanding receivables, historical collection experience, specific customer circumstances, and reasonable and supportable forecasts of future economic conditions. Past due receivables are written off when the Company's collection efforts have been deemed unsuccessful in collecting the amounts past due. Bad debt recoveries are credited to the allowance account as collected.

The Company manufactures and sells its products to a broad range of customers. Customers are typically provided payment terms of 30 to 120 days. The Company has tracked historical loss information for its trade receivables and has not experienced any material credit losses to date. Management has also determined that there were no economic conditions present to warrant an allowance for credit losses as of December 31, 2023 and 2022. As such, there was no allowance for credit losses recorded as of December 31, 2023 and 2022.

Inventories, Net

All inventories are stated at the lower of cost determined on the first in, first out basis or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predicted costs of completion, disposal, and transportation. Inventory includes parts and components that may be specialized in nature and subject to obsolescence. The Company maintains a reserve for excess or obsolete inventory items. On a quarterly basis, the Company reviews inventory quantities on hand in comparison to past consumption, recent purchases, and other factors to determine what inventory quantities, if any, may not be sellable. Based on this review, inventories are written off and charged to cost of revenue when identified as excess or obsolete. Subsequent changes in facts and circumstances do not result in an increase in the reserve previously recognized.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization of property and equipment on a straight-line basis for financial accounting purposes, and on an accelerated basis for tax purposes, over the estimated useful life of the respective asset.

Maintenance and repairs are charged to expense as incurred and major renewals or betterments which extend the life of such assets are capitalized based on the shorter of the life of the lease or the estimated useful life. The net gain or loss on property retired or otherwise disposed of is credited or charged to operating expenses and the costs and accumulated depreciation and amortization are removed from the accounts.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Description of property and equipment	Years
Computer equipment	5
Office furniture and equipment	7
Leasehold improvements	Lease term or useful life, whatever is shorter
Machinery and equipment	10

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use ("ROU") assets, and operating lease liabilities, current, and noncurrent, on the consolidated balance sheets. The Company currently does not have any finance lease arrangements.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date of the lease. As the Company's leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date of the lease in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company's lease terms may include an option to extend or terminate the lease when it is reasonably certain that it will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognized lease expense for these leases on a straight-line basis over the lease term.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets being reviewed for impairment, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets. There was no impairment loss recognized for the years ended December 31, 2023 or 2022.

Revenue Recognition

The Company's primary business activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars. The Company accounts for revenue contracts with customers by applying the requirements of FASB ASC 606 — Revenue from Contracts with Customers ("ASC 606"), which includes the following steps:

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identification of the contract, or contracts, with a customer;
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identification of the performance obligations in the contract;
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determination of the transaction price;
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allocation of the transaction price to the performance obligations in the contract; and
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recognition of revenue when, or as, the Company satisfies a performance obligation.

In all sales arrangements, revenues are recognized when control of the promised goods or services is transferred to customers, in an amount the Company expects to be entitled to receive in exchange for those goods and services.

At contract inception, the Company assesses the goods or services promised within each contract and determines the performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes revenue for the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Determining the method and amount of revenue to recognize requires the Company to make judgments and estimates which include determining whether the performance obligation is satisfied over time or at a point in time, the selection of method to measure progress towards completion, and determining if the contract includes any variable consideration or material right elements.

The Company’s primary performance obligations include product sales and installation services. Revenue for product sales is recognized when the customer obtains control of the product, which occurs at a point in time, and may be upon shipment or upon delivery based on the contractual shipping terms of a contract. Revenue for installation services is recognized over time, as the service is rendered. For this performance obligation, the Company has a right to consideration from customers that corresponds directly with the value to the customers of the Company's performance completed to date, and as such, the Company recognizes revenue in the amount to which it has a right to invoice the customer. Typically, invoices are issued upon shipment or completion of services, which varies based on the product and service duration.

The Company allocates the transaction price based on the estimated relative standalone selling prices of the promised products or services underlying each performance obligation. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved standard pricing related to the performance obligations.

The Company recognizes freight and shipping costs associated with outbound freight after control over a product has transferred to a customer, as a fulfillment cost and includes those costs in materials within cost of revenue. Revenue received from shipping and handling fees is reflected in net revenue.

The Company's standard terms and conditions which are applicable to the Company's contracts covering the sale of its products include warranty provisions that provide assurance to its customers that the products will comply with agreed upon specifications, which is standard in the industry. The product warranty is accounted for in accordance with the guidelines under ASC 460-10 — Guarantees. Therefore, losses from warranty obligations are accrued when the amount of loss can be reasonably estimated, and the information is available before the financial statements are issued or are available to be issued.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flow are most significantly affected by its customer concentration, changes in technology, and adverse changes in the economy that may have an adverse impact on the ability of customers to contract with and pay the Company.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC 740 — Income Taxes ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Income taxes are recognized for the current year and for the impact of deferred tax assets and liabilities, which represent future tax consequences of events that have been recognized differently in the financial statements than for income tax purposes. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and income tax basis of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax assets and liabilities.

In the event of the future consequences of differences between financial reporting bases and tax bases of assets and liabilities result in a deferred tax asset, the Company performs an evaluation of the probability of being able to realize future benefits indicated by such asset. A valuation allowance related to a net deferred tax asset is recorded when it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company recorded a full valuation allowance as of December 31, 2023 and 2022, as it is more likely than not that the Company will not be able to utilize the net deferred tax assets in the foreseeable future (see Note 12, Income Taxes). The Company maintains valuation allowances until sufficient evidence exists to support the reversal of such valuation allowances.

The Company recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. Management has evaluated the Company's tax positions and concluded the Company has taken no uncertain tax positions that would require adjustments to the financial statements to comply with the provisions of this guidance. As there were no uncertain tax positions as of December 31, 2023 and 2022, no interest or penalties were recorded to operating expenses. Tax returns filed by the Company remain open to federal and state income tax examinations through the statutory time periods.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value ("LCNRV") adjustments to inventory for adjustments to reduce the carrying value of inventory if its value is greater than the net realizable value, as well as adjustments for excess or obsolete inventory.

Research and Development Expenses

Research and development ("R&D") expenses consist of costs incurred to further the Company's commercialization development efforts. These costs consist primarily of compensation and related costs for R&D personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services, laboratory supplies, and R&D equipment depreciation. R&D costs are charged to the statement of operations as incurred and are included in operating expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of compensation and related costs for the Company's direct sales force, sales management, and marketing and include stock-based compensation, employee benefits, and travel for selling and marketing employees as well as costs related to trade shows, marketing programs, third-party consulting expenses, and application lab depreciation expenses. Selling and marketing costs are charged to the statement of operations as incurred and are included in operating expenses.

General and Administrative Expenses

General and administrative expenses consist primarily of compensation and related costs for finance, human resources, and other administrative personnel, and include stock-based compensation, employee benefits, and travel expenses. In addition, general and administrative expenses include third-party consulting and advisory services; legal, audit, and accounting services; and facilities costs. General and administrative costs are charged to the statement of operations as incurred and are included in operating expenses.

Stock-Based Compensation Expenses

The Company measures and recognizes the compensation expenses for all stock-based awards made to employees, directors, and consultants based on estimated grant date fair values. The fair value of employee stock options is estimated on the grant date using the Black-Scholes model. The fair value for time-based stock awards is based on the grant date share price reduced by the present value of the expected dividend yield prior to vesting. The fair value of market-based stock awards is estimated using an option-pricing model on the date of grant. Stock-based compensation is reduced for forfeitures, which are accounted for as they occur.

Deferred Financing Costs

Deferred financing costs related to financings not yet in place are included in deferred financing costs on the consolidated balance sheet and are not amortized until the associated financing is received, at which point the costs will be amortized over the term of the agreement. Deferred financing costs related to the Company's Junior Notes (as defined and described in Note 8) are included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and are amortized to interest expense over the term of the notes.

Debt Discount

The debt discount related to the Company's Junior Notes (as defined and described in Note 8) is included as a deduction from the carrying amount of the notes in current notes payable in the consolidated balance sheets and is amortized to interest expense over the term of the notes.

Net Loss Per Common Share

The Company's basic net loss per common share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. Contingently issuable shares are included in the computation of basic net loss per share as of the date that all necessary conditions have been satisfied and issuance of the shares is no longer contingent. The Company's diluted net loss per share is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method. For purposes of this calculation, stock options, restricted stock units, and warrants to purchase common stock equivalents have been excluded from the calculation of diluted net loss per share as their effect is anti-dilutive.

Recently Adopted Accounting Pronouncements

In September 2016, the FASB issued Accounting Standards Update ("ASU") 2016-13 — Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). This ASU changes the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. The standard was adopted by the Company effective January 1, 2023 and did not have any significant changes to the Company's financial statements and related notes.

In February 2016, the FASB issued ASU No. 2016-02 — Leases, and issued subsequent amendments to the initial guidance in September 2017 within ASU 2017-13, in January 2018 within ASU 2018-01, in July 2018 within ASU 2018-11, in December 2018 within ASU 2018-20, in March 2019 within ASU 2019-01, in November 2019 within ASU 2019-10, in February 2020 within ASU 2020-02, in September 2020 within ASU 2020-05, in July 2021 within ASU 2021-05, and November 2021 within ASU 2021-09 (collectively, "Topic 842"). Topic 842 supersedes Topic 840 — Leases, and requires lessees to recognize all leases on their balance sheets, with the exception of short-term leases, as a right-of-use asset and a corresponding lease liability measured at the present value of the lease payments. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard requires expanded disclosures regarding leasing arrangements. Effective January 1, 2022, the Company adopted Topic 842 using a modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application and not restating comparative periods. There was no cumulative-effect adjustment recorded to retained deficit upon adoption.

Topic 842 provides several optional practical expedients in transition. The Company elected to use the package of practical expedients permitted under the transition guidance, which allows the Company not to reassess its prior conclusions about lease identification, lease classification and initial direct costs for any leases that existed prior to January 1, 2022. The Company did not elect to use the other practical expedients provided.

Upon adoption, the Company recognized the right-of-use asset and operating lease liability totaling $934,584 and $1,031,067, respectively, to reflect the present value of remaining lease payments under an existing lease arrangement with no impact to the opening balance of retained deficit as a result of adoption. The difference between the leased asset and lease liability represents the existing deferred rent liability balance, resulting from historical straight-lining of an operating lease, which was effectively reclassified upon adoption to reduce the measurement of the leased asset. Results for reporting periods beginning January 1, 2022 are presented under ASC 842. For more information on the impact of adoption and the disclosures required by the new standard, refer to Note 6, Commitments and Contingencies.

In August 2020, the FASB issued ASU 2020 06 — Debt – Debt with Conversion and Other Options (Subtopic 470 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity ("ASU 2020-06"). This ASU simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The amendments in ASU 2020-06 further revise the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The standard is effective for the Company on January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2022. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

In December 2023, the FASB issued ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3. REVERSE RECAPITALIZATION

On January 31, 2023, upon the consummation of the Business Combination, all holders of 10,782,091 issued and outstanding shares of Legacy Nuburu common stock and 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock received shares of Nuburu common stock at a deemed value of $10.00 per share after giving effect to the exchange ratios set forth below (the “Exchange Ratios”):

Legacy Nuburu Class / Series	Exchange Ratio
Legacy Nuburu Common Stock	0.515
Legacy Nuburu Series A Preferred Stock	0.566
Legacy Nuburu Series A-1 Preferred Stock	0.599
Legacy Nuburu Series B Preferred Stock	0.831
Legacy Nuburu Series B-1 Preferred Stock	0.515
Legacy Nuburu Series C Preferred Stock	1.146

This resulted in 31,323,904 shares of Nuburu Common Stock issued and outstanding as of the Closing and all holders of 7,132,467 issued and outstanding Legacy Nuburu equity awards received Nuburu equity awards covering 3,675,976 shares of Nuburu Common Stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratios, based on the following events contemplated by the Business Combination Agreement:

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the cancellation and conversion of all 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock into 23,237,703 shares of Nuburu Common Stock at the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the date and time the Business Combination became effective (“Effective Time”);
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the cancellation and conversion of all 10,782,091 issued and outstanding shares of Legacy Nuburu common stock into 5,556,857 shares of Nuburu Common Stock as adjusted by the Exchange Ratios;
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the net exercise of all 4,000,000 outstanding warrants to purchase shares of Legacy Nuburu common stock immediately prior to the Effective Time in accordance with its terms and subsequent conversion into 1,167,557 shares of Nuburu Common Stock at the Effective Time;
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the cancellation and conversion of all Legacy Nuburu Convertible Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time, which 2,642,239 shares were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 1,361,787 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time; and
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the cancellation and exchange of all 6,079,467 granted and outstanding vested and unvested Legacy Nuburu options, which became 3,133,270 Nuburu options exercisable for shares of Nuburu Common Stock with the same terms and vesting conditions except for a number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio; and
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the cancellation and exchange of all 1,053,000 granted and outstanding vested and unvested Legacy Nuburu RSUs, which became 542,706 Nuburu RSUs for shares of Nuburu Common Stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Legacy Nuburu common stock Exchange Ratio.

The other related events that occurred in connection with the Closing are summarized below:

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Tailwind and the Tailwind Sponsor entered into a letter agreement (the “Sponsor Support and Forfeiture Agreement”), dated as of August 5, 2022 (as amended by the Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023). In connection with the Business Combination, the 8,355,393 Tailwind Sponsor Class B shares were forfeited other than 1,150,000 shares of Common Stock (of which, 150,000 shares were transferred to Nautilus Maser Fund, L.P. and 50,000 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock. Additionally, upon the Closing, the Sponsor cancelled the 9,700,000 Private Placement Warrants that were held by the Sponsor.

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Tailwind, Legacy Nuburu and Lincoln Park entered into a purchase agreement pursuant to which Nuburu may direct Lincoln Park to purchase up to $100 million of Common Stock from time to time over a 48-month period, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, Nuburu issued 200,000 shares of Nuburu Common Stock to Lincoln Park.
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Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing.

After giving effect to the Business Combination as described above, the number of shares of Common Stock and Series A preferred stock issued and outstanding immediately following the consummation of the Business Combination was as follows:

	Common Shares	Series A Preferred Shares
Tailwind public shares	316,188	—
Tailwind Sponsor Class B shares	8,355,393	—
Total shares of Tailwind common stock outstanding immediately prior to the Business Combination	8,671,581	—
Less: forfeiture of the Tailwind Sponsor Class B Common Stock other than 1,150,000 shares of Common Stock and 650,000 shares of Series A Preferred Stock	(7,205,393)	—
Tailwind Sponsor Series A Preferred Stock	—	650,000
Tailwind public shares issuance of Series A Preferred Stock	—	316,188
Legacy Nuburu shares	31,323,904	1,377,265
Lincoln Park Commitment Shares	200,000	—
Anzu Warrant Shares	—	500,000
Total shares of Nuburu Common Stock outstanding immediately after the Business Combination(1)(2)	32,990,092	2,843,453

(1) Excludes 3,675,976 shares of Common Stock as of the Closing of the Business Combination to be reserved for potential future issuance upon the exercise of Nuburu options or settlement of Nuburu RSUs.

(2) Excludes 16,710,785 Public Warrants issued and outstanding as of the Closing of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Nuburu has been determined to be the accounting acquirer. Under this method of accounting, Tailwind, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Nuburu, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Nuburu have become the historical financial statements of Nuburu, and Tailwind’s assets, liabilities and results of operations have been consolidated with Legacy Nuburu’s beginning on the acquisition date. For accounting purposes, the financial statements of Nuburu represent a continuation of the financial statements of Legacy Nuburu with the Business Combination being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination will be presented as those of Legacy Nuburu in future reports of Nuburu.

Legacy Nuburu was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

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Legacy Nuburu stockholders comprise a majority of the voting power of Nuburu;
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The Nuburu board of directors consists only of members of the Legacy Nuburu board of directors or nominees selected by Legacy Nuburu;
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Legacy Nuburu’s operations prior to the acquisition comprise the only ongoing operations of Nuburu;
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Legacy Nuburu’s senior management comprises the senior management of Nuburu;
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Nuburu has assumed the Legacy Nuburu name; and
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Legacy Nuburu’s headquarters have become Nuburu’s headquarters.

All periods prior to the Business Combination have been retrospectively adjusted using the Exchange Ratios for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In connection with the Closing of the Business Combination, the Company received net proceeds from the Business Combination totaling $3.2 million, prior to deducting transaction and issuance costs. Legacy Nuburu’s total transaction expenses were approximately $3.2 million and Tailwind’s total transaction expenses were approximately $2.5 million after taking into account waivers of costs incurred by Legacy Nuburu and Tailwind.

NOTE 4. BALANCE SHEET COMPONENTS

Inventories, Net

Inventories, net as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Raw materials and supplies	$1,973,634	$1,011,421
Work-in-process	158,346	15,213
Finished goods	457,752	239,051
Inventories, gross	2,589,732	1,265,685
Less: inventory reserve	(1,133,457)	(292,990)
Inventories, net	$1,456,275	$972,695

During the year ended December 31, 2023, the Company recorded net adjustments to inventories for LCNRV, obsolescence or scrap of approximately $640,000 to the statement of operations, primarily related to fully reserving inventory related to the Company's AO series as it shifted focus to producing the newer BLTM series, offset by scrap adjustments. During the year ended December 31, 2022, the Company recorded net credits for LCNRV, obsolescence or scrap of approximately $250,000 to the statement of operations, primarily due to reversals of LCNRV adjustments on items that were sold.

Property and Equipment, Net

Property and equipment, net as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Machinery and equipment	$7,179,629	$4,827,626
Leasehold improvements	897,948	810,248
Furniture and office equipment	205,897	180,747
Computer equipment and software	197,386	136,282
Property and equipment, gross	8,480,860	5,954,903
Less: accumulated depreciation and amortization	(2,829,884)	(2,183,054)
Property and equipment, net	$5,650,976	$3,771,849

Depreciation and amortization expense related to property and equipment was $505,898 and $450,505 for the years ended December 31, 2023 and 2022, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Prepaid insurance	$61,342	$—
Other prepaid assets	94,653	34,889
Other current assets	260	11,848
Total prepaid expenses and other current assets	$156,255	$46,737

Accrued Expenses

Accrued expenses as of December 31, 2023 and 2022 consisted of the following:

	December 31, 2023	December 31, 2022
Accrued payroll and related benefits	$754,904	$636,009
Accrued legal, accounting and professional fees	838,865	548,569
Accrued transaction costs related to the reverse recapitalization	503,600	651,818
Accrued taxes payable	89,346	108,516
Accrued interest	337,913	175,288
Other	225,677	191,918
Total accrued expenses	$2,750,305	$2,312,118

NOTE 5. FAIR VALUE MEASUREMENTS

The Company’s financial instruments that are carried at fair value consists of Level 1 and Level 3 assets and liabilities. Level 1 assets include highly liquid bank deposits and money market funds, which were not material as of December 31, 2023 and 2022. Level 1 liabilities include the Public Warrants and are classified as Level 1 due to the use of an observable market quote in an active market. The Company measured the fair value of the Public Warrants on the date of the Closing of the Business Combination based on the close price of the Public Warrant.

During the year ended December 31, 2023, no warrants were exercised. Level 3 liabilities include the Junior Note Warrants (as defined in Note 8) and are classified as Level 3 due to the use of unobservable inputs in the valuation of the liability, as further described in Note 10.

The gains and losses from re-measurement of Level 1 financial liabilities are recorded as part of other (expense) income, net in the consolidated statements of operations and comprehensive loss. During the year ended December 31, 2023, the Company recorded a gain of $1,766,513, related to the change in fair value of the Public Warrants and Junior Note Warrants from the Closing to the end of the period. Refer to Note 10 for more information on the warrants issued by the Company during the periods presented. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following table sets forth the fair value of the Company’s financial liabilities by level within the fair value hierarchy:

	At December 31, 2023
	Level 1	Level 2	Level 3	Total
Public Warrants(1)	$—	$—	$—	$—
Junior Note Warrants	—	—	2,238,519	2,238,519

(1) The Public Warrants are a Level 1 fair value measurement, as noted further below and in Note 10 of these consolidated financial statements.

Level 1 Financial Liabilities

The following table sets forth a summary of the changes in fair value of the Company's Level 1 financial liabilities.

Year Ended December 31,
2023
Fair value, beginning of period	$—
Recognition of Public Warrants upon the reverse recapitalization	1,336,863
Change in fair value	(1,336,863)
Fair value as of December 31, 2023	$—

On December 12, 2023, the New York Stock Exchange (“NYSE”) notified the Company, and publicly announced, that the NYSE had determined to (a) commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “BURU.WS”, and (b) immediately suspend trading in the Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value as of December 31, 2023.

Level 3 Financial Liabilities

The following table sets forth a summary of the changes in fair value of the Company's Level 3 financial liabilities.

Year Ended December 31,
2023
Fair value, beginning of period	$—
Recognition of Junior Note Warrants upon issuance	2,668,169
Change in fair value	(429,650)
Fair value as of December 31, 2023	$2,238,519

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases and occupies approximately 27,900 square feet of office space in Centennial, Colorado under a noncancelable operating lease agreement. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. In recognition of the ROU asset and the related lease liability as of December 31, 2023, any further options to extend the lease term have not been included as the Company was not reasonably certain to exercise any such option.

	Year ended December 31,
	2023	2022
Operating lease cost	$352,080	$340,146

As of December 31, 2023 and 2022, the weighted-average remaining lease term was 1.5 years and 2.0 years, respectively, and the weighted-average discount rate used was 7.0% and 5.5%, respectively.

During the years ended December 31, 2023 and 2022, the Company recognized the following lease costs arising from the lease transaction:

	Year ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities	$372,214	$361,324
Right-of-use assets obtained in exchange for new operating lease liabilities	263,939	934,584

As of December 31, 2023, the future payments and interest expense for the operating lease are as follows:

Year Ending December 31,	Future Payments
2024	$383,383
2025	240,834
Total undiscounted cash flows	624,217
Less: imputed interest	(31,463)
Present value of lease liabilities	$592,754

Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. As of December 31, 2023 and 2022, the Company was not involved in any material legal proceedings.

Purchase Commitments

As of December 31, 2023 and 2022, the Company had $602,335 and $657,112 in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue from contracts with customers disaggregated by geography:

	Year ended December 31,
	2023	2022
United States	$1,760,350	$1,038,403
Asia	117,835	356,075
Europe	207,347	45,950
Total	$2,085,532	$1,440,428

The following table presents revenue from contracts with customers disaggregated by the timing of revenue recognition:

	Year ended December 31,
	2023	2022
Revenue recognized at a point in time	$2,080,532	$1,438,628
Revenue recognized over time	5,000	1,800
Total	$2,085,532	$1,440,428

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities as of December 31, 2023 and 2022 were as follows:

	Accounts Receivable	Contract Liabilities
January 1, 2022	$223,275	$173,050
December 31, 2022	327,200	178,750
December 31, 2023	482,279	30,400

During the years ended December 31, 2023 and 2022, the Company recognized $32,500 and $1,800 of revenue that was included in the contract liabilities balance at the beginning of the reporting period, respectively.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of December 31, 2023 and 2022, the Company's outstanding debt consisted of the following. Please refer to the remainder of this footnote for more information on the debt issued during the periods presented.

	December 31, 2023	December 31, 2022
Junior Notes Issued November 2023	$5,500,000	$—
Unamortized debt discount	(2,751,533)	—
Unamortized deferred financing costs	(600,475)	—
Current portion of notes payable	2,147,992	—
Legacy Nuburu Convertible Notes	—	7,300,000
Current portion of convertible notes payable	—	7,300,000
Senior Convertible Notes Issued June 2023	6,713,241	—
Convertible notes payable, long-term	6,713,241	—
Total debt	$8,861,233	$7,300,000

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10, Warrants), exercisable for an amount of the Company's common stock equal to 100% principle amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $0.25 per share of the Company's common stock. The Company intends to use the net proceeds (after deducting the original issue discount of $500,000 and offering expenses of $691,399) from the Junior Note Purchase Agreements for general corporate purposes.

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The discount will be amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

The table below summarizes the issuance of the Junior Notes and Junior Note Warrants to related parties:

Noteholder	Principal Amount of Notes
David Seldin(1)	$1,100,000
Eunomia, LP(2)	1,100,000
CST Global LLC(3)	220,000

(1) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(2) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(3) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) primarily with certain investors including existing investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10, Warrants) to purchase up to 11,518,895 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 1,889,535 shares of Common Stock from the June 16, 2023 Purchase Agreement. The Company intends to use the net proceeds (after deducting offering expenses of $160,345) from the Senior Convertible Note Purchase Agreements for general corporate purposes.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23,

2023 prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $0.688 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid.

The table below summarizes the sale of the Senior Convertible Notes and Senior Note Warrants to related parties:

Investor	Principal Amount of Convertible Notes
Wilson-Garling 2023 Family Trust(1)	$5,000,000
David Seldin(2)	1,200,000
Eunomia, LP(3)	1,000,000
CST Global LLC(4)	100,000
Curtis N Maas Revocable Trust(5)	100,000

(1) Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Legacy Nuburu Convertible Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold Legacy Convertible Notes payable to various investors with aggregate gross proceeds of $11,400,000. The Legacy Convertible Notes accrued interest at a rate of 8% per annum. The outstanding principal amount and all accrued and unpaid interest on the Legacy Convertible Notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu common stock that, upon consummation of the Business Combination, entitled the holders of the Legacy Convertible Notes to receive 1,361,787 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $8.50.

The table below summarizes the sale of the Legacy Convertible Notes to related parties:

Noteholder	Principal Amount of Legacy Convertible Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	1,000,000
Ron Nicol(3)	1,000,000
CST Global LLC(4)	200,000
Curtis N Maas Revocable Trust(5)	150,000
Ake Almgren(6)	100,000

(1) Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol is the Chairman of the Company’s board of directors and was a member of the Legacy Nuburu board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

(6) Ake Almgren resigned as a member of the Company's board of directors effective as of May 19, 2023.

NOTE 9. CONVERTIBLE PREFERRED STOCK

Legacy Nuburu Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $5.8 million.

Series A Preferred Stock

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

The Preferred Stock is convertible at any time into Common Stock at a conversion rate equal to $10.00 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest volume-weighted average price per share of the Company’s Common Stock as displayed under the heading Bloomberg VWAP (the “VWAP”) for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in the holders beneficially owning greater than 9.99% of the Company’s voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations.

Series A Preferred Stock Issuances

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were 2,388,905 and 23,237,703 shares of preferred stock issued or outstanding, respectively.

Upon the Closing of the Business Combination, all 23,237,703 shares of issued and outstanding convertible preferred stock were cancelled and converted into 23,237,703 shares of Legacy Nuburu common stock based upon the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the Effective Time.

Additionally, upon the Closing of the Business Combination, the cancellation and conversion of all Legacy Nuburu Convertible Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time resulted in the issuance of 2,642,239 shares which were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 1,361,787 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time.

As of the Closing, each Legacy Nuburu stockholder waived its right to participate in the Preferred Stock Issuance (for clarity, excluding any shares received as a result of the conversion of any Legacy Convertible Notes prior to the Closing, which were entitled to participate in the Preferred Stock Issuance). Legacy Nuburu stockholders were entitled to receive approximately 99% of the Common Stock issued as merger consideration pursuant to the Business Combination Agreement agreed to waive such right by entering into the Stockholder Support Agreement (for clarity, excluding any shares received as a result of the conversion of any Legacy Convertible Notes). Those Legacy Nuburu stockholders who did not waive their right to participate resulted in the issuance of 15,478 shares of Nuburu Series A preferred stock at the Effective Time.

Each Tailwind stockholder who did not redeem their shares received a share of Nuburu Series A preferred stock. This resulted in the issuance of 316,188 shares of Nuburu Series A preferred stock to those non-redeeming stockholders.

Tailwind and the Tailwind Sponsor entered into the Sponsor Support and Forfeiture Agreement. In connection with the Business Combination, the 8,355,393 Founder Shares were forfeited other than 1,150,000 shares of Common Stock (of which, 150,000 shares were transferred to Nautilus Maser Fund, L.P. and 50,000 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) was engaged by Legacy Nuburu to act as its counsel for the Business Combination. As partial compensation for the services provided by WSGR to Legacy Nuburu in connection with the Business Combination, the Company agreed to issue to WSGR 195,452 shares of Common Stock and 195,452 shares of Preferred Stock pursuant to the terms of the Stock Purchase Agreement entered into by and between the Company and WSGR on March 10, 2023. The foregoing issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing and the $500,000 payment was made during the nine months ended September 30, 2023.

Conversions

In November 2023, a holder of Series A Preferred Stock converted 650,000 shares of Series A Preferred Stock to 1,300,000 share of Common Stock under the terms described under "Conversion Rights" above.

NOTE 10. WARRANTS

Liability Classified Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8 - Notes and Convertible Notes Payable the Company issued the Junior Note Warrants to purchase up to 22,000,000 shares of the Company's common stock. The Junior Note Warrants currently outstanding have an exercise price equal to $0.25 per share and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Warrant liability meets the criteria to be accounted for as a bifurcated derivative due to the significant discount it creates on the Junior Notes. The aggregate fair value of the Junior Note Warrants of $2,668,169 was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Junior Note Warrant liability were as follows:

	Upon Issuance	As of December 31, 2023
Common Stock Warrants:
Stock price	$0.18	$0.15
Expected term (in years)	5.0	4.9
Expected volatility	66.3%	66.3%
Risk-free interest rate	4.1%	3.8%
Expected dividend yield	0.0%	0.0%

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of December 31, 2023, all 16,710,785 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE notified the Company and publicly announced that the NYSE had determined to (a) commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE under the symbol “BURU WS”, and (b) immediately suspend trading in the Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of December 31, 2023.

Each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of warrants when the price of Common Stock equals or exceeds $18.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.01 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Common Stock equals or exceeds $10.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock;
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
•
if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Equity Classified Warrants

June 2023 Senior Note Warrants

In connection with the Senior Convertible Notes discussed in Note 8 - Notes and Convertible Notes Payable, the Company issued the Senior Note Warrants to purchase up to 11,518,895 shares of the Company's common stock pursuant to the June 12, 2023 Purchase Agreement and 1,889,535 shares of Common Stock pursuant to the June 16, 2023 Purchase Agreement. The Senior Note Warrants have an exercise price equal to $1.03 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the Private Placement of $9,225,000 were allocated to the Senior Convertible Notes and the Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

NOTE 11. STOCK-BASED COMPENSATION

As of December 31, 2023, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. As of December 31, 2023, there are 4.1 million shares available for grant under the 2022 Plan and 0.4 million shares available for grant under the ESPP.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s consolidated statements of operations is classified as follows:

	Year ended December 31,
	2023	2022
Cost of revenue	$640,847	$988,003
Research and development	617,386	143,439
Selling and marketing	266,675	46,299
General and administrative	965,501	1,184,599
Total stock-based compensation expense	$2,490,409	$2,362,340

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the years ended December 31, 2023 and 2022, stock-based compensation relating to stock-based awards granted to consultants was $458,174 and $961,040, respectively.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period. The following table shows a summary of the Company's RSUs outstanding as of December 31, 2023 as well as activity the year then ended:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2022	542,706	$6.11
RSUs granted	887,997	$1.92
RSUs vested	(391,651)	$4.42
RSUs forfeited	(150,679)	$1.47
Unvested at December 31, 2023	888,373	$5.22

The weighted average grant date fair value of RSUs granted to employees and consultants was $1.92 and $6.11 per share for the years ended December 31, 2023 and 2022, respectively. The total grant date fair value of RSUs awarded was $1,709,217 and $3,316,950 for the years ended December 31, 2023 and 2022, respectively. The total grant date fair value of RSUs vested was $1,730,895 and nil for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, total unrecognized stock-based compensation costs related to RSUs was $2,624,464, which is expected to be recognized over a remaining weighted average period of 1.6 years. As of December 31, 2023, all of the RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2022	3,133,270	$4.35	7.9	$5,484,316
Options granted	5,315,917	$0.48
Options exercised	(5,153)	$1.36
Options cancelled or forfeited	(896,284)	$2.27
Options outstanding at December 31, 2023	7,547,750	$1.86	7.9	$—
Options exercisable at December 31, 2023	2,954,137	$3.10	5.4	$—
Options vested and expected to vest at December 31, 2023	7,547,750	$1.86	7.9	$—

The weighted-average grant date fair value of options granted to employees and consultants was $0.48 and $1.44 per share for the years ended December 31, 2023 and 2022, respectively.

Aggregate intrinsic value represents the difference between the estimated fair value of the underlying Common Stock and the exercise price of outstanding, in-the-money options. The aggregate intrinsic value of options exercised was $1,040 and $2,319,018 for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, total unrecognized stock-based compensation cost related to stock options was $1,871,219, which is expected to be recognized over a weighted-average period of 2.3 years.

Determining the appropriate fair value of stock based awards requires the input of subjective assumptions including the fair value of the Company’s Common Stock, the expected life of the option, and expected stock price volatility. The Company used the Black Scholes option pricing model to value its stock option awards.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the assumptions the Company utilized for option grants during the years ended December 31, 2023 and 2022, respectively, are as follows:

	Year Ended December 31,
	2023	2022
Expected term (in years)	0.75-5.0	5.8
Expected volatility	44.9%-47.6%	42.0%
Risk-free interest rate	3.8%-5.5%	2.6%
Expected dividend yield	0.0%	0.0%

NOTE 12. INCOME TAXES

Due to its current operating losses, the Company recorded zero income tax expense during the years ended December 31, 2023 and 2022. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

A summary of the sources of differences between income taxes at the federal statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022, respectively, is as follows:

	Year Ended December 31,
	2023	2022
Tax benefit at the statutory rate	$(4,346,294)	$(2,967,112)
Increase (decrease) in taxes resulting from:
State taxes	(400,290)	(767,514)
Stock-based compensation	82,430	102,560
Research and development tax credits	(418,321)	(73,558)
Other	(167,497)	24,868
Change in valuation allowance	5,249,972	3,680,756
Total income tax expense (benefit)	$—	$—

Significant components of the Company's deferred income tax assets and liabilities are as follows:

	As of December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$13,095,540	$9,469,767
Research and development credits	1,647,502	1,229,181
Capitalized pre-business expenses	2,229,904	2,563,946
Accrued expenses	124,458	26,290
Stock-based compensation	899,453	481,062
Inventory reserve	243,070	64,726
Operating lease liability	127,116	158,388
Capitalized §174 research and development costs	1,905,522	919,466
Total deferred tax assets before valuation allowance	20,272,565	14,912,826
Less valuation allowance	(19,756,671)	(14,506,698)
Total deferred tax assets	515,894	406,128
Deferred tax liabilities
Fixed assets	(390,191)	(264,377)
Right-of-use assets	(125,703)	(141,751)
Total deferred tax liabilities	(515,894)	(406,128)
Net deferred tax asset (liability)	$—	$—

Effective for tax years beginning after December 31, 2021, taxpayers are required to capitalize any expenses incurred that are considered incidental to research and experimentation ("R&E") activities under IRC Section 174. While taxpayers historically had the option of deducting these expenses under IRC Section 174, the December 2017 Tax Cuts and Jobs Act mandates capitalization and amortization of R&E expenses for tax years beginning after December 31, 2021. Expenses incurred in connection with R&E activities in the US must be amortized over a 5-year period if incurred, and R&E expenses incurred outside the US must be amortized over a 15-year period. R&E activities are broader in scope than qualified research activities that are considered under IRC Section 41 (relating to the research tax credit). For the year ended December 31, 2022, the Company performed an analysis based on available guidance and determined that it will continue to be in a loss position even after the required capitalization and amortization of its R&E expenses. The Company will continue to monitor this issue for future developments, but it does not expect R&E capitalization and amortization to require it to pay cash taxes now or in the near future. Also effective for tax years beginning after December 31, 2021, companies are subject to further limitations on the tax deductibility of interest expense, which becomes limited to approximately 30% of adjusted earnings before interest and income tax expense. Interest expense that is limited for tax purposes may be carried forward indefinitely.

Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of December 31, 2023 and 2022. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

As of December 31, 2023 and 2022, the Company had approximately $56 million and $42 million, respectively, of unused federal net operating losses and approximately $30 million and $29 million, respectively, of unused state net operating loss carryforwards, that may be applied against future federal and state taxable income. If not utilized, the Company has approximately $1.3 million of federal and $1.3 million of state carryforwards as of December 31, 2023 and 2022, that expire in the year 2035 through 2037 with the remainder having an indefinite carryforward yet being subject to 80% limitation as a result of the Tax Cuts and Jobs Act. In addition, the Company had federal research credit carryforwards as of December 31, 2023 and 2022 of approximately $1.6 million and $1.2 million, respectively, of which will expire in the year 2035 through 2043, if not utilized.

As of December 31, 2023 and 2022, the Company has determined that it is more likely than not that the Company will not recognize the future tax benefit of the loss carryforwards and the capital losses, and has recognized a valuation allowance of approximately $19.2 million and $14.5 million, respectively. The valuation allowance increased by approximately $5.3 million during the year ended December 31, 2023.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during the year ended December 31, 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of December 31, 2023, the limitation does not affect the Company's results of operations for the periods presented.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2023 and 2022 is as follows:

	Year Ended December 31,
	2023	2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	1.9%	5.4%
Stock-based compensation	-0.4%	-0.7%
General business credits	2.0%	0.5%
Other adjustments	0.8%	-0.2%
Change in valuation allowance	-25.3%	-26.0%
Income tax provision	0.0%	0.0%

NOTE 13. NET LOSS PER SHARE

Diluted earnings per share ("EPS") includes the dilutive effect of Common Stock equivalents and is computed using the weighted-average number of Common Stock and Common Stock equivalents outstanding during the reporting period. Diluted EPS during the years ended December 31, 2023 and 2022 excluded Common Stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share. The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	For the Year Ended December 31,
	2023	2022
Stock options outstanding	7,547,750	3,133,270
Warrants to purchase Common Stock - liability classified	38,710,785	—
Warrants to purchase Common Stock - equity classified	13,408,430	2,061,545
Unvested restricted stock units	888,373	542,706
If-converted Common Stock from Series A Preferred Stock(1)	6,077,810	—
If-converted Common Stock from convertible notes	13,426,430	—
If-converted common shares from Legacy Nuburu convertible notes	—	864,868
Total	80,059,578	6,602,389

(1) Assumes that all shares of Series A Preferred Stock are converted into Common Stock at a conversion rate equal to $10.00 divided by $5.00, representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 14. SUBSEQUENT EVENTS

On February 22, 2024, the Company held a Special Meeting of Stockholders where stockholders of record as of January 22, 2024 approved proposals to authorize the Company to: (i) effect a reverse stock split of the Company's issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Company's board of directors, and (ii) issue up to $50.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company's Common Stock. As of the date of this report, the Company has not effected the reverse stock split.

On April 3, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein (the “Investors”) pursuant to which the Investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $0.125 per Share. This equates to 24,000,000 shares to be issued to the investors.

Pursuant to the SPA, the Company issued to the Investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $0.1625 per share of Common Stock and have a 5-year term. The Investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors.

Exhibit 31.3

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Nicol, certify that:

(1)
I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Nuburu, Inc.;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 12, 2024	By:	/s/ Ron Nicol
Ron Nicol
Executive Chairman
(Principal Executive Officer)

Exhibit 31.4

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Knaley, certify that:

(1)
I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Nuburu, Inc.;
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 12, 2024	By:	/s/ Brian Knaley
Brian Knaley
Chief Executive Officer
(Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number: 001-39489

NUBURU, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7442 S Tucson Way, Suite 130, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 767-1400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 8, 2024, the registrant had 3,273,388 shares of common stock, $0.0001 par value per share, outstanding.

NUBURU, INC.

FORM 10-Q

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (this "Quarterly Report") contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Quarterly Report include, but are not limited to, statements about:

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•
our public securities’ potential liquidity and trading;
•
the ability to maintain the listing of our common stock, par value $0.0001 par value per share (the “Common Stock”) on a securities exchange;
•
the anticipated benefits of the Business Combination (as defined in "Frequently Used Terms" below);
•
the outcome of any legal proceedings that may be instituted against us related to the Business Combination or otherwise;
•
existing regulations and regulatory developments in the United States and other jurisdictions;
•
the need to hire additional personnel and our ability to attract and retain such personnel;
•
our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;
•
our ability to obtain additional financing, including through public or private offerings of our securities or under that certain Purchase Agreement by and among the Company, Legacy Nuburu and Lincoln Park Capital Fund, LLC (“Lincoln Park”), dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Lincoln Park Purchase Agreement”);
•
our business, operations and financial performance, including:
•
expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•
future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the use of blue laser technology in 3D printing applications;
•
expectations regarding product development and pipeline;
•
expectations regarding research and development efforts;
•
expectations regarding market size;
•
expectations regarding the competitive landscape;
•
expectations regarding future acquisitions, partnerships or other relationships with third parties; and
•
future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. The forward-looking statements contained in this Quarterly Report are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors under the heading "Risk Factors" in this Quarterly Report and in our Annual Report on Form 10-K for the year ended December 31, 2023 (our "Annual Report"), as amended, as well as the following important factors:

•
our inability to obtain financing;
•
our ability to meet NYSE American’s continued listing standards;
•
our inability to protect our intellectual property;
•
whether the market embraces our products;
•
whether we achieve full commercialization in a timely manner;
•
the outcome of any legal proceedings that may be instituted against us;
•
the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;
•
our ability to retain or recruit key employees;

3

•
costs related to being a public company;
•
changes in applicable laws or regulations;
•
the possibility that we may be adversely affected by economic, business or competitive factors;
•
volatility in the financial sector and markets caused by geopolitical and economic factors; and
•
other risks and uncertainties set forth under the heading “Risk Factors” in Part II, Item 1A and elsewhere in this Quarterly Report and our Annual Report.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Frequently Used Terms

Unless otherwise stated in Item 1. Financial Statements and accompanying footnotes, or the context otherwise requires, references in this Quarterly Report to:

“Business Combination” are to the business combination of Legacy Nuburu with a subsidiary of Tailwind, with Legacy Nuburu surviving such business combination as a wholly owned subsidiary of Tailwind;

“Business Combination Agreement” are to that certain Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind, Nuburu and Merger Sub, Inc., as the same has been or may be amended, modified, supplemented or waived from time to time;

“Closing” are to the consummation of the Transactions;

“Closing Date” are to January 31, 2023, the date on which the Transactions were consummated;

"Common Stock" are to the Company's common stock, par value of $0.0001 per share, listed on the New York Stock Exchange after the Business Combination;

“Exchange Ratios” are to the quotients as defined in, and calculated in accordance with, the Business Combination Agreement, which was included as an exhibit to our Current Report on Form 8-K (File No. 001-39489) filed with the SEC on February 6, 2023;

“Legacy Nuburu” are to Nuburu Subsidiary, Inc., a Delaware corporation (f/k/a Nuburu, Inc. before the Closing Date);

"Public Warrants" are to the 16,710,785 whole warrants of the Company sold to public investors in the Tailwind IPO (defined below);

“SEC” are to the Securities and Exchange Commission;

“Tailwind” are to Tailwind Acquisition Corp, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Nuburu, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;

“Tailwind IPO” are to the initial public offering by Tailwind which closed on September 9, 2020; and

“Transactions” are to the Business Combination, together with the other transactions contemplated by the Business Combination Agreement and the related agreements.

Unless the context otherwise requires, all references in this section to “Nuburu,” the “Company,” “we,” “us,” “our,” and other similar terms refer to: (i) Legacy Nuburu and its subsidiaries prior to the Closing, and (ii) Nuburu, Inc., a Delaware corporation, and its consolidated subsidiary, Nuburu Subsidiary, Inc., after the Closing.

4

PART 1 – FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements

NUBURU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$117,188	$2,148,700
Accounts receivable	73,275	482,279
Inventories, net of reserve of $1,161,469 and $1,133,457 at June 30, 2024 and December 31, 2023, respectively	1,526,402	1,456,275
Deferred financing costs	—	50,000
Prepaid expenses and other current assets	894,679	156,255
Total current assets	2,611,544	4,293,509
Property and equipment, net	5,343,753	5,650,976
Operating lease right-of-use assets	397,388	586,164
Other assets	34,359	34,359
TOTAL ASSETS	$8,387,044	$10,565,008

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$5,675,344	$4,744,606
Accrued expenses	4,316,645	2,750,305
Current portion of operating lease liability	418,162	355,385
Contract liabilities	24,000	30,400
Shareholder advances	644,936	—
Current portion of notes payable	2,423,274	2,147,992
Total current liabilities	13,502,361	10,028,688
Operating lease liability, net of current portion	—	237,369
Convertible notes payable	5,385,147	6,713,241
Warrant liabilities	452,007	2,238,519
TOTAL LIABILITIES	19,339,515	19,217,817
Commitments and Contingencies (Note 6)
Stockholders’ Deficit
Convertible preferred stock, $0.0001 par value; 50,000,000 shares authorized; 2,388,905 shares issued and outstanding at June 30, 2024 and December 31, 2023	239	239
Common stock, $0.0001 par value; 250,000,000 shares authorized; 3,247,323 and 922,362 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively (1)	325	92
Additional paid-in capital (1)	89,333,698	73,245,552
Accumulated deficit	(100,286,733)	(81,898,692)
Total Stockholders’ Deficit	(10,952,471)	(8,652,809)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$8,387,044	$10,565,008
(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 - Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$49,278	$1,054,062	$142,827	$1,524,051
Cost of revenue	733,726	2,485,264	1,590,682	3,697,701
Gross margin	(684,448)	(1,431,202)	(1,447,855)	(2,173,650)
Operating expenses:
Research and development	683,381	1,619,411	1,449,876	2,951,716
Selling and marketing	(73,070)	366,406	272,520	542,662
General and administrative	2,111,018	3,024,013	5,000,363	6,074,272
Total operating expenses	2,721,329	5,009,830	6,722,759	9,568,650
Loss from operations	(3,405,777)	(6,441,032)	(8,170,614)	(11,742,300)
Interest income	4,741	12,489	16,481	44,916
Interest expense	(941,614)	(12,384)	(1,892,481)	(12,384)
Change in fair value of warrant liabilities, net	1,783,201	334,215	1,786,512	835,539
Loss on extinguishment of debt	(10,346,108)	—	(10,346,108)	—
Other income, net	218,169	—	218,169	—
Loss before provision for income taxes	$(12,687,388)	$(6,106,712)	$(18,388,041)	$(10,874,229)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(12,687,388)	$(6,106,712)	$(18,388,041)	$(10,874,229)
Net loss per common share, basic and diluted (1)	$(7.60)	$(7.02)	$(14.18)	$(14.42)
Weighted-average common shares used to compute net loss per common share, basic and diluted (1)	1,670,052	869,401	1,296,478	754,280

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 - Summary of Significant Accounting Policies for additional information.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

6

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares (1)	Amount (1)	Additional Paid-in Capital (1)	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2023	2,388,905	$239	922,362	$92	$73,245,552	$(81,898,692)	$(8,652,809)
Issuance of Common Stock	—	—	40,000	4	199,996	—	200,000
Issuance of Common Stock from releases of restricted stock units	—	—	1,237	1	(1)	—	—
Restricted stock units used for tax withholdings	—	—	(285)	(1)	(1,872)	—	(1,873)
Stock-based compensation	—	—	—	—	614,115	—	614,115
Net loss	—	—	—	—	—	(5,700,653)	(5,700,653)
Balance as of March 31, 2024	2,388,905	$239	963,314	$96	$74,057,790	$(87,599,345)	$(13,541,220)
Issuance of Common Stock to extinguish debt	—	—	2,248,312	225	13,356,187	—	13,356,412
Issuance of Common Stock from releases of restricted stock units	—	—	48,779	5	(5)	—	—
Restricted stock units used for tax withholdings	—	—	(13,082)	(1)	(70,712)	—	(70,713)
Issuance of pre-funded warrants	—	—	—	—	1,539,866	—	1,539,866
Stock-based compensation	—	—	—	—	450,572	—	450,572
Net loss	—	—	—	—	—	(12,687,388)	(12,687,388)
Balance as of June 30, 2024	2,388,905	$239	3,247,323	$325	$89,333,698	$(100,286,733)	$(10,952,471)
(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 - Summary of Significant Accounting Policies for additional information.

7

	Convertible Preferred Stock		Common Stock
	Shares(2)	Amount	Shares(1) (2)	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance as of December 31, 2022	23,237,703	$4,040	138,922	$13	$59,346,016	$(61,192,308)	$(1,842,239)
Issuance of Common Stock and Series A preferred stock upon conversion of convertible notes in connection with the reverse recapitalization	1,361,787	136	34,045	3	11,575,147	—	11,575,286
Conversion of Legacy Nuburu convertible preferred stock into Common Stock in connection with the reverse recapitalization	(23,237,703)	(4,040)	580,943	59	3,981	—	—
Issuance of Common Stock and Series A preferred stock upon the reverse recapitalization, net of issuance costs	1,481,666	148	80,844	9	(3,257,682)	—	(3,257,525)
Issuance of Common Stock and Series A preferred stock to satisfy certain reverse recapitalization costs	195,452	20	4,887	—	(20)	—	—
Recognition of Public Warrants upon the reverse recapitalization	—	—	—	—	(1,336,863)	—	(1,336,863)
Stock-based compensation	—	—	—	—	463,978	—	463,978
Net loss	—	—	—	—	—	(4,767,517)	(4,767,517)
Balance as of March 31, 2023	3,038,905	$304	839,641	$84	$66,794,557	$(65,959,825)	$835,120
Issuance of Common Stock from option exercises	—	—	129	—	6,999	—	6,999
Issuance of Common Stock from releases of restricted stock units	—	—	391	—	—	—	—
Issuance of Common Stock from the Lincoln Park Purchase Agreement	—	—	42,048	4	2,099,993	—	2,099,997
Issuance of Common Stock warrants in connection with the 2023 Note and Warrant Purchase Agreement (net of issuance cost of $160,345)	—	—	—	—	2,351,414	—	2,351,414
Stock-based compensation	—	—	—	—	796,783	—	796,783
Net loss	—	—	—	—	—	(6,106,712)	(6,106,712)
Balance as of June 30, 2023	3,038,905	$304	882,209	$88	$72,049,746	$(72,066,537)	$(16,399)

(1)
Periods presented have been adjusted to reflect the 1-for-40 reverse stock split on July 23, 2024. See Note 2 - Summary of Significant Accounting Policies for additional information.
(2)
The number of shares of convertible preferred stock and common stock issued and outstanding prior to the Business Combination have been retroactively adjusted by the Exchange Ratio to give effect to the reverse recapitalization treatment of the Business Combination. See Note 1 - Description of Business and Note 3 - Reverse Capitalization for more information.

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

8

NUBURU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(18,388,041)	$(10,874,229)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	389,538	225,016
Stock-based compensation	1,064,687	1,260,761
Change in fair value of warrant liabilities	(1,786,512)	(835,539)
Inventory reserve adjustments	28,012	669,398
Amortization of debt discount	1,531,541	—
Amortization of deferred financing costs	407,120	—
Loss on extinguishment of debt	10,346,108	—
Changes in operating assets and liabilities:
Accounts receivable	409,004	(319,735)
Inventories	(203,429)	(160,726)
Prepaid expenses and other current assets	(738,424)	(665,240)
Operating lease right-of-use asset	188,776	153,138
Accounts payable	916,495	2,639,014
Accrued expenses	1,693,890	(623,819)
Contract liabilities	(6,400)	1,325
Operating lease liability	(174,592)	(169,172)
Net cash used in operating activities	(4,322,227)	(8,699,808)
Cash Flows from Investing Activities:
Purchase of property and equipment	—	(825,872)
Net cash used in investing activities	—	(825,872)
Cash Flows from Financing Activities:
Proceeds from issuance of June 2023 Senior Convertible Notes and Warrants	—	9,225,000
Proceeds from issuance of common stock	200,000	—
Proceeds from issuance of pre-funded warrants	1,539,866	—
Proceeds from the exercise of stock options	—	6,999
Restricted stock units used for tax withholdings	(72,587)	—
Proceeds from the issuance of Legacy Nuburu preferred stock	—	5,000
Proceeds from reverse recapitalization	—	3,243,079
Proceeds from issuance of Common Stock from the Lincoln Park Purchase Agreement	—	2,099,997
Payment of transaction costs related to the reverse recapitalization	—	(4,734,913)
Proceeds from issuance of Legacy Nuburu convertible promissory notes	—	4,100,000
Repayment of related party convertible promissory notes	—	(675,000)
Shareholder advances	644,936	—
Payment of deferred financing costs	(21,500)	—
Net cash provided by financing activities	2,290,715	13,270,162
NET CHANGE IN CASH DURING THE PERIOD	(2,031,512)	3,744,482
CASH AND CASH EQUIVALENTS ―BEGINNING OF PERIOD	2,148,700	2,880,254
CASH AND CASH EQUIVALENTS ―END OF PERIOD	$117,188	$6,624,736
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Transfer of property and equipment from inventory	$154,971	$—
Purchase of property and equipment in accounts payable and accrued expenses	$540,028	$—
Deferred financing costs included in accounts payable and accrued expenses	$697,563	$1,007,439
Transaction costs related to the reverse recapitalization not yet paid	$1,007,439	$160,345
Issuance of Common Stock upon extinguishment of debt	$13,356,412	$—
Issuance of Common Stock upon conversion of preferred stock in connection with the reverse recapitalization	$—	$11,575,286

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

9

NUBURU, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BACKGROUND AND ORGANIZATION

Nuburu, Inc. (“Nuburu” or the “Company”) and its wholly-owned subsidiary Nuburu Subsidiary, Inc., is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high-value applications including welding and 3D printing.

Nuburu was originally incorporated in Delaware on July 21, 2020 under the name Tailwind Acquisition Corp. (“Tailwind”) as a special purpose acquisition company, formed for the purpose of effecting an initial business combination with one or more target businesses. On September 9, 2020 (the “IPO Closing Date”), we consummated our initial public offering (the “IPO”). On January 31, 2023, we consummated a business combination with Nuburu Subsidiary, Inc. f/k/a Nuburu, Inc. (“Legacy Nuburu”), a privately held operating company which merged into our subsidiary Compass Merger Sub, Inc. (the “Business Combination”) and changed our name to “Nuburu, Inc.,” and we became the owner, directly or indirectly, of all of the equity interests of Nuburu Subsidiary, Inc. and its subsidiaries. In light of the fact that the Business Combination has closed and our ongoing business will be the business formerly operated by Legacy Nuburu, this business section primarily includes information regarding Legacy Nuburu’s business.

Throughout the notes to the condensed consolidated financial statements, unless otherwise noted, the “Company,” “we,” “us” or “our” and similar terms refer to Legacy Nuburu prior to the consummation of the Business Combination, and Nuburu and its subsidiaries after the consummation of the Business Combination.

Going Concern and Liquidity

The Company devotes its efforts to business planning, research and development, and raising capital. The Company is an emerging growth company that has not yet achieved full commercialization and is expected to incur losses until it does.

From inception through June 30, 2024, the Company has incurred operating losses and negative cash flows from operating activities. For the six months ended June 30, 2024 and 2023, the Company has incurred operating losses, including net losses of $18,388,041 and $10,874,229, respectively, and the Company has an accumulated deficit of $100,286,733 as of June 30, 2024. The Company anticipates that it will incur net losses for the foreseeable future and, even if it increases revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about the Company's ability to continue as a going concern. The Company expects to continue to expand its operations, including by investing in manufacturing, sales and marketing, research and development and infrastructure to support its growth.

Until the Company can generate sufficient revenue to cover its operating expenses, working capital, and capital expenditures, it will rely on private and public capital raising efforts.

The Company plans to finance its operations with proceeds from the issuance and sale of equity securities or debt; however, there is no assurance that management's plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

Certain Significant Risks and Uncertainties

The Company’s current business activities consist of business planning, research and development efforts to design and develop high-power, high-brightness blue laser technology, and capital raising to finance the Company through full commercialization. The Company is subject to the risks associated with such activities, including the need to further develop its technology and its marketing and distribution channels; further develop its supply chain and manufacturing; and hire additional management and other key personnel. Successful completion of the Company’s development program and, ultimately, the attainment of profitable operations, are dependent upon future events, including its ability to access potential markets and secure long-term financing.

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technological change, competition from substitute products and larger companies, protection of proprietary technology, ability to maintain distributor relationships and dependence on key individuals.

10

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results, and cash flows for the periods presented.

The results of operations for the three and six months ended June 30, 2024 and 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024 or any future period. These unaudited condensed consolidated financial statements and their notes should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on April 15, 2024, and as subsequently amended by the Form 10-K/As filed with the SEC on April 29, 2024 and August 12, 2024.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Reverse Stock Split

Following stockholder approval on February 22, 2024, the Company effected a reverse stock split of its Common Stock at a ratio of 1-for-40 (the “Reverse Stock Split.”) The Reverse Stock Split was effective July 23, 2024. No changes were made to the number of authorized shares. Proportional adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, warrants, and other equity instruments convertible into Common Stock, as well as the applicable exercise price. All share and per share amounts of our Common Stock presented have been retroactively adjusted to reflect the Reverse Stock Split, including reclassifying an amount equal to the reduction in par value of common stock to additional paid-in capital.

Reclassification

Certain prior period balances in the consolidated statements of cash flows have been combined or reclassified to conform to current period presentation pursuant to Rule 10-01(a)(2) of Regulation S-X of the SEC. Such reclassifications had no impact on net income, cash flows or shareholders' equity previously reported.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Significant Accounting Policies

The significant accounting policies used in preparation of these condensed consolidated financial statements are disclosed in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 15, 2024, and as subsequently amended by the Form 10-K/As filed with the SEC on April 29, 2024 and August 12, 2024. Other than as noted below, the significant accounting policies have not changed significantly since that filing.

Lessor Accounting

11

Beginning in 2024, the Company has begun to lease certain of its constructed lasers to its customers, which the Company accounts for under the Financial Accounting Standards Board's (the "FASB") Accounting Standards Codification ("ASC") Topic 842 - Leases ("ASC 842"). The Company typically transfers legal ownership of the lasers to its customers at the end of the lease.

The sales and cost of sales are recognized at the inception of the lease, which is when control is transferred to the lessee. The Company accounts for the transfer of control as a sales type lease in accordance with ASC 842-10-25-2. The underlying asset is derecognized, and revenue is recorded when collection of payments is probable. This is in accordance with the revenue recognition principle in FASB ASC 606 - Revenue from contracts with customers. The investment in a sales-type leases consists of the sum of the minimum lease payments receivable less any unearned interest income and estimated executory costs. Minimum lease payments are part of the lease agreement between the Company (as the lessor) and the customer (as the lessee). The discount rate implicit in the lease is used to calculate the present value of minimum lease payments. The minimum lease payments consist of the gross lease payments net of executory costs and contingent rentals, if any. Unearned interest is amortized to income over the lease term to produce a constant periodic rate of return on the net investment in the lease. While revenue is recognized at the inception of the lease, the cash flow from the sales-type lease occurs over the course of the lease, which results in interest income and reduction of receivables.

During the three and six months ended June 30, 2024, the Company recognized $76,744 in revenue at the commencement of the lease for sales-type leases, which is included in revenue in the condensed consolidated statements of operations and comprehensive loss. During the three and six months ended June 30, 2024, the Company recognized $858 and $1,256, respectively, in interest income for its sales-type leases, which is included in interest income in the condensed consolidated statements of operations and comprehensive loss. As of June 30, 2024, the Company's net investment in sales-type leases is $54,600, which is included in accounts receivable on the consolidated balance sheets.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280)-Improvements to Reportable Segment Disclosures, which expands public entities' segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. All disclosure requirements under ASU 2023-07 are also required for public entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and subsequent interim periods, with early adoption permitted. The Company currently evaluating the impact of adopting ASU 2023-07 will have on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

NOTE 3. REVERSE RECAPITALIZATION

On January 31, 2023, upon the consummation of the Business Combination, all holders of 10,782,091 issued and outstanding shares of Legacy Nuburu common stock and 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock received shares of Nuburu common stock at a deemed value of $400.00 per share after giving effect to the exchange ratios set forth below (the “Exchange Ratios”):

Legacy Nuburu Class / Series	Exchange Ratio
Legacy Nuburu Common Stock	0.013
Legacy Nuburu Series A Preferred Stock	0.014
Legacy Nuburu Series A-1 Preferred Stock	0.015
Legacy Nuburu Series B Preferred Stock	0.021
Legacy Nuburu Series B-1 Preferred Stock	0.013
Legacy Nuburu Series C Preferred Stock	0.029

This resulted in 783,098 shares of Nuburu Common Stock issued and outstanding as of the Closing and all holders of 7,132,467 issued and outstanding Legacy Nuburu equity awards received Nuburu equity awards covering 91,899 shares of Nuburu Common Stock at a deemed value of $400.00 per share after giving effect to the Exchange Ratios, based on the following events contemplated by the Business Combination Agreement:

•
the cancellation and conversion of all 40,392,723 issued and outstanding shares of Legacy Nuburu preferred stock into 580,943 shares of Nuburu Common Stock at the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the date and time the Business Combination became effective (“Effective Time”);
•
the cancellation and conversion of all 10,782,091 issued and outstanding shares of Legacy Nuburu common stock into 138,922 shares of Nuburu Common Stock as adjusted by the Exchange Ratios;
•
the net exercise of all 4,000,000 outstanding warrants to purchase shares of Legacy Nuburu common stock immediately prior to the Effective Time in accordance with its terms and subsequent conversion into 29,189 shares of Nuburu Common Stock at the Effective Time;
•
the cancellation and conversion of all Legacy Nuburu Company Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time, which 2,642,239 shares were then outstanding as Legacy Nuburu common stock as of immediately

12

prior to the Effective Time and subsequently converted into 34,045 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time; and
•
the cancellation and exchange of all 6,079,467 granted and outstanding vested and unvested Legacy Nuburu options, which became 78,332 Nuburu options exercisable for shares of Nuburu Common Stock with the same terms and vesting conditions except for a number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio; and
•
the cancellation and exchange of all 1,053,000 granted and outstanding vested and unvested Legacy Nuburu RSUs, which became 13,568 Nuburu RSUs for shares of Nuburu Common Stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Legacy Nuburu common stock Exchange Ratio.

The other related events that occurred in connection with the Closing are summarized below:

•
Tailwind and the Tailwind Sponsor entered into a letter agreement (the “Sponsor Support and Forfeiture Agreement”), dated as of August 5, 2022 (as amended by the Amended and Restated Sponsor Support and Forfeiture Agreement, dated January 31, 2023). In connection with the Business Combination, the 8,355,393 Tailwind Sponsor Class B shares were forfeited other than 28,750 shares of Common Stock (of which, 3,750 shares were transferred to Nautilus Maser Fund, L.P. and 1,250 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock. Additionally, upon the Closing, the Sponsor cancelled the 9,700,000 Private Placement Warrants that were held by the Sponsor.
•
Tailwind, Legacy Nuburu and Lincoln Park entered into a purchase agreement pursuant to which Nuburu may direct Lincoln Park to purchase up to $100 million of Common Stock from time to time over a 48-month period, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, Nuburu issued 5,000 shares of Nuburu Common Stock to Lincoln Park.
•
Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing.

After giving effect to the Business Combination as described above, the number of shares of Common Stock and Series A preferred stock issued and outstanding immediately following the consummation of the Business Combination was as follows:

	Common Shares	Series A Preferred Shares
Tailwind public shares	7,905	—
Tailwind Sponsor Class B shares	208,885	—
Total shares of Tailwind common stock outstanding immediately prior to the Business Combination	216,790	—
Less: forfeiture of the Tailwind Sponsor Class B Common Stock other than 28,750 shares of Common Stock and 650,000 shares of Series A Preferred Stock	(180,135)	—
Tailwind Sponsor Series A Preferred Stock	—	650,000
Tailwind public shares issuance of Series A Preferred Stock	—	316,188
Legacy Nuburu shares	783,098	1,377,265
Lincoln Park Commitment Shares	5,000	—
Anzu Warrant Shares	—	500,000
Total shares of Nuburu Common Stock outstanding immediately after the Business Combination(1)(2)	824,752	2,843,453

(1) Excludes 91,899 shares of Common Stock as of the Closing of the Business Combination to be reserved for potential future issuance upon the exercise of Nuburu options or settlement of Nuburu RSUs.

(2) Excludes 417,770 Public Warrants issued and outstanding as of the Closing of the Business Combination.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Nuburu has been determined to be the accounting acquirer. Under this method of accounting, Tailwind, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Nuburu, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Nuburu have become the historical financial statements of Nuburu, and Tailwind’s assets, liabilities and results of operations have been consolidated with Legacy Nuburu’s beginning on the acquisition date. For accounting purposes, the financial statements of Nuburu represent a continuation of the financial statements of Legacy Nuburu with the Business Combination being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination will be presented as those of Legacy Nuburu in future reports of Nuburu.

Legacy Nuburu was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Legacy Nuburu stockholders comprise a majority of the voting power of Nuburu;
•
The Nuburu board of directors consists only of members of the Legacy Nuburu board of directors or nominees selected by Legacy Nuburu;
•
Legacy Nuburu’s operations prior to the acquisition comprise the only ongoing operations of Nuburu;

13

•
Legacy Nuburu’s senior management comprises the senior management of Nuburu;
•
Nuburu has assumed the Legacy Nuburu name; and
•
Legacy Nuburu’s headquarters have become Nuburu’s headquarters.

All periods prior to the Business Combination have been retrospectively adjusted using the Exchange Ratios for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In connection with the Closing of the Business Combination, the Company received net proceeds from the Business Combination totaling $3.2 million, prior to deducting transaction and issuance costs. Legacy Nuburu’s total transaction expenses were approximately $3.2 million and Tailwind’s total transaction expenses were approximately $2.5 million after taking into account waivers of costs incurred by Legacy Nuburu and Tailwind.

NOTE 4. BALANCE SHEET COMPONENTS

Inventories, Net

Inventories, net as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Raw materials and supplies	$1,922,274	$1,973,634
Work-in-process	137,480	158,346
Finished goods	628,117	457,752
Inventories, gross	2,687,871	2,589,732
Less: inventory reserve	(1,161,469)	(1,133,457)
Inventories, net	$1,526,402	$1,456,275

During the three months ended June 30, 2024 and 2023, the Company recorded net lower of cost or net realizable value charges of nil and $154,491, respectively, and $28,012 and $385,811 during the six months ended June 30, 2024 and 2023, respectively.

Property and Equipment, Net

Property and equipment, net as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Machinery and equipment	$7,311,625	$7,179,629
Leasehold improvements	897,948	897,948
Furniture and office equipment	205,897	205,897
Computer equipment and software	197,386	197,386
Property and equipment, gross	8,612,856	8,480,860
Less: accumulated depreciation and amortization	(3,269,103)	(2,829,884)
Property and equipment, net	$5,343,753	$5,650,976

Depreciation and amortization expense related to property and equipment was $132,643 and $98,901 during the three months ended June 30, 2024 and 2023, respectively, and $389,538 and $225,016 during the six months ended June 30, 2024 and 2023, respectively.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Prepaid insurance	$847,805	$61,342
Other prepaid assets	46,868	94,653
Other current assets	6	260
Total prepaid expenses and other current assets	$894,679	$156,255

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Accrued Liabilities

Accrued liabilities as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Accrued payroll and related benefits	$415,616	$754,904
Accrued legal, accounting and professional fees	2,424,553	838,865
Accrued transaction costs related to the reverse recapitalization	503,600	503,600
Accrued taxes payable	160,673	89,346
Accrued interest	592,803	337,913
Other	219,400	225,677
Total accrued expenses	$4,316,645	$2,750,305

NOTE 5. FAIR VALUE MEASUREMENTS

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1: Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2: Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The assets’ or liabilities’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company’s financial instruments that are carried at fair value consist of Level 1 and Level 3 assets and liabilities. Level 1 assets include highly liquid bank deposits and money market funds, which were not material as of June 30, 2024 and December 31, 2023. Level 1 liabilities include the Public Warrants and are classified as Level 1 due to the use of an observable market quote in an active market. The Company measured the fair value of the Public Warrants on the date of the Closing of the Business Combination based on the close price of the Public Warrant price. Level 3 liabilities include the Junior Note Warrants (as defined in Note 8) and are classified as Level 3 due to the use of unobservable inputs in the valuation of the liability, as further described in Note 10. During the six months ended June 30, 2024 and 2023, no warrants were exercised.

The gains and losses from re-measurement of Level 1 and Level 3 financial liabilities are recorded as part of change in fair value of warrant liabilities, net in the condensed consolidated statements of operations and comprehensive loss. During the three and six months ended June 30, 2024, the Company recorded gains of $1,783,201 and $1,786,512, respectively, related to the change in fair value of the Junior Note Warrants. During the three and six months ended June 30, 2023, the Company recorded gains of $334,215 and $835,539, respectively, related to the change in fair value of the Public Warrants from the Closing until the end of the period. There were no transfers between Level 1, Level 2, and Level 3 in any periods presented.

The following tables set forth the fair value of the Company’s financial liabilities by level within the fair value hierarchy as of June 30, 2024 and December 31, 2023:

	At June 30, 2024
	Level 1	Level 2	Level 3	Total
Public Warrants(1)	$—	$—	$—	$—
Junior Note Warrants	—	—	452,007	452,007

	At December 31, 2023
	Level 1	Level 2	Level 3	Total
Public Warrants(1)	$—	$—	$—	$—
Junior Note Warrants	—	—	2,238,519	2,238,519

(1) The Public Warrants are a Level 1 fair value measurement, as noted further below and in Note 10 of these consolidated financial statements.

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Level 1 Financial Liabilities

The following table sets forth a summary of the changes in fair value of the Company’s Level 1 financial liabilities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Fair value, beginning of period	$—	$835,539	$—	$—
Recognition of Public Warrants upon the reverse recapitalization	—	—	—	1,336,863
Change in fair value	—	(334,215)	—	(835,539)
Fair value, end of period	$—	$501,324	$—	$501,324

On December 12, 2023, the New York Stock Exchange American (“NYSE American”) notified the Company, and publicly announced, that the NYSE American had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole warrant exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share, at a price of $11.50 per share, and listed to trade on the NYSE American under the symbol “BURU.WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value as of June 30, 2024 and December 31, 2023.

Level 3 Financial Liabilities

The following table sets forth a summary of the changes in fair value of the Company's Level 3 financial liabilities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Fair value, beginning of period	$2,235,208	$—	$2,238,519	$—
Change in fair value	(1,783,201)	—	(1,786,512)	—
Fair value, end of period	$452,007	$—	$452,007	$—

NOTE 6. COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases office space in Centennial, Colorado under a noncancelable operating lease agreement. The Company leases and occupies approximately 27,900 square feet of office space. The original term of the lease was set to expire in December 2024, however, in November 2023, the Company elected to extend the lease through June 2025. In recognition of the ROU asset and the related lease liability as of June 30, 2024, any further options to extend the lease term have not been included as the Company was not reasonably certain to exercise any such option.

As of June 30, 2024 and December 31, 2023, the weighted-average remaining lease term was 1.0 years and 1.5 years, respectively, and the weighted-average discount rate used was 7.0% and 7.0%, respectively.

During the periods presented, the Company recognized the following lease costs arising from the lease transaction:

	Three Months Ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating lease cost	$102,938	$85,036	$205,876	$170,073

The Company recognized the following cash flow transactions arising from lease transactions:

	Six months ended June 30,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities	$191,691	$186,107
Right-of-use assets obtained in exchange for new operating lease liabilities	—	—

On June 30, 2024, the future payments and interest expense for the operating leases are as follows:

Year Ending December 31,	Future Payments
2024	$191,691
2025	240,834
Total undiscounted cash flows	432,525
Less: imputed interest	(14,363)
Present value of lease liabilities	$418,162

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Legal Proceedings

In the normal course of business, the Company may become involved in legal proceedings. The Company will accrue a liability for legal proceedings when it is probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. At June 30, 2024 and December 31, 2023, the Company was not involved in any material legal proceedings.

Purchase Commitments

As of June 30, 2024, the Company had approximately $467,000 in outstanding firm purchase commitments to acquire inventory and research and development parts from suppliers for the Company's ongoing operations.

NOTE 7. REVENUE

The Company’s primary revenue-generating activity involves sales of high-powered lasers and related installation services. The Company has sales to customers throughout the U.S., Europe, and Asia. All sales are settled in U.S. dollars.

The following table presents revenue disaggregated by geography:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
United States	$—	$997,066	$15,000	$1,237,066
Asia	7,566	1,996	9,112	116,485
Europe	41,712	55,000	118,715	170,500
Total	$49,278	$1,054,062	$142,827	$1,524,051

Revenue from contracts with customers are disaggregated as follows:

	Three Months Ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue recognized at a point in time	$45,278	$1,049,062	$123,827	$1,519,051
Revenue recognized over time	4,000	5,000	19,000	5,000
Total	$49,278	$1,054,062	$142,827	$1,524,051

Contract liabilities consist of customer deposits that are applied to invoices as the performance obligation is performed. Accounts receivable and contract liabilities as of the periods presented were as follows:

	Accounts Receivable	Contract Liabilities
January 1, 2023	$327,200	$178,750
December 31, 2023	482,279	30,400
June 30, 2024	73,275	24,000

During the three months ended June 30, 2024 and 2023 the Company recognized $7,000 and nil of revenues that was included in the contract liabilities balance at the beginning of the period. During the six months ended June 30, 2024 and 2023, the Company recognized $30,400 and $5,000 of revenue that was included in the contract liabilities balance at the beginning of the reporting period, respectively.

NOTE 8. NOTES AND CONVERTIBLE NOTES PAYABLE

As of June 30, 2024 and December 31, 2023, the Company's outstanding debt consisted of the following. Please refer to the remainder of this footnote for more information on the debt issued during the periods presented.

	June 30, 2024	December 31, 2023
Junior Notes Issued November 2023	$3,261,233	$5,500,000
Unamortized debt discount	(681,279)	(2,751,533)
Unamortized deferred financing costs	(156,680)	(600,475)
Current portion of notes payable	2,423,274	2,147,992
Senior Convertible Notes Issued June 2023	5,385,147	6,713,241
Convertible notes payable, long-term	5,385,147	6,713,241
Total debt	$7,808,421	$8,861,233

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Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants ("Junior Note Warrants," refer to Note 10, Warrants), exercisable for an amount of the Company's common stock equal to 100% of the principal amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $5.00 per share of the Company's common stock (subject to adjustments noted in the Junior Note Purchase Agreements).

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

Refer to Note 10 for the Company's accounting for the Junior Note Warrants. As a result of that accounting, the Notes contain the original issue discount of $500,000 as well as the discount associated with the Junior Note Warrant liability of $2,668,169. The total discount is amortized over the term of the Junior Notes in accordance with FASB ASC 835 - Interest.

The table below summarizes the issuance of the Junior Notes and Junior Note Warrants to related parties:

Noteholder	Principal Amount of Legacy Convertible Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	1,000,000
Ron Nicol(3)	1,000,000
CST Global LLC(4)	200,000
Curtis N Maas Revocable Trust(5)	150,000
Ake Almgren(6)	100,000

(1) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(2) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s board of directors.

(3) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) with certain investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants," refer to Note 10, Warrants) to purchase up to 287,972 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 47,238 shares of Common Stock from the June 16, 2023 Purchase Agreement.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23, 2023 and prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $27.52 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid.

The table below summarizes the sale of the Senior Convertible Notes and Senior Note Warrants to related parties:

Investor	Principal Amount of Convertible Notes
Wilson-Garling 2023 Family Trust(1)	$5,000,000
David Seldin(2)	1,200,000
Eunomia, LP(3)	1,000,000
CST Global LLC(4)	100,000
Curtis N Maas Revocable Trust(5)	100,000

(1) Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.

18

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol, manager of Eunomia, LP, is the Chairman of the Company’s board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Legacy Nuburu Convertible Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold Company Notes payable to various investors with aggregate gross proceeds of $11,400,000. The Company Notes accrued interest at a rate of 8% per annum. The outstanding principal amount and all accrued and unpaid interest on the Company Notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu common stock that, upon consummation of the Business Combination, entitled the holders of the Company Notes to receive 34,045 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $340.00.

The table below summarizes the sale of the Company Notes to related parties.

Noteholder	Principal Amount of Legacy Convertible Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	1,000,000
Ron Nicol(3)	1,000,000
CST Global LLC(4)	200,000
Curtis N Maas Revocable Trust(5)	150,000
Ake Almgren(6)	100,000

(1) Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol is the Chairman of the Company’s board of directors and was a member of the Legacy Nuburu board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

(6) Ake Almgren resigned as a member of the Company's board of directors effective as of May 19, 2023.

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Extinguishments

During the three months ended June 30, 2024, the Company issued 2,248,312 shares to noteholders to extinguish $4.0 million of principal of Senior Notes and Junior Notes, as well as $106,050 of interest accrued on the Senior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $10,346,108 recorded in the condensed consolidated statement of operations for the three and six months ended June 30, 2024.

NOTE 9. CONVERTIBLE PREFERRED STOCK

Legacy Nuburu Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $5.8 million.

Series A Preferred Stock

Ranking

The Company’s Preferred Stock ranks senior to the Company’s Common Stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Company’s Preferred Stock participate, on an as-converted basis (without regard to any conversion limitations) in all dividends paid to the holders of the Company’s Common Stock.

Conversion Rights

The Preferred Stock is convertible at any time into Common Stock at a conversion rate equal to $0.25 (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Preferred Stock outstanding (the “Original Issuance Price”)) divided by the lesser of (i) $11.50 and (ii) the greater of (x) 115% of the lowest volume-weighted average price per share of the Company’s Common Stock as displayed under the heading Bloomberg VWAP (the “VWAP”) for any consecutive ninety-trading day period prior to the calculation of such VWAP and (y) $5.00, in each case subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”).

Any conversion will be settled only in shares of Common Stock; provided, that, upon any conversion that would result in the holders beneficially owning greater than 9.99% of the Company’s voting stock outstanding as of the conversion date or any individual holder beneficially owning Common Stock in excess of the maximum number of shares of Common Stock that could be issued to the holder without triggering a change of control under the applicable stock exchange listing rules, the excess, if any, of the conversion consideration otherwise payable upon such conversion shall be paid in cash, based on an amount per share of Common Stock equal to the last reported price per share of the Common Stock on the trading day immediately preceding the conversion date.

Mandatory Conversion

If the VWAP is greater than 200% of the Conversion Price for any 20 trading days in a 30-day trading day period, the Company may elect to convert all, but not less than all, of the Preferred Stock then outstanding into the Company’s Common Stock at a conversion rate with respect to each share of Preferred Stock equal to the Original Issuance Price as of the date of such conversion divided by the then applicable Conversion Price.

Voting Rights

The holders of Preferred Stock are not entitled to vote at or receive notice of any meeting of stockholders, except the holders of Preferred Stock are entitled to certain consent rights on matters related to (i) the creation or authorization of the creation of any equity or debt securities of the Company that rank senior or equal to certain rights of the Preferred Stock and (ii) the authorization of any adverse change to the powers, preferences, or special rights of the Preferred Stock set forth in the Company’s Certificate of Incorporation or Bylaws, and shall have voting rights as required by law.

Redemption

On the second anniversary of the Closing Date, or January 31, 2025 (the “Test Date”), the Company is obligated to redeem the maximum portion of the Preferred Stock permitted by law in cash at an amount equal to the Original Issuance Price as of such date if the Conversion Price exceeds the VWAP. If, on the Test Date, the Conversion Price is equal to or less than the VWAP, the Company must convert all shares of Preferred Stock then outstanding into shares of the Company’s Common Stock at the then applicable Conversion Price. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption. The mandatory redemption and conversion provisions described herein are further subject to certain limitations detailed in the Certificate of Designations.

20

Series A Preferred Stock Issuances

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of both June 30, 2024 and December 31, 2023, there were 2,388,905 shares of preferred stock issued and outstanding.

Upon the Closing of the Business Combination, all 23,237,703 shares of issued and outstanding convertible preferred stock were cancelled and converted into 580,943 shares of Legacy Nuburu common stock based upon the conversion rate as calculated pursuant to Legacy Nuburu's Certificate of Incorporation, multiplied by the Exchange Ratios at the Effective Time.

Additionally, upon the Closing of the Business Combination, the cancellation and conversion of all Legacy Nuburu Company Notes into shares of Legacy Nuburu common stock in accordance with its terms as of immediately prior to the Effective Time resulted in the issuance of 2,642,239 shares which were then outstanding as Legacy Nuburu common stock as of immediately prior to the Effective Time and subsequently converted into 34,045 shares of Nuburu Common Stock and 1,361,787 shares of Nuburu Series A preferred stock at the Effective Time.

As of the Closing, each Legacy Nuburu stockholder waived its right to participate in the Preferred Stock Issuance (for clarity, excluding any shares received as a result of the conversion of any Legacy Company Notes prior to the Closing, which were entitled to participate in the Preferred Stock Issuance). Legacy Nuburu stockholders were entitled to receive approximately 99% of the Common Stock issued as merger consideration pursuant to the Business Combination Agreement agreed to waive such right by entering into the Stockholder Support Agreement (for clarity, excluding any shares received as a result of the conversion of any Legacy Company Notes). Those Legacy Nuburu stockholders who did not waive their right to participate resulted in the issuance of 15,478 shares of Nuburu Series A preferred stock at the Effective Time.

Each Tailwind stockholder who did not redeem their shares received a share of Nuburu Series A preferred stock. This resulted in the issuance of 316,188 shares of Nuburu Series A preferred stock to those non-redeeming stockholders.

Tailwind and the Tailwind Sponsor entered into the Sponsor Support and Forfeiture Agreement. In connection with the Business Combination, the 8,355,393 Founder Shares were forfeited other than 28,750 shares of Common Stock (of which, 3,750 shares were transferred to Nautilus Maser Fund, L.P. and 1,250 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A preferred stock.

Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) was engaged by Legacy Nuburu to act as its counsel for the Business Combination. As partial compensation for the services provided by WSGR to Legacy Nuburu in connection with the Business Combination, the Company agreed to issue to WSGR 4,887 shares of Common Stock and 195,452 shares of Preferred Stock pursuant to the terms of the Stock Purchase Agreement entered into by and between the Company and WSGR on March 10, 2023. The foregoing issuance was made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 pursuant to which Legacy Nuburu, in recognition of past Services, (i) agreed to pay $500,000 to Anzu Partners upon the closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing and the $500,000 payment was made during 2023.

Conversions

In November 2023, a holder of Series A Preferred Stock converted 650,000 shares of Series A Preferred Stock to 32,500 shares of Common Stock under the terms described under "Conversion Rights" above.

NOTE 10. WARRANTS

Liability Classified Public Warrants

November 2023 Junior Note Warrants

In connection with the Junior Notes discussed in Note 8 - Notes and Convertible Notes Payable the Company issued the Junior Note Warrants to purchase up to 550,000 shares of the Company's common stock. The Junior Note Warrants currently outstanding have an exercise price equal to $5.00 per share (subject to adjustment per the Junior Note Purchase Agreements) and expire on December 6, 2028. The Junior Note Purchase Agreements also provide for additional warrants to be issued if the Junior Notes remain outstanding for certain periods of time: (i) if the Junior Notes have not been repaid six months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the Volume Weighted Average Price ("VWAP") of the Company's Common Stock during the ten trading days immediately prior to issuance and (ii) if the Junior Notes have not been repaid nine months after issuance, additional warrants will be issued to each Lender in an amount equal to the principal amount of the Note multiplied by 25%, and such quotient divided by a per share cash exercise price equal to 120% of the VWAP of the Company's Common Stock during the ten trading days immediately prior to issuance.

Based on the terms of the Junior Note Purchase Agreements, the Junior Note Warrants were evaluated under FASB ASC 815-40 - Derivatives and Hedging-Contracts in Entity's Own Equity ("ASC 815-40") and the Company concluded they did not initially meet the criteria to be classified in stockholders' equity (deficit). Specifically, there were contingent exercise provisions and settlement provisions that existed, as described above, where the number of shares available under the Junior Note Warrants may be adjusted. Because the number of outstanding common shares was not a fair value input to a fixed-for-fixed model, the Junior Note Warrants are treated as liabilities and are remeasured at each reporting date. The proceeds of $5,500,000 were allocated first to the Junior Note Warrant liability at fair value and then to the Junior Notes. The Company further determined that the Junior Warrant liability meets the criteria to be accounted

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for as a bifurcated derivative due to the significant discount it creates on the Junior Notes. The aggregate fair value of the Junior Note Warrants was estimated using a Monte Carlo simulation based approach, a Level 3 valuation. The significant inputs to the calculation of the fair value of the Junior Note Warrant liability were as follows:

	Upon Issuance	As of December 31, 2023	As of June 30, 2024
Common Stock Warrants:
Stock price	$0.18	$0.15	$0.03
Expected term (in years)	5.0	4.9	4.4
Expected volatility	66.3%	66.3%	58.9%
Risk-free interest rate	4.1%	3.8%	4.3%
Expected dividend yield	0.0%	0.0%	0.0%

Public Warrants

In connection with the closing of the Business Combination, Nuburu assumed the 16,710,785 Public Warrants outstanding on the date of Closing. As of June 30, 2024, all 417,770 Public Warrants remain outstanding. However, on December 12, 2023, the NYSE American notified the Company and publicly announced that the NYSE American had determined to (a) commence proceedings to delist the Company’s Public Warrants, each whole Public Warrant exercisable to purchase one share of Common Stock at a price of $460.00 per share, and listed to trade on the NYSE American under the symbol “BURU WS”, and (b) immediately suspend trading in the Public Warrants due to “abnormally low” trading price levels. As such, the Public Warrants were determined to have no value in the financial statements as of June 30, 2024.

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $460.00 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemptions of Public Warrants when the price of Common Stock equals or exceeds $720.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at a price of $0.40 per warrant;
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Common Stock equals or exceeds $720.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $400.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•
in whole and not in part;
•
at $16.00 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Common Stock;
•
if, and only if, the last reported sale price of the Common Stock equals or exceeds $400.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
•
if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $720.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Equity Classified Common Stock Warrants

June 2023 Senior Note Warrants

In connection with the issuance of the Senior Convertible Notes discussed in Note 8 - Notes and Convertible Notes Payable, the Company issued the Senior Note Warrants to purchase up to 287,972 shares of the Company's Common Stock pursuant to the June 12, 2023 Purchase Agreement and 47,238 shares of Common Stock pursuant to the June 16, 2023 Purchase Agreement. The Senior Note Warrants have an exercise price equal to $41.20 per share and expire on June 23, 2028.

As the Senior Note Warrants were part of a bundled transaction, the gross proceeds from the issuance of $9,225,000 were allocated to the Senior Convertible Notes and Senior Note Warrants based on their respective relative fair value upon issuance. The aggregate fair value of the Senior Note Warrants of $3,401,366 was estimated using the Black-Scholes option-pricing model with the following assumptions:

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Upon Issuance
Common Stock Warrants:
Expected term (in years)	5.0
Expected volatility	47.9%
Risk-free interest rate	4.0%
Expected dividend yield	0.0%

The allocated proceeds from the Senior Note Warrants of $2,511,759 were recorded in additional paid-in capital in the condensed consolidated balance sheets upon issuance of the Senior Note Warrants.

Pre-Funded Warrants

On May 1, 2024, the Company entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s common stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, may not result in an effective direct or indirect discount to market price to the investors of greater than 30%.

During the three and six months ended June 30, 2024, we issued $1,539,866 in pre-funded warrants pursuant to the Program for a total of 171,706 shares of Common Stock upon exercise. No pre-funded warrants were exercised during the periods presented. The proceeds from the issuance of the pre-funded warrants were recorded to additional paid-in capital in the condensed consolidated balance sheets.

NOTE 11. STOCK-BASED COMPENSATION

As of June 30, 2024, the Company had an active stock-based incentive compensation plan and an employee stock purchase plan: the 2022 Equity Incentive Plan (the “2022 Plan”) and the 2022 Employee Stock Purchase Plan (the “ESPP”). All new equity compensation grants are issued under these two plans; however, outstanding awards previously issued under inactive plans will continue to vest and remain exercisable in accordance with the terms of the respective plans.

The 2022 Plan provides for the grant of stock and stock-based awards including stock options, restricted stock, restricted stock units, performance awards, and stock appreciation rights. As of June 30, 2024, there are approximately 67,000 shares available for grant under the 2022 Plan and approximately 10,000 shares available for grant under the ESPP.

Stock-Based Compensation Expense

Total stock-based compensation expense recognized in the Company’s condensed consolidated statements of operations and comprehensive loss is classified as follows:

	Three Months Ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cost of revenue	$119,881	$225,986	$245,512	$354,728
Research and development	126,863	197,518	265,914	334,283
Selling and marketing	(280,125)	87,825	(199,199)	99,512
General and administrative	483,953	285,454	752,460	472,238
Total stock-based compensation expense	$450,572	$796,783	$1,064,687	$1,260,761

The Company’s stock-based compensation expense is based on the value of the portion of stock-based payment awards that are ultimately expected to vest. During the three months ended June 30, 2024 and 2023, stock-based compensation relating to stock-based awards granted to consultants was $41,217 and $145,079, respectively. During the six months ended June 30, 2024 and 2023, stock-based compensation relating to stock-based awards granted to consultants was $111,017 and $262,168, respectively.

Restricted Stock Units

The Company grants Restricted Stock Units ("RSUs") to its employees for their services with a liquidity event requirement. The RSUs granted to employees vest over a period of time from the grant date and are subject to the participants continuing service to the Company over the period.

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	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2023	22,213	$208.80
RSUs granted	45,725	$5.38
RSUs vested	(50,016)	$16.07
RSUs forfeited	(7,647)	$111.26
Unvested at June 30, 2024	10,275	$160.30

The total grant date fair value of RSUs awarded was $246,000 and $1,583,995 for the six months ended June 30, 2024 and 2023, respectively. The total grant date fair value of RSUs vested was $803,980 and $1,250,715 for the six months ended June 30, 2024 and 2023, respectively.

As of June 30, 2024, total unrecognized stock-based compensation costs related to RSUs were $1,463,563, which are expected to be recognized over a remaining weighted average period of 1.5 years. As of June 30, 2024, all of the outstanding RSUs are expected to vest.

Stock Options

The Company's outstanding stock options generally expire 10 years from the date of grant and are exercisable when the options vest, generally over four years, the majority of which vest at a rate of 25% on the first anniversary of the grant date, with the remainder vesting ratably each month over the next three years. A summary of stock option activity is as follows:

	Number of Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options outstanding at December 31, 2023	188,865	$74.41	7.9	$—
Options granted	28,971	$5.58
Options exercised	—	$—
Options cancelled or forfeited	(26,697)	$169.02
Options outstanding at June 30, 2024	191,139	$50.76	8.4	$—
Options exercisable at June 30, 2024	84,557	$79.04	7.4	$—
Options vested and expected to vest at June 30, 2024	191,139	$50.76	8.4	$—

The weighted-average grant date fair value of options granted to employees and consultants was $5.58 and $57.60 per share for the six months ended June 30, 2024 and 2023, respectively.

Aggregate intrinsic value represents the difference between the estimated fair value of the underlying Common Stock and the exercise price of outstanding, in-the-money options. The aggregate intrinsic value of options exercised was nil and $1,040 for the six months ended June 30, 2024 and 2023, respectively.

As of June 30, 2024, total unrecognized stock-based compensation cost related to stock options was $1,161,850, which is expected to be recognized over a weighted-average period of 2.5 years.

Determining the appropriate fair value of stock based awards requires the input of subjective assumptions including the fair value of the Company’s Common Stock, the expected life of the option, and expected stock price volatility. The Company used the Black Scholes option pricing model to value its stock option awards.

The Company estimates the fair value of the options utilizing the Black-Scholes option pricing model, which is dependent upon several variables, including expected option term, expected volatility of the Company’s share price over the expected term, expected risk-free interest rate over the expected option term, and expected dividend yield rate over the expected option term, and actual forfeiture rates. A summary of the weighted-average assumptions the Company utilized for option grants during the six months ended June 30, 2024 and 2023, respectively, are as follows:

	Six Months Ended June 30,
	2024	2023
Expected term (in years)	4.0	5.0
Expected volatility	47.8%	46.7%
Risk-free interest rate	4.0%	3.4%
Expected dividend yield	0.0%	0.0%

NOTE 12. INCOME TAX

Due to its current operating losses, the Company recorded zero income tax expense during the three and six months ended June 30, 2024 and 2023. During these periods, the Company’s activities were limited to U.S. federal and state tax jurisdictions, as it does not have any significant foreign operations.

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Due to the Company’s history of cumulative losses and after considering all the available objective evidence, management concluded that it is not more likely than not that all of the Company’s net deferred tax assets will be realized in the future. Accordingly, the Company’s deferred tax assets, which include net operating loss (“NOL”) carryforwards and tax credits related primarily to research and development, continue to be subject to a valuation allowance as of June 30, 2024. The Company expects to continue to maintain a full valuation allowance until there is sufficient evidence to support recoverability of its deferred tax assets.

Utilization of the NOL carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, and similar state provisions. Generally, in addition to certain entity reorganizations, the limitation applies when one or more "5-percent stockholders" increase their ownership, in the aggregate, by more than 50 percentage points over a 36-month time period testing period, or beginning the day after the most recent ownership change, if shorter. The Company has determined that a Section 382 change in ownership occurred during 2023. As a result of this change in ownership, we expect that certain of the Company's NOLs may not be utilized in the future to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. However, due to the full valuation allowance recorded as of June 30, 2024 and December 31, 2023 the limitation does not affect the Company's results of operations for the periods presented.

NOTE 13. NET LOSS PER SHARE

Diluted earnings per share (“EPS”) includes the dilutive effect of Common Stock equivalents and is computed using the weighted-average number of Common Stock and Common Stock equivalents outstanding during the reporting period. Diluted EPS for the three months ended June 30, 2024 and 2023 excluded Common Stock equivalents because the effect of their inclusion would be anti-dilutive or would decrease the reported loss per share. The following table sets forth securities outstanding that could potentially dilute the calculation of diluted earnings per share:

	For the Three and Six Months Ended June 30,
	2024	2023
Stock options outstanding	191,139	80,176
Warrants to purchase Common Stock - liability classified	967,770	417,770
Warrants to purchase Common Stock - equity classified	335,211	335,211
Pre-funded warrants	171,706	—
Unvested restricted stock units	10,275	23,443
If-converted Common Stock from Series A Preferred Stock(1)	151,945	151,945
If-converted Common Stock from convertible notes	265,042	335,661
Total	2,093,088	1,344,206

(1) Assumes that all shares of Series A Preferred Stock are converted into Common Stock at a conversion rate equal to $0.25 divided by $5.00 (as adjusted by the Reverse Stock Split), representing the maximum number of shares issuable to holders of Series A Preferred Stock.

NOTE 14. SECURITIES PURCHASE AGREEMENT

On April 3, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors pursuant to which such investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $5.00 per Share, or 600,000 shares.

Only a portion of the purchase price ($644,936) has been advanced and payment of the full purchase price has been subject to delay, which the Company understands is primarily related to the transfer of funds from foreign jurisdictions, including satisfying outbound and inbound banking and regulatory compliance requirements. Upon the closing of the SPA, the Company will issue to the investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $6.50 per share of Common Stock and have a 5-year term. The investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors and the Company has agreed to propose certain transactions recommended by the investors for approval by the Company’s stockholders in the future.

NOTE 15. SUBSEQUENT EVENTS

On August 6, 2024, the Company entered into a securities purchase agreement with Esousa Group Holdings LLC ("Esousa") pursuant to which, in exchange for a capital infusion of $500,000, the Company issued a $525,000 face amount unsecured, subordinated convertible note with 5% original issue discount, 15% interest, and a 6-month maturity date, and which is convertible into common stock at the lower of a 20% discount to: (a) a 10% premium to the price as of the date of execution, or (b) the lowest daily VWAP during the 10 days prior to conversion. Issuances of common stock on conversion are (i) subject to approval by NYSE American of a supplemental listing application, and (ii) limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

Esousa also holds senior convertible notes of the Company, $500,000 of which it agreed to extinguish in exchange for an unsecured, subordinated convertible note that bears no interest for so long as it is not in default, and has a 6-month maturity date and a conversion price equal to 25% of the closing price the day prior to the conversion date.

Both notes are unsecured and subordinated to the Company’s outstanding senior convertible notes and junior bridge notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The interim financial statements included in this Quarterly Report and this Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2023, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, contained in the Annual Report filed with the SEC on April 15, 2024, as subsequently amended by the Form 10-K/As filed with the SEC on April 29, 2024 and August 12, 2024. In addition to historical information, this discussion and analysis contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Quarterly Report and our Annual Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements.

Unless otherwise indicated, references in this section to “Nuburu,” “we,” “us,” “our” and the “Company” refer to Nuburu, Inc. and its consolidated subsidiary, Nuburu Subsidiary, Inc.

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Quarterly Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Company Overview

Nuburu, Inc. is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high-value applications, including welding and 3D printing. By delivering increased speed and quality we hope to enhance productivity and cost efficiency for manufacturers in the e-mobility, consumer electronics, aerospace and defense, and 3D printing markets as well as to find additional applications currently not yet serviced by existing laser technologies.

We have invented, patented, and developed what we believe to be the next pivotal point for manufacturing technology, with the potential to revolutionize the manufacturing industry by changing how products are made. Our technology is also aligned with the need to reduce carbon generation in manufacturing. The Nuburu laser system outperforms currently available alternatives by more efficiently coupling heat into the material being processed, thereby helping to promote a more sustainable future by using less energy and, in turn, generating less carbon in the manufacturing process.

A fundamental physical characteristic is that metals absorb blue laser light better than infrared laser light. In the case of materials such as gold, copper, silver and aluminum, the advantage of blue laser light is substantial. The better absorption results in substantial improvements in the quality of the part produced, the yield of parts during production and the speed at which the part can be produced. We believe that these advantages enable efficiencies in the overall productivity of the manufacturing line and can extend the life of the products produced. We also believe that these characteristics will be advantageous to our customers, whether in upgrading existing manufacturing processes or enabling entirely new approaches to manufacturing through the use of Nuburu’s laser systems in either industrial welding or 3D printing technology applications.

Nuburu is currently shipping blue laser systems for welding applications such as batteries, large screen displays, and cell phone components. Nuburu has over 220 granted and pending patents and patent applications globally, which include: blue laser applications such as welding, blue laser technologies, single mode blue laser technology, blue Raman laser technologies, addressable array technologies, and 3D printing using blue lasers. Notably, Nuburu has been awarded patent protection for the use of high-power blue lasers.

Given the size, complexity and value of our blue laser technology, our sales to date have come from long-term discussions between our management team and our current customers. Based on our experiences so far, we expect the approximate adoption timelines of our customers from first contact to first purchase order to range up to 22-24 months. Going forward, we intend to expand our marketing efforts and as we pursue a more widespread adoption of our blue laser technology.

We have developed and trained and expect to continue to develop and train third-party distributors that provide sales and customer support functions in their specific territory, including business development and sales, application and service support and local marketing. Our distributors are, and are expected to be, an integral part of our sales and marketing strategy. The Americas region is managed from our headquarters, but we have distributor partners located in key countries worldwide to help target current and prospective customers in Asia (particularly in China, Japan, Singapore, South Korea, India, and Taiwan) and in Europe.

We generated total revenue of $49,278 and $1,054,062 and had net losses of $12,687,388 and $6,106,712 during the three months ended June 30, 2024 and 2023, respectively. During the six months ended June 30, 2024 and 2023, we generated total revenue of $142,827 and $1,524,051 and had net losses $18,388,041 and $10,874,229, respectively.

We expect to incur significant expenses and operating losses for the foreseeable future, as we:

•
continue our research and development efforts;
•
devote substantial resources to commercializing new products; and
•
operate as a public company.

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Accordingly, we may seek to fund our operations through public or private equity financings, debt financings or other sources. However, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Our failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on our financial condition.

The Business Combination

On January 31, 2023, we consummated the Business Combination. We received net proceeds from the Business Combination totaling $3,243,079, prior to deducting transaction and issuance costs, which exceed this amount.

The Business Combination is accounted for as a reverse recapitalization for financial statement reporting purposes with Legacy Nuburu deemed to be the acquirer and Tailwind deemed to be the acquiree. Under this method of accounting, Tailwind will be treated as the acquired company for financial statement reporting purposes.

Being an SEC-registered and publicly traded company has required us to hire additional personnel and to implement procedures and processes to address public company regulatory requirements and customary practices. Compared to the operations of Legacy Nuburu, we have incurred and expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal, and administrative resources, including increased personnel costs, audit and other professional service fees.

Recent Developments

Operational Efficiency and Cost Reduction Measures

In the first and second quarters of 2024, management initiated measures designed to improve operational efficiency and reduce costs during fiscal year 2024, which included implementing temporary furloughs of employees. Management is reallocating resources and reducing operating and general administrative expenses to more properly align the Company’s costs to anticipated near-term revenue, including focusing on licensing, joint ventures, sales, and other avenues for efficiently monetizing its intellectual property. Even with such changes, the Company will require additional capital, which may not be available, or if available, may not be available on acceptable terms.

Reverse Stock Split

On February 22, 2024, we held a Special Meeting of Stockholders where stockholders of record as of January 22, 2024 approved proposals to authorize the Company to effect a reverse stock split of the Company's issued and outstanding Common Stock within a range from 1-for 30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Company's board of directors. On July 23, 2024, the Company effected a 1-for-40 reverse stock split (the "Reverse Stock Split").

April 2024 SPA Agreement

On April 3, 2024, we entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors named therein pursuant to which the investors agreed to purchase from the Company $3,000,000 of newly issued shares (the “Shares”) of the Company’s Common Stock, at a per Share purchase price of $5.00 per Share. Only a portion of the purchase price ($644,936) has been advanced and payment of the full purchase price has been subject to delay, which the Company understands is primarily related to the transfer of funds from foreign jurisdictions, including satisfying outbound and inbound banking and regulatory compliance requirements. Upon the closing of the SPA, we will issue to the investors warrants exercisable for an amount of Common Stock equal to 100% of the Shares, which will be exercisable for $6.50 per share of Common Stock and have a 5-year term. The investors will also have the right to nominate two out of seven directors for election to the Company’s board of directors and the Company has agreed to propose certain transactions recommended by the investors for approval by the Company’s stockholders in the future.

May 2024 Pre-Funded Warrant Issuances and Note Extinguishments

On May 1, 2024, we entered into a Pre-Funded Warrant Purchase Program (the “Program”) with strategic investors, pursuant to which from time-to-time the Company may sell and the investors may acquire pre-funded warrants, up to a total purchase price to the Company equal to $15 million. The exercise price for the pre-funded warrants is substantially paid by the purchaser at closing and, as a result, such warrants may be exercised in the future with a nominal exercise price payment. Investors will also receive a warrant to acquire the same number of shares covered by the pre-funded warrant for a purchase price equal to 150% of the relevant pre-funded warrant purchase price exercisable for a period of 5 years. Each specific transaction will be entered into on terms agreed by the parties; provided however, that in no case will the purchase price per share be less than 110% of the closing price per share of the Company’s common stock on the trading day immediately preceding the date of purchase. Contemporaneously with the acquisition of pre-funded warrants, the investors may also voluntarily convert outstanding notes previously issued by the Company; provided that such transactions, as a whole, may not result in an effective direct or indirect discount to market price to the investors of greater than 30%.

During the three months ended June 30, 2024, we issued $1,539,866 in pre-funded warrants to the investors and issued 2.2 million shares to extinguish $4.0 million of principal of Senior Notes and Junior Notes.

NYSE American Delisting and Reinstatement

On June 13, 2024, NYSE American LLC (“NYSE American”) announced that it had determined to commence proceedings to delist our Common Stock and trading of our stock on NYSE American was immediately suspended. In the interim, our Common Stock traded on the over-the-counter markets.

On July 29, 2024, we received a notification from NYSE American informing us that we had resolved the continued listing deficiency with respect to low selling price as described in Section 1003(f)(v) of the NYSE American Company Guide. As a result, the staff of NYSE Regulation has withdrawn its delisting determination and lifted the trading suspension on Nuburu’s Common Stock on NYSE American. The Common Stock re-commenced trading on NYSE American on Friday, August 2, 2024 under the symbol “BURU.”

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August 2024 Securities Purchase Agreement and Note Extinguishment

On August 6, 2024, we entered into a securities purchase agreement with Esousa Group Holdings LLC ("Esousa") pursuant to which, in exchange for a capital infusion of $500,000, the Company issued a $525,000 face amount unsecured, subordinated convertible note with 5% original issue discount, 15% interest, and a 6-month maturity date, and which is convertible into common stock at the lower of a 20% discount to: (a) a 10% premium to the price as of the date of execution, or (b) the lowest daily VWAP during the 10 days prior to conversion. Issuances of common stock on conversion are (i) subject to approval by NYSE American of a supplemental listing application, and (ii) limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

Esousa also holds senior convertible notes of the Company, $500,000 of which it agreed to extinguish in exchange for an unsecured, subordinated convertible note that bears no interest for so long as it is not in default, and has a 6-month maturity date and a conversion price equal to 25% of the closing price the day prior to the conversion date.

Key Factors Affecting Our Performance

Commercial Launch of Products

In 2022 and early 2023, we began the production and shipment of our AO-650 laser. We announced the commercial launch of the first laser in the NUBURU BLTM series, the BL-250, in January 2023. We announced the commercial launch of the BL-1Kw in June 2023 and in the early second quarter of 2024, we have expanded our BL product line to include the BL-300. We have shifted our future focus to manufacturing and shipping the BL series.

Adoption of our Blue Laser Technology

We believe that Nuburu blue laser technology offers a superior solution to improving a variety of aspects of welding and 3D printing, particularly in the manufacturing of batteries, consumer electronics, electric vehicles, renewable energy products and displays. However, our financial results will depend on the degree to which potential and current customers recognize the benefits of our blue laser technology and invest in our products. The selection process for our products is lengthy, typically up to 22-24 months, and may require us to incur costs in pursuing opportunities with no assurance that our products will be selected.

Capital Equipment

Our business is expected to depend substantially on capital expenditures by end users, particularly by manufacturers using our products for materials processing, which includes general manufacturing, automotive (particularly electric vehicles), other transportation, aerospace, heavy industry, consumer, semiconductor, and electronics. Although applications within materials processing are broad, the capital equipment market in general is cyclical and historically has experienced sudden and severe downturns. For the foreseeable future, our operations will continue to depend upon capital expenditures by end users of materials processing equipment and will be subject to the broader fluctuations of capital equipment spending.

Recent inflationary pressures are resulting in global central banks adopting less accommodating monetary policies and increasing interest rates. Higher interest rates could impact global growth and could lead to a recession that may reduce the investment in capital equipment. In addition, higher interest rates would increase the cost of equipment financed with leases or debt.

Establishing Manufacturing Capacity

Nuburu’s lasers are designed to be compatible with automated manufacturing methods. Nuburu continually improves the design of its lasers as well as the automation equipment required to manufacture these systems. We expect to work to reduce waste and limit costs while developing robust manufacturing processes with the aim of enhancing our competitive advantage in the marketplace. To do this, we are incorporating the Six Sigma Lean methodologies as well as ISO quality standards to ensure we meet customer expectations. With Six Sigma, we expect to further improve the quality of our products and decrease the variations that cause rework or defects. By incorporating the 5S pillars of the Six Sigma process into our day-to-day work life, we expect to develop a streamlined productive work environment ensuring organized and improved cycle times, with the aim of reducing the cost of goods sold. Through these tools we aim to create an environment that demands quality and performance, while reducing downtime and defects that are generated from undefined processes and underutilized talent.

We anticipate that as we ramp up our manufacturing, we will require additional engineers and production personnel to build out and then operate our manufacturing capabilities.

Research and Development Expenses

We plan to continue to invest in research and development to improve our existing components and products and develop new components, products, systems and applications technology. We believe that these investments will sustain our position as a leader in the blue laser industry and will support the development of new products that can address new markets and growth opportunities. The amount of research and development expense we incur may vary from period to period.

Inflationary Pressure

The U.S. economy has experienced increased inflation recently, including as a result of expansive monetary policy. Our cost to manufacture our systems is heavily influenced by the cost of the key components and materials used in each system, cost of labor, as well as cost of equipment.

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Components of Statements of Operations

Revenue

Revenue consists of revenue recognized from sales and installation services of high-powered lasers. We have customers in the United States, Europe and Asia. In all sales arrangements, revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Cost of Revenue

Cost of revenue primarily consists of the cost of materials, overhead and employee compensation associated with the manufacturing of our high-powered lasers. Product cost also includes lower of cost or net realizable value inventory (“LCNRV”) adjustments if the carrying value of the inventory is greater than its net realizable value.

Operating Expenses

Research and Development

Research and development expenses consist primarily of compensation and related costs for personnel, including stock-based compensation, employee benefits, training, travel, third-party consulting services and laboratory supplies incurred to further our commercialization development efforts. We expense research and development costs as incurred. We anticipate research and development expenses to increase significantly as we expand our product portfolio.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation and related costs for our direct sales force, sales management and marketing, and include stock-based compensation, employee benefits and travel expenses. Selling and marketing expenses also include costs related to trade shows and marketing programs. We expense selling and marketing costs as incurred. We expect selling and marketing expenses to increase in future periods as we expand our sales force, marketing, and customer support organizations and increase our participation in trade shows and marketing programs.

General and Administrative

Our general and administrative expenses consist primarily of compensation and related costs for our finance, human resources and other administrative personnel, and include stock-based compensation, employee benefits and travel expenses. In addition, general and administrative expenses include our third-party consulting and advisory services, legal, audit, accounting services and facilities costs. We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest owed on our outstanding debt, as further described in Note 8 in the condensed consolidated financial statements included in Item 1 of this Quarterly Report.

Change in Fair Value of Warrant Liabilities, Net

Change in fair value of warrant liabilities, net consists of gains or losses recognized based on the change in the fair value of our liability-classified warrants, which are re-measured to fair value at each balance sheet date with the corresponding gain or loss from the adjustment. Refer to Note 10 in the condensed consolidated financial statements included in Item 1 of this Quarterly Report for more information.

Loss on Debt Extinguishment

Loss on debt extinguishment consists of losses incurred to extinguish debt during the periods presented due to the reacquisition value of the debt exceeding its carrying amount. Refer to Note 8 in the condensed consolidated financial statements included in Item 1 of this Quarterly Report for more information.

Other Income (Expense), Net

Other income (expense), net consists primarily of a gain recorded related to a federal tax credit.

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Results of Operations

Comparison of the three months ended June 30, 2024 and 2023

The following tables set forth our operations for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023	$ Change
Revenue	$49,278	$1,054,062	$(1,004,784)
Cost of revenue	733,726	2,485,264	(1,751,538)
Gross margin	(684,448)	(1,431,202)	746,754
Operating expenses:
Research and development	683,381	1,619,411	(936,030)
Selling and marketing	(73,070)	366,406	(439,476)
General and administrative	2,111,018	3,024,013	(912,995)
Total operating expenses	2,721,329	5,009,830	(2,288,501)
Loss from operations	(3,405,777)	(6,441,032)	3,035,255
Interest income	4,741	12,489	(7,748)
Interest expense	(941,614)	(12,384)	(929,230)
Change in fair value of warrant liabilities, net	1,783,201	334,215	1,448,986
Loss on extinguishment of debt	(10,346,108)	—	(10,346,108)
Other income, net	218,169	—	218,169
Loss before provision for income taxes	$(12,687,388)	$(6,106,712)	$(6,580,676)
Provision for income taxes	—	—	—
Net loss and comprehensive loss	$(12,687,388)	$(6,106,712)	$(6,580,676)

Revenue. Revenue decreased $1,004,784 during the three months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to a $637,000 decrease in revenue from government contracts quarter-over-quarter, as well as a decrease in the number of laser system sales (a quarter-over-quarter decrease of approximately $368,000 as we work to optimize the BLTM series.

Cost of Revenue. Cost of revenue decreased $1,751,538 during the three months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to a period-over-period decrease of direct job costs due to decreased production of the laser systems as we focus on optimizing the BL-250 and the BL-300.

Research and Development. Research and development expenses decreased $936,030 during the three months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to (i) approximately $646,000 of lower personnel costs due to the cost reduction measures instituted by management in the second quarter of 2024, as further discussed in "Recent Developments" above, (ii) approximately $182,000 of lower spend on the BLTM series as it transitioned to production in 2023 and (iii) approximately $108,000 lower software, consulting, and other costs.

Selling and Marketing. Selling and marketing expenses decreased $439,476 during the three months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to the reversal of stock compensation expense due to the departure of our Chief Marketing and Sales Officer in April 2024 and the resultant forfeiture of his unvested awards.

General and Administrative. General and administrative expenses decreased $912,995 during the three months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily driven by decreased professional fees associated with legal, compliance and accounting matters, which were heightened in the second quarter of 2023 due to the Business Combination and the transition to being a public company.

Interest Income. Interest income decreased $7,748 during the three months ended June 30, 2024 compared to the same period in 2023 due to lower cash balances between periods.

Interest Expense. Interest expense increased $929,230 during the three months ended June 30, 2024 compared to the same period in 2023 primarily due to higher debt balances between periods. Interest expense in the second quarter of 2024 was comprised of interest accrued on the Senior Convertible Notes and Junior Notes and the debt discount amortization for the Junior Notes. Refer to Note 8 in the condensed consolidated financial statements included in Note 1 of this Quarterly Report for more information on our debt obligations.

Change in Fair Value of Warrant Liabilities, net. We recorded a gain of $1,783,201 in the second quarter of 2024, which resulted from the decrease in the fair value of the Junior Note Warrants between March 31, 2024 and June 30, 2024. During the second quarter of 2023, we recorded a gain of $334,215 due to the decrease in the fair value of the Public Warrants between March 31, 2023 and June 30, 2023. As of December 31, 2023, the Public Warrants have a zero value due to being delisted from the NYSE American, as further discussed in Note 10 to the condensed consolidated financial statements included in Item 1 of this Quarterly Report.

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Loss on Extinguishment of Debt. In the second quarter of 2024, we issued 2,248,312 shares to noteholders to extinguish $4.0 million of principal of Senior Notes and Junior Notes, as well as $106,050 of interest accrued on the Senior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $10,346,108 for the three months ended June 30, 2024.

Other Income (Expense), Net. Other income (expense), net consisted of a $218,169 gain related to an Employee Retention Tax Credit for qualifying 2021 wages received during the second quarter of 2024, which was accounted for when collectability was assured.

Comparison of the six months ended June 30, 2024 and 2023

The following tables set forth our operations for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023	$ Change
Revenue	$142,827	$1,524,051	$(1,381,224)
Cost of revenue	1,590,682	3,697,701	(2,107,019)
Gross margin	(1,447,855)	(2,173,650)	725,795
Operating expenses:
Research and development	1,449,876	2,951,716	(1,501,840)
Selling and marketing	272,520	542,662	(270,142)
General and administrative	5,000,363	6,074,272	(1,073,909)
Total operating expenses	6,722,759	9,568,650	(2,845,891)
Loss from operations	(8,170,614)	(11,742,300)	3,571,686
Interest income	16,481	44,916	(28,435)
Interest expense	(1,892,481)	(12,384)	(1,880,097)
Change in fair value of warrant liabilities, net	1,786,512	835,539	950,973
Loss on extinguishment of debt	(10,346,108)	—	(10,346,108)
Other income, net	218,169	—	218,169
Loss before provision for income taxes	$(18,388,041)	$(10,874,229)	$(7,513,812)
Provision for income taxes	—	—	—
Net loss and comprehensive loss	$(18,388,041)	$(10,874,229)	$(7,513,812)

Revenue. Revenue decreased $1,381,224 during the six months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to a decrease in the number of laser system sales (a year-over-year decrease of approximately $745,000) and a $637,000 decrease in revenue from government contracts year-over-year as we work to optimize the BLTM series.

Cost of Revenue. Cost of revenue decreased $2,107,019 during the six months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to a period-over-period decrease of $2,691,000 of direct job costs due to decreased production of the laser systems as we focus on optimizing the BL-250 and the BL-300. This decrease was partially offset by increases of approximately $410,000 of operations personnel expenses as we expanded our production team later in 2023 and approximately $174,000 of other overhead costs period-over-period.

Research and Development. Research and development expenses decreased $1,501,840 during the six months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to (i) approximately $887,000 of lower personnel costs due to the cost reduction measures instituted by management in the first and second s of 2024, as further discussed in "Recent Developments" above, (ii) approximately $424,000 of lower spend on the BLTM series as it transitioned to production in 2023 and (iii) approximately $191,000 lower software, materials and consulting costs.

Selling and Marketing. Selling and marketing expenses decreased $270,142 during the six months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily due to the reversal of stock compensation expense due to the departure of our Chief Marketing and Sales Officer in April 2024 and the resultant forfeiture of his unvested awards.

General and Administrative. General and administrative expenses decreased $1,073,909 during the six months ended June 30, 2024 compared to the same period in 2023. This decrease is primarily driven by decreased professional fees associated with legal, compliance and accounting matters, which were heightened in the first quarter of 2023 due to the Business Combination and the transition to being a public company.

Interest Income. Interest income decreased $28,435 during the six months ended June 30, 2024 compared to the same period in 2023 due to lower cash balances between periods.

Interest Expense. Interest expense increased $1,880,097 during the six months ended June 30, 2024 compared to the same period in 2023 primarily due to higher debt balances between periods. Interest expense in the first half of 2024 was comprised of interest accrued on the Senior Convertible Notes and Junior Notes and debt discount amortization for the Junior Notes. Interest expense for the first half of 2023 comprised of interest accrued on the Senior Convertible Notes, which were issued in June 2023. Refer to Note 8 in the condensed consolidated financial statements included in Note 1 of this Quarterly Report for more information on our debt obligations.

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Change in Fair Value of Warrant Liabilities, net. We recorded a gain of $1,786,512 in the first half of 2024, which resulted from the decrease in the fair value of the Junior Note Warrants between December 31, 2023 and June 30, 2024. During the first half of 2023, we recorded a gain of $835,539 due to the decrease in the fair value of the Public Warrants between the Closing and June 30, 2023. As of December 31, 2023, the Public Warrants have a zero value due to being delisted from the NYSE American, as further discussed in Note 10 to the condensed consolidated financial statements included in Item 1 of this Quarterly Report.

Loss on Extinguishment of Debt. In the first half of 2024, we issued 2,248,312 shares to noteholders to extinguish $4.0 million of principal of Senior Notes and Junior Notes, as well as $106,050 of interest accrued on the Senior Notes. The reacquisition value of the debt was higher than the related carrying value, and thus resulted in a loss on debt extinguishment of $10,346,108 for the six months ended June 30, 2024.

Other Income (Expense), Net. Other income (expense), net consisted of a $218,169 gain related to an Employee Retention Tax Credit for qualifying 2021 wages received during the first half of 2024, which was accounted for when collectability was assured.

Liquidity and Capital Resources

Overview

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, acquisitions, contractual obligations, and other commitments. As of the date of this Quarterly Report, we have yet to generate meaningful revenue from our business operations and have funded capital expenditure and working capital requirements through debt and equity financing.

As of June 30, 2024, we had cash and cash equivalents of $117,188 as compared to $2,148,700 as of December 31, 2023. Our cash flows from operations are not sufficient to fund our current operating model and expansion plans. On the second anniversary of the Closing Date, the Company must also, under certain circumstances, redeem the maximum portion of the Preferred Stock as permitted by law in cash at an amount equal to the Original Issuance Price as of such date. Notwithstanding the foregoing, the Company shall not be required to redeem any shares of Preferred Stock to the extent the Company does not have legally available funds to effect such redemption.

From inception through June 30, 2024, we have incurred operating losses and negative cash flows from operating activities. For the six months ended June 30, 2024 and 2023, we have incurred operating losses, including net losses of $18,388,041 and $10,874,229, respectively, and we have an accumulated deficit of $100,286,733 as of June 30, 2024. We anticipate that we will incur net losses for the foreseeable future and, even if we increase our revenue, there is no guarantee that it will ever become profitable. All of the aforementioned factors raise substantial doubt about our ability to continue as a going concern. We expect to continue to expand our operations, including by investing in manufacturing, sales and marketing, research and development and infrastructure to support our growth.

Until we can generate sufficient revenue to cover our operating expenses, working capital, and capital expenditures, we will rely on private and public capital raising efforts; however, there is no assurance that plans to obtain additional debt or equity financing will be successfully implemented or implemented on terms favorable to the Company.

We would also obtain additional funds if the holders of our Public Warrants and private warrants issued in 2023 (refer to Note 10 in the condensed consolidated financial statements included in Note 1 of this Quarterly Report for more information) were to exercise their warrants. However, the exercise price is $460.00 per share of Common Stock for our Public Warrants, $41.20 per share of Common Stock for our Senior Note Warrants, and $5.00 per share of Common Stock for our Junior Note Warrants, respectively, which exceed $2.69, the closing price of our Common Stock on the NYSE American on August 8, 2024. The likelihood that warrant holders will exercise the warrants and any cash proceeds that we would receive is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price per share, we believe warrant holders will be unlikely to exercise their warrants.

The further development of our products, commencement of commercial operations and expansion of our business will require a significant amount of cash for expenditures. Our ability to successfully manage this growth will depend on many factors, including our working capital needs, the availability of equity or debt financing and, over time, our ability to generate cash flows from operations.

Given the Company’s current liquidity position, the Company will need to raise additional capital. If we raise additional funds by issuing equity securities, this would result in dilution to our stockholders. If we raise additional funds by issuing any additional preferred stock, such securities may also provide for rights, preferences, or privileges senior to those of holders of Common Stock. If we raise additional funds by issuing debt securities, such debt securities would have rights, preferences and privileges senior to those of holders of Common Stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

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Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(4,322,227)	$(8,699,808)
Net cash used in investing activities	-	(825,872)
Net cash provided by financing activities	2,290,715	13,270,162

Cash flows from operating activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to research and development, selling and marketing, and other general and administrative activities. We expect our expenses related to personnel, research and development, selling and marketing, and general and administrative activities to increase as a result of operating as a public company.

Net cash used in operating activities was $4,322,227 and $8,699,808 for the six months ended June 30, 2024 and 2023, respectively. The decrease in net cash flows used in operating activities is primarily driven by decreased operating expenses and changes in working capital, partially offset by decreases in revenue.

Cash flows from investing activities

Our cash flows from investing activities have been comprised primarily of purchases of equipment and installation of improvements to our leased facilities and headquarters.

Net cash used in investing activities was nil and $825,872 for the six months ended June 30, 2024 and 2023, respectively. The decrease was primarily due to purchases of equipment to build out our production line that occurred during the first quarter of 2023.

Cash flows from financing activities

We have financed our operations primarily through the sale of stock and promissory notes.

Net cash provided by financing activities was $2,290,715 and $13,270,162 for the six months ended June 30, 2024 and 2023, respectively. Net cash provided by financing in activities in the first half of 2024 is comprised of proceeds from the issuance of pre-funded warrants and Common Stock, as well as shareholder advances, offset by payments of accrued debt issuance costs for the Junior Notes and tax withholdings for RSU issuances. Net cash provided by financing in activities in the first half of 2023 is comprised of proceeds received from the issuance of convertible promissory notes and warrants, proceeds from the issuance of Common Stock from the Lincoln Park Purchase Agreement, and the proceeds received from the Closing of the Business Combination. These combined proceeds were partially offset by payments of transaction costs associated with the Business Combination.

Key Operating and Financial Metrics (Non-GAAP Results)

We regularly review several metrics, including the metrics presented in the table below, to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. The calculation of the key metrics and other measures discussed below may differ from other similarly-titled metrics used by other companies.

The following tables present our key performance indicators for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,
	2024	2023	$ Change
Revenue	$49,278	$1,054,062	$(1,004,784)
Total gross margin	(684,448)	(1,431,202)	746,754
EBITDA(1)	(11,617,872)	(6,007,916)	(5,609,956)
Capital expenditures	—	(481,071)	481,071
Free cash flow(1)	(2,228,785)	(5,130,306)	2,901,521

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	Six Months Ended June 30,
	2024	2023	$ Change
Revenue	$142,827	$1,524,051	$(1,381,224)
Total gross margin	(1,447,855)	(2,173,650)	725,795
EBITDA(1)	(16,122,503)	(10,681,745)	(5,440,758)
Capital expenditures	—	(825,872)	825,872
Free cash flow(1)	(4,322,227)	(9,525,680)	5,203,453

(1) EBITDA and Free cash flow are non-GAAP financial measures. See “Non-GAAP Information” below for our definitions of, and additional information about, EBITDA and Free cash flow and for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-GAAP Information

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively and in context, may be helpful to investors in assessing our operating performance and trends and in comparing our financial measures with those of comparable companies that may present similar non-GAAP financial measures.

EBITDA and Free Cash Flow

We define “EBITDA” as income (loss), plus (minus) depreciation and amortization expenses, plus (minus) interest, plus (minus) taxes and define “Free cash flow” as net cash from (used in) operating activities less capital expenditures. EBITDA and Free cash flow are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP and these measures should not be considered a substitute for net income (loss), and net cash used in operating activities reported in accordance with GAAP. Our computation of EBITDA and Free cash flow may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA or Free cash flow in the same fashion.

Limitations of Non-GAAP Measures

There are a number of limitations related to EBITDA, including the following:

•
EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. While these are non-cash charges, we may need to replace the assets being depreciated and amortized in the future and EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.
•
EBITDA does not reflect interest expense, net, which may constitute a significant recurring expense in the future.
•
Free cash flow does not reflect the impact of equity or debt raises or repayment of debt or dividends paid.

Because of these and other limitations, EBITDA and Free cash flow should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Free cash flow on a supplemental basis. You should review the reconciliation of our net loss to EBITDA and net loss to Free cash flow below and not rely on any single financial measure to evaluate our business.

Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items and our presentation of Free cash flow does not necessarily indicate whether cash flows will be sufficient to fund our cash needs.

Reconciliation

The following table reconciles our net loss (the most directly comparable GAAP measure) to EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(12,687,388)	$(6,106,712)	$(18,388,041)	$(10,874,229)
Interest (income) expense, net	936,873	(105)	1,876,000	(32,532)
Income tax expense	—	—	—	—
Depreciation and amortization	132,643	98,901	389,538	225,016
EBITDA	$(11,617,872)	$(6,007,916)	$(16,122,503)	$(10,681,745)

The following tables reconcile our net cash used in operating activities (the most directly comparable GAAP measure to Free cash flow) to Free cash flow for the periods presented:

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	Three Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(2,228,785)	$(4,649,235)
Capital expenditures	-	(481,071)
Free cash flow	$(2,228,785)	$(5,130,306)

	Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(4,322,227)	$(8,699,808)
Capital expenditures	—	(825,872)
Free cash flow	$(4,322,227)	$(9,525,680)

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

For our contractual obligations that are expected to have an effect on our liquidity and cash flow, see section “Notes to Condensed Consolidated Financial Statements – Note 6 – Commitments and Contingencies” in the condensed consolidated financial statements.

Critical Accounting Estimates

Our condensed consolidated financial statements are prepared in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses. We evaluate our estimates and assumptions on an ongoing basis. Our estimates and assumptions are based on historical experience and on various other factors that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

There have been no significant changes to our accounting estimates during the six months ended June 30, 2024, as compared to the critical accounting estimates described in our audited financial statements included in the Form 10-K filed with the SEC on April 15, 2024, and as subsequently amended by the Form 10-K/As filed with the SEC on April 29, 2024 and August 12, 2024.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each new standard will have. For the recently issued and adopted accounting standards that we believe may have an impact on our condensed consolidated financial statements, see the section entitled “Notes to Condensed Consolidated Financial Statements – Note 2 – Summary of Significant Accounting Policies” in the condensed consolidated financial statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the fiscal quarter ended June 30, 2024, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial and accounting officer have concluded that during the period covered by this report, our disclosure controls and procedures were effective. Accordingly, management believes that the financial statements included in this Quarterly Report present fairly in all material respects our financial position, results of operations and cash flows for the period presented.

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We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control Over Financial Reporting

There was no change in our internal control over financial reporting that occurred during the most recent fiscal quarter of 2024 covered by this Quarterly Report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

The information under the caption “Commitments and Contingencies” in Note 6 of the unaudited condensed consolidated financial statements of this Quarterly Report is incorporated herein by reference.

Item 1A. Risk Factors.

Our risk factors are disclosed in Part I, Item 1A. “Risk Factors” in our Annual Report. If any of the risks discussed in our Annual Report are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Item 2. Unregistered Sales of Equity Securities, Use of Proceeds, and Issuer Purchases of Equity Securities.

Descriptions of the April 2024 SPA Agreement and May 2024 Pre-Funded Warrant Issuances and Note Extinguishments under "Recent Developments" above are incorporated herein by reference. Such transactions were conducted as private placements to accredited investors exempt from registration under Section 4(a)(2) of the Securities Act.

Item 3. Defaults Upon Senior Securities.

Not applicable.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Not applicable.

37

Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this on Form 10-Q.

		Incorporated by Reference
No.	Description of Exhibit	Form	File No.	Exhibit No.	Filing Date
2.1†	Business Combination Agreement, dated as of August 5, 2022, by and among Tailwind Acquisition Corp., Compass Merger Sub, Inc. and Nuburu, Inc.	8-K	001-39489	2.1	August 8, 2022
3.1	Amended and Restated Bylaws of the Company.	8-K	001-39489	3.2	September 9, 2020
3.2	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39489	3.1	February 6, 2023
3.3	Certificate of Designations of the Company.	8-K	001-39489	3.3	February 6, 2023
2.1	Securities Purchase Agreement, dated as of April 3, 2024, by and between Nuburu, Inc. and the parties thereto.	10-K	001-39489	2.2	April 15, 2024
2.2*	Pre-Funded Warrant Purchase Program, dated as of May 1, 2024, by and between Nuburu, Inc. and the parties thereto.
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	Inline XBRL Instance Document – The instance document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* Filed herewith

** Furnished herewith.

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

38

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 14, 2024	Nuburu, Inc.

	By:	/s/ Ron Nicol
	Name:	Ron Nicol
	Title:	Executive Chairman
(Principal Executive Officer)

	By:	/s/ Brian Knaley
	Name:	Brian Knaley
	Title:	Chief Executive Officer
(Principal Financial and Accounting Officer)

39

Exhibit 2.2

THE SECURITIES ISSUABLE IN CONNECTION WITH THIS AGREEENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

PRE-FUNDED WARRANT PURCHASE PROGRAM

This Pre-Funded Warrant Purchase Program, effective May 1, 2024 (this “Agreement”), is entered into by and among Nuburu, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each an “Investor” and, collectively, the “Investors”).

AGREEMENT

In consideration of the representations, warranties, and conditions set forth below, the Company and the Investors agree as follows:

1.
Purchase and Sale of Securities

1.1
Securities Subject to Program. From time to time as agreed by the parties and subject to the terms hereof, the Company may offer to sell and the Investors may agree to purchase, pre-funded warrants (the “Purchased Warrants”) to purchase shares of common stock of the Company (the “Common Stock”) up to a maximum aggregate amount of $15,000,000.00 in Purchase Price paid to the Company. This Agreement provides the general terms of the sale program, but does not bind either the Company or the Investors to a particular sale transaction.

1.2
Purchase Price. The purchase price (the “Purchase Price”) for each issuance of Purchased Warrants (each a “Tranche”) will be as agreed from time to time by the parties, provided that the per share purchase price for Purchased Warrants will not be equal to less than 110% of the closing price per share of the Common Stock on the trading day immediately preceding the date of purchase.

1.3
Payment of Purchase Price. The sale and purchase of the Purchased Warrants (the “Closing”) will take place remotely as of the date of each Tranche, or at such time as the Company and the Investors may otherwise determine (the “Closing Date”). The Purchase Price for each Tranche shall be paid by the Investors to the Company by wire transfer of immediately available funds to an account designated by the Company, and the Purchased Warrants shall be issued immediately in electronic form.

1.4
Warrant Coverage. Each Purchased Warrant entitles the holder to purchase one share of the Common Stock at an exercise price equal to the Purchase Price multiplied by 150%. The Warrants are exercisable at any time up to five years from the date of issue.

1.5
Voluntary Debt Conversion. It is anticipated that the Investors may from time to time voluntarily convert all or a portion of the promissory notes issued by the Company and held by the Investors (each a “Debt Conversion”) during the term of this Agreement. For the avoidance of doubt, the Investors are not required to provide any additional consideration to the Company under this Agreement or otherwise in connection with the Investors’ voluntary Debt Conversion.

1.6
Discount Limitation. With respect to each Tranche and/or contemporaneous Debt Conversion, if any, the Investors may receive additional shares of Common Stock on the terms agreed by the parties; provided that such share consideration, regardless of form, shall not exceed in the aggregate, an amount equal to the equivalent of a 30% discount to the market price with respect to each Tranche and/or contemporaneous Debt Conversion, if any.

1.7
Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, if at any time an Investor shall or would be issued shares of Common Stock pursuant to the Purchased Warrants, but such issuance would cause such Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then the Company shall not issue to such Investor shares of Common Stock which would exceed the Maximum Percentage. The ownership limitation is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

2.
Representations and Warranties of the Company

The Company represents and warrants to the Investors that:

2.1
Due Incorporation. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

2.2
Authority; Validity. The execution, delivery, and performance of this Agreement and any related agreements are within the Company's powers and have been duly authorized by all necessary corporate actions.

2.3
Enforceability. This Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally.

2.4
Non-Contravention. The execution, delivery, and performance of this Agreement do not and will not violate any agreement to which the Company is a party or by which it is bound.

2.5
Subsidiaries. The Company’s subsidiaries are duly incorporated, validly existing, and in good standing under the laws of their respective jurisdictions.

2.6
No Violation or Default. The Company is not in violation of or in default under its certificate of incorporation, bylaws, or any material contract to which it is a party, other than violations that would not result in a material adverse effect on the Company.

2.7
Litigation and Compliance. There are no legal actions pending or threatened against the Company that would impair its ability to fulfill its obligations under this Agreement.

2.8
Intellectual Property. The Company owns or possesses sufficient legal rights to all intellectual property necessary for its business as now conducted and as proposed to be conducted.

2.9
Registration Rights. Upon receiving written notice from the Investor, or automatically through a piggyback registration when the Company files another registration statement, any shares of Common Stock issued or issuable under this Agreement by the Company to the Investor will be considered registrable securities (other than shares that may be sold without volume limitations under Rule 144). These shares must be registered on a Form S-1, or an equivalent registration statement, within a reasonable period of time.

2.10
Share Reservation. The Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable. The Company shall also approve Irrevocable Transfer Agent Instructions (“ITAI”) that will allow Investor to increase its share reservation with the transfer agent without additional Company approval.

3.
Representations and Warranties of the Investors

The Investors represent and warrant to the Company that:

3.1
Accredited Investor Status. Each Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

3.2
Investment Intent. Each Investor is purchasing the securities solely for investment purposes and not with a view to or for sale in connection with any distribution thereof.

3.3
Investor Due Diligence. Each Investor has received all the information such Investor has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Purchased Warrants. Each Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information given such Investor. Each Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risk of this investment.

4.
Conditions to Closing

4.1
Company's Conditions. The Company’s obligation to close each Tranche is subject to the satisfaction of the following conditions on or before the relevant Closing Date:

(i)
The representations and warranties of the Investors set forth in this Agreement shall be true and correct; and
(ii)
The Investors shall have delivered the Purchase Price as provided herein.

4.2
Investors’ Conditions. The Investors’ obligation to close each Tranche is subject to the satisfaction of the following conditions on or before the relevant Closing Date:

(i)
The representations and warranties of the Company set forth in this Agreement shall be true and correct; and
(ii)
The Company shall have delivered the Purchased Warrants as provided herein.

5.
Miscellaneous

5.1
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.2
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

5.3
Amendments and Waivers. No amendment to this Agreement will be effective unless it is in writing and signed by both parties.

5.4
Jurisdiction. Any disputes arising under this Agreement shall be adjudicated in the appropriate courts of the State of Delaware.

5.5
Term. The term of this Agreement is until the earlier of the Company have received the maximum Purchase Price or twelve months from the date hereof.

The parties are signing this Agreement as of the date stated above.

COMPANY: NUBURU, INC.

By: /s/ Brian Knaley

Name: Brian Knaley

Title: Chief Executive Officer

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Nicol, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Nuburu, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2024	By:	/s/ Ron Nicol
Ron Nicol
Executive Chairman

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Knaley, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Nuburu, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2024	By:	/s/ Brian Knaley
Brian Knaley
Chief Executive Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nuburu, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2024	By:	/s/ Ron Nicol
Ron Nicol
Executive Chairman

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nuburu, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2024	By:	/s/ Brian Knaley
Brian Knaley
Chief Executive Officer